Filed Pursuant to Rule 424(b)(3)

Registration No. 333-199733

 PROSPECTUS SUPPLEMENT NO. 6

To Prospectus dated September 15, 2015

Enova International, Inc.

6,521,462 SHARES OF COMMON STOCK

This prospectus supplement supplements the prospectus dated September 15, 2015 relating to the offer and sale from time to time of 6,521,462 shares of common stock, $0.00001 par value, of Enova International, Inc., or Enova, by Cash America International, Inc., or Cash America.

This prospectus supplement includes our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 6, 2016.

The information contained in the report included in this prospectus supplement is dated as of the period of such report. This prospectus supplement should be read in conjunction with the prospectus dated September 15, 2015, as supplemented and amended by prospectus supplement no. 1 dated November 12, 2015, prospectus supplement no. 2 dated January 5, 2016, prospectus supplement no. 3 dated January 19, 2016, prospectus supplement no. 4 dated March 7, 2016 and prospectus supplement no. 5 dated March 31, 2016. This prospectus supplement is qualified by reference to the prospectus except to the extent that the information in this prospectus supplement updates and supersedes the information contained in the prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is May 6, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2016

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

Commission File Number 1-35503

Enova International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-3190813
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

175 West Jackson Blvd. Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

(312) 568-4200

(Registrant’s telephone number, including area code)

NONE

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

Yes  ☐    No  ☒

33,158,148 of the Registrant’s common shares, $.00001 par value, were outstanding as of May 5, 2016.

CAUTIONARY NOTE CONCERNING FACTORS THAT MAY AFFECT FUTURE RESULTS

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on these statements. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of senior management with respect to the business, financial condition, operations and prospects of Enova International, Inc. and its subsidiaries (collectively, the “Company”). When used in this report, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecast,” “project” and similar expressions or variations as they relate to the Company or its management are intended to identify forward-looking statements. Forward-looking statements address matters that involve risks and uncertainties that are beyond the ability of the Company to control and, in some cases, predict. Accordingly, there are or will be important factors that could cause the Company’s actual results to differ materially from those indicated in these statements. Key factors that could cause the Company’s actual financial results, performance or condition to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, the following:

•	the effect of laws and regulations targeting our industry that directly or indirectly regulate or prohibit our operations or render them unprofitable or impractical;
•

the effect of and compliance with domestic and international consumer credit, tax and other laws and government rules and regulations applicable to our business, including changes in such laws, rules and regulations, or changes in the interpretation or enforcement thereof, and the regulatory and examination authority of the Consumer Financial Protection Bureau with respect to providers of consumer financial products and services in the United States and the Financial Conduct Authority in the United Kingdom;

•	changes in our United Kingdom, or U.K., business practices in response to the requirements of the Financial Conduct Authority;
•

the effect of and compliance with enforcement actions, orders and agreements issued by applicable regulators, such as the November 2013 Consent Order issued by the Consumer Financial Protection Bureau;

•	our ability to process or collect payments through the Automated Clearing House system;
•	the deterioration of the political, regulatory or economic environment in countries where we operate or in the future may operate;
•	the actions of third parties who provide, acquire or offer products and services to, from or for us;
•	public and regulatory perception of the consumer loan business, the receivables purchases industry and our business practices;
•	the effect of any current or future litigation proceedings and any judicial decisions or rulemaking that affects us, our products or the legality or enforceability of our arbitration agreements;
•	changes in demand for our services, changes in competition and the continued acceptance of the online channel by our customers;
•	changes in our ability to satisfy our debt obligations or to refinance existing debt obligations or obtain new capital to finance growth;
•	a prolonged interruption in the operations of our facilities, systems and business functions, including our information technology and other business systems;
•	our ability to maintain an allowance or liability for estimated losses on loans and finance receivables that is adequate to absorb credit losses;
•

compliance with laws and regulations applicable to our international operations, including anti-corruption laws such as the Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 and international anti-money laundering, trade and economic sanctions laws;

•	our ability to attract and retain qualified officers;
•	interest rate and foreign currency exchange rate fluctuations;
•	cyber-attacks or security breaches;
•	acts of God, war or terrorism, pandemics and other events;
•	the ability to successfully integrate newly acquired businesses into our operations;
•	changes in the capital markets, including the debt and equity markets;
•	the effect of any of the above changes on our business or the markets in which we operate; and
•	other risks and uncertainties described herein.

The foregoing list of factors is not exhaustive and new factors may emerge or changes to these factors may occur that would impact the Company’s business and cause actual results to differ materially from those expressed in any of our forward looking statements. Additional information regarding these and other factors may be contained in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Readers of this report are encouraged to review all of the Risk Factors contained in the Company’s filings with the SEC to obtain more detail about the Company’s risks and uncertainties. All forward-looking statements involve risks, assumptions and uncertainties. The occurrence of the events described, and the achievement of the expected results, depends on many events, some or all of which are not predictable or within the Company’s control. If one or more events related to these or other risks or uncertainties materialize, or if management’s underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. The forward-looking statements in this report are made as of the date of this report, and the Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this report. All forward-looking statements in this report are expressly qualified in their entirety by the foregoing cautionary statements.

ENOVA INTERNATIONAL, INC.

PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)

(Unaudited)

	March 31,		December 31,
	2016	2015	2015
Assets
Cash and cash equivalents	$112,211	$143,444	$42,066
Restricted cash and cash equivalents (includes restricted cash of consolidated VIEs of $13,717 as of March 31, 2016)	20,908	7,410	7,379
Loans and finance receivables, net (includes loans and allowance for losses of consolidated VIEs of $150,427 and $12,172, respectively as of March 31, 2016)	428,202	279,055	434,633
Income taxes receivable	7,436	—	5,503
Other receivables and prepaid expenses	18,810	15,667	20,049
Property and equipment, net	45,740	40,257	48,055
Goodwill	267,012	255,856	267,008
Intangible assets, net	6,221	33	6,540
Other assets	8,636	8,173	9,304
Total assets	$915,176	$749,895	$840,537
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$74,278	$54,175	$72,141
Income taxes currently payable	—	8,445	—
Deferred tax liabilities, net	28,879	28,038	20,519
Long-term debt (includes long-term debt of consolidated VIEs of $113,913 as of March 31, 2016)	594,414	481,417	541,909
Total liabilities	697,571	572,075	634,569
Commitments and contingencies (Note 8)
Stockholders' equity:
Common stock, $0.00001 par value, 250,000,000 shares authorized, 33,196,625, 33,000,000 and 33,151,088 shares issued and 33,158,148, 33,000,000 and 33,121,594 outstanding as of March 31, 2016 and 2015 and December 31, 2015, respectively	—	—	—
Preferred stock, $0.00001 par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—	—
Additional paid in capital	11,892	2,006	9,924
Retained earnings	210,716	181,391	200,853
Accumulated other comprehensive loss	(4,758)	(5,577)	(4,622)
Treasury stock, at cost (38,477 and 29,494 shares as of March 31, 2016 and December 31, 2015, respectively)	(245)	—	(187)
Total stockholders' equity	217,605	177,820	205,968
Total liabilities and stockholders' equity	$915,176	$749,895	$840,537

See notes to consolidated financial statements.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
Revenue	$174,653	$165,676
Cost of Revenue	69,577	38,570
Gross Profit	105,076	127,106
Expenses
Marketing	21,181	24,156
Operations and technology	20,134	18,012
General and administrative	27,925	25,566
Depreciation and amortization	3,987	5,283
Total Expenses	73,227	73,017
Income from Operations	31,849	54,089
Interest expense, net	(15,915)	(13,305)
Foreign currency transaction gain (loss)	1,568	(944)
Income before Income Taxes	17,502	39,840
Provision for income taxes	7,639	15,310
Net Income	$9,863	$24,530
Earnings Per Share:
Earnings per common share:
Basic	$0.30	$0.74
Diluted	$0.30	$0.74
Weighted average common shares outstanding:
Basic	33,142	33,000
Diluted	33,187	33,008

See notes to consolidated financial statements.

2

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
Net Income	$9,863	$24,530
Other comprehensive loss, net of tax:
Foreign currency translation loss(1)	(136)	(2,406)
Total other comprehensive loss, net of tax	(136)	(2,406)
Comprehensive Income	$9,727	$22,124

(1)	Net of tax benefit of $77 and $1,190 for the three months ended March 31, 2016 and 2015, respectively.

See notes to consolidated financial statements.

3

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in thousands, except per share data)

(Unaudited)

					Accumulated
			Additional		Other			Total
	Common Stock		Paid in	Retained	Comprehensive	Treasury Stock, at cost		Stockholders'
	Shares	Amount	Capital	Earnings	Income (Loss)	Shares	Amount	Equity
Balance at December 31, 2014	33,000	$—	$294	$156,861	$(3,171)	—	$—	$153,984
Stock-based compensation expense		—	1,712	—	—		—	1,712
Net income		—	—	24,530	—		—	24,530
Foreign currency translation loss, net of tax		—	—	—	(2,406)		—	(2,406)
Balance at March 31, 2015	33,000	$—	$2,006	$181,391	$(5,577)	—	$—	$177,820

Balance at December 31, 2015	33,151	$—	$9,924	$200,853	$(4,622)	(29)	$(187)	$205,968
Stock-based compensation expense		—	1,968	—	—		—	1,968
Shares issued under stock-based plans	46	—	—	—	—			—
Net income		—	—	9,863	—		—	9,863
Foreign currency translation loss, net of tax		—	—	—	(136)		—	(136)
Purchases of treasury shares, at cost		—	—	—	—	(9)	(58)	(58)
Balance at March 31, 2016	33,197	$—	$11,892	$210,716	$(4,758)	(38)	$(245)	$217,605

See notes to consolidated financial statements.

4

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
Cash Flows from Operating Activities
Net Income	$9,863	$24,530
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,987	5,283
Amortization of deferred loan costs and debt discount	1,779	827
Cost of revenue	69,577	38,570
Stock-based compensation expense	1,968	1,712
Deferred income taxes, net	8,459	6,702
Other	(1,567)	944
Changes in operating assets and liabilities:
Finance and service charges on loans and finance receivables	(3,065)	7,879
Other receivables and prepaid expenses	3,274	373
Accounts payable and accrued expenses	6,250	(598)
Current income taxes payable	(1,933)	1,643
Net cash provided by operating activities	98,592	87,865
Cash Flows from Investing Activities
Loans and finance receivables originated or acquired	(276,847)	(226,701)
Loans and finance receivables repaid	211,177	221,901
Change in restricted cash	(13,717)	—
Purchases of property and equipment	(2,230)	(11,572)
Other investing activities	58	—
Net cash used in investing activities	(81,559)	(16,372)
Cash Flows from Financing Activities
Borrowings under revolving line of credit	10,000	—
Repayments under revolving line of credit	(68,400)	—
Borrowings under securitization facility	135,061	—
Repayments under securitization facility	(21,148)	—
Debt issuance costs paid	(3,271)	—
Treasury shares purchased	(58)	—
Net cash provided by financing activities	52,184	—
Effect of exchange rates on cash	928	(3,155)
Net increase in cash and cash equivalents	70,145	68,338
Cash and cash equivalents at beginning of year	42,066	75,106
Cash and cash equivalents at end of period	$112,211	$143,444

Supplemental Disclosures
Loans and finance receivables renewed	$73,456	$45,747

See notes to consolidated financial statements.

5

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

1.	Significant Accounting Policies

Basis of Presentation

On September 7, 2011, Cash America International, Inc. (“Cash America”) formed a new company, Enova International, Inc. (the “Company”). On September 13, 2011, Cash America contributed to the Company all of the stock of its wholly-owned subsidiary, Enova Online Services, Inc., in exchange for 33 million shares of the Company’s common stock. The Company became an independent, publicly traded company on November 13, 2014 when Cash America completed the tax-free spin-off of approximately 80% of the outstanding shares of the Company to holders of Cash America’s common stock (the “Spin-off”). The consolidated financial statements of the Company reflect the historical results of operations and cash flows of the Company during each respective period. The financial statements include goodwill and intangible assets arising from businesses previously acquired.

We consolidate any variable interest entity (“VIE”) where we have determined we are the primary beneficiary. The primary beneficiary is the entity which has both the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance as well as the obligation to absorb losses or receive benefits of the entity that could potentially be significant to the VIE.

The financial statements presented as of March 31, 2016 and 2015 and December 31, 2015 and for the three-month periods ended March 31, 2016 and 2015 are unaudited but, in management’s opinion, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for such interim periods. Operating results for the three-month periods are not necessarily indicative of the results that may be expected for the full fiscal year.

The Company operates an internet-based lending platform to serve customers in need of cash to fulfill their financial responsibilities. Through a network of direct and indirect marketing channels, the Company offers funds to its customers through a variety of unsecured loan and finance receivable products. The business is operated primarily through the internet to provide convenient, fully-automated financial solutions to its customers. The Company originates, guarantees or purchases consumer loans and provides financing to small businesses through a line of credit account or receivables purchase agreements product (“RPAs”). Consumer loans include short-term loans, line of credit accounts and installment loans. RPAs represent a right to receive future receivables from a small business. “Loans and finance receivables” include consumer loans, small business loans and RPAs.

These financial statements and related notes should be read in conjunction with the Company’s audited consolidated financial statements as of December 31, 2015 and 2014 and for the years ended December 31, 2015, 2014 and 2013 and related notes, which are included on Form 10-K filed with the SEC on March 7, 2016.

Restricted Cash

The Company includes funds to be used for future debt payments relating to our securitization transactions and escrow deposits in restricted cash and cash equivalents.

Revenue Recognition

The Company recognizes revenue based on the financing products and services it offers. “Revenue” in the consolidated statements of income includes: interest income, finance charges, fees for services provided through the Company’s credit services organization and credit access business programs (“CSO programs”), or CSO fees, revenue on RPAs, service charges, draw fees, minimum billing fees, late fees and non-sufficient funds fees as permitted by applicable laws and pursuant to the agreement with the customer. For short-term loans that the Company offers, interest and finance charges are recognized on an effective yield basis over the term of the loan. For line of credit accounts, interest is recognized over the reporting period based upon the balance outstanding and the contractual interest rate, draw fees are recognized on an effective yield basis over the estimated outstanding period of the draw, and minimum billing fees are recognized when assessed to the customer. For installment loans, interest is recognized on an effective yield basis over the term of the loan. For RPAs, revenue is recognized on an effective yield basis over the projected delivery term of the agreements and fees are recognized when assessed. CSO fees are recognized on an effective yield basis over the term of the loan. Late and nonsufficient funds fees are recognized when assessed to the customer. Direct costs associated with originating loans and purchasing RPAs, such as third-party customer acquisition costs, are deferred and amortized against revenue on an effective yield basis over the term of the loan or the projected delivery term of the finance receivable. Short-term loans, line of credit accounts, installment loans, RPAs, unpaid and accrued interest, fees and revenue and deferred origination costs are included in “Loans and finance receivables, net” in the consolidated balance sheets.

6

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Adopted Accounting Standards

In November 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2015-17, Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”). ASU 2015‑17 requires an entity to classify deferred tax liabilities and assets as noncurrent within a classified statement of financial position. The Company adopted ASU 2015-17 on January 1, 2016. As of December 31, 2015 and March 31, 2015, the Company previously reported $29.0 million and $19.7 million, respectively, of deferred tax assets that have been reclassified to “Deferred tax liabilities” in the consolidated balance sheets.

In June 2015, the FASB issued ASU 2015-10, Technical Corrections and Improvements (“ASU 2015-10”). ASU 2015-10 covers a wide range of topics in the Codification. The amendments in this update represent changes to clarify the Codification, correct unintended application of guidance, or make minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost on most entities. The Company adopted ASU 2015-10 on January 1, 2016. The adoption of ASU 2015-10 did not materially affect the Company’s financial position or results of operations.

In April 2015, the FASB issued ASU 2015‑05, Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement (“ASU 2015-05”), which amends Accounting Standards Codification (“ASC”) 350‑40, Internal-Use Software, by providing customers with guidance on determining whether a cloud computing arrangement contains a software license that should be accounted for as internal-use software. The Company adopted ASU 2015-05 on January 1, 2016. The adoption of ASU 2015-05 did not materially affect the Company’s financial position or results of operations.

In April 2015, the FASB issued ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs (“ASU 2015-03”), which amends existing guidance to require the presentation of debt issuance costs in the consolidated balance sheets as a deduction from the carrying amount of the related debt liability instead of a deferred charge (as an asset). ASU 2015-15, Presentation and subsequent measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements, was issued subsequently to permit costs associated with a line of credit arrangement to be presented as an asset and amortized ratably over the term of the arrangement. The Company adopted ASU 2015-03 on January 1, 2016. As of December 31, 2015 and March 31, 2015, the Company had $11.4 million and $12.9 million, respectively, of unamortized debt issuance costs that are required to be presented as a deduction from the carrying amount of the related debt liability instead of a deferred charge. These amounts were previously recorded in “Other assets” in the consolidated balance sheets.

In February 2015, the FASB issued ASU No. 2015-02, Consolidation (Topic 810) - Amendments to the Consolidation Analysis (“ASU 2015-02”), which provides guidance for reporting entities that are required to evaluate whether they should consolidate certain legal entities. In accordance with ASU 2015-02, all legal entities are subject to reevaluation under the revised consolidation model. The Company adopted ASU 2015-02 on January 1, 2016. The adoption of ASU 2015-02 did not materially affect the Company’s consolidated financial statements.

Accounting Standards to be Adopted in Future Periods

In March 2016, the FASB issued ASU 2016-09, Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). The amendments in ASU 2016-09 simplify several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities and classification on the statement of cash flows.  ASU 2016-09 is effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted. The Company is assessing the potential impact of ASU 2016-09 on its financial position and results of operations.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASU 2016-02 requires lessee recognition on the balance sheet of a right-of-use asset and a lease liability, initially measured at the present value of the lease payments. It further requires recognition in the income statement of a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a generally straight-line basis. Finally, it requires classification of all cash payments within operating activities in the statement of cash flows. ASU 2016-02 is effective for public business entities for annual and interim periods in fiscal years beginning after December 15, 2018. Early adoption is permitted for all entities upon issuance. The Company is still assessing the potential impact of ASU 2016-02 on its financial position and results of operations.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016‑01”), which requires that equity investments, except for those accounted for under the equity method or those that result in consolidation of the investee, be measured at fair value, with subsequent changes in fair value recognized in net income. However, an entity may choose to measure equity investments that do not have readily determinable fair values at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. ASU 2016-01 also impacts the presentation and disclosure requirements for

7

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

financial instruments. ASU 2016-01 is effective for public business entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted only for certain provisions. The Company does not expect that the adoption of ASU 2016-01 will have a material effect on its consolidated financial statements.

In August 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”), which requires management to evaluate, in connection with financial statement preparation for each annual and interim reporting period, whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date the financial statements are issued, and to provide related disclosures. ASU 2014-15 applies to all entities and is effective for annual periods ending after December 15, 2016 and interim periods thereafter, with early adoption permitted. The Company does not expect adoption of this guidance will have a material effect on its consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which supersedes the revenue recognition requirements in Accounting Standards Codification 605, Revenue Recognition. ASU 2014-09 is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. In August 2015, the FASB issued ASU No. 2015-14 Deferral of the Effective Date, deferring the effective date of ASU 2014-09 to annual reporting periods beginning after December 15, 2017. In March 2016, the FASB issued ASU 2016-08, Principal versus Agent Considerations (Reporting Revenue Gross versus Net), to clarify revenue recognition accounting when a third party is involved in providing goods or services to a customer. In April 2016, the FASB issued ASU 2016-10, Identifying Performance Obligations and Licensing, to clarify the implementation guidance on identifying performance obligations and licensing. Early adoption is permitted only as of an annual reporting period beginning after December 15, 2016. The Company is still assessing the potential impact of ASU 2014-09 on its financial position and results of operations.

2.	Acquisitions

On June 23, 2015, the Company completed the purchase of certain assets of a company operating as The Business Backer, LLC, which purchases discounted future accounts receivables from small businesses in the United States through RPAs. The total consideration of $26.4 million was comprised of $17.7 million in cash at closing, a $3.0 million promissory note (included in “Accounts payable and accrued expenses” in the consolidated balance sheets) and estimated contingent consideration of $5.7 million based on future earn-out opportunities. The contingent purchase consideration was recorded at its estimated fair value at the date of acquisition based upon the Company’s assessment of the probable earnings attributable to the business as defined in the purchase agreement. To the extent operating results exceed the Company’s estimate, additional contingent consideration would be due, however the total consideration paid may not exceed $71 million.

This purchase was not material to the Company’s consolidated financial statements. The operating results of the purchased assets, which were not material, have been included in the Company’s consolidated financial statements from the date of acquisition.

3.	Loans and Finance Receivables, Credit Quality Information and Allowances and Liabilities for Estimated Losses on Loans and Finance Receivables

Revenue generated from the Company’s loans and finance receivables for the three months ended March 31, 2016 and 2015 was as follows (dollars in thousands):

	Three Months Ended
	March 31,
	2016	2015
Short-term loans	$47,598	$50,861
Line of credit accounts	48,973	55,653
Installment loans and RPAs	77,506	58,757
Total loans and finance receivables revenue	174,077	165,271
Other	576	405
Total revenue	$174,653	$165,676

8

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Current and Delinquent Loans and Finance Receivables

The Company classifies its loans and finance receivables as either current or delinquent. Short-term loans are considered delinquent when payment of an amount due is not made as of the due date. If a line of credit account or installment loan customer misses one payment, that payment is considered delinquent and the balance of the loan is considered current. The Company does not accrue interest on the delinquent payment portion of the loan but does continue to accrue interest on the remaining portion of the loan. If a line of credit account or installment loan customer does not make two consecutive payments, the entire account or loan is classified as delinquent and placed on a non-accrual status. The Company allows for normal payment processing time before considering a loan delinquent but does not provide for any additional grace period.

The Company does not accrue interest on delinquent loans and does not resume accrual of interest on a delinquent loan unless it is returned to current status. In addition, delinquent loans generally may not be renewed, and if, during its attempt to collect on a delinquent loan, the Company allows additional time for payment through a payment plan or a promise to pay, it is still considered delinquent. Generally, all payments received are first applied against accrued but unpaid interest and fees and then against the principal balance of the loan.

Allowance and Liability for Estimated Losses on Loans and Finance Receivables

The Company monitors the performance of its loan and finance receivable portfolios and maintains either an allowance or liability for estimated losses on loans and finance receivables (including revenue, fees and/or interest) at a level estimated to be adequate to absorb losses inherent in the portfolio. The allowance for losses on the Company’s owned loans and finance receivables reduces the outstanding loans and finance receivables balance in the consolidated balance sheets. The liability for estimated losses related to loans guaranteed under its CSO programs is initially recorded at fair value and is included in “Accounts payable and accrued expenses” in the consolidated balance sheets.

In determining the allowance or liability for estimated losses on loans and finance receivables, the Company applies a documented systematic methodology. In calculating the allowance or liability for receivable losses, outstanding loans and finance receivables are divided into discrete groups of short-term loans, line of credit accounts, installment loans and RPAs and are analyzed as current or delinquent. Increases in either the allowance or the liability, net of charge-offs and recoveries, are recorded as a “Cost of revenue” in the consolidated statements of income.

The allowance or liability for short-term loans classified as current is based on historical loss rates adjusted for recent default trends for current loans. For delinquent short-term loans, the allowance or liability is based on a six-month rolling average of loss rates by stage of collection. For line of credit account and installment loan and RPA portfolios, the Company generally uses a migration analysis to estimate losses inherent in the portfolio. The allowance or liability calculation under the migration analysis is based on historical charge-off experience and the loss emergence period, which represents the average amount of time between the first occurrence of a loss event and the charge-off of a loan or RPA. The factors the Company considers to assess the adequacy of the allowance or liability include past due performance, historical behavior of monthly vintages, underwriting changes and recent trends in delinquency in the migration analysis.

The Company fully reserves for loans and finance receivables once the receivable or a portion of the receivable has been classified as delinquent for 60 consecutive days and generally charges off loans and finance receivables between 60 – 65 days delinquent. If a loan or finance receivable is deemed uncollectible before it is fully reserved, it is charged off at that point. Loans and finance receivables classified as delinquent generally have an age of one to 64 days from the date any portion of the receivable became delinquent, as defined above. Recoveries on loans and finance receivables previously charged to the allowance are credited to the allowance when collected.

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ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

The components of Company-owned loans and finance receivables at March 31, 2016 and 2015 and December 31, 2015 were as follows (dollars in thousands):

	As of March 31, 2016
	Short-term	Line of Credit	Installment Loans and
	Loans	Accounts	RPAs	Total
Current receivables	$36,263	$91,482	$317,467	$445,212
Delinquent receivables:
Delinquent payment amounts(1)	—	3,105	1,469	4,574
Receivables on non-accrual status	16,118	3,764	26,238	46,120
Total delinquent receivables	16,118	6,869	27,707	50,694
Total loans and finance receivables, gross	52,381	98,351	345,174	495,906
Less: Allowance for losses	(11,693)	(15,284)	(40,727)	(67,704)
Loans and finance receivables, net	$40,688	$83,067	$304,447	$428,202

	As of March 31, 2015
	Short-term	Line of Credit	Installment Loans and
	Loans	Accounts	RPAs	Total
Current receivables	$31,678	$69,912	$187,639	$289,229
Delinquent receivables:
Delinquent payment amounts(1)	—	3,158	1,302	4,460
Receivables on non-accrual status	17,334	3,126	16,126	36,586
Total delinquent receivables	17,334	6,284	17,428	41,046
Total loans and finance receivables, gross	49,012	76,196	205,067	330,275
Less: Allowance for losses	(12,744)	(12,340)	(26,136)	(51,220)
Loans and finance receivables, net	$36,268	$63,856	$178,931	$279,055

	As of December 31, 2015
	Short-term	Line of Credit	Installment Loans and
	Loans	Accounts	RPAs	Total
Current receivables	$37,951	$92,732	$317,231	$447,914
Delinquent receivables:
Delinquent payment amounts(1)	—	3,072	1,510	4,582
Receivables on non-accrual status	20,842	5,051	23,566	49,459
Total delinquent receivables	20,842	8,123	25,076	54,041
Total loans and finance receivables, gross	58,793	100,855	342,307	501,955
Less: Allowance for losses	(14,652)	(15,727)	(36,943)	(67,322)
Loans and finance receivables, net	$44,141	$85,128	$305,364	$434,633

(1)

Represents the delinquent portion of installment loans and line of credit account balances for customers that have only missed one payment. See “Current and Delinquent Loans and Finance Receivables” above for additional information.

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ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Changes in the allowance for losses for the Company-owned loans and finance receivables and the liability for losses on the Company’s guarantees of third-party lender-owned loans during the three months ended March 31, 2016 and 2015 were as follows (dollars in thousands):

	Three Months Ended March 31, 2016
	Short-term	Line of Credit	Installment Loans and
	Loans	Accounts	RPAs	Total
Allowance for losses for Company-owned loans and finance receivables:
Balance at beginning of period	$14,652	$15,727	$36,943	$67,322
Cost of revenue	13,669	16,471	40,011	70,151
Charge-offs	(21,576)	(20,599)	(42,799)	(84,974)
Recoveries	5,036	3,685	6,258	14,979
Effect of foreign currency translation	(88)	—	314	226
Balance at end of period	$11,693	$15,284	$40,727	$67,704
Liability for third-party lender-owned loans:
Balance at beginning of period	$1,298	$—	$458	$1,756
Decrease in liability	(393)	—	(181)	(574)
Balance at end of period	$905	$—	$277	$1,182

	Three Months Ended March 31, 2015
	Short-term	Line of Credit	Installment Loans and
	Loans	Accounts	RPAs	Total
Allowance for losses for Company-owned loans and finance receivables:
Balance at beginning of period	$14,324	$19,749	$30,875	$64,948
Cost of revenue	12,512	7,813	18,876	39,201
Charge-offs	(19,778)	(20,833)	(29,882)	(70,493)
Recoveries	5,870	5,907	6,580	18,357
Effect of foreign currency translation	(184)	(296)	(313)	(793)
Balance at end of period	$12,744	$12,340	$26,136	$51,220
Liability for third-party lender-owned loans:
Balance at beginning of period	$1,575	$—	$1	$1,576
(Decrease) increase in liability	(669)	—	38	(631)
Balance at end of period	$906	$—	$39	$945

Guarantees of Consumer Loans

In connection with its CSO programs, the Company guarantees consumer loan payment obligations to unrelated third-party lenders for short-term and installment loans and is required to purchase any defaulted loans it has guaranteed. The guarantee represents an obligation to purchase specific loans that go into default. As of March 31, 2016 and 2015 and December 31, 2015, the amount of consumer loans guaranteed by the Company was $26.7 million, $25.4 million and $34.1 million, respectively, representing amounts due under consumer loans originated by third-party lenders under the CSO programs. The estimated fair value of the liability for estimated losses on consumer loans guaranteed by the Company of $1.2 million, $0.9 million and $1.7 million, as of March 31, 2016 and 2015 and December 31, 2015, respectively, is included in “Accounts payable and accrued expenses” in the consolidated balance sheets.

4.	Investment in Unconsolidated Investee

The Company records an investment in the preferred stock of a privately-held developing small business financial services entity under the cost method. The carrying value of the Company’s investment in this unconsolidated investee was $6.7 million as of March 31, 2016 and 2015 and December 31, 2015, and was held in “Other assets” in the Company’s consolidated balance sheets. The Company evaluates this investment for impairment if an event occurs or circumstances change that would more likely than not reduce

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ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

the fair value of the investment below carrying value. Based on the Company’s most recent evaluation of this investment, the Company determined that an impairment loss was not probable at that date.

5.	Long-term debt

The Company’s long-term debt instruments and balances outstanding as of March 31, 2016 and 2015 and December 31, 2015 were as follows (dollars in thousands):

	March 31,		December 31,
	2016	2015	2015

Securitization notes	$113,913	$—	$—
Revolving line of credit	—	—	58,400
Senior Notes	495,049	494,347	494,867
Subtotal	608,962	494,347	553,267
Less long-term debt issuance costs	14,548	12,930	11,358
Total long-term debt	$594,414	$481,417	$541,909

Consumer Loan Securitization

On January 15, 2016, the Company and certain of its subsidiaries entered into a receivables securitization (the “2016-1 Securitization Facility”) with certain purchasers, Jefferies Funding LLC, as administrative agent and Bankers Trust Company, as indenture trustee and securities intermediary. The 2016-1 Securitization Facility securitizes unsecured consumer installment loans (“Receivables”) that have been, or will be, originated or acquired under the Company’s NetCredit brand and that meet specified eligibility criteria. Under the 2016-1 Securitization Facility, Receivables are sold to a wholly-owned special purpose subsidiary (the “Issuer”) and serviced by another subsidiary.

The Issuer issued an initial term note of $107.4 million (the “Initial Term Note”), which was secured by $134 million in unsecured consumer loans, and variable funding notes (the “Variable Funding Notes”) with an aggregate availability of $20 million per month.  As described below, the Issuer will subsequently issue term notes (the “Term Notes” and, together with the Initial Term Note and the Variable Funding Notes, the “Securitization Notes”). The maximum principal amount of the Securitization Notes that may be outstanding at any time under the 2016-1 Securitization Facility is limited to $175 million.

At the end of each month during the nine-month revolving period, the Receivables funded by the Variable Funding Notes will be refinanced through the creation of two Term Notes, which Term Notes will be issued to the holders of the Variable Funding Notes. The non-recourse Securitization Notes mature at various dates, the latest of which will be October 15, 2020 (the “Final Maturity Date”).

The Securitization Notes are issued pursuant to an indenture, dated as of January 15, 2016. The Securitization Notes bear interest at an annual rate equal to the one month London Interbank Offered Rate (“LIBOR”) (subject to a floor of 1%) plus 7.75%, which rate is initially 8.75%. In addition, the Issuer paid certain customary upfront closing fees and will pay customary annual commitment and other fees to the purchasers under the 2016-1 Securitization Facility. Subject to certain exceptions, the Issuer is not permitted to prepay or redeem any outstanding Securitization Notes prior to October 17, 2016. Following such date, the Issuer is permitted to voluntarily prepay any outstanding Securitization Notes, subject to an optional redemption premium. Interest and principal payments on outstanding Securitization Notes will be made monthly. Any remaining amounts outstanding will be payable no later than the Final Maturity Date. The Securitization Notes are supported by the expected cash flows from the underlying Receivables. The holders of the Securitization Notes have no recourse to the Company if the cash flows from the underlying Receivables are not sufficient to pay all of the principal and interest on the Securitization Notes. Additionally, the Receivables will be held by the Issuer at least until the obligations under the Securitization Notes are extinguished. For so long as they are held by the Issuer, the outstanding Receivables will not be available to satisfy the debts and other obligations of the Company.

All amounts due under the Securitization Notes are secured by all of the Issuer’s assets, which include the Receivables transferred to the Issuer, related rights under the Receivables, specified bank accounts, and certain other related collateral.

The 2016-1 Securitization Facility documents contain customary provisions for securitizations, including: representations and warranties as to the eligibility of the Receivables and other matters; indemnification for specified losses not including losses due to the inability of consumers to repay their loans; covenants regarding special purpose entity matters and other subjects; and default and

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ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

termination provisions which provide for the acceleration of the Securitization Notes under the 2016-1 Securitization Facility in circumstances including, but not limited to, failure to make payments when due, servicer defaults, certain insolvency events, breaches of representations, warranties or covenants, failure to maintain the security interest in the receivables, and defaults under other material indebtedness.

As of March 31, 2016, the carrying amount of the 2016-1 Securitization Facility was $110.2 million, which included unamortized issuance costs of $3.7 million. The issuance costs are being amortized to interest expense over a period of four years. The total interest expense recognized was $3.1 million of which $1.0 million represented the non-cash amortization of the issuance costs for the three months ended March 31, 2016.

$40.0 Million Revolving Credit Facility

On May 14, 2014, the Company and its domestic subsidiaries as guarantors entered into a credit agreement among the Company, the guarantors, Jefferies Finance LLC as administrative agent and Jefferies Group LLC as lender (the “Credit Agreement”). The Credit Agreement was amended on March 25, 2015 and November 5, 2015. On December 29, 2015, the Company and certain of its domestic subsidiaries, as guarantors, entered into a third amendment to the Credit Agreement, which temporarily increased the Company’s revolving line of credit to $75 million, an increase of $15.0 million ($5.0 million on December 29, 2015 and $10.0 million on January 4, 2016). Once the Company received the proceeds from the consumer loan securitization financing in January 2016, it repaid the outstanding balance on the revolving line of credit in full and, in accordance with the terms of the amendment, the revolving commitment amount was reduced to $40.0 million. The Company had no outstanding borrowings under the Credit Agreement as of March 31, 2016 and 2015 and $58.4 million outstanding under the Credit Agreement as of December 31, 2015. The Company had outstanding letters of credit of $6.6 million under its Credit Agreement as of March 31, 2016 and 2015 and December 31, 2015.

In connection with the issuance of the Credit Agreement, the Company incurred debt issuance costs of approximately $1.6 million, which primarily consisted of underwriting fees and legal expenses. The unamortized balance of these costs as of March 31, 2016 is included in “Other assets” in the consolidated balance sheets. These costs are being amortized to interest expense over a period of 37 months, the term of the Credit Agreement.

$500.0 Million 9.75% Senior Unsecured Notes

On May 30, 2014, the Company issued and sold $500.0 million in aggregate principal amount of 9.75% Senior Notes due 2021 (the “Senior Notes”). The Senior Notes bear interest at a rate of 9.75% annually on the principal amount payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2014. The Senior Notes were sold at a discount of the principal amount to yield 10.0% to maturity and will mature on June 1, 2021. As of March 31, 2016 and 2015, the carrying amount of the Senior Notes was $484.2 million and $481.4 million, respectively, which included an unamortized discount of $5.0 million and $5.7 million, respectively, and unamortized issuance costs of $10.8 million and $12.9 million, respectively. The discount and issuance costs are being amortized to interest expense over a period of seven years, through the maturity date of June 1, 2021. The total interest expense recognized was $12.9 million and $12.9 million of which $0.2 million represented the non-cash amortization of the discount and $0.5 million represented the non-cash amortization of the issuance costs for the three months ended March 31, 2016 and 2015.

Weighted-average interest rates on long-term debt were 10.81% and 10.71% during the three months ended March 31, 2016 and 2015, respectively.

As of March 31, 2016 and 2015 and December 31, 2015, the Company was in compliance with all covenants and other requirements set forth in the prevailing long-term debt agreement(s).

6.	Income Taxes

In the preparation and review of its income tax provision for the three months ended March 31, 2016, the Company identified an error in the income tax provision for the twelve months ended December 31, 2015 in which the Company did not recognize additional tax expense related to the significant decline in the intrinsic value of restricted stock units that vested in December 2015 and thus overstated the deferred tax asset related to those units. The Company recorded an $887 thousand increase in Provision for income taxes in 2016 as an out of period adjustment. The Company believes this correction of an error was not material to the previously-issued full year 2015 consolidated financial statements.

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ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

The effective tax rate for the three months ended March 31, 2016 increased to 43.6% from 38.4% for the three months ended March 31, 2015, primarily as a result of the adjustment to the deferred tax asset.

7.	Earnings Per Share

Basic earnings per share is computed by dividing net income by the weighted average number of common shares outstanding during the period. Diluted earnings per share is calculated by giving effect to the potential dilution that could occur if securities or other contracts to issue common shares were exercised and converted into common shares during the period. Restricted stock units issued under the Company’s stock-based employee compensation plans are included in diluted shares upon the granting of the awards even though the vesting of shares will occur over time.

The following table sets forth the reconciliation of numerators and denominators of basic and diluted earnings per share computations for the three months ended March 31, 2016 and 2015 (in thousands, except per share amounts):

	Three Months Ended
	March 31,
	2016	2015
Numerator:
Net income	$9,863	$24,530
Denominator:
Total weighted average basic shares	33,142	33,000
Shares applicable to stock-based compensation	45	8
Total weighted average diluted shares	33,187	33,008
Net income – basic	$0.30	$0.74
Net income – diluted	$0.30	$0.74

For the three months ended March 31, 2016 and 2015, 1,947,614 and 1,527,042 shares of common stock underlying stock options, respectively, and 821,756 and 50,610 shares of common stock underlying restricted stock units, respectively, were excluded from the calculation of diluted net income per share because their effect would have been antidilutive.

8.	Operating Segment Information

The Company provides online financial services to alternative credit consumers and small businesses in the United States, United Kingdom, Australia, Canada, and Brazil and has one reportable segment, which is composed of the Company’s domestic and international operations and corporate services. The Company has aggregated all components of its business into a single reportable segment based on the similarities of the economic characteristics, the nature of the products and services, the nature of the production and distribution methods, the type of customer and the nature of the regulatory environment.

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ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

During the first quarter of 2016, the Company changed the presentation of its operational information to report shared corporate services separately from its domestic and international operations. Corporate services expenses, which were previously allocated between domestic and international based on revenue, is included under the “Corporate Services” heading in the following tables. For comparison purposes, income (loss) from operations and depreciation and amortization expenses for the prior period has been conformed to the current presentation. Corporate Services primarily includes personnel, occupancy and other operating expenses for shared functions, such as executive management, technology, analytics, business development, legal and licensing, compliance, risk management, internal audit, human resources, payroll, treasury, finance, accounting, and tax. Corporate Services assets primarily include: corporate property and equipment, nonqualified savings plan assets, marketable securities, restricted cash and prepaid expenses.

The following tables present information on the Company’s domestic and international operations as of and for the three months ended March 31, 2016 and 2015 (dollars in thousands):

	Three Months Ended
	March 31,
	2016	2015
Revenue
Domestic	$143,428	$119,053
International	31,225	46,623
Total revenue	$174,653	$165,676

Income from operations
Domestic	$55,582	$57,183
International	3,151	23,937
Corporate services	(26,884)	(27,031)
Total income from operations	$31,849	$54,089

Depreciation and amortization
Domestic	$1,582	$2,485
International	605	523
Corporate services	1,800	2,275
Total depreciation and amortization	$3,987	$5,283

Expenditures for property and equipment
Domestic	$769	$2,170
International	804	94
Corporate services	657	9,308
Total expenditures for property and equipment	$2,230	$11,572

	March 31,
	2016	2015
Property and equipment, net
Domestic	$15,696	$14,593
International	5,562	5,066
Corporate services	24,482	20,598
Total property and equipment, net	$45,740	$40,257

Assets
Domestic	$707,176	$502,596
International	114,858	190,355
Corporate services	93,142	56,944
Total assets	$915,176	$749,895

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ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Geographic Information

The following table presents the Company’s revenue by geographic region for the three months ended March 31, 2016 and 2015 (dollars in thousands):

	Three Months Ended
	March 31,
	2016	2015
Revenue
United States	$143,428	$119,053
United Kingdom	25,909	44,336
Other international countries	5,316	2,287
Total revenue	$174,653	$165,676

The Company’s long-lived assets, which consist of the Company’s property and equipment, were $45.7 million and $40.3 million at March 31, 2016 and 2015, respectively. The operations for the Company’s domestic and international businesses are primarily located within the United States, and the value of any long-lived assets located outside of the United States is immaterial.

9.	Commitments and Contingencies

Litigation

On March 8, 2013, Flemming Kristensen, on behalf of himself and others similarly situated, filed a purported class action lawsuit in the U.S. District Court of Nevada against the Company and other unaffiliated lenders and lead providers. The lawsuit alleges that the lead provider defendants sent unauthorized text messages to consumers on behalf of the Company and the other lender defendants in violation of the Telephone Consumer Protection Act. The complaint seeks class certification, statutory damages, an injunction against “wireless spam activities,” and attorneys’ fees and costs. The Company filed an answer to the complaint denying all liability. On March 26, 2014, the Court granted class certification. On July 20, 2015, the court granted the Company’s motion for summary judgment, denied Plaintiff’s motion for summary judgment and, on July 21, 2015, entered judgment in favor of the Company. Plaintiff filed a motion for reconsideration, which was denied. On May 3, 2016, Plaintiff filed a notice of appeal of the order granting summary judgment for the Company, the judgment in favor of the company, and the order denying Plaintiff’s motion to reconsider. Neither the likelihood of an unfavorable appellate decision nor the ultimate liability, if any, with respect to this matter can be determined at this time, and the Company is currently unable to estimate a range of reasonably possible losses, as defined by ASC 450-20-20, Contingencies–Loss Contingencies–Glossary, for this litigation. The Company believes that the plaintiff’s claims in the complaint are without merit and intends to vigorously defend this lawsuit.

The Company is also a defendant in certain routine litigation matters encountered in the ordinary course of its business. Certain of these matters may be covered to an extent by insurance. In the opinion of management, the resolution of these matters will not have a material adverse effect on the Company’s financial position, results of operations or liquidity.

Headquarters Relocation

During 2014 the Company accelerated the lease expiration date for approximately 86,000 rentable square feet at its prior headquarters office space effective June 30, 2015. As a result, the Company recognized an expense of $1.4 million in the year ended December 31, 2014 related to a lease termination penalty. The Company relocated to its current headquarters in 2015 and recognized additional expense of $3.7 million which was included as “General and administrative expense” and consisted of a lease exit liability of $2.9 million for the remaining lease payments, net of estimated sublease income of $1.7 million, and $0.8 million for the removal of property and restoration costs related to the prior headquarters lease. The Company does not expect to incur further material costs related to the relocations.

The following table is a summary of the exit and disposal activity and liability balances as a result of the headquarters relocation (in thousands):

16

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

	Lease Termination Costs	Other Exit Costs	Total
Balance at January 1, 2015	$707	$—	$707
Payments	(707)	—	(707)

Balance at March 31, 2015	$—	$—	$—

Balance at January 1, 2016	$1,425	$204	$1,629
Payments	(176)	—	(176)
Adjustments	47	(69)	(22)

Balance at March 31, 2016	$1,296	$135	$1,431

10.	Derivative Instruments

The Company periodically uses derivative instruments to manage risk from changes in market conditions that may affect the Company’s financial performance. The Company primarily uses derivative instruments to manage its primary market risks, which are interest rate risk and foreign currency exchange rate risk.

The Company periodically uses forward currency exchange contracts to minimize the effects of foreign currency risk in the United Kingdom. The forward currency exchange contracts are non-designated derivatives. Any gain or loss resulting from these contracts is recorded as income or loss and is included in “Foreign currency transaction gain (loss)” in the Company’s consolidated statements of income. The Company currently does not manage its exposure to risk from foreign currency exchange rate fluctuations through the use of forward currency exchange contracts in Australia, Canada, or Brazil.

The Company’s derivative instruments are presented in its financial statements on a net basis. The Company had no outstanding derivative instruments as of March 31, 2016. The following table presents information related to the Company’s derivative instruments as of March 31, 2015 and December 31, 2015 (dollars in thousands):

Non-designated derivatives:

As of March 31, 2015
		Gross Amounts	Gross Amounts	Net Amounts of Assets
		of Recognized	Offset in the	Presented in the
	Notional	Financial	Consolidated	Consolidated Balance
Forward currency exchange contracts	Amount	Instruments	Balance Sheets(1)	Sheets(2)
Assets	$—	$—	$—	$—
Liabilities	$35,793	$125	$—	$125

As of December 31, 2015
		Gross Amounts	Gross Amounts	Net Amounts of Assets
		of Recognized	Offset in the	Presented in the
	Notional	Financial	Consolidated	Consolidated Balance
Forward currency exchange contracts	Amount	Instruments	Balance Sheets(1)	Sheets(2)
Assets	$58,723	$151	$—	$151
Liabilities	$—	$—	$—	$—

(1)

As of March 31, 2015 and December 31, 2015, the Company had no gross amounts of recognized derivative instruments that the Company makes an accounting policy election not to offset. In addition, there is no financial collateral related to the Company’s derivatives. The Company has no assets or liabilities that are subject to an enforceable master netting agreement or similar arrangement.

(2)	Represents the fair value of forward currency contracts, which is recorded in “Accounts payable and accrued expenses” in the consolidated balance sheets.

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ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

The following table presents information on the effect of derivative instruments on the consolidated results of operations and accumulated other comprehensive income (“AOCI”) for the three months ended March 31, 2016 and 2015 (dollars in thousands):

	Gains (Losses)				Gains (Losses)
	Recognized in		Gains (Losses)		Reclassified From
	Income		Recognized in AOCI		AOCI into Income
	Three Months Ended		Three Months Ended		Three Months Ended
	March 31,		March 31,		March 31,
	2016	2015	2016	2015	2016	2015
Non-designated derivatives:
Forward currency exchange contracts(1)	$3,020	$3,927	$—	$—	$—	$—
Total	$3,020	$3,927	$—	$—	$—	$—

(1)	The gains (losses) on these derivatives substantially offset the (losses) gains on the economically hedged portion of the foreign intercompany balances.

11.	Related Party Transactions

A current officer of the Company has an ongoing ownership interest in the small business from which the Company acquired certain assets and assumed certain liabilities in June 2015 (see Note 2 for additional information). In the normal course of business, the Company attains certain customer relationships from the small business by entering into transactions with the customers to obtain additional RPA financing. In these transactions, the Company satisfies the customer’s existing RPA balance with the small business which terminates such customer’s responsibilities to the small business. During the three months ended March 31, 2016, the Company paid $0.3 million to the small business to satisfy customers’ existing RPA balances. Pursuant to the acquisition, a subsidiary of the Company issued a promissory note to the small business in the amount of $3.0 million (the “Promissory Note”) and granted the company an opportunity to earn certain contingent purchase consideration (see Note 2 for additional information ), both of which are guaranteed by the Company. The Promissory Note accrues interest at a rate of 4.0% per annum and will mature on June 23, 2018. During the three months ended March 31, 2016, the Company incurred interest expense of $30 thousand related to the Promissory Note. In addition, as a condition precedent to the acquisition, a subsidiary of the Company executed a Transition Services Agreement with the small business from which the Company acquired certain assets whereby it agreed to provide certain transition services to the business for three years following the acquisition. During the three months ended March 31, 2016, the Company was paid $37 thousand for such services.

After the Spin-off, Cash America charged the Company a transition services fee related to utilization of financial reporting systems and accounts payable processing that was included in general and administrative expenses. The Company recorded $0.2 million in expense for these services for the three months ended March 31, 2015. The Company transitioned to its own financial reporting system in late 2015 and the transition services agreement with Cash America ended on December 31, 2015.

The Company and Cash America entered into an agreement in conjunction with the Spin-off for the Company to administer the consumer loan underwriting model utilized by Cash America’s Retail Services Division in exchange for the reimbursement of the Company’s direct third-party costs incurred in providing the service. The Company received $0.2 million and $0.3 million for the three months ended March 31, 2016 and 2015, respectively, pursuant to this agreement.

Since May 30, 2014, amounts due from or due to Cash America have been settled a month in arrears. The balance due from Cash America of $0.1 million as of each of March 31, 2016 and 2015 and December 31, 2015 is included in “Other receivables and prepaid expenses” in the consolidated balance sheets.

12.	Variable Interest Entities

As part of the Company’s overall funding strategy and as part of its efforts to support its liquidity from sources other than its traditional capital market sources, the Company has established a securitization program through the 2016-1 Securitization Facility. The Company transferred certain consumer loan receivables to wholly owned, bankruptcy-remote special purpose subsidiaries (VIEs), which issue term notes backed by the underlying consumer loan receivables and are serviced by another wholly owned subsidiary.

The Company is required to evaluate the VIEs for consolidation. The Company has the ability to direct the activities of the VIEs that most significantly impact the economic performance of the entities as the servicer of the securitized loan receivables. Additionally, the

18

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Company has the right to receive residual payments, which expose it to potentially significant losses and returns. Accordingly, the Company determined it is the primary beneficiary of the VIEs and is required to consolidate them.

The assets and liabilities related to the VIEs are included in the Company’s consolidated financial statements and are accounted for as secured borrowings.

The Company parenthetically discloses on its consolidated balance sheets the VIE’s assets that can only be used to settle the VIE’s obligations and the VIE liabilities if the VIE’s creditors have no recourse against the Company’s general credit. The carrying amounts of consolidated VIE assets and liabilities associated with the Company’s securitization entities were as follows:

	March 31,		December 31,
	2016	2015	2015
Assets
Loans and finance receivables, net	$138,255	$—	$—
Restricted cash and cash equivalents	13,717	—	—
Total assets	$151,972	$—	$—
Liabilities
Accounts payable and accrued expenses	$591	$—	$—
Long-term debt	110,199	—	—
Total liabilities	$110,790	$—	$—

13.	Fair Value Measurements

Recurring Fair Value Measurements

In accordance with ASC 820, Fair Value Measurements and Disclosures, certain of the Company’s assets and liabilities, which are carried at fair value, are classified in one of the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market based inputs or unobservable inputs that are corroborated by market data.

Level 3: Unobservable inputs that are not corroborated by market data.

During the three months ended March 31, 2016 and 2015, there were no transfers of assets or liabilities in or out of Level 1, Level 2 or Level 3 fair value measurements. It is the Company’s policy to value any transfers between levels of the fair value hierarchy based on end of period fair values.

19

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

The Company’s financial assets and liabilities that are measured at fair value on a recurring basis as of March 31, 2016 and 2015 and December 31, 2015 are as follows (dollars in thousands):

	March 31,	Fair Value Measurements Using
	2016	Level 1	Level 2	Level 3
Financial assets (liabilities):
Non-qualified savings plan assets(1)	1,545	1,545	—	—
Contingent consideration	(5,658)	—	—	(5,658)
Total	$(4,113)	$1,545	$—	$(5,658)

	March 31,	Fair Value Measurements Using
	2015	Level 1	Level 2	Level 3
Financial assets (liabilities):
Forward currency exchange contracts	$(125)	$—	$(125)	$—
Non-qualified savings plan assets(1)	1,158	1,158	—	—
Total	$1,033	$1,158	$(125)	$—

	December 31,	Fair Value Measurements Using
	2015	Level 1	Level 2	Level 3
Financial assets (liabilities):
Forward currency exchange contracts	$151	$—	$151	$—
Non-qualified savings plan assets(1)	1,075	1,075	—	—
Contingent consideration	(5,658)	—	—	(5,658)
Total	$(4,432)	$1,075	$151	$(5,658)

(1)

The non-qualified savings plan assets are included in “Other receivables and prepaid expenses” in the Company’s consolidated balance sheets and have an offsetting liability of equal amount, which is included in “Accounts payable and accrued expenses” in the Company’s consolidated balance sheets.

The Company measures the fair value of its forward currency exchange contracts under Level 2 inputs as defined by ASC 820. For these forward currency exchange contracts, current market rates are used to determine fair value. The significant inputs used in these models are derived from observable market rates. The fair value of the nonqualified savings plan assets are measured under a Level 1 input. These assets are publicly traded equity securities for which market prices are readily observable.

The Company determined the fair value of the liability for the contingent consideration based on a probability-weighted discounted cash flow analysis. This analysis reflects the contractual terms of the purchase agreement and utilizes assumptions with regard to future earnings, probabilities of achieving such future earnings, the timing of expected payments and a discount rate. Significant increases with respect to assumptions as to future earnings and probabilities of achieving such future earnings would result in a higher fair value measurement while an increase in the discount rate would result in a lower fair value measurement. The fair value measurement is based on significant inputs not observable in the market and thus represents a Level 3 measurement as defined in the fair value hierarchy.

The changes in the fair value of the contingent consideration, which is a Level 3 liability measured at fair value on a recurring basis, are summarized in the table below for the three months ended March 31, 2016 (dollars in thousands):

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
	Contingent consideration	Total
Balance at December 31, 2015	$5,658	$5,658
Adjustments	—	—
Balance at March 31, 2016	$5,658	$5,658

20

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Fair Value Measurements on a Non-Recurring Basis

The Company measures non-financial assets and liabilities such as property and equipment and intangible assets at fair value on a non-recurring basis or when events or circumstances indicate that the carrying amount of the assets may be impaired. At March 31, 2016 and 2015 and December 31, 2015, there were no assets or liabilities recorded at fair value on a non-recurring basis.

Financial Assets and Liabilities Not Measured at Fair Value

The Company’s financial assets and liabilities as of March 31, 2016 and 2015 and December 31, 2015 that are not measured at fair value in the consolidated balance sheets are as follows (dollars in thousands):

	Balance at
	March 31,	Fair Value Measurements Using
	2016	Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$112,211	$112,211	$—	$—
Short-term loans and line of credit accounts, net (1)	123,755	—	—	123,755
Installment loans and RPAs, net (1)(4)	304,447	—	—	283,871
Restricted cash (5)	20,908	20,908	—	—
Investment in unconsolidated investee (2)(3)	6,703	—	—	6,703
Total	$568,024	$133,119	$—	$414,329
Financial liabilities:
Liability for estimated losses on consumer loans guaranteed by the Company	$1,182	$—	$—	$1,182
Promissory note	3,000	—	—	3,019
Securitization Notes	113,913	—	113,913	—
Senior Notes	495,049	—	371,500	—
Total	$613,144	$—	$485,413	$4,201

	Balance at
	March 31,	Fair Value Measurements Using
	2015	Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$143,444	$143,444	$—	$—
Short-term loans and line of credit accounts, net (1)	100,124	—	—	100,124
Installment loans and RPAs, net (1)	178,931	—	—	178,931
Restricted cash	7,410	7,410	—	—
Investment in unconsolidated investee (2)(3)	6,703	—	—	6,703
Total	$436,612	$150,854	$—	$285,758
Financial liabilities:
Liability for estimated losses on consumer loans guaranteed by the Company	$945	$—	$—	$945
Senior Notes	494,347	—	475,000	—
Total	$495,292	$—	$475,000	$945
21

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

	Balance at
	December 31,	Fair Value Measurements Using
	2015	Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$42,066	$42,066	$—	$—
Short-term loans and line of credit accounts, net (1)	129,269	—	—	129,269
Installment loans and RPAs, net (1)	305,364	—	—	283,700
Restricted cash	7,379	7,379	—	—
Investment in unconsolidated investee (2)(3)	6,703	—	—	6,703
Total	$490,781	$49,445	$—	$419,672
Financial liabilities:
Liability for estimated losses on consumer loans guaranteed by the Company	$1,756	$—	$—	$1,756
Promissory note	3,000	—	—	2,984
Credit agreement borrowings	58,400	—	—	58,400
Senior Notes	494,867	—	374,500	—
Total	$558,023	$—	$374,500	$63,140

(1)	Short-term loans, line of credit accounts, installment loans and RPAs are included in “Loans and finance receivables, net” in the consolidated balance sheets.
(2)	Investment in unconsolidated investee is included in “Other assets” in the consolidated balance sheets.
(3)	See Note 4 for additional information related to the investment in unconsolidated investee.
(4)	Installment loan and RPAs, net include $138.3 million in net assets of consolidated VIEs as of March 31, 2016.
(5)	Restricted cash includes $13.7 million in assets of consolidated VIEs as of March 31, 2016.

Cash and cash equivalents and restricted cash bear interest at market rates and have original maturities of less than 90 days. The carrying amount of restricted cash and cash equivalents approximates fair value.

Short-term loans, line of credit accounts, installment loans and RPAs are carried in the consolidated balance sheet net of the allowance for estimated losses, which is calculated by applying historical loss rates combined with recent default trends to the gross receivable balance. Short-term loans and line of credit accounts have relatively short maturity periods that are generally 12 months or less. The unobservable inputs used to calculate the fair value of these receivables include historical loss rates, recent default trends and estimated remaining loan term; therefore, the carrying value approximates the fair value. The fair value of installment loans and RPAs is estimated using discounted cash flow analyses, which consider interest rates on loans and discounts offered for receivables with similar terms to customers with similar credit quality, the timing of expected payments, estimated customer default rates and/or valuations of comparable portfolios. The fair value of the Company’s installment loans and RPAs is lower than the carrying value of these loans and finance receivables. Unsecured installment loans typically have terms between two and 60 months. RPAs typically have estimated delivery terms between six and 36 months.

In connection with its CSO programs, the Company guarantees consumer loan payment obligations to unrelated third-party lenders for short-term and installment loans the Company arranges for consumers on the third-party lenders’ behalf and is required to purchase any defaulted loans it has guaranteed. The estimated fair value of the liability for estimated losses on consumer loans guaranteed by the Company was $1.2 million, $0.9 million and $1.7 million as of March 31, 2016 and 2015 and December 31, 2015, respectively. The Company measures the fair value of its liability for third-party lender-owned consumer loans under Level 3 inputs. The fair value of these liabilities is calculated by applying historical loss rates combined with recent default trends to the gross consumer loan balance. The unobservable inputs used to calculate the fair value of these loans include historical loss rates, recent default trends and estimated remaining loan terms; therefore, the carrying value of these liabilities approximates the fair value.

The Company measures the fair value of the Promissory Note using Level 3 inputs. The fair value of the Promissory Note is estimated using a discounted cash flow analysis. As of March 31, 2016 and December 31, 2015, the Promissory Note had a lower fair value than the carrying value.

The Company measures the fair value of its Securitization Notes using Level 2 inputs. The fair value of the Company’s Senior Notes is estimated based on quoted prices in markets that are not active. As of March 31, 2016, the fair value of the Company’s Securitization Notes approximated the carrying value.

22

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

The Company measures the fair value of its Credit Agreement borrowings using Level 3 inputs. The Company considered the fair value of its other long-term debt and the timing of expected payment(s). As of December 31, 2015, the fair value of the Company’s Credit Agreement borrowings approximated the carrying value.

The Company measures the fair value of its Senior Notes using Level 2 inputs. The fair value of the Company’s Senior Notes is estimated based on quoted prices in markets that are not active. As of March 31, 2016 and 2015 and December 31, 2015, the Company’s Senior Notes had a lower fair market value than the carrying value based on the price of the last trade of the Senior Notes.

The Company measures the fair value of its investment in unconsolidated investee using Level 3 inputs. Because the unconsolidated investee is a private company and financial information is limited, the Company estimates the fair value based on the best available information at the measurement date. As of March 31, 2016 and 2015 and December 31, 2015 the Company estimated the fair value of its investment to be approximately equal to the book value.

14.	Condensed Consolidating Financial Statements

The Company’s Notes are unconditionally guaranteed by certain of the Company’s subsidiaries (the “Guarantor Subsidiaries”) and are not secured by our other subsidiaries (the “Non-Guarantor Subsidiaries”). The Guarantor Subsidiaries are 100% owned, all guarantees are full and unconditional, and all guarantees are joint and several. As a result of the guarantee arrangements, we are required to present the following condensed consolidating financial statements.

The condensed consolidating financial statements reflect the investments in subsidiaries of the Company using the equity method of accounting. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions. Condensed consolidating financial statements of Enova International, Inc. (the “Parent”), its Guarantor Subsidiaries and Non-Guarantor Subsidiaries as of March 31, 2016 and December 31, 2015 and for the three months ended March 31, 2016 are shown on the following pages. Such statements as of and for the periods ended March 31, 2015 are not presented as the Parent has no independent assets or operations and the Non-Guarantor Subsidiaries were minor (as defined in Rule 3-10(h)(6) of Regulation S-X of the Securities Act, having total assets, stockholders’ equity, revenue, income (loss) before taxes and cash flows from operating activities of less than 3% of the Company’s corresponding consolidated amounts). Total assets, income (loss) before taxes and cash flows from operating activities for the Non-Guarantor Subsidiaries exceeded the 3% threshold for the three months ended March 31, 2016, and as a result, the present condensed consolidating financial statements are provided.

23

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

CONDENSED CONSOLIDATING BALANCE SHEETS

As of March 31, 2016

(dollars in thousands)

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Assets
Cash and cash equivalents	$—	$110,721	$1,490	$—	$112,211
Restricted cash	—	7,191	13,717	—	20,908
Loans and finance receivables, net	—	285,172	143,030	—	428,202
Income taxes receivable	42,513	(35,073)	(4)	—	7,436
Other receivables and prepaid expenses	131	18,487	192	—	18,810
Property and equipment, net	—	45,404	336	—	45,740
Goodwill	—	267,012	—	—	267,012
Intangible assets, net	—	6,214	7	—	6,221
Investment in subsidiaries	248,576	13,769	—	(262,345)	—
Intercompany receivable	426,183	—	—	(426,183)	—
Other assets	767	7,869	—	—	8,636
Total assets	$718,170	$726,766	$158,768	$(688,528)	$915,176
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$16,349	$56,572	$1,357	$—	$74,278
Intercompany payables	—	384,495	41,688	(426,183)	—
Deferred tax liabilities, net	—	29,146	(267)	—	28,879
Long-term debt	484,216	—	110,198	—	594,414
Total liabilities	500,565	470,213	152,976	(426,183)	697,571
Commitments and contingencies
Stockholders' equity	217,605	256,553	5,792	(262,345)	217,605
Total liabilities and stockholders' equity	$718,170	$726,766	$158,768	$(688,528)	$915,176

24

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

CONDENSED CONSOLIDATING BALANCE SHEETS

As of December 31, 2015

(dollars in thousands)

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Assets
Cash and cash equivalents	$—	$40,927	$1,139	$—	$42,066
Restricted cash	—	7,379	—	—	7,379
Loans and finance receivables, net	—	430,862	3,771	—	434,633
Income taxes receivable	37,201	(31,709)	11	—	5,503
Other receivables and prepaid expenses	162	19,791	96	—	20,049
Property and equipment, net	—	47,821	234	—	48,055
Goodwill	—	267,008	—	—	267,008
Intangible assets, net	—	6,532	8	—	6,540
Investment in subsidiaries	233,632	14,177	—	(247,809)	—
Intercompany receivable	480,112	—	794	(480,906)	—
Other assets	2,284	7,020	—	—	9,304
Total assets	$753,391	$809,808	$6,053	$(728,715)	$840,537
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$5,514	$66,220	$407	$—	$72,141
Intercompany payables	—	480,906	—	(480,906)	—
Deferred tax liabilities, net	—	20,562	(43)	—	20,519
Long-term debt	541,909	—	—	—	541,909
Total liabilities	547,423	567,688	364	(480,906)	634,569
Commitments and contingencies
Stockholders' equity	205,968	242,120	5,689	(247,809)	205,968
Total liabilities and stockholders' equity	$753,391	$809,808	$6,053	$(728,715)	$840,537

25

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

For the Three Months Ended March 31, 2016

(in thousands)

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Revenue	$—	$173,136	$2,206	$(689)	$174,653
Cost of Revenue	—	66,445	3,132	—	69,577
Gross Profit	—	106,691	(926)	(689)	105,076
Expenses
Marketing	—	20,782	399	—	21,181
Operations and technology	—	19,183	951	—	20,134
General and administrative	43	27,442	1,129	(689)	27,925
Depreciation and amortization	—	3,968	19	—	3,987
Total Expenses	43	71,375	2,498	(689)	73,227
Income (Loss) from Operations	(43)	35,316	(3,424)	—	31,849
Interest expense, net	(13,272)	425	(3,068)	—	(15,915)
Foreign currency transaction gain	1,568	—	—	—	1,568
Income (Loss) before Income Taxes and Equity in Net Earnings of Subsidiaries	(11,747)	35,741	(6,492)	—	17,502
Provision for income taxes	(5,127)	15,600	(2,834)	—	7,639
Income (loss) before Equity in Net Earnings of Subsidiaries	(6,620)	20,141	(3,658)	—	9,863
Net earnings of subsidiaries	16,483	(3,658)	—	(12,825)	—
Net Income (Loss)	$9,863	$16,483	$(3,658)	$(12,825)	$9,863
Other comprehensive (loss) gain, net of tax:
Foreign currency translation (loss) gain	(136)	(648)	511	137	(136)
Total other comprehensive (loss) gain, net of tax	(136)	(648)	511	137	(136)
Comprehensive Income (Loss)	$9,727	$15,835	$(3,147)	$(12,688)	$9,727

26

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2016

(in thousands)

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Cash Flows from Operating Activities	$75,286	$(3,466)	$39,942	$(13,170)	$98,592
Cash Flows from Investing Activities
Loans and finance receivables originated or acquired	—	(138,592)	(138,255)	—	(276,847)
Loans and finance receivables repaid	—	212,682	(1,505)	—	211,177
Change in restricted cash	—	—	(13,717)	—	(13,717)
Purchases of property and equipment	—	(2,140)	(90)	—	(2,230)
Capital contributions to subsidiaries	(16,828)	(3,250)	—	20,078	—
Other investing activities	—	58	—	—	58
Net cash used in investing activities	(16,828)	68,758	(153,567)	20,078	(81,559)
Cash Flows from Financing Activities
Payments for (proceeds from) member's equity	—	3,658	3,250	(6,908)	—
Debt issuance costs paid	—	—	(3,271)	—	(3,271)
Treasury shares purchased	(58)	—	—	—	(58)
Borrowings under revolving line of credit	10,000	—	—	—	10,000
Repayments under revolving line of credit	(68,400)	—	—	—	(68,400)
Borrowings under securitization facility	—	—	135,061	—	135,061
Repayments under securitization facility	—	—	(21,148)	—	(21,148)
Net cash provided by (used in) financing activities	(58,458)	3,658	113,892	(6,908)	52,184
Effect of exchange rates on cash	—	844	84	—	928
Net decrease in cash and cash equivalents	—	69,794	351	—	70,145
Cash and cash equivalents at beginning of year	—	40,927	1,139	—	42,066
Cash and cash equivalents at end of period	$—	$110,721	$1,490	$—	$112,211

15.	Subsequent Events

Subsequent events have been reviewed through the date these financial statements were available to be issued.

27

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of financial condition, results of operations, liquidity and capital resources and certain factors that may affect future results, including economic and industry-wide factors, of Enova International, Inc. and its subsidiaries should be read in conjunction with our consolidated financial statements and accompanying notes included under Part I, Item 1 of this Quarterly Report on Form 10-Q, as well as with Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the year ended December 31, 2015. This Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements. The matters discussed in these forward-looking statements are subject to risk, uncertainties, and other factors that could cause actual results to differ materially from those made, projected or implied in the forward-looking statements. Please see “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements.

BUSINESS OVERVIEW

We are a leading technology and analytics company focused on providing online financial services. In 2015, we extended approximately $1.9 billion in credit to borrowers. As of March 31, 2016, we offered or arranged loans to consumers in 33 states in the United States and in the United Kingdom, Australia, Canada and Brazil. We also offered financing to small businesses in all 50 states and Washington D.C. in the United States. We use our proprietary technology, analytics and customer service capabilities to quickly evaluate, underwrite and fund loans or provide financings, allowing us to offer consumers and small businesses credit or financing when and how they want it. Our customers include the large and growing number of consumers who and small businesses which have bank accounts but use alternative financial services because of their limited access to more traditional credit from banks, credit card companies and other lenders. We were an early entrant into online lending, launching our online business in 2004, and through March 31, 2016, we have completed over 36.4 million customer transactions and collected approximately 12 terabytes of currently accessible customer behavior data since launch, allowing us to better analyze and underwrite our specific customer base. We have significantly diversified our business over the past several years having expanded the markets we serve and the financing products we offer. These financing products include short-term loans, line of credit accounts, installment loans and receivables purchase agreements (“RPAs”).

We believe our customers highly value our products and services as an important component of their personal or business finances because our products are convenient, quick and often less expensive than other available alternatives. We attribute the success of our business to our advanced and innovative technology systems, the proprietary analytical models we use to predict the performance of loans and finance receivables, our sophisticated customer acquisition programs, our dedication to customer service and our talented employees.

We have developed proprietary underwriting systems based on data we have collected over our 12 years of experience. These systems employ advanced risk analytics to decide whether to approve financing transactions, to structure the amount and terms of the financings we offer pursuant to jurisdiction-specific regulations and to provide customers with their funds quickly and efficiently. Our systems closely monitor collection and portfolio performance data that we use to continually refine the analytical models and statistical measures used in making our credit, purchase, marketing and collection decisions.

Our flexible and scalable technology platform allows us to process and complete customers’ transactions quickly and efficiently. In 2015, we processed approximately 3.6 million transactions, and we continue to grow our loans and finance receivables portfolios and increase the number of customers we serve through desktop, tablet and mobile platforms. Our highly customizable technology platform allows us to efficiently develop and deploy new products to adapt to evolving regulatory requirements and consumer preference, and to enter new markets quickly. In 2012, we launched a new product in the United States designed to serve near-prime customers, and in April 2014 we introduced a similar product in the United Kingdom. In June 2014, we launched a pilot program in Brazil, where we arrange financing for borrowers through a third party lender. In addition, in July 2014, we introduced a pilot program for a new line of credit product in the United States to serve the needs of small businesses. In June 2015, we further expanded our product offering by acquiring certain assets of a company that provides financing to small businesses by offering RPAs (see Note 2 in the Notes to Consolidated Financial Statements included in this report). These new products are intended to allow us to further diversify our product offerings, customer base and geographic scope. In the three-month period ended March 31, 2016 we derived 82.1% of our total revenue from the United States and 17.9% of our total revenue internationally, with 83.0% of international revenue (representing 14.8% of our total revenue) generated in the United Kingdom.

We have been able to consistently acquire new customers and successfully generate repeat business from returning customers when they need financing. We believe our customers are loyal to us because they are satisfied with our products and services. We acquire new customers from a variety of sources, including visits to our own websites, mobile sites or applications, and through direct marketing, affiliate marketing, lead providers and relationships with other lenders. We believe that the online convenience of our products and our 24/7 availability to accept applications with quick approval decisions are important to our customers.

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Once a potential customer submits an application, we quickly provide a credit or purchase decision. If a loan or financing is approved, we or our lending partners typically fund the loan or financing the next business day or, in some cases, the same day. During the entire process, from application through payment, we provide access to our well-trained customer service team. All of our operations, from customer acquisition through collections, are structured to build customer satisfaction and loyalty, in the event that a customer has a need for our products in the future. We have developed a series of sophisticated proprietary scoring models to support our various products. We believe that these models are an integral component of our operations and they allow us to complete a high volume of customer transactions while actively managing risk and the related credit quality of our loan and finance receivable portfolios. We believe our successful application of these technology innovations differentiates our capabilities relative to competitive platforms as evidenced by our history of strong growth and stable credit quality.

PRODUCTS AND SERVICES

Our online financing products and services provide customers with a deposit of funds to their bank account or onto a debit card in exchange for a commitment to repay the amount deposited plus fees, interest and/or revenue on the receivables purchased. We originate, arrange, guarantee or purchase short-term consumer loans, line of credit accounts, installment loans and RPAs. We have one reportable segment that includes all of our online financial services.

•

Short-term consumer loans. Short-term consumer loans are unsecured loans written by us or by a third-party lender through our credit services organization and credit access business programs, which we refer to as our CSO programs, that we arrange and guarantee. As of March 31, 2016, we offered or arranged short-term consumer loans in 23 states in the United States, the United Kingdom and Canada. Short-term consumer loans generally have terms of seven to 90 days, with proceeds promptly deposited in the customer’s bank account or onto a debit card in exchange for a pre-authorized debit from their account. Due to the credit risk and high transaction costs of serving our customer segment, the interest and/or fees we charge are generally considered to be higher than the interest or fees charged to consumers with superior credit histories by banks and similar lenders who are typically unwilling to make unsecured loans to alternative credit consumers. Our short-term consumer loans contributed approximately 27.3% of our total revenue for the three months ended March 31, 2016 and 30.7% for the three months ended March 31, 2015.

•

Line of credit accounts. We offer consumer line of credit accounts in seven states in the United States and business line of credit accounts in 22 states in the United States, which allow customers to draw on their unsecured line of credit in increments of their choosing up to their credit limit. Customers may pay off their account balance in full at any time or make required minimum payments in accordance with their terms of the line of credit account. As long as the customer’s account is in good standing and has credit available, customers may continue to borrow on their line of credit. As a result of regulatory changes in 2014, we discontinued offering line of credit accounts to customers in the United Kingdom effective January 1, 2015. Our line of credit accounts contributed approximately 28.0% of our total revenue for the three months ended March 31, 2016 and 33.6% for the three months ended March 31, 2015.

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Installment loans. Installment loans are longer-term loans that require the outstanding principal balance to be paid down in multiple installments. We offer, or arrange through our CSO programs and lending partners, multi-payment unsecured consumer installment loan products in 17 states in the United States and in the United Kingdom, Australia and Brazil. Terms for our installment loan products range between two and 60 months. We also market and service installment loans for our bank partner prior to our purchase of those loans. These loans generally have higher principal amounts than short-term loans. The loan may be repaid early at any time with no prepayment charges. Our installment loans contributed approximately 41.7% of our total revenue for the three months ended March 31, 2016 and 35.5% for the three months ended March 31, 2015.

We have been investing and will continue to invest in the growth of our near-prime installment lending portfolio, particularly loans with an annual percentage rate, or APR, at or below 36% and those through loan programs that we have established and will establish with a small number of banks.

•

CSO Programs. Through our CSO programs, we provide services related to third-party lenders’ short-term consumer loan products by acting as a credit services organization or credit access business on behalf of consumers in accordance with applicable state laws. Services offered under our CSO programs include credit-related services such as arranging loans with independent third-party lenders and assisting in the preparation of loan applications and loan documents, or CSO loans. Under our CSO programs, we guarantee consumer loan payment obligations to the third party lender in the event the customer defaults on the loan. When a consumer executes an agreement with us under our CSO programs, we agree, for a fee payable to us by the consumer, to provide certain services, one of which is to guarantee the consumer’s obligation to repay the loan received by the consumer from the third-party lender if the consumer fails to do so. For CSO loans, each lender is responsible for providing the criteria by which the consumer’s application is underwritten and, if approved, determining the amount of the consumer loan. We in turn are responsible for assessing whether or not we will guarantee such loan. The guarantee represents an obligation to purchase specific short-term loans, which generally have terms of less than 90 days, and specific installment loans, which have terms of four to 12 months, if they go into default.

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As of March 31, 2016 and 2015, the outstanding amount of active short-term consumer loans originated by third-party lenders under the CSO programs was $20.5 million and $24.4 million, respectively, which were guaranteed by us.

As of March 31, 2016 and 2015, the outstanding amount of active installment loans originated by third-party lenders under the CSO programs was $6.2 million and $1.0 million, respectively, which were guaranteed by us.

•

Bank partner. In March 2016, we launched a program with a state-chartered bank where we provide technology, loan servicing and marketing services to the bank. We also have the ability to purchase loans originated through this program. We plan to grow this program through expanding to more states and adding additional partners. Revenue generated from this program for the three months ended March 31, 2016 was less than 0.1% of our total revenue.

•

Receivables purchase agreements. Under RPAs, small businesses receive capital in exchange for a portion of the business’s future receivables at an agreed upon discount. In contrast, lending is a commitment to repay principal and interest. A small business customer who enters into a RPA commits to delivering a percentage of its receivables through ACH or wire debits or by splitting credit card receipts until all purchased receivables are delivered. We offer RPAs in all 50 states and in Washington D.C. in the United States.

OUR MARKETS

We currently provide our services in the following countries:

•

United States. We began our online business in the United States in May 2004. As of March 31, 2016, we provided services in all 50 states and Washington D.C. We market our financing products under the names CashNetUSA at www.cashnetusa.com, NetCredit at www.netcredit.com, Headway Capital at www.headwaycapital.com and The Business Backer at www.businessbacker.com. The United States represented 82.1% and 71.9% of our total revenue for the three months ended March 31, 2016 and 2015, respectively.

•

United Kingdom. We provide services in the United Kingdom under the names QuickQuid at www.quickquid.co.uk, Pounds to Pocket at www.poundstopocket.co.uk and On Stride Financial at www.onstride.co.uk. We began our QuickQuid short-term consumer loan business in July 2007, our Pounds to Pocket installment loan business in September 2010, and our On Stride near-prime installment loan business in April 2014. We offered a line of credit product from March 2013 to December 2014 under the brand name QuickQuid FlexCredit. The United Kingdom represented 14.8% and 26.8% of our total revenue for the three months ended March 31, 2016 and 2015, respectively.

•

Australia. We provide services under the name DollarsDirect at www.dollarsdirect.com.au in Australia, and we began providing services there in May 2009. Australia represented 1.0% and 0.5% of our total revenue for the three months ended March 31, 2016 and 2015, respectively.

•

Canada. We began providing services in Canada in October 2009. As of March 31, 2016, we provide services in the provinces of Ontario, British Columbia, Alberta and Saskatchewan under the name DollarsDirect at www.dollarsdirect.ca. Canada represented 0.7% of our total revenue for each of the three months ended March 31, 2016 and 2015.

•

Brazil. On June 30, 2014, we launched a pilot program in Brazil where we arrange installment loans for a third party lender under the name Simplic at www.simplic.com.br. We plan to continue to invest and expand our lending in Brazil as the program moves out of a pilot phase. Brazil represented 1.3% and 0.1% of our total revenue for the three months ended March 31, 2016 and 2015, respectively.

The Company’s internet websites and the information contained therein or connected thereto are not intended to be incorporated by reference into this Quarterly Report on Form 10-Q.

Exiting Australia and Canada Markets

Due to the small size of the Australian and Canadian markets and our limited operations there, management has decided to exit those markets over the course of 2016 and reallocate our resources to our other existing businesses. As a result, we have slowed lending activities and will soon begin to wind down our loan portfolios with the intention of completely exiting these markets by the end of 2016.

RECENT REGULATORY DEVELOPMENTS

Consumer Financial Protection Bureau

On April 20, 2016, the Consumer Financial Protection Bureau (the “CFPB”) issued a report titled “Online Payday Loan Payments,” which examines 2011-12 bank data on returned ACH payments of online payday loan borrowers who were customers of certain banks included in the study. This is the third report issued by the CFPB in connection with its rulemaking on the payday loan market. The

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report found that: (i) half of online payday borrowers incurred an average of $185 in bank penalties for overdrafts or insufficient funds (the other half of online borrowers did not experience any returned payments during the study period); (ii) one-third of online payday borrowers had their checking or savings account closed as a result of overdraft or insufficient funds fees assessed by their bank; and (iii) online payday borrowers were assessed significant bank fees due to lenders’ repeated debit requests, which typically fail at a higher rate than the initial debit request (although the initial debit request was successful 94% of the time). Also on April 20, 2016, the CFPB Director delivered prepared remarks regarding the report, stating that the CFPB will “consider this data further as we continue to prepare new regulations to address issues with small-dollar lending.” We do not currently know the nature and extent of the rules that the CFPB will adopt or when proposed rules will be published, but the CFPB is expected to propose rules this year with an effective date in 2017 or later. As a result, it is not currently possible to predict the ultimate scope, extent, nature, timing or effect of any rules eventually adopted and made effective by the CFPB. We cannot give any assurances that the effect of such rules will not have a material impact on our U.S. products and services.

On October 7, 2015, the CFPB published its outline of proposals to implement regulations regarding the use of arbitration clauses in contracts for consumer financial services (“Arbitration Outline”). The Arbitration Outline sought to determine the impact of prohibiting class-action waivers and publication of information regarding individual arbitration proceedings. The CFPB published the Arbitration Outline in preparation for convening a Small Business Review Panel to determine whether its proposal could have a significant economic impact on small businesses. On May 5, 2016, the CFPB issued proposed rules prohibiting the use of mandatory arbitration clauses and class action waiver provisions in consumer financial services contracts. Final rules are expected from the CFPB later in 2016, after the CFPB has reviewed comments to the proposed rules. The date for required implementation of the final rules by financial services providers (the “compliance date”) is not expected by the industry until 2017. Any final rules would apply to consumer financial services contracts entered into only after the compliance date (and will not apply to prior contracts that contain arbitration agreements). We cannot give any assurances that the effect of such rules will not have a material impact on our U.S. products and services.

Financial Conduct Authority

During the three months ended March 31, 2016 and 2015, our U.K. operations generated 14.8% and 26.8%, respectively, of our consolidated total revenue. Regulatory changes in the United Kingdom during 2014 significantly affected our results from our U.K. operations as described below.

In the United Kingdom, supervision of consumer credit was transferred on April 1, 2014 to the Financial Conduct Authority, or the FCA, and pursuant to new legislation, the FCA is authorized to adopt prescriptive rules and regulations. As required by the 2013 amendment to the Financial Services and Markets Act 2000, or FSMA the FCA implemented a cap on the total cost of high-cost short-term credit, effective January 2, 2015. The final rule reflects a maximum rate of 0.8% of principal per day, and limits the total fees, interest (including post-default interest) and charges (including late fees which are capped at £15) to an aggregate amount not to exceed 100% of the principal amount loaned. The rule required us to make changes to all of our high-cost short-term products in the United Kingdom. As a result of the final rule, we discontinued offering line of credit accounts to new customers in the United Kingdom in late 2014 and, effective January 1, 2015, we discontinued draws on existing accounts in the United Kingdom.

On January 29, 2016, we received full authorization from the FCA to provide consumer credit and to perform related activities for both of our U.K. businesses. We will be required to continue to satisfy certain minimum standards set out in the FSMA, which may result in additional costs to us.

Safe Harbor Provisions

On October 6, 2015, the European Court of Justice invalidated the so-called “Safe Harbor” framework, which previously evidenced compliance with the U.K. Data Protection Act and the European Union Data Protection Directive and allowed companies to pass European Union data to non-European Union countries if certain certification requirements were met by the company. Although many companies, including us, had Safe Harbor certification, the European Union and the United Kingdom provide other guidance regarding compliance with their data protection laws and regulations for companies who pass data outside the European Union. In addition, there are circumstances under which a company is exempt from complying with those laws and regulations. Despite the invalidation of the Safe Harbor framework, we believe we are exempt from and/or in compliance with all E.U. and U.K. privacy laws and regulations. On February 2, 2016, the European Commission and the United States agreed on a new framework for transatlantic data flows, the “EU-US Privacy Shield”, which will replace the invalidated Safe Harbor framework. The EU-US Privacy Shield safe harbor will not take effect until the European Commission adopts a formal decision that sets forth the details of how the framework will work. On April 13, 2016, the E.U. Article 29 Data Protection Working Party (“Working Party”) published its opinion and draft adequacy decision regarding the EU-US Privacy Shield. The Working Party welcomed the significant improvements of the EU-US Privacy Shield over the Safe Harbor provisions but expressed concerns about the Privacy Shield, including that it lacks clarity and does not reflect some of the data protection principles set forth in European law. The Working Party plays an advisory role to the European Commission so it is possible that its recommendations may be incorporated into the framework before the European

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Commission provides final approval. No timeline has been given for when the European Commission will adopt a formal approval decision. We expect to comply with the EU-US Privacy Shield when finalized; and in the interim, despite the invalidation of the Safe Harbor framework, we believe we are exempt from and/or are in compliance with all E.U. and U.K. privacy laws and regulations.

CRITICAL ACCOUNTING POLICIES

There have been no changes in critical accounting policies as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Recent Accounting Pronouncements

See Note 1 in the Notes to Consolidated Financial Statements included in this report for a discussion of recent accounting pronouncements.

RESULTS OF OPERATIONS

HIGHLIGHTS

Our financial results for the three-month period ended March 31, 2016, or the current quarter, are summarized below.

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Consolidated total revenue increased $9.0 million, or 5.4%, to $174.7 million in the current quarter compared to $165.7 million for the three months ended March 31, 2015, or the prior year quarter. Domestic revenue increased $24.4 million, or 20.5%, to $143.4 million in the current quarter from $119.0 million for the prior year quarter while international revenue declined $15.4 million, or 33.0%, to $31.2 million from $46.6 million.

•	Consolidated gross profit decreased $22.0 million, or 17.3%, to $105.1 million in the current quarter compared to $127.1 million in the prior year quarter.
•	Consolidated income from operations decreased $22.3 million, or 41.1%, to $31.8 million in the current quarter, compared to $54.1 million in the prior year quarter.
•

Consolidated net income was $9.9 million in the current quarter compared to $24.5 million in the prior year quarter. Consolidated diluted earnings per share was $0.30 in the current quarter compared to $0.74 in the prior year quarter.

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OVERVIEW

The following tables reflect our results of operations for the periods indicated, both in dollars and as a percentage of total revenue (dollars in thousands, except per share data):

	Three Months Ended March 31,
	2016	2015
Revenue
Loans and finance receivables revenue	$174,077	$165,271
Other	576	405
Total Revenue	174,653	165,676
Cost of Revenue	69,577	38,570
Gross Profit	105,076	127,106
Expenses
Marketing	21,181	24,156
Operations and technology	20,134	18,012
General and administrative	27,925	25,566
Depreciation and amortization	3,987	5,283
Total Expenses	73,227	73,017
Income from Operations	31,849	54,089
Interest expense, net	(15,915)	(13,305)
Foreign currency transaction gain (loss)	1,568	(944)
Income before Income Taxes	17,502	39,840
Provision for income taxes	7,639	15,310
Net Income	$9,863	$24,530
Diluted earnings per share	$0.30	$0.74

Revenue
Loans and finance receivables revenue	99.7%	99.8%
Other	0.3	0.2
Total Revenue	100.0	100.0
Cost of Revenue	39.8	23.3
Gross Profit	60.2	76.7
Expenses
Marketing	12.1	14.6
Operations and technology	11.5	10.9
General and administrative	16.0	15.4
Depreciation and amortization	2.4	3.2
Total Expenses	42.0	44.1
Income from Operations	18.2	32.6
Interest expense, net	(9.1)	(8.0)
Foreign currency transaction gain (loss)	0.9	(0.6)
Income before Income Taxes	10.0	24.0
Provision for income taxes	4.4	9.2
Net Income	5.6%	14.8%

NON-GAAP DISCLOSURE

In addition to the financial information prepared in conformity with generally accepted accounting principles, or GAAP, we provide historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of our operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of our business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, our

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financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Adjusted Earnings Measures

In addition to reporting financial results in accordance with GAAP, we have provided adjusted earnings and adjusted earnings per share, or, collectively, the Adjusted Earnings Measures, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of our financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in our business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare our financial results during the periods shown without the effect of each of these expense items.

The following table provides reconciliations between net income and diluted earnings per share calculated in accordance with GAAP to the Adjusted Earnings Measures, which are shown net of tax (in thousands, except per share data):

	Three Months Ended
	March 31,
	2016	2015
Net Income	$9,863	$24,530
Adjustments (net of tax):
Intangible asset amortization	180	2
Stock-based compensation expense	1,109	1,054
Foreign currency transaction (gain) loss	(884)	581
Adjusted earnings	$10,268	$26,167

Diluted earnings per share	$0.30	$0.74
Adjustments (net of tax):
Intangible asset amortization	0.01	—
Stock-based compensation expense	0.03	0.03
Foreign currency transaction (gain) loss	(0.03)	0.02
Adjusted earnings per share	$0.31	$0.79

Adjusted EBITDA

The table below shows Adjusted EBITDA, which is a non-GAAP measure that we define as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, taxes and stock-based compensation expense. Management believes Adjusted EBITDA is used by investors to analyze operating performance and evaluate our ability to incur and service debt and our capacity for making capital expenditures. Adjusted EBITDA is also useful to investors to help assess our estimated enterprise value. The computation of Adjusted EBITDA, as presented below, may differ from the computation of similarly-titled measures provided by other companies (in thousands):

	Three Months Ended
	March 31,
	2016	2015
Net Income	$9,863	$24,530
Depreciation and amortization expenses	3,987	5,283
Interest expense, net	15,915	13,305
Foreign currency transaction (gain) loss	(1,568)	944
Provision for income taxes	7,639	15,310
Stock-based compensation expense	1,968	1,712
Adjusted EBITDA	$37,804	$61,084

Adjusted EBITDA margin calculated as follows:
Total Revenue	$174,653	$165,676
Adjusted EBITDA	37,804	61,084
Adjusted EBITDA as a percentage of total revenue	21.6%	36.9%

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Constant Currency Basis

In addition to reporting financial results in accordance with GAAP, we have provided certain other non-GAAP financial information on a constant currency basis. We operate in the United Kingdom, Australia, Canada and Brazil. During the current quarter, 17.9% of our revenue originated in currencies other than the U.S. Dollar, principally the British Pound Sterling. As a result, changes in our reported revenue and profits include the impacts of changes in foreign currency exchange rates. As additional information to the reader, we provide constant currency assessments in the following discussion and analysis to remove and/or quantify the impact of the fluctuation in foreign exchange rates and utilize constant currency results in our analysis of performance. Our constant currency assessment assumes foreign exchange rates in the current fiscal periods remained the same as in the prior fiscal year periods. All conversion rates below are based on the U.S. Dollar equivalent to one of the applicable foreign currency:

	Three Months Ended
	March 31,
	2016	2015	% Change
British Pound	1.4318	1.5165	(5.6)%
Australian dollar	0.7217	0.7872	(8.3)%
Canadian dollar	0.7283	0.8076	(9.8)%
Brazilian real	0.2564	0.3519	(27.2)%

Management believes that our non-GAAP constant currency assessments are a useful measure, as they indicate the actual growth and profitability of our operations.

Combined Loans and Finance Receivables

Combined loans and finance receivables is a non-GAAP measure that includes both loans and RPAs we own and loans we guarantee, which are either GAAP items or disclosures required by GAAP. See Note 3 in the Notes to Consolidated Financial Statements in included in this report.

Management believes this non-GAAP measure provides investors with important information needed to evaluate the magnitude of potential receivable losses and the opportunity for revenue performance of the loans and finance receivables portfolio on an aggregate basis. Management also believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the amounts reflected on our balance sheet since both revenue and cost of revenue are impacted by the aggregate amount of receivables we own and those we guarantee as reflected in our financial statements.

THREE MONTHS ENDED MARCH 31, 2016 COMPARED TO THREE MONTHS ENDED MARCH 31, 2015

Revenue and Gross Profit

Revenue increased $9.0 million, or 5.4%, to $174.7 million for the current quarter as compared to $165.7 million for the prior year quarter. On a constant currency basis, revenue increased by $11.6 million, or 7.0%, for the current quarter compared to the prior year quarter. Our domestic operations contributed an increase of $24.4 million, primarily resulting from a 44.5% increase in domestic installment loan and RPA revenue in the current quarter compared to the prior year quarter driven by growth in our near-prime installment product. The increase in revenue from domestic operations was partially offset by a decrease in revenue of $15.4 million (or $12.8 million on a constant currency basis) from our international operations, primarily due to regulatory changes in the United Kingdom.

Our gross profit decreased by $22.0 million to $105.1 million for the current quarter from $127.1 million for the prior year quarter. On a constant currency basis, gross profit decreased by $21.2 million for the current quarter compared to the prior year quarter. Our consolidated gross profit as a percentage of revenue, or our gross profit margin, decreased to 60.2% for the current quarter, from 76.7% for the prior year quarter. The decrease in gross profit margin was primarily driven by the growth of our domestic installment loan, RPA and line of credit portfolios, a higher mix of new customers which requires higher loss provisions as new customers default at a higher rate than returning customers with a successful history of loan performance, and a lower level of recoveries relative to charge-offs. Approximately 87% of our international gross profit decline is attributed to the U.K. line of credit account portfolio. Excluding that discontinued product, our consolidated gross profit margin decreased to 59.1% for the current quarter from 73.8% for the prior year quarter. See “—Recent Regulatory Developments—Financial Conduct Authority” above for further information. Management expects the consolidated gross profit margin will continue to be influenced by the mix of loans to new and returning customers, the mix of lower yielding and higher yielding loan products, and loan originations for our U.K. operations.

The following tables set forth the components of revenue and gross profit, separated by product and between domestic and international for the current quarter and the prior year quarter (in thousands):

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	Three Months Ended March 31,
	2016	2015	$ Change	% Change
Revenue by product:
Short-term loans	$47,598	$50,861	$(3,263)	(6.4)%
Line of credit accounts	48,973	55,653	(6,680)	(12.0)
Installment loans and RPAs	77,506	58,757	18,749	31.9
Total loans and finance receivables revenue	174,077	165,271	8,806	5.3
Other	576	405	171	42.2
Total revenue	$174,653	$165,676	$8,977	5.4%

Revenue by product (% to total):
Short-term loans	27.3%	30.7%
Line of credit accounts	28.0	33.6
Installment loans and RPAs	44.4	35.5
Total loans and finance receivables revenue	99.7	99.8
Other	0.3	0.2
Total revenue	100.0%	100.0%

	Three Months Ended March 31,
	2016	2015	$ Change	% Change
Domestic:
Revenue	$143,428	$119,053	$24,375	20.5%
Cost of revenue	60,456	33,930	26,526	78.2
Gross profit	$82,972	$85,123	$(2,151)	(2.5)
Gross profit margin	57.8%	71.5%	(13.7)%	(19.2)%
International:
Revenue	$31,225	$46,623	$(15,398)	(33.0)%
Cost of revenue	9,121	4,640	4,481	96.6
Gross profit	$22,104	$41,983	$(19,879)	(47.4)
Gross profit margin	70.8%	90.0%	(19.2)%	(21.3)%
Total:
Revenue	$174,653	$165,676	$8,977	5.4%
Cost of revenue	69,577	38,570	31,007	80.4
Gross profit	$105,076	$127,106	$(22,030)	(17.3)
Gross profit margin	60.2%	76.7%	(16.5)%	(21.5)%

Loan and Finance Receivable Balances

The outstanding combined portfolio balance of loans and finance receivables, net of allowance and liability for estimated losses, increased $150.6 million, or 49.6%, to $454.1 million as of March 31, 2016 from $303.5 million as of March 31, 2015, primarily due to increased demand for our domestic near-prime installment product and growth of our loan and finance receivables portfolios serving the needs of small businesses. The outstanding loan balance for our domestic near-prime product increased 67.2% in the current quarter compared to the prior year quarter resulting in a domestic near-prime portfolio balance that comprises over 38% of our total loan and finance receivables portfolio balance while domestic short-term loans comprised less than 9%. We expect this trend to continue as we increase the number of states offering a near-prime installment lending product under our bank program. Additionally, our portfolio of loans and finance receivables serving the needs of small businesses continues to grow and now comprises more than 12% of our total loan and finance receivables portfolio. Management expects the loan balances for its domestic near-prime installment loan product will continue to comprise a larger percentage of the total loan and finance receivable portfolio, due to consumer demand for these products and their longer loan term. See “—Non-GAAP Disclosure—Combined Loans and Finance Receivables” above for additional information related to combined loans and finance receivables.

The combined loan and finance receivable balance includes $495.9 million and $330.3 million as of March 31, 2016 and 2015, respectively, of our receivables balances before the allowance for losses of $67.7 million and $51.2 million, which are included in our consolidated financial statements for March 31, 2016 and 2015, respectively. The combined loan and finance receivable balance also includes $26.7 million and $25.4 million as of March 31, 2016 and 2015, respectively, of consumer loan balances that are guaranteed by us but not owned by us, which are not included in our consolidated financial statements for March 31, 2016 and 2015, respectively,

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before the liability for estimated losses of $1.2 million and $1.0 million provided in “Accounts payable and accrued expenses” in our consolidated financial statements for March 31, 2016 and 2015, respectively.

The following tables summarize loan and finance receivable balances outstanding as of March 31, 2016 and 2015 (in thousands):

	As of March 31,
	2016			2015
		Guaranteed			Guaranteed
	Company	by the		Company	by the
	Owned(a)	Company(a)	Combined(b)	Owned(a)	Company(a)	Combined(b)
Ending loans and finance receivables balances:
Short-term loans	$52,381	$20,534	$72,915	$49,012	$24,394	$73,406
Line of credit accounts	98,351	—	98,351	76,196	—	76,196
Installment loans and RPAs	345,174	6,580	351,754	205,067	961	206,028
Total ending loans and finance receivables, gross	495,906	27,114	523,020	330,275	25,355	355,630
Less: Allowance and liabilities for losses(a)	(67,704)	(1,182)	(68,886)	(51,220)	(945)	(52,165)
Total ending loans and finance receivables, net	$428,202	$25,932	$454,134	$279,055	$24,410	$303,465
Allowance and liability for losses as a % of loans and finance receivables, gross	13.7%	4.4%	13.2%	15.5%	3.7%	14.7%

	As of March 31,
	2016			2015
		Guaranteed			Guaranteed
	Company	by the		Company	by the
	Owned(a)	Company(a)	Combined(b)	Owned(a)	Company(a)	Combined(b)
Ending loans and finance receivables:
Total domestic, gross	$415,950	$27,114	$443,064	$250,345	$25,355	$275,700
Total international, gross	79,956	—	79,956	79,930	—	79,930
Total ending loans and finance receivables, gross	$495,906	$27,114	$523,020	$330,275	$25,355	$355,630

(a)	GAAP measure. The loans and finance receivables balances guaranteed by us relate to loans originated by third-party lenders through the CSO programs and are not included in our financial statements.
(b)	Except for allowance and liability for estimated losses, amounts shown represent non-GAAP measures.

Average Amount Outstanding per Loan

The average amount outstanding per loan is calculated as the total combined consumer loans, gross balance at the end of the period divided by the total number of combined consumer loans outstanding at the end of the period. The following table shows the average amount outstanding per loan by product at March 31, 2016 and 2015:

	As of March 31,
	2016	2015
Average amount outstanding per loan (in ones)(a)
Short-term loans(b)	$461	$472
Line of credit accounts	1,120	688
Installment loans(b)(c)	1,863	1,525
Total loans(b)(c)	$1,164	$886

(a)	The disclosure regarding the average amount per loan and finance receivable is statistical data that is not included in our consolidated financial statements.
(b)	Includes loans guaranteed by us, which represent loans originated by third-party lenders through the CSO programs and are not included in our consolidated financial statements.
(c)	Excludes RPAs.

The average amount outstanding per consumer loan increased to $1,164 from $886 during the current quarter compared to the prior year quarter, primarily due to a greater mix of installment loans and line of credit accounts, which have higher average amounts outstanding relative to short-term loans, in the current quarter compared to the prior year quarter.

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Average Loan Origination

The average loan origination amount is calculated as the total amount of combined loans originated and renewed for the period divided by the total number of combined consumer loans originated and renewed for the period. The following table shows the average loan origination amount by product for the current quarter compared to the prior year quarter:

	Three Months Ended
	March 31,
	2016	2015
Average loan origination amount (in ones) (a)
Short-term loans (b)	$458	$485
Line of credit accounts (c)	289	267
Installment loans (b)(d)	1,634	1,674
Total loans (b)(d)	$501	$516

(a)	The disclosure regarding the average loan origination amount is statistical data that is not included in our consolidated financial statements.
(b)	Includes loans guaranteed by us, which represent loans originated by third-party lenders through the CSO programs and are not included in our consolidated financial statements.
(c)	Represents the average amount of each incremental draw on line of credit accounts.
(d)	Excludes RPAs.

The average loan origination amount decreased to $501 from $516 during the current quarter compared to the prior year quarter, mainly due to a decrease in the size of average short-term loan originations, partially offset by a greater mix of installment loans, which have higher average amounts per loan relative to short-term loans.

LOANS AND FINANCE RECEIVABLES LOSS EXPERIENCE

The allowance and liability for estimated losses as a percentage of combined consumer loans and RPAs decreased to 13.2% as of March 31, 2016 from 14.7% as of March 31, 2015, primarily due to a greater concentration of our near-prime installment loans in the loans and finance receivables portfolio and, to a lesser extent, improved performance across most products, partially related to the maturing of our product offerings to include a higher percentage of customers with established payment histories and partially related to stricter underwriting standards for our U.K. business.

The cost of revenue in the current quarter was $69.6 million, which was composed of $70.2 million related to Company-owned loans and finance receivables offset by a $0.6 million decrease in the liability for estimated losses related to loans we guaranteed through the CSO programs. The cost of revenue in the prior year quarter was $38.6 million, which was composed of $39.2 million related to Company-owned loans and finance receivables offset by a $0.6 million decrease in the liability for estimated losses related to loans we guaranteed through the CSO programs. Total charge-offs, net of recoveries, were $70.0 million and $52.1 million in the current quarter and the prior year quarter, respectively.

The following tables show loan and finance receivable balances and fees receivable and the relationship of the allowance and liability for losses to the combined balances of loans and finance receivables for each of the last five quarters (in thousands):

	2015				2016
	First	Second	Third	Fourth	First
	Quarter	Quarter	Quarter	Quarter	Quarter
Loans and finance receivables:
Gross - Company owned	$330,275	$368,715	$445,547	$501,955	$495,906
Gross - Guaranteed by the Company(a)	25,355	31,539	36,684	34,123	27,114
Combined loans and finance receivables, gross(b)	355,630	400,254	482,231	536,078	523,020
Allowance and liability for losses on loans and finance receivables	52,165	52,689	66,718	69,078	68,886
Combined loans and finance receivables, net(b)	$303,465	$347,565	$415,513	$467,000	$454,134
Allowance and liability for losses as a % of loans and finance receivables, gross(b)	14.7%	13.2%	13.8%	12.9%	13.2%

(a)	Represents loans originated by third-party lenders through the CSO programs, which are not included in our consolidated financial statements.
(b)	Non-GAAP measure.

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Loans and Finance Receivables Loss Experience by Product

Management evaluates loss rates for all financing products in our portfolio to determine credit quality and evaluate trends. For our products, we evaluate loans and finance receivables losses as a percentage of the average loan and finance receivable balance outstanding or the average combined loan and finance receivable balance outstanding, whichever is applicable, for each portfolio.

Short-term Loans

Demand for our short-term loan product in the United States has historically been highest in the third and fourth quarters of each year, corresponding to the holiday season, and lowest in the first quarter of each year, corresponding to our customers’ receipt of income tax refunds. Following regulatory changes in the United Kingdom in 2014 demand for short-term loans in that market increased throughout 2015 while demand in the United States remained softer in comparison to 2014. Continued higher demand in the United Kingdom, partially offset by lower demand in the United States because of macroeconomic factors such as low unemployment, rising wages and low gas prices, led to flat short-term loan balances on a year-over-year basis as of the end of the first quarter of 2016.

Our gross profit margin for short-term loans is typically highest in the first quarter of each year, corresponding to the seasonal decline in consumer loan balances outstanding. The cost of revenue as a percentage of the average combined loan balance for short-term loans outstanding is typically lower in the first quarter and generally peaks in the second half of the year with higher loan demand.

The following table includes information related only to short-term loans and shows our loss experience trends for short-term loans for each of the last five quarters (in thousands):

	2015				2016
	First	Second	Third	Fourth	First
	Quarter	Quarter	Quarter	Quarter	Quarter
Short-term loans:
Cost of revenue	$11,843	$14,299	$18,315	$17,837	$13,276
Charge-offs (net of recoveries)	13,908	12,683	17,226	18,125	16,540
Average short-term combined loan balance, gross:
Company owned(a)	52,307	52,677	60,399	59,298	55,839
Guaranteed by the Company(a)(b)	28,626	25,699	26,761	24,215	25,151
Average short-term combined loan balance, gross(a)(c)	$80,933	$78,376	$87,160	$83,513	$80,990
Ending short-term combined loan balance, gross:
Company owned	$49,012	$58,315	$62,208	$58,793	$52,381
Guaranteed by the Company(b)	24,394	27,717	25,966	25,151	20,534
Ending short-term combined loan balance, gross(c)	$73,406	$86,032	$88,174	$83,944	$72,915
Ending allowance and liability for losses	$13,650	$15,472	$16,380	$15,950	$12,598

Short-term loan ratios:
Cost of revenue as a % of average short-term combined loan balance, gross(a)(c)	14.6%	18.2%	21.0%	21.4%	16.4%
Charge-offs (net of recoveries) as a % of average short-term combined loan balance, gross(a)(c)	17.2%	16.2%	19.8%	21.7%	20.4%
Gross profit margin	76.7%	70.5%	66.4%	65.0%	72.1%
Allowance and liability for losses as a % of combined loan balance, gross(c)(d)	18.6%	18.0%	18.6%	19.0%	17.3%

(a)	The average short-term combined loan balance is the average of the month-end balances during the period.
(b)	Represents loans originated by third-party lenders through the CSO programs, which are not included in our consolidated financial statements.
(c)	Non-GAAP measure.
(d)	Allowance and liability for losses as a % of combined loan balance, gross, is determined using period-end balances.

Line of Credit Accounts

The cost of revenue as a percentage of average loan balance for line of credit accounts exhibits a similar quarterly seasonal trend to short-term loan loss rates as the ratio is typically lower in the first quarter and increases throughout the remainder of the year, peaking in the second half of the year with higher loan demand. During the current quarter, stronger demand for our domestic line of credit

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products for consumers and small businesses tempered the usual seasonal decline in the line of credit portfolio balance and the cost of revenue as a percentage of average balance.

The gross profit margin is generally lower for line of credit accounts as compared to short-term loans because the highest levels of default are exhibited in the early stages of the account, while the revenue is recognized over the term of the account. As a result, particularly in periods of higher growth for line of credit account portfolios the gross profit margin will be lower for this product than for our short-term loan products. Conversely, in periods of declining originations and portfolio contraction, as was the case in the first half of 2015, the gross profit margin will be higher for this product. The year-over-year decrease in the allowance for losses as a percentage of loan balance was primarily due to the decline during 2015 in the average line of credit balance as a result of discontinuing the line of credit product in the United Kingdom effective January 1, 2015, partially offset by increased demand for our line of credit accounts in the United States. As of March 31, 2016, the U.K. line of credit portfolio balance, net of allowance for losses, was $28 thousand compared to $12.9 million as of March 31, 2015.

The following table includes information related only to line of credit accounts and shows our loss experience trends for line of credit accounts for each of the last five quarters (in thousands):

	2015				2016
	First	Second	Third	Fourth	First
	Quarter	Quarter	Quarter	Quarter	Quarter
Line of credit accounts:
Cost of revenue	$7,813	$4,870	$13,048	$17,816	$16,471
Charge-offs (net of recoveries)	14,926	8,231	9,262	14,962	16,914
Average loan balance(a)	95,777	72,584	81,511	94,532	100,648
Ending loan balance	76,196	73,539	89,142	100,855	98,351
Ending allowance for losses balance	$12,340	$9,091	$12,873	$15,727	$15,284

Line of credit account ratios:
Cost of revenue as a % of average loan balance(a)	8.2%	6.7%	16.0%	18.8%	16.4%
Charge-offs (net of recoveries) as a % of average loan balance(a)	15.6%	11.3%	11.4%	15.8%	16.8%
Gross profit margin	86.0%	88.1%	70.2%	60.5%	66.4%
Allowance for losses as a % of loan balance(b)	16.2%	12.4%	14.4%	15.6%	15.5%

(a)	The average loan balance for line of credit accounts is the average of the month-end balances during the period.
(b)	Allowance for losses as a % of loan balance is determined using period-end balances.

Installment Loans

The cost of revenue as a percentage of average loan and finance receivable balance for installment loans is typically more consistent throughout the year as compared to short-term loans. Due to the scheduled monthly or bi-weekly payments that are inherent with installment loans, we do not experience the higher level of repayments in the first quarter for these loans as we experience with short-term loans and, to a lesser extent, line of credit accounts.

The gross profit margin is generally lower for the installment loan product than for other loan products, primarily because the highest levels of default are exhibited in the early stages of the loan, while revenue is recognized over the term of the loan. In addition, installment loans typically have a higher average amount per loan. Another factor contributing to the lower gross profit margin is that the loan yield for installment loans and RPAs is typically lower than the yield for the other loan products we offer. As a result, particularly in periods of higher growth for the installment loan portfolio, which has been the case in recent years, the gross profit margin is typically lower for this product than for our short-term loan products. Our average installment combined loan and RPA portfolio balance outstanding at March 31, 2016 increased 68.3% in the current quarter compared to the prior year quarter. During the current quarter, we experienced lower gross profit margin than we experienced in the prior year quarter as a result of the growth in our domestic near-prime installment portfolio and RPAs and a lower concentration of U.K. installment loans in the portfolio due to changes initiated in that market in 2014.

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The following table includes information related only to our installment loans and shows our loss experience trends for installment loans for each of the last five quarters (in thousands):

	2015				2016
	First	Second	Third	Fourth	First
	Quarter	Quarter	Quarter	Quarter	Quarter
Installment loans:
Cost of revenue	$18,914	$22,367	$34,251	$35,485	$39,830
Charge-offs (net of recoveries)	23,302	20,627	24,553	35,470	36,541
Average installment combined loan and finance receivable balance, gross:
Company owned(a)	208,668	217,121	265,253	318,400	344,330
Guaranteed by the Company(a)(b)	327	2,281	7,822	10,667	7,476
Average installment combined loan and finance receivable balance, gross (a)(c)	$208,995	$219,402	$273,075	$329,067	$351,806
Ending installment combined loan and finance receivable balance, gross:
Company owned	$205,067	$236,861	$294,197	$342,307	$345,174
Guaranteed by the Company(b)	961	3,822	10,718	8,972	6,580
Ending installment combined loan and finance receivable balance, gross (c)	$206,028	$240,683	$304,915	$351,279	$351,754
Ending allowance and liability for losses	$26,175	$28,126	$37,465	$37,401	$41,004

Installment loan ratios:
Cost of revenue as a % of average installment combined loan and finance receivable balance, gross(a)(c)	9.0%	10.2%	12.5%	10.8%	11.3%
Charge-offs (net of recoveries) as a % of average installment combined loan and finance receivable balance, gross (a)(c)	11.1%	9.4%	9.0%	10.8%	10.4%
Gross profit margin	67.8%	60.4%	48.4%	55.0%	48.6%
Allowance and liability for losses as a % of combined loan and finance receivable balance, gross(c)(d)	12.7%	11.7%	12.3%	10.6%	11.7%

(a)	The average installment combined loan and finance receivable balance is the average of the month-end balances during the period.
(b)	Represents loans originated by third-party lenders through the CSO programs, which are not included in our consolidated financial statements.
(c)	Non-GAAP measure.
(d)	Allowance and liability for losses as a % of combined loan and finance receivable balance, gross, is determined using period-end balances.

Total Expenses

Total expenses increased $0.2 million, or 0.3%, to $73.2 million in the current quarter, compared to $73.0 million in the prior year quarter. On a constant currency basis, total expenses increased $1.5 million, or 2.0%, for the current quarter compared to the prior year quarter.

Marketing expense decreased to $21.2 million in the current quarter compared to $24.1 million in the prior year quarter. Lower revenue sharing costs, lower domestic online marketing costs and lower television advertising in our domestic and international operations were partially offset by slightly higher domestic and international lead generation costs.

Operations and technology expense increased to $20.1 million in the current quarter compared to $18.0 million in the prior year quarter, primarily due to higher underwriting costs for our installment and RPA products in both our domestic and international operations, costs related to the wind-down of our China pilot and higher incentive accruals due to stronger financial performance in the current quarter compared to the prior year quarter for our domestic businesses.

General and administrative expense increased $2.3 million, or 9.2%, to $27.9 million in the current quarter compared to $25.6 million in the prior year quarter, primarily due to higher personnel expenses resulting from our 2015 acquisition of certain assets of The

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Business Backer, higher incentive accruals due to stronger performance in the current quarter compared to the prior year quarter, and higher consulting expenses related to various initiatives, partially offset by lower occupancy expense related to the relocation of our headquarters in the second quarter of 2015.

Depreciation and amortization expense decreased $1.3 million, or 24.5%, in the current quarter compared to the prior year quarter, primarily due to the acceleration of depreciation in the prior year quarter resulting from the early termination of our lease for the relocation of our headquarters that occurred in 2015.

Interest Expense, Net

Interest expense, net increased $2.6 million, or 19.6%, to $15.9 million in the current quarter compared to $13.3 million in the prior year quarter. The increase was primarily due to an increase in the average amount of debt outstanding, which increased $113.5 million to $594.7 million during the current quarter from $481.2 million during the prior year quarter, and an increase in the weighted average interest rate on our outstanding debt to 10.81% during the current quarter from 10.71% during the prior year quarter resulting from interest and loan issuance cost amortization related to the 2016–1 Securitization Facility and, to a lesser extent, outstanding unsecured revolving line of credit borrowings in the current year compared to none in the prior year quarter.

Provision for Income Taxes

Provision for income taxes decreased $7.7 million, or 50.1%, to $7.6 million in the current quarter compared to $15.3 million in the prior year quarter. The decrease was primarily due to a 56.1% decrease in income before income taxes and a decrease in the effective tax rate to 43.6% in the current quarter from 38.4% in the prior year quarter. The increase in the effective tax rate in the current quarter is mainly due to an adjustment related to share based compensation deferred tax, lower nondeductible executive compensation and lobbying expenses in the current quarter compared to the prior year quarter.

As of the current quarter, the Company has no unrecognized tax benefits. The company does not believe it is reasonably possible that, within the next twelve months, unrecognized domestic tax benefits will change by a significant amount. The Company records interest and penalties related to tax matters as income tax expense in the consolidated statement of income.

The Company’s U.S. tax returns are subject to examination by federal and state taxing authorities. The IRS is currently examining the 2013 tax year when the Company was included as part of a consolidated tax return with Cash America and its affiliated companies. An IRS audit of the 2011 and 2012 tax years concluded with no adjustments to the financial statements. The Company has been notified that an audit of the 2014 tax year will commence in the second quarter of 2016.

Net Income

Net income decreased $14.6 million, or 59.8% to $9.9 million during the current quarter compared to $24.5 million during the prior year quarter. The decrease was primarily due to the wind down of the U.K. line of credit product in the prior year quarter which contributed $19.3 million in gross profit.

LIQUIDITY AND CAPITAL RESOURCES

Capital Funding Strategy

Historically, we have generated significant cash flow through normal operating activities for funding both long-term and short-term needs. Our near-term liquidity is managed to ensure that adequate resources are available to fund our seasonal working capital growth, which is driven by demand for our loan products. On May 30, 2014, we issued and sold $500.0 million in senior unsecured notes (“Senior Notes”). On May 14, 2014, we entered into our credit agreement, which was amended on March 25, 2015, November 5, 2015 and December 29, 2015, as further described below under “Credit Agreement.” As of May 5, 2016, our available borrowings under the Credit Agreement were $33.4 million. On January 15, 2016, we entered into the 2016-1 Securitization Facility, as further described below. We expect that our operating needs will be satisfied by a combination of cash flows from operations, borrowings under our Credit Agreement and securitization or sale of loans and finance receivables under our consumer loan securitization.

As of March 31, 2016, we were in compliance with all financial ratios, covenants and other requirements set forth in our debt agreements. Unexpected changes in our financial condition or other unforeseen factors may result in our inability to obtain third-party financing or could increase our borrowing costs in the future. To the extent we experience short-term or long-term funding disruptions, we have the ability to adjust our volume of lending to consumers and small businesses that would reduce cash outflow requirements while increasing cash inflows through loan repayments. Additional alternatives may include the securitization or sale of assets and reductions in capital spending which could be expected to generate additional liquidity.

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Consumer Loan Securitization

On January 15, 2016, we and certain of our subsidiaries entered into a receivables securitization (the “2016-1 Securitization Facility”) with certain purchasers, Jefferies Funding LLC, as administrative agent and Bankers Trust Company, as indenture trustee and securities intermediary. The 2016-1 Securitization Facility securitizes unsecured consumer installment loans (“Receivables”) that have been, or will be, originated or acquired under our NetCredit brand and that meet specified eligibility criteria. Under the 2016-1 Securitization Facility, Receivables are sold to a wholly-owned special purpose subsidiary (the “Issuer”) and serviced by another subsidiary.

The Issuer issued an initial term note of $107.4 million (the “Initial Term Note”), which was secured by $134 million in unsecured consumer loans, and variable funding notes (the “Variable Funding Notes”) with an aggregate availability of $20 million per month. As described below, the Issuer will subsequently issue term notes (the “Term Notes” and, together with the Initial Term Note and the Variable Funding Notes, the “Securitization Notes”). The maximum principal amount of the Securitization Notes that may be outstanding at any time under the 2016-1 Securitization Facility is limited to $175 million.

At the end of each month during the nine-month revolving period, the Receivables funded by the Variable Funding Notes will be refinanced through the creation of two Term Notes, which Term Notes will be issued to the holders of the Variable Funding Notes. The non-recourse Securitization Notes mature at various dates, the latest of which will be October 15, 2020 (the “Final Maturity Date”).

The Securitization Notes are issued pursuant to an indenture, dated as of January 15, 2016. The Securitization Notes bear interest at an annual rate equal to the one month LIBOR rate (subject to a floor of 1%) plus 7.75%, which rate is initially 8.75%. In addition, the Issuer paid certain customary upfront closing fees and will pay customary annual commitment and other fees to the purchasers under the 2016-1 Securitization Facility. Subject to certain exceptions, the Issuer is not permitted to prepay or redeem any outstanding Securitization Notes prior to October 17, 2016. Following such date, the Issuer is permitted to voluntarily prepay any outstanding Securitization Notes, subject to an optional redemption premium. Interest and principal payments on outstanding Securitization Notes will be made monthly. Any remaining amounts outstanding will be payable no later than the Final Maturity Date.

All amounts due under the Securitization Notes are secured by all of the Issuer’s assets, which include the Receivables transferred to the Issuer, related rights under the Receivables, specified bank accounts, and certain other related collateral.

The 2016-1 Securitization Facility documents contain customary provisions for securitizations, including: representations and warranties as to the eligibility of the Receivables and other matters; indemnification for specified losses not including losses due to the inability of consumers to repay their loans; covenants regarding special purpose entity matters and other subjects; and default and termination provisions which provide for the acceleration of the Securitization Notes under the 2016-1 Securitization Facility in circumstances including, but not limited to, failure to make payments when due, servicer defaults, certain insolvency events, breaches of representations, warranties or covenants, failure to maintain the security interest in the receivables, and defaults under other material indebtedness.

Credit Agreement

On March 25, 2015, we and certain of our domestic subsidiaries, as guarantors, entered into an amendment to our revolving credit facility with Jefferies Finance LLC, as administrative agent. The amendment reduced our unsecured revolving line of credit to $65.0 million (from $75.0 million) and increased an additional senior secured indebtedness basket to the greater of $20.0 million or 2.75% of consolidated total assets (as defined in the Credit Agreement) (from $15.0 million or 2% of consolidated total assets). In addition, the March 25, 2015 amendment revised certain definitions and provisions relating to limitations on indebtedness, investments, dispositions, fundamental changes and burdensome agreements to allow certain of our foreign subsidiaries, which opt to become guarantors of our obligations under the Credit Agreement, to be treated as domestic subsidiaries for purposes of those provisions.

On November 5, 2015 we and certain of our domestic subsidiaries, as guarantors, entered into an amendment to the Credit Agreement, which further reduced our unsecured revolving line of credit to $60.0 million (from $65.0 million) and increased the maximum allowable leverage ratio as defined in the Credit Agreement to 3.75 to 1.00 (from 3.00 to 1.00) solely for the fiscal quarters ending December 31, 2015 and March 31, 2016. In addition, the November 5, 2015 amendment (i) revised certain definitions and provisions to clarify the treatment of securitization subsidiaries as defined in the credit agreement, and (ii) clarified the treatment of operating leases under the credit agreement in light of contemplated changes to accounting treatment concerning such operating leases.

On December 29, 2015, we and certain of our domestic subsidiaries, as guarantors, entered into an amendment to the Credit Agreement, which temporarily increased our unsecured revolving line of credit to $75.0 million, an increase of $15.0 million ($5.0 million on December 29, 2015 and $10.0 million on January 4, 2016). Once we received the proceeds from the 2016-1 Securitization Facility, we repaid the outstanding balance on the revolving line of credit in full and, in accordance with the terms of the amendment, the revolving commitment amount was reduced to $40.0 million.

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Our Credit Agreement will mature on June 30, 2017. The revolving line of credit under the Credit Agreement was undrawn as of March 31, 2016. We had standby letters of credit of $6.6 million under our Credit Agreement as of March 31, 2016.

Cash Flows

Our cash flows and other key indicators of liquidity are summarized as follows (dollars in thousands):

	Three Months Ended March 31,
	2016	2015
Cash flows provided by operating activities	$98,592	$87,865
Cash flows used in investing activities
Loans and finance receivables	$(65,670)	$(4,800)
Change in restricted cash	(13,717)	—
Property and equipment additions	(2,230)	(11,572)
Other investing activities	58	—
Total cash flows used in investing activities	$(81,559)	$(16,372)
Cash flows provided by financing activities	$52,184	$—

Cash Flows from Operating Activities

Net cash provided by operating activities increased $10.7 million, or 12.2%, to $98.6 million for the current quarter from $87.9 million for the prior year quarter. The increase was primarily driven by a $31.0 million increase in cost of revenue, a non-cash expense, during the current quarter, partially offset by a $13.5 million decrease in net income.

Other significant changes in net cash provided by operating activities for the current quarter compared to the prior year quarter included cash flows from the following activities:

•

changes in finance and service charges on loans and finance receivables resulted in a $10.9 million decrease in net cash provided by operating activities, primarily due to higher rate of loans and finance receivables originated or purchased compared to loans and finance receivables repaid;

•

changes in accounts payable and accrued expenses resulted in a $6.8 million increase in net cash provided by operating activities, primarily due to lower annual cash incentive payments in the current quarter compared to the prior year quarter, partially offset by the receipt during the prior year quarter of an allowance related to the improvements made to the Company’s new headquarters; and

•	changes in current income taxes payable resulted in a $3.6 million decrease in net cash provided by operating activities primarily due to our 2015 extension and 2015 quarterly estimated tax payments;

Management believes cash flows from operations and available cash balances and borrowings under our 2016-1 Securitization Facility and Credit Agreement will be sufficient to fund our future operating liquidity needs.

Cash Flows from Investing Activities

Net cash used in investing activities increased $65.2 million, or 398.2%, for the current quarter compared to the prior year quarter, primarily due to an increase of $60.9 million in cash invested in loans and finance receivables due to a 22.1% increase in loans and finance receivables originated or purchased as well as an $13.7 million increase in the restricted cash balance resulting from activity related to the 2016–1 Securitization Facility. These increases were partially offset by a $9.4 million decrease in property and equipment expenditures to $2.2 million in the current quarter compared to $11.6 million in the prior year quarter, primarily related to the finish out and relocation of our headquarters in the prior year. Management anticipates that total expenditures for property and equipment will be between $11 million and $16 million for the twelve months ended December 31, 2016, primarily for continued development activities related to our technology platform and the purchase of computer hardware.

Cash Flows from Financing Activities

Cash flows provided by financing activities for the current quarter primarily reflects $113.9 million in net borrowings under our 2016‑1 Securitization Facility, partially offset by $58.4 million of net repayments under our unsecured revolving line of credit under the Credit Agreement and $3.3 million of debt issuance costs paid in connection with the consumer loan securitization financing transactions. We had no cash flows from financing activities during the prior year quarter.

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Contractual Obligations and Commitments

The following table summarizes the Company’s contractual obligations at March 31, 2016, and the effect such obligations are expected to have on its liquidity and cash flow in future periods (dollars in thousands):

	2016	2017	2018	2019	2020	Thereafter	Securitizations	Total
Senior Notes(a)	$—	$—	$—	$—	$—	$500,000	$—	$500,000
Interest on Senior Notes(b)	48,750	48,750	48,750	48,750	48,750	72,125	—	315,875
Securitization facility(c)	—	—	—	—	—	—	113,913	113,913
Non-cancelable leases(d)	3,061	6,674	5,849	6,728	6,474	39,069	—	67,855
Other Liabilities(e)	—	—	3,000	—	—	—	—	3,000
Total	$51,811	$55,424	$57,599	$55,478	$55,224	$611,194	$113,913	$1,000,643

(a)	Represents obligations under the Senior Notes.
(b)	Represents cash payments for interest on the Senior Notes.
(c)	Securitizations are not included in maturities by period due to their variable monthly payments.
(d)	Represents obligations due under long-term operating leases. The total future minimum lease obligation excludes non-cancelable sublease rental income of $1.4 million.
(e)	Represents obligations under a promissory note issued in conjunction with our acquisition of certain assets of a company operating as The Business Backer.

OFF-BALANCE SHEET ARRANGEMENTS

In certain markets, we arrange for consumers to obtain consumer loan products from independent third-party lenders through our CSO programs. For consumer loan products originated by third-party lenders under the CSO programs, each lender is responsible for providing the criteria by which the customer’s application is underwritten and, if approved, determining the amount of the consumer loan. We are responsible for assessing whether or not we will guarantee such loan. When a customer executes an agreement with us under our CSO programs, we agree, for a fee payable to us by the customer, to provide certain services to the customer, one of which is to guarantee the customer’s obligation to repay the loan received by the customer from the third-party lender if the customer fails to do so. The guarantee represents an obligation to purchase specific loans if they go into default, which generally occurs after one payment is missed. As of March 31 2016 and 2015, the outstanding amount of active consumer loans originated by third-party lenders under the CSO programs was $26.7 million and $25.4 million, respectively, which were guaranteed by us. The estimated fair value of the liability for estimated losses on consumer loans guaranteed by the Company of $1.2 million and $0.9 million, as of March 31, 2016 and 2015, respectively, is included in “Accounts payable and accrued expenses” in the consolidated balance sheets. Our CSO programs are further described under the caption “Products and Services” included in Item 2 of this report.

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market risks relating to our operations result primarily from changes in foreign currency exchange rates. We do not engage in speculative or leveraged transactions, nor do we hold or issue financial instruments for trading purposes. There have been no material changes to our exposure to market risks since December 31, 2015.

ITEM 4.	CONTROLS AND PROCEDURES

Under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, our management has evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, or the “Exchange Act”) as of March 31, 2016 (the “Evaluation Date”). Based upon that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that, as of the Evaluation Date, our disclosure controls and procedures are effective and provide reasonable assurance (i) to ensure that information required to be disclosed in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission rules and forms; and (ii) to ensure that information required to be disclosed in the reports that we file or submit under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosures.

There was no change in our internal control over financial reporting during the quarter ended March 31, 2016 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Our management, including our Chief Executive Officer and Chief Financial Officer, does not expect that our disclosure controls and procedures or internal controls will prevent or detect all possible misstatements due to error or fraud. Our disclosure controls and procedures and internal controls are, however, designed to provide reasonable assurance of achieving their objectives, and our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures are effective at that reasonable assurance level.

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PART II. OTHER INFORMATION

ITEM 1.	LEGAL PROCEEDINGS

See the “Litigation” section of Note 9 of the notes to our unaudited financial statements of Part I, “Item 1 Financial Statements.”

ITEM 1A.	RISK FACTORS

There have been no material changes from the Risk Factors described in Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, except as follows:

Judicial decisions, CFPB rule-making or amendments to the Federal Arbitration Act could render the arbitration agreements we use illegal or unenforceable.

We include arbitration provisions in our consumer and business loan and financing agreements. These provisions are designed to allow us to resolve any customer disputes through individual arbitration rather than in court and explicitly provide that all arbitrations will be conducted on an individual and not on a class basis. Thus, our arbitration agreements, if enforced, have the effect of shielding us from class action liability. Our arbitration agreements do not generally have any impact on regulatory enforcement proceedings. We take the position that the arbitration provisions in loan and financing agreements, including class action waivers, are valid and enforceable; however, the enforceability of arbitration provisions is often challenged in court. If those challenges are successful, our arbitration and class action waiver provisions could be unenforceable, which could subject us to additional litigation, including additional class action litigation.

In addition, the U.S. Congress has considered legislation that would generally limit or prohibit mandatory arbitration agreements in consumer contracts and has enacted legislation with such a prohibition with respect to certain mortgage loan agreements and also certain consumer loan agreements to members of the military on active duty and their dependents. Further, the Dodd-Frank Act directed the CFPB to study consumer arbitration and report to the U.S. Congress, and it authorized the CFPB to adopt rules limiting or prohibiting consumer arbitration, consistent with the results of its study. In March 2015, the CFPB released its final report on consumer arbitration that indicated that it could propose rules that prohibit or limit the use of arbitration provisions in consumer loan agreements.

On October 7, 2015, the CFPB published its outline of proposals to implement regulations regarding the use of arbitration clauses in contracts for consumer financial services (“Arbitration Outline”). The Arbitration Outline sought to determine the impact of prohibiting class-action waivers and publication of information regarding individual arbitration proceedings.  On May 5, 2016, the CFPB issued proposed rules prohibiting the use of mandatory arbitration clauses and class action waiver provisions in consumer financial services contracts. Final rules are expected from the CFPB later in 2016, after the CFPB has reviewed comments to the proposed rules. The date for required implementation of the final rules by financial services providers (the “compliance date”) is not expected by the industry until 2017. Any final rules would apply to consumer financial services contracts entered into only after the compliance date (and will not apply to prior contracts that contain arbitration agreements). We cannot give any assurances that the effect of such rules will not have a material impact on our U.S. products.

Any judicial decisions, legislation or other rules or regulations that impair our ability to enter into and enforce consumer arbitration agreements and class action waivers could significantly increase our exposure to class action litigation as well as litigation in plaintiff-friendly jurisdictions, which would be costly and could have a material adverse effect on our business, prospects, results of operations, financial condition and cash flows.

Future sales or distributions of our common stock, including the sale by Cash America of the shares of our common stock that it has retained, could depress the market price for shares of our common stock.

The shares of our common stock that Cash America distributed to its shareholders generally may be sold immediately in the public market. It is possible that some shareholders of Cash America, including possibly some of Cash America’s major shareholders and index fund investors, have sold and will sell our common stock received in the distribution for various reasons (for example, if our business profile or market capitalization as an independent company does not fit their investment objectives). The sales of significant amounts of our common stock or the perception in the market that this will occur may have resulted and may continue to result in the lowering of the market price of our common stock.

In addition, Cash America retained a 20 percent ownership interest in our common stock. Pursuant to a Stockholder’s and Registration Rights Agreement with Cash America, Cash America is required to vote such shares in proportion to the votes cast by our other stockholders and has granted a related proxy to us to vote its shares in accordance with such requirement. In order to not jeopardize the tax-free status of the distribution, at the time of the separation and distribution, Cash America was required to dispose of such retained shares (other than the shares retained for delivery under Cash America’s long-term incentive plans) of our common stock that

46

it owns as soon as practicable and consistent with its reasons for retaining such shares, but in no event no later than two years after the distribution. Cash America applied to the Internal Revenue Service for an extension on the two-year deadline to dispose of our common stock and received an extension to dispose of the shares until September 2017. Pursuant to the Stockholder’s and Registration Rights Agreement, we agreed that, upon the request of Cash America, we will use our best efforts to effect the registration under applicable securities laws of the shares of common stock retained by Cash America and not otherwise registered and sold pursuant to a registration statement. We are required to pay certain expenses related to the registration of such stock. We have filed a registration statement relating to Cash America’s shares, which has been declared effective by the SEC. Any disposition by Cash America, or any significant shareholder, of our common stock in the public market, or the perception that such dispositions could occur, could adversely affect prevailing market prices for our common stock.

ITEM 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

The following table provides the information with respect to purchases made by us of shares of our common stock.

Period	Total Number of Shares Purchased(a)	Average Price Paid Per Share	Total Number of Shares Purchased as Part of Publicly Announced Plan	Maximum Number of Shares that May Yet Be Purchased Under the Plan
January 1 – January 31, 2016	6,308	$6.61	—	—
February 1 – February 29, 2016	—	—	—	—
March 1 – March 31, 2016	2,675	6.16	—	—
Total	8,983	$6.48	—	—

(a)	Shares withheld from employees as tax payments for shares issued under the Company’s stock-based compensation plans

ITEM 3.	DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4.	MINE SAFETY DISCLOSURES

Not applicable.

ITEM 5.	OTHER INFORMATION

On May 2, 2016, Alex T. King announced his resignation from his position as the Company’s Senior Vice President—Operations to pursue other opportunities. Mr. King’s resignation will be effective May 27, 2016. Mr. King intends to continue to serve in his current capacity through his resignation date.

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ITEM 6.	EXHIBITS

Exhibit No.	Exhibit Description

10.1	Indenture, dated January 15, 2016, by and between EFR 2016-1, LLC and Bankers Trust Company, as trustee*

10.2	Note Purchase Agreement, dated January 15, 2016, by and among Enova Lending Services, LLC, EFR 2016-1, LLC, Jefferies Funding LLC, other noteholders party thereto and from time to time party thereto*

10.3	Receivables Purchase Agreement, dated January 15, 2016, between Enova Finance 5, LLC and the Company*

10.4

Director Appointment Agreement, dated March 30, 2016, by and among the Company, SAF Capital Management LLC and certain of its affiliates (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, filed on March 31, 2016, File No. 001-35503).

31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*	Portions of this document have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

48

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 6, 2016	ENOVA INTERNATIONAL, INC.

	By:	/s/ Robert S. Clifton
Robert S. Clifton
Vice President, Chief Financial Officer & Treasurer
(On behalf of the Registrant and as Principal Financial and Accounting Officer)

49

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Indenture, dated January 15, 2016, by and between EFR 2016-1, LLC and Bankers Trust Company, as trustee*

10.2	Note Purchase Agreement, dated January 15, 2016, by and among Enova Lending Services, LLC, EFR 2016-1, LLC, Jefferies Funding LLC, other noteholders party thereto and from time to time party thereto*

10.3	Receivables Purchase Agreement, dated January 15, 2016, between Enova Finance 5, LLC and the Company*

10.4

Director Appointment Agreement, dated March 30, 2016, by and among the Company, SAF Capital Management LLC and certain of its affiliates (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, filed on March 31, 2016, File No. 001-35503).

31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*	Portions of this document have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

50

Exhibit 10.1

EFR 2016-1, LLC+

as Issuer

and

Bankers Trust COMPANY

as Indenture Trustee and Securities Intermediary

INDENTURE

dated as of January 15, 2016

+Confidential Treatment Requested.  Confidential portions of this document have been redacted and have been separately filed with the Securities and Exchange Commission.

***Indicates confidential material redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the redacted material.

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

EXHIBITS

EXHIBIT A	FORM OF VARIABLE FUNDING NOTE
EXHIBIT B	FORM OF TERM NOTE [A][B]
EXHIBIT C	FORM OF NOTICE OF CONVERSION
EXHIBIT D	FORM OF BORROWING BASE CERTIFICATE
EXHIBIT E	FORM OF CERTIFICATE OF VARIABLE FUNDING NOTE NOTEHOLDER
EXHIBIT F	FORM OF CERTIFICATE OF TERM NOTE OWNER
EXHIBIT G	[FORM OF] TEMPORARY REGULATION S GLOBAL NOTE
EXHIBIT H	[FORM OF] PERMANENT REGULATION S GLOBAL NOTE
EXHIBIT I	[FORM OF] REGULATION S CERTIFICATE
EXHIBIT J	[FORM OF] NON-U.S. CERTIFICATE
APPENDIX A	DEFINITIONS/RULES OF CONSTRUCTION/NOTICE INFORMATION

-v-

This INDENTURE, dated as of January 15, 2016 (this “Indenture”), by and between EFR 2016-1, LLC (the “Issuer”), having its principal office at 175 W Jackson Blvd, Suite 1000, Chicago, Illinois 60604, and Bankers Trust Company, in its capacity as Indenture Trustee (the “Indenture Trustee”), and as initial Securities Intermediary (the “Securities Intermediary”).

W I T N E S S E T H:

WHEREAS, the Issuer duly authorized the execution and delivery of this Indenture to provide for the issuance of its Notes; and

WHEREAS, the Issuer agrees that everything necessary to make this Indenture a valid and legally binding agreement of the Issuer, in accordance with its terms, has been done.

NOW, THEREFORE, to set forth and establish the terms and conditions upon which the Notes are to be authenticated, issued and delivered, and in consideration of the premises and the mutual agreements herein contained, the purchase of Notes by the Holders thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, for the equal and proportionate benefit of all Holders of the Notes, as the case may be, the parties hereto intending to be legally bound hereby agree as follows:

GRANTING CLAUSE

The Issuer hereby grants to the Indenture Trustee, for the benefit and security of the Noteholders and the Indenture Trustee, a first priority security interest in all of its right, title and interest, whether now owned or hereafter acquired, in, to and under the Issuer Estate and all accounts, certificates of deposit, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property (including securities accounts and financial assets credited thereto), letter-of-credit rights, money and supporting obligations, including (a) all ownership interests in the Receivables, (b) all monies received with respect to the Receivables, (c) any and all documents that the Issuer (or its designee) keeps on file relating to the Receivables or the related Obligors, (d) all rights, remedies, powers, privileges and claims of the Issuer under or with respect to the Transaction Documents (whether arising pursuant to the terms of any such agreement or otherwise available to the Issuer at law or in equity), including the rights of the Issuer to enforce the Transaction Documents, and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to any such agreement, (e) the Collection Account, including all amounts and property from time to time held therein or credited thereto, (f) all present and future claims, demands, causes and choses in action in respect of action in respect of any or all of the foregoing, (g) all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all cash and non-cash proceeds, and other property consisting of, arising from or relating to all or any part of any of the foregoing and (h) all other assets owned or acquired by the Issuer.

The property described in the preceding sentence is collectively referred to as the “Collateral.”  The Security Interest in the Collateral is granted to secure the Notes (and the related obligations under this Indenture), equally and ratably without prejudice, priority or distinction between any Note by reason of difference in time of issuance or otherwise, except as otherwise expressly provided in this Indenture or in any Note issued pursuant hereto, and to secure (i) the payment of all amounts due on such Notes in accordance with their terms, (ii) the payment of all other sums payable by the Issuer under this Indenture or the Notes and (iii) compliance by the Issuer with the provisions of this Indenture or the Notes.  This Indenture, as it may be supplemented, is a security agreement within the meaning of the UCC.

The Indenture Trustee acknowledges the grant of such Security Interest, and accepts the Collateral in trust hereunder in accordance with the provisions hereof and agrees to perform the duties herein such that the interests of the Noteholders may be adequately and effectively protected.

LIMITED RECOURSE

The obligation of the Issuer to make payments of principal, interest and other amounts on the Notes is limited in recourse as set forth in Section 7.10.

Article I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01Definitions.  Whenever used in this Indenture and unless the context requires a different meaning, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in Part I of Appendix A.  The rules of construction set forth in Part II of such Appendix A shall be applicable to this Indenture.

Section 1.02Compliance Certificates and Opinions.  Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer’s Certificate executed by the Transferor or the Issuer, stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with or waived and (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with or waived, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

It will not be necessary to deliver the Officer’s Certificate and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or before the time of authentication and delivery of any Note issued hereunder.  The Indenture Trustee may rely, as to authorization by the Issuer of any Notes, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the delivery of the documents required pursuant to Sections 4.10, 4.11 and 4.12, as applicable, in connection with the authentication and delivery of any Note issued hereunder.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for the statement required by Section 11.07) will include:

(a)a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions relating thereto;

(b)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)a statement that such individual has made such examination or investigation as is reasonably necessary to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03Form of Documents Delivered to Indenture Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, one or more specified Persons, one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless the Issuer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations are erroneous.  Any such certificate or opinion of, or representation by, counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04Acts of Noteholders.  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action (collectively, an “Action”) provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing.  Except as herein otherwise expressly provided, such Action will become effective when such instrument or instruments or record are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments and any such record (and the Action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent, will be sufficient for any purpose of this Indenture and (subject to Section 8.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 1.04.

(b)The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by an officer of a corporation or limited liability company or a member of a partnership, on behalf of such corporation or limited liability company or partnership, such certificate or affidavit will also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.

(c)The ownership of Notes will be proved solely by the Note Register, and the beneficial ownership of any interest in Global Notes will be proved solely by the Book Entry System.

(d)The fact and date of execution of any such instrument or writing, the authority of the Person executing the same and the principal amount may also be proved in any other manner which the Indenture Trustee deems sufficient; and the Indenture Trustee may in any instance require further proof with respect to any of the matters referred to in this Section 1.04.

(e)If the Issuer will solicit from the Holders any Action, the Issuer may, at its option, by an Officer’s Certificate, fix in advance a record date for the determination of Holders entitled to give such Action, but the Issuer will have no obligation to do so.  If the Issuer does not so fix a record date, such record date will be the later of 30 days before the first solicitation of such Action or the date of the most recent list of Noteholders furnished to the Indenture Trustee pursuant to Section 9.01 before such solicitation.  Such Action may be given before or after the record date, but only the Holders of record at the close of business on the record date will be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Notes Outstanding have authorized or agreed or consented to such Action, and for that purpose the Notes Outstanding will be computed as of the record date; provided, that no such authorization, agreement or consent by the Holders on the record date will be deemed effective unless it will become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(f)Any Action by the Holder of any Note will bind the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon whether or not notation of such Action is made upon such Note.

(g)Without limiting the foregoing, a Holder entitled hereunder to take any Action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.  Any notice given or Action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h)Without limiting the generality of the foregoing, unless otherwise specified pursuant to Section 4.01, a Holder, including a Depository that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any Action provided in this Indenture to be made, given or taken by Holders, and a Depository that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in or security entitlements to any such Global Note through such Depository’s standing instructions and customary practices.

(i)The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in or security entitlements to any Global Note held by a Depository entitled under the procedures of such Depository to make, give or take, by a proxy or proxies duly appointed in writing, any Action provided in this Indenture to be made, given or taken by Holders.  If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such Action, whether or not such Holders remain Holders after such record date.  No such Action shall be valid or effective if made, given or taken more than 90 days after such record date.

Section 1.05Notices, etc. to Indenture Trustee and Issuer.  Any Action of Noteholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, (i) the Indenture Trustee by any Noteholder or by the Issuer will be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid or sent via electronic transmission to the Indenture Trustee at its Corporate Trust Office, (ii) or the Issuer by the Indenture Trustee or by any Noteholder will be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid or sent via electronic transmission, to the Issuer addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Indenture Trustee by the Issuer.

Section 1.06Notices to Noteholders, Waiver.  Where this Indenture, or any Registered Note provides for notice to Noteholders of any event, such notice will be sufficiently given (unless otherwise herein or in such Registered Note expressly provided) if in writing and mailed, first-class postage prepaid, sent by facsimile, sent by electronic transmission or personally delivered to each Holder of a Registered Note affected by such event, at such Noteholder’s address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Registered Noteholders is given by mail, facsimile, electronic transmission or delivery neither the failure to mail, send by facsimile, send by electronic transmission or deliver such notice, nor any defect in any notice so mailed, to any particular Noteholders will affect the sufficiency of such notice with respect to other Noteholders and any notice that is mailed, sent by facsimile, sent by electronic transmission or delivered in the manner herein provided shall conclusively have been presumed to have been duly given.

Where this Indenture or any Registered Note provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver will be the equivalent of such notice.  Waivers of notice by Noteholders will be filed with the Indenture Trustee, but such filing will not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it will be impractical to mail notice of any event to any Holder of a Registered Note when such notice is required to be given pursuant to any provision of this Indenture, then any method of notification as will be satisfactory to the Indenture Trustee and the Issuer will be deemed to be a sufficient giving of such notice.

Section 1.07Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for purposes of reference only and shall not affect the meaning or interpretation of any provision hereof.

Section 1.08Successors and Assigns.  All covenants and agreements in this Indenture by the Issuer will bind its successors and assigns, whether so expressed or not.  All covenants and agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents of the Indenture Trustee, whether so expressed or not.

Section 1.09Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Indenture or the Notes shall for any reason whatsoever be held invalid, illegal or unenforceable then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Indenture or the Notes and shall in no way affect the validity, legality or enforceability of such remaining covenants, agreements, provisions or terms of this Indenture or the Notes.

Section 1.10Benefits of Indenture.  Nothing in this Indenture or in any Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and to the extent expressly provided herein, any Authenticating Agent or Paying Agent, the Note Registrar, any other party secured hereunder and any other Person with an ownership interest in any part of the Issuer Estate and the Holders of Notes (or such of them as may be affected thereby), any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.11Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)Each party hereto hereby consents and agrees that the State or federal courts located in the Borough of Manhattan in New York City shall have exclusive jurisdiction to hear and determine any claims or disputes between them pertaining to this Indenture or to any matter arising out of or relating to this Indenture ; provided, that each party hereto acknowledges that any appeals from those courts may have to be heard by a court located outside of the Borough of Manhattan in New York City; provided, further, that nothing in this Indenture shall be deemed or operate to preclude the Indenture Trustee from bringing suit or taking other legal action in any other jurisdiction to realize on the Receivables or any security for the obligations of the Issuer arising hereunder or to enforce a judgment or other court order in favor of the Indenture Trustee.  Each party hereto submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each party hereto hereby waives any objection that such party may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.  Each party hereto hereby waives personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaint, and other process may be made by registered or certified mail addressed to such party at its address, and that service so made shall be deemed completed upon the earlier of such party’s actual receipt thereof or three (3) days after deposit in the United States mail, proper postage prepaid.  Nothing in this Section 1.11 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

(c)Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable State and federal laws to apply, the parties desire that their disputes be resolved by a judge applying such applicable laws.  THEREFORE, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, OR IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 1.12Counterparts.  This Indenture may be executed in two (2) or more counterparts (and by different parties on separate counterparts), each of which shall be deemed an original, and all of which when taken together shall constitute one and the same instrument.

Section 1.13[RESERVED].

Section 1.14Legal Holidays.  In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

[END OF ARTICLE I]

Article II

COLLATERAL

Section 2.01Recording, Etc.

(a)The Issuer intends the Security Interest granted pursuant to this Indenture in favor of the Indenture Trustee to be prior to all other liens in respect of the Collateral.  The Issuer will take all actions necessary to maintain a perfected first priority lien on and Security Interest in the Collateral in favor of the Indenture Trustee.

(b)The Issuer shall cause each item of the Collateral to be Delivered, and the Indenture Trustee or the Custodian on its behalf, shall hold each item of the Collateral as Delivered, separate and apart from all other property held by the Indenture Trustee, or the Custodian on its behalf, in accordance with the Indenture Trustee’s or the Custodian’s, as applicable, internal policies and procedures. To the extent that such of the Collateral as constitutes a deposit account or a securities account is maintained with Bankers Trust, Bankers Trust hereby makes the agreements required under the UCC in order for such deposit account or securities account to be controlled by Bankers Trust.  Notwithstanding any other provision of this Indenture, the Indenture Trustee shall not hold any part of the Collateral through an agent or nominee except as expressly permitted by this Section 2.01(b).

(c)The Issuer will from time to time execute, authorize and deliver all such supplements and amendments hereto and all such financing statements, amendments thereto, instruments of further assurance and other instruments, all as prepared by the Issuer, and will take such other action reasonably necessary or advisable to:

(i)grant the Security Interest more effectively in all or any portion of the Collateral;

(ii)maintain or preserve the Security Interest (and the priority thereof) created by this Indenture or carry out more effectively the purposes hereof;

(iii)perfect, publish notice of or protect the validity of any grant made or to be made by this Indenture;

(iv)enforce the Receivables and each other instrument or agreement designated for inclusion in the Collateral;

(v)preserve and defend title to the Collateral and the rights of the Indenture Trustee in the Collateral against the claims of all persons and parties; or

(vi)pay all taxes or assessments levied or assessed upon the Collateral when due.

(d)The Issuer will from time to time promptly pay and discharge all UCC recording and filing fees, charges and taxes relating to this Indenture, any amendments hereto and any other instruments of further assurance.

(e)Without limiting the generality of Section 2.01(b) or (c):

(i)The Issuer will cause this Indenture, all amendments and supplements hereto and all financing statements and all amendments to such financing statements and any other necessary documents covering the Indenture Trustee’s right, title and interest in and to the Collateral to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Indenture Trustee in and to all property comprising the Collateral.  The Issuer will deliver to the Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, promptly when available following such recording, registration or filing.  The Issuer hereby authorizes the filing of financing statements (and amendments of financing statements) that name the Issuer as debtor and the Indenture Trustee as secured party and that cover all personal property of the Issuer; provided, however, that the Indenture Trustee shall have no obligation to file the financing statements or amendments thereto. Such financing statements may describe as the collateral covered thereby “all assets of the debtor, whether now owned or hereafter acquired” or words to that effect notwithstanding that such collateral description may be broader in scope than the collateral described herein.  The Issuer also hereby ratifies the filing of any such financing statements (or amendments of financing statements) that were filed prior to the execution hereof.

(ii)The Issuer shall not change its name or its type or jurisdiction of organization unless it has first (A) made all filings and taken all actions in all relevant jurisdictions under the applicable UCC and other applicable law as are necessary to continue and maintain the first priority perfected Security Interest of the Indenture Trustee in the Collateral, and (B) delivered to the Indenture Trustee an Opinion of Counsel to the effect that all necessary filings have been made under the applicable UCC in all relevant jurisdictions as are necessary to continue and maintain the first priority perfected Security Interest of the Indenture Trustee in the Collateral.

Section 2.02[RESERVED].

Section 2.03Suits to Protect the Collateral.  Subject to the provisions of this Indenture, the Indenture Trustee will have power to institute and to maintain such suits and proceedings as it may deem expedient or as it may be directed by the Majority Holders, to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of this Indenture, and such suits and proceedings as the Indenture Trustee may deem expedient to preserve or protect the interests of the Noteholders and the interests of the Indenture Trustee in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interest or be prejudicial to the interests of the Noteholders or the Indenture Trustee).

Section 2.04Purchaser Protected.  In no event will any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the

Indenture Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor will any purchaser or other transferee of any property or rights permitted by this Article II to be sold be under any obligation to ascertain or inquire into the authority of the Issuer or any other obligor, as applicable, to make any such sale or other transfer.

Section 2.05Powers Exercisable by Receiver or Indenture Trustee.  In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article II upon the Issuer or any other obligor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or any other obligor, as applicable, or of any officer or officers thereof required by the provisions of this Article II.

Section 2.06Determinations Relating to Collateral.  In the event (i) the Indenture Trustee shall receive any request from the Issuer or any other obligor for consent or approval with respect to any matter relating to any Collateral or the Issuer’s or any other obligor’s obligations with respect thereto or (ii) there shall be due to or from the Indenture Trustee under the provisions hereof any performance or the delivery of any instrument or (iii) the Indenture Trustee shall become aware of any nonperformance by the Issuer or any other obligor of any covenant or any breach of any representation or warranty of the Issuer or any other obligor set forth in this Indenture or any other Transaction Document, then, in each such event, the Indenture Trustee shall be entitled, at the expense of the Issuer, to hire experts, consultants, agents and attorneys to advise the Indenture Trustee on the manner in which the Indenture Trustee should respond to such request or render any requested performance or response to such nonperformance or breach (the expenses of which will be reimbursed to the Indenture Trustee pursuant to Section 8.07).  The Indenture Trustee will be fully protected and shall not incur any personal liability in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by the Majority Holders.

Section 2.07Release of All Collateral.

(a)Subject to the payment of its fees, expenses and indemnities (other than indemnities and reimbursement obligations for which a claim has not yet been asserted) pursuant to Section 8.07 and payment in full of all amounts due and payable to the Noteholders (other than indemnities and reimbursement obligations for which a claim has not yet been asserted or except as otherwise permitted by this Indenture), the Indenture Trustee shall, at the request of the Issuer or when otherwise required by the provisions of this Indenture, execute instruments to release property from the Lien of this Indenture, or convey the Indenture Trustee’s interest (which is held by the Indenture Trustee for the benefit of the Noteholders) in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article II will be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any funds.

(b)Upon delivery of an Officer’s Certificate of the Issuer (which shall be acknowledged by the Majority Holders), certifying that the Issuer’s obligations under this Indenture have been satisfied and discharged by complying with the provisions of this Article II, the Indenture Trustee shall execute and deliver such releases, termination statements and other instruments (in recordable form, where appropriate) as the Issuer or any other obligor, as applicable, may reasonably request evidencing the termination of the Security Interest created by this Indenture.

(c)The Master Servicer, each Asset Servicer, the Issuer and the Noteholders shall be entitled to receive at least 10 days prior notice when the Indenture Trustee proposes to take any action pursuant to clause (a) or (b), accompanied by copies of any instruments involved, and the Indenture Trustee shall also be entitled to require, as a condition to such action, an Opinion of Counsel, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with  or waived in accordance with the terms of this Indenture and that such action is not inconsistent with any of the provisions of this Indenture. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate, including any Officer's Certificates, or other instrument delivered to the Indenture Trustee in connection with any such action, unless such counsel knew or in the exercise of reasonable care should have known, any such certificate or other instrument, or any factual matter asserted therein, is erroneous.

Section 2.08Certain Actions by Indenture Trustee.  Any action taken by the Indenture Trustee pursuant to this Article II in respect of the release of any or all of the Collateral will be taken by the Indenture Trustee as its interest in such Collateral may appear, and no provision of this Article II is intended to, or will, excuse compliance with any provision hereof.

Section 2.09Opinions as to Collateral.  (a) On the date hereof, the Issuer shall furnish to the Indenture Trustee, for the benefit of the Noteholders, an Opinion of Counsel stating that, in the opinion of such counsel, such action has been taken as is necessary to perfect the Security Interest created by this Indenture in favor of the Indenture Trustee and reciting the details of such action.

(b)On or before March 31 in each calendar year, beginning in 2016, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel with respect to each UCC financing statement which has been filed by the Issuer with respect to the Collateral either stating that, (i) in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of such financing statements and amendments thereto as are necessary to maintain the first priority perfected Security Interest created by this Indenture and reciting the details of such action or (ii) in the opinion of such counsel, no such action is necessary to maintain such Security Interest.  Such Opinion of Counsel will also describe the recording, filing, re-recording and re-filing of such financing statements and amendments thereto that will, in the opinion of such counsel, be required to maintain the Security Interest created by this Indenture until March 31 in the following calendar year.

Section 2.10Certain Commercial Law Representations and Warranties.  The Issuer hereby makes the following representations and warranties on which the Indenture Trustee and each of the Noteholders shall be entitled to rely in connection with the transactions contemplated by this Indenture.  Such representations and warranties shall survive until the termination of this Indenture.  Such representations and warranties speak of the date that a security interest in the Collateral is granted to the Indenture Trustee and shall not be waived by any of the parties to this Indenture.

(a)This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in favor of the Indenture Trustee, for the benefit of the Noteholders, in the related Collateral, which security interest is perfected and prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Issuer.

(b)Each of the existing Receivables constitutes a “payment intangible.”

(c)At the time of its grant of any security interest in the related Collateral pursuant to this Indenture, the Issuer owned and had good and marketable title to such Collateral free and clear of any lien, claim or encumbrance of any Person (other than the security interest granted to the Indenture Trustee pursuant to this Indenture).

(d)The Issuer has caused or will have caused, within three (3) Business Days of the initial execution of this Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the related Collateral granted to the Indenture Trustee pursuant to this Indenture.

(e)The Issuer has registered the Indenture Trustee, for the benefit of the Noteholders, as the registered owner of the related Collateral, as applicable.

(f)Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed, the related Collateral.  No effective financing statement has been filed against the Issuer that includes a description of the related Collateral other than any financing statement relating to the security interest granted to the Indenture Trustee pursuant to this Indenture or that has been terminated.  As of the Closing Date, no judgment has been entered, and no tax Liens have been filed, against the Issuer.

Section 2.11The Securities Intermediary.

(a)There shall at all times be one or more securities intermediaries appointed for purposes of this Indenture (the “Securities Intermediary”).  Bankers Trust is hereby appointed as the initial Securities Intermediary hereunder, and Bankers Trust accepts such appointment.

(b)The Securities Intermediary shall be, and Bankers Trust as initial Securities Intermediary hereby represents and warrants that it is as of the date hereof and shall be, for so long as it is the Securities Intermediary hereunder, a corporation, State bank or national bank that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity hereunder. The Securities Intermediary shall, and Bankers Trust as initial Securities Intermediary does, agree with the parties hereto that the Collection Account shall be an account to which financial assets (as defined in the UCC) may be credited and undertake to treat the Indenture Trustee as entitled to exercise the rights that comprise such financial assets. The Securities Intermediary shall, and Bankers Trust as initial Securities Intermediary does, agree with the parties hereto that each item of property credited to the Collection Account shall be treated as a financial asset (as defined in the UCC). The Securities Intermediary shall, and Bankers Trust as initial Securities Intermediary does, agree with the parties hereto that the jurisdiction of the Securities Intermediary with respect to the Collection Account shall be the State of Iowa.  The Securities Intermediary shall, and Bankers Trust as initial Securities Intermediary does, represent and covenant that it is not and will not be (as long as it is the Securities Intermediary hereunder) a party to any agreement that is inconsistent with the provisions of this Indenture. The Securities Intermediary shall, and Bankers Trust as initial Securities Intermediary does, covenant that it will not take any action inconsistent with the provisions of this Indenture applicable to it. The Securities Intermediary shall, and Bankers Trust as initial Securities Intermediary does, agree that any item of property credited to the Collection Account shall not be subject to any security interest, lien, encumbrance or right of setoff in favor of the Securities Intermediary or anyone claiming through the Securities Intermediary (other than the Indenture Trustee).

(c)It is the intent of the Indenture Trustee and the Issuer that the Collection Account shall be a securities account, as to which the Indenture Trustee is the “entitlement holder” (as defined in the UCC). The Securities Intermediary shall covenant that it will not agree with any person or entity other than the Indenture Trustee that it will comply with entitlement orders originated by any person or entity other than the Indenture Trustee, and Bankers Trust as initial Securities Intermediary hereby covenants that, for so long as it is the Securities Intermediary hereunder, it will not agree with any person or entity other than the Indenture Trustee that it will comply with entitlement orders originated by any person or entity other than the Indenture Trustee.

(d)Nothing herein shall imply or impose upon the Securities Intermediary any duties or obligations other than those expressly set forth herein and those applicable to a securities intermediary under the UCC and the United States Regulations (and the Securities Intermediary shall be entitled to all of the protections available to a securities intermediary under the UCC and the United States Regulations).  Without limiting the foregoing, nothing herein shall imply or impose upon the Securities Intermediary any duties of a fiduciary nature (such as the fiduciary duties of the Indenture Trustee hereunder).

(e)The Securities Intermediary may at any time resign by notice to the Indenture Trustee and may at any time be removed by notice from the Indenture Trustee, if a different Person than the Securities Intermediary, but if not, then the Issuer; provided, that it shall be the responsibility of the Indenture Trustee, if a different Person than the Securities Intermediary, but if not, then the Issuer, to appoint a successor Securities Intermediary and to cause the Collection Account to be established and maintained with such successor Securities Intermediary in accordance with the terms hereof; and the responsibilities and duties of the retiring Securities Intermediary hereunder shall remain in effect until all of the Collateral credited to the Collection Account held by such retiring Securities Intermediary has been transferred to such successor.  Any corporation into which the Securities Intermediary may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which the Securities Intermediary shall be a party, shall be the successor of the Securities Intermediary hereunder, without the execution or filing of any further act on the part of the parties hereto or such Securities Intermediary or such successor corporation.

[END OF ARTICLE II]

Article III

NOTE FORMS

Section 3.01Forms Generally.  The Notes will have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with applicable laws or regulations or with the rules of any securities exchange, or as may, consistently herewith, be determined by the Issuer, as evidenced by the Issuer’s execution of such Notes.  Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The definitive Notes will be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders) or may be produced in any other manner, all as determined by the Issuer, as evidenced by the Issuer’s execution of such Notes, subject to the rules of any securities exchange on which such Notes are listed.

Section 3.02Forms of Notes.  Each Note will be in one of the forms approved hereby. Before the delivery of a Note to the Indenture Trustee for authentication pursuant to Section 4.03 in any form approved by or pursuant to an Issuer Certificate, the Issuer will deliver to the Indenture Trustee the Issuer Certificate by or pursuant to which such form of Note has been approved, which Issuer Certificate will have attached thereto a true and correct copy of the form of Note which has been approved thereby or, if an Issuer Certificate authorizes a specific officer or officers of the Transferor to approve a form of Note, a certificate of such officer or officers approving the form of Note attached thereto.  Any form of Note approved by or pursuant to an Issuer Certificate must be acceptable as to form to the Indenture Trustee, such acceptance to be evidenced by the Indenture Trustee’s authentication of Notes in that form or a certificate signed by an Indenture Trustee Authorized Officer and delivered to the Issuer.

Section 3.03Form of Indenture Trustee’s Certificate of Authentication.  The form of Indenture Trustee’s Certificate of Authentication for any Note issued pursuant to this Indenture will be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

Bankers Trust Company,
as Indenture Trustee,

By:

Authorized Signatory

Dated:

Section 3.04Notes Issuable in the Form of a Global Note.

(a)If the Issuer establishes pursuant to Section 3.02 and Section 4.01 that the Term Notes are to be issued in whole or in part in the form of one or more Global Notes, then the Issuer will execute and the Indenture Trustee or its agent will, in accordance with Section 4.03, authenticate and deliver, such Global Note, which (i) will represent, and will be denominated in an amount equal to the aggregate Initial Principal Amount of the Outstanding Term Notes to be represented by such Global Note or Notes, or such portion thereof as the Issuer will specify in an Issuer Certificate, (ii) will be registered in the name of the Depository for the beneficial owners of such Global Note or its nominee, (iii) will be delivered by the Indenture Trustee or its agent to the Depository or pursuant to the Depository’s instruction, (iv) if applicable, will bear a legend substantially to the following effect: “Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede& Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein” and (v) may bear such other legend as the Issuer, upon advice of counsel, deems to be applicable.  DTC will credit interests in any Regulation S Global Note to participant accounts maintained by Clearstream or Euroclear with DTC according to the interests in such Regulation S Global Note maintained by participants in Clearstream or Euroclear, as the case may be.

(b) Notwithstanding any other provisions of this Section 3.04 or Section 4.04, and subject to the provisions of paragraph (c) below, a Global Note, or beneficial interest therein, may be transferred in the manner provided in Section 3.09 or Section 4.04, as applicable.

(c)With respect to the Notes:

(i)If at any time the Depository for a Global Note notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Note or if at any time the Depository for the Notes, ceases to be a clearing agency registered under the Securities Exchange Act, or other applicable statute or regulation, the Issuer will appoint a successor Depository with respect to such Global Note.  If a successor nominee for such Global Note is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer will execute, and the Indenture Trustee or its agent, upon receipt of an Issuer Certificate requesting the authentication and delivery of individual Notes in exchange for such Global Note, will authenticate and deliver, individual Notes of like tenor and terms in an aggregate Initial Principal Amount equal to the Initial Principal Amount of the Global Note in exchange for such Global Note.

(ii)To the extent permitted by law, the Issuer may at any time and in its sole discretion determine that the Notes or portion thereof issued or issuable in the form of one or more Global Notes will no longer be represented by such Global Note or Notes.  In such event the Issuer will execute, and the Indenture Trustee, upon receipt of a request by the Issuer for the authentication and delivery of individual Notes in exchange in whole or in part for such Global Note, will authenticate and deliver individual Notes of like tenor and terms in definitive form in an aggregate Initial Principal Amount equal to the Initial Principal Amount of such Global Note in exchange for such Global Note or Notes.

(iii)If specified by the Issuer pursuant to Section 3.02 and Section 4.01 with respect to Notes issued or issuable in the form of a Global Note, the Depository for such Global Note may surrender such Global Note in exchange in whole or in part for individual Notes of like tenor and terms in definitive form on such terms as are acceptable to the Issuer and such Depository.  Thereupon the Issuer will execute, and the Indenture Trustee or its agent will authenticate and deliver, without service charge, (A) to each Person specified by such Depository a new Note or Notes of like tenor and terms and of any authorized denomination as requested by such Person in aggregate Initial Principal Amount equal to and in exchange for such Person’s beneficial interest in the Global Note; and (B) to such Depository a new Global Note of like tenor and terms and in an authorized denomination equal to the difference, if any, between the Initial Principal Amount of the surrendered Global Note and the aggregate Initial Principal Amount of Notes delivered to the Holders thereof.

(iv)If any Note Owner advises the Indenture Trustee and the Depository that it would prefer to receive an individual Note, such Note Owner may exchange its beneficial interest in such Global Note for individual Notes, to be delivered in electronic or physical form, as requested by the respective Note Owner.

(v)In any exchange provided for in any of the preceding four paragraphs, the Issuer will execute and the Indenture Trustee or its agent will authenticate and deliver individual Notes in definitive registered form in authorized denominations.  Upon the exchange of the entire Initial Principal Amount of a Global Note for individual Notes, such Global Note will be canceled by the Indenture Trustee or its agent.  Except as provided in the preceding paragraphs, Notes issued in exchange for a Global Note pursuant to this Section 3.04 will be registered in such names and in such authorized denominations as the Depository for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, will instruct the Indenture Trustee or the Note Registrar.  The Indenture Trustee or the Note Registrar will deliver such Notes to the Persons in whose names such Notes are so registered.

Section 3.05Beneficial Ownership of Global Notes.  Until definitive Notes have been issued to the applicable Note Owners pursuant to Section 3.04:

(a)the Issuer and the Indenture Trustee may deal with the applicable clearing agency or Depository and the clearing agency’s or Depository’s participants for all purposes (including the making of distributions) as the authorized representatives of the respective Note Owners; and

(b)the rights of the respective Note Owners will be exercised only through the applicable clearing agency or Depository and the clearing agency’s or Depository’s participants and will be limited to those established by law and agreements between such Note

Owners and the clearing agency or Depository and/or the clearing agency’s or Depository’s participants.  Pursuant to the operating rules of the applicable clearing agency, unless and until Notes in definitive form are issued pursuant to Section 3.04, the clearing agency’s or the Depository’s participants shall receive and transmit distributions of principal and interest on the related Notes to such clearing agency’s or Depository’s participants.

Notwithstanding any other provision of this Indenture, for purposes of any provision of this Indenture requiring or permitting Actions with the consent of, or at the direction of, Noteholders evidencing a specified percentage of the Outstanding Principal Amount of Outstanding Notes, such direction or consent may be given by Note Owners (acting through the clearing agency and the clearing agency’s participants) owning interests in or security entitlements to Notes evidencing the requisite percentage of principal amount of Notes.

Notwithstanding anything to the contrary herein, the right to the principal of, and stated interest on, the Global Notes may be transferred only through a book entry system maintained by the Depository (the “Book Entry System”), which for this purpose will be acting as the Issuer’s agent, and the ownership of any interest in the Global Notes shall be reflected in a book entry in the Book Entry System.  The Depository shall maintain the Book Entry System in a manner that will ensure that the Book Entry System constitutes a “book entry system” for purposes of Section 871(h) of the Code and the applicable Treasury Regulations thereunder (including Treasury Regulations Section 1.871-14(c)(1)(i)) at all times.  The entries in the Book Entry System shall be conclusive absent manifest error.  This Section 3.05 shall be construed so that the Global Notes are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations promulgated thereunder.

Section 3.06Notices to Depository.  Whenever any notice or other communication is required to be given to Noteholders with respect to which book-entry Notes have been issued, unless and until Notes in definitive form will have been issued to the related Note Owners, the Indenture Trustee will give all such notices and communications to the applicable clearing agency or Depository.

Section 3.07CUSIP Numbers.  In issuing the Notes, the Issuer may use “CUSIP” numbers (if then generally in use), and, if so, the Indenture Trustee shall use such CUSIP numbers in notices of redemption as a convenience to Holders; provided, that subject to Section 8.01, any such notice may state that (a) no representation is made as to the correctness of such CUSIP numbers as printed on the related Notes or as contained in any notice of redemption, (b) reliance may be placed only on the other identification numbers, if any, printed on the Notes and (c) any such redemption shall not be affected by any defect in or omission of such CUSIP numbers.  The Issuer will promptly notify the Indenture Trustee of any change in the CUSIP numbers for any Outstanding Note.

Section 3.08Regulation S Global Notes.

(a)Notes issued in reliance on Regulation S under the Securities Act shall initially be in the form of a Temporary Regulation S Global Note.  Any beneficial interest in a Note evidenced by the Temporary Regulation S Global Note is exchangeable for a beneficial interest in a Permanent Regulation S Global Note, authenticated and delivered in substantially the form attached hereto in Exhibit H (each a “Permanent Regulation S Global Note”), upon the later of (i) the Exchange Date and (ii) the furnishing of a Regulation S Certificate.

(b)(i)  On or prior to the Exchange Date, each owner of a beneficial interest in a Temporary Regulation S Global Note shall deliver to Euroclear or Clearstream (as applicable) a Regulation S Certificate; provided, however, that any owner of a beneficial interest in a Temporary Regulation S Global Note on the Exchange Date that has previously delivered a Regulation S Certificate hereunder shall not be required to deliver any subsequent Regulation S Certificate (unless the certificate previously delivered is no longer true as of such subsequent date, in which case such owner shall promptly notify Euroclear or Clearstream, as applicable, thereof and shall deliver an updated Regulation S Certificate).  Euroclear or Clearstream, as applicable, shall deliver to the Indenture Trustee a certificate substantially in the form of Exhibit J (a “Non-U.S. Certificate”) attached hereto promptly upon the receipt of each such Regulation S Certificate, and no such owner (or transferee from such owner) shall be entitled to receive a beneficial interest in a Permanent Regulation S Global Note or any payment of principal or interest on or any other payment with respect to its beneficial interest in a Temporary Regulation S Global Note prior to the Indenture Trustee receiving such Non-U.S. Certificate from Euroclear or Clearstream with respect to the portion of the Temporary Regulation S Global Note owned by such owner (and, with respect to a beneficial interest in the Permanent Regulation S Global Note, prior to the Exchange Date).

(c)Any payments of principal or interest on or any other payment on a Temporary Regulation S Global Note received by Euroclear or Clearstream with respect to any portion of such Regulation S Global Note owned by a Note Owner that has not delivered the Regulation S Certificate required by this Section 3.08 shall be held by Euroclear or Clearstream, as applicable, solely as agents for the Indenture Trustee.  Euroclear or Clearstream, as applicable, shall remit such payments to the applicable Note Owner (or to a Euroclear or Clearstream member on behalf of such Note Owner) only after Euroclear or Clearstream has received the requisite Regulation S Certificate and Euroclear or Clearstream, as applicable, has provided the Indenture Trustee a Non-U.S. Certificate.  Until the Indenture Trustee has received a Non-U.S. Certificate from Euroclear or Clearstream, as applicable, and it has received the requisite Regulation S Certificate with respect to the ownership of a beneficial interest in any portion of a Temporary Regulation S Global Note, the Indenture Trustee may revoke the right of Euroclear or Clearstream, as applicable, to hold any payments made with respect to such portion of such Temporary Regulation S Global Note.  If the Indenture Trustee exercises its right of revocation pursuant to the immediately preceding sentence, Euroclear or Clearstream, as applicable, shall return such payments to the Indenture Trustee and the Indenture Trustee shall hold such payments in the Collection Account until Euroclear or Clearstream, as applicable, has provided the necessary Non-U.S. Certificates to the Indenture Trustee (at which time the Indenture Trustee shall forward such payments to Euroclear or Clearstream, as applicable, to be remitted to the Note Owner that is entitled thereto on the records of Euroclear or Clearstream (or on the records of their respective members)).

(d)Each Note Owner with respect to a Temporary Regulation S Global Note is entitled to exchange its beneficial interest therein for a beneficial interest in a Permanent Regulation S Global Note on or after the Exchange Date upon furnishing to Euroclear or

Clearstream, as applicable, the Regulation S Certificate and upon receipt by the Indenture Trustee of the Non-U.S. Certificate thereof from Euroclear or Clearstream, as applicable, in each case pursuant to the terms of this Section 3.08.  On and after the Exchange Date, upon receipt by the Indenture Trustee of any Non-U.S. Certificate from Euroclear or Clearstream described in the immediately preceding sentence (i) with respect to the first such certification, the Issuer shall execute, upon receipt of an order to authenticate, and the Indenture Trustee shall authenticate and deliver to the Clearing Agency Custodian, the applicable Permanent Regulation S Global Note and (ii) with respect to the first and all subsequent certifications, the Clearing Agency Custodian shall exchange on behalf of the applicable owners the portion of the applicable Temporary Regulation S Global Note covered by such certification for a comparable portion of the applicable Permanent Regulation S Global Note.  Upon any exchange of a portion of a Temporary Regulation S Global Note for a comparable portion of a Permanent Regulation S Global Note, the Clearing Agency Custodian shall endorse on the schedules affixed to each such Regulation S Global Note (or on continuations of such schedules affixed to each such Regulation S Global Note and made parts thereof) appropriate notations evidencing the date of transfer and (x) with respect to the Temporary Regulation S Global Note, a decrease in the principal amount thereof equal to the amount covered by the applicable certification and (y) with respect to the Permanent Regulation S Global Note, an increase in the principal amount thereof equal to the principal amount of the decrease in the Temporary Regulation S Global Note pursuant to clause (x) above.

Section 3.09Special Transfer Provisions.

(a)If a holder of a beneficial interest in a Rule 144A Global Note wishes at any time to exchange its beneficial interest in such Rule 144A Global Note for a beneficial interest in a Regulation S Global Note, or to transfer a beneficial interest in a Rule 144A Global Note to a person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, such holder may, subject to the rules and procedures of the DTC and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of the beneficial interest for an equivalent beneficial interest in a Regulation S Global Note.  Upon receipt by the Indenture Trustee of (1) instructions given in accordance with the DTC’s procedures from or on behalf of a Note Owner of any such Rule 144A Global Note, directing the Indenture Trustee (via the Depository’s Deposit/Withdrawal of Custodian System (“DWAC”)), as transfer agent, to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, (2) a written order in accordance with the DTC’s procedures containing information regarding the Euroclear or Clearstream account to be credited with such increase and the name of such account, and (3) a certificate given by such Note Owner stating that the exchange or transfer of such beneficial interest has been made pursuant to and in accordance with Rule 904 of Regulation S under the Securities Act to a person that such Note Owner reasonably believes is an Institutional Accredited Investor and is obtaining such beneficial interest for its own account or the account of an Institutional Accredited Investor, the Indenture Trustee, as transfer agent, shall promptly deliver appropriate instructions to the DTC (via DWAC), its nominee, or the custodian for the DTC, as the case may be, to reduce or reflect on its records a reduction of such Rule 144A Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be so exchanged or transferred from the relevant participant, and the Indenture Trustee, as transfer agent, shall promptly deliver appropriate instructions (via DWAC) to the DTC, its nominee, or the custodian for the DTC, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions (who may be Euroclear Bank S.A./N.V., as operator of Euroclear or Clearstream or another agent member of Euroclear, or Clearstream, or both, as the case may be, acting for and on behalf of them) a beneficial interest in such Regulation S Global Note equal to the reduction in the principal amount of the Rule 144A Global Note.

(b)If a holder of a beneficial interest in a Permanent Regulation S Global Note wishes at any time to exchange its beneficial interest in a Regulation S Global Note for a beneficial interest in the Rule 144A Global Note, or to transfer a beneficial interest in a Regulation S Global Note to a person who wishes to take delivery thereof in the form of beneficial interest in a Rule 144A Global Note, such holder may, subject to the rules and procedures of Euroclear or Clearstream and the DTC, as the case may be, and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in a Rule 144A Global Note.  Upon receipt by the Indenture Trustee, as transfer agent, of (1) instructions given in accordance with the procedures of Euroclear or Clearstream and the DTC, as the case may be, from or on behalf of a Note Owner of a Regulation S Global Note directing the Indenture Trustee, as transfer agent, to credit or cause to be credited a beneficial interest in a Rule 144A Global Note in an amount equal to the beneficial interest in the Regulation S Global Note to be exchanged or transferred, (2) a written order given in accordance with the procedures of Euroclear or Clearstream and the DTC, as the case may be, containing information regarding the account with the DTC to be credited with such increase and the name of such account, and (3) prior to the expiration of the Distribution Compliance Period, a certificate given by such Note Owner stating that the person transferring such beneficial interest in such Regulation S Global Note reasonably believes that the person acquiring such beneficial interest in the Rule 144A Global Note is a QIB and is obtaining such beneficial interest for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A under the Securities Act and any applicable securities laws of any State of the United States or any other jurisdiction, the Indenture Trustee, as transfer agent, shall promptly deliver (via DWAC) appropriate instructions to the DTC, its nominee, or the custodian for the DTC, as the case may be, to reduce or reflect on its records a reduction of the applicable Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Regulation S Global Note to be exchanged or transferred, and the Indenture Trustee, as transfer agent, shall promptly deliver (via DWAC) appropriate instructions to the DTC its nominee, or the custodian for the DTC, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of the applicable Rule 144A Global Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Rule 144A Global Note equal to the reduction in the principal amount of the Regulation S Global Note.  After the expiration of the Distribution Compliance Period, the certification requirement set forth in clause (3) of the second sentence of this Section 3.09 shall no longer apply to such exchanges and transfers.

(c)Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of a beneficial interest in the other Global Note shall, upon transfer, cease to be an interest in such Global Note and become a beneficial interest in the other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such a beneficial interest.

(d)Until the later of the Exchange Date and the provision of the certifications required by Section 4.06(d), beneficial interests in a Regulation S Global Note may only be held through Euroclear Bank S.A./N.V., as operator of Euroclear or Clearstream, or another agent member of Euroclear and Clearstream acting for and on behalf of them.  During the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only in accordance with the certification requirements described above.

[END OF ARTICLE III]

Article IV

THE NOTES

Section 4.01General Title; General Limitations; Terms of Notes.  (a) The Notes may be issued up to an aggregate Initial Principal Amount as may be authorized by the Issuer from time to time.  All Notes under this Indenture will in all respects be equally and ratably entitled to the benefits hereof without preference, priority or distinction on account of the actual time of the authentication and delivery or their respective maturity.

(b)Payments of principal and interest on each Note issued must be paid in United States dollars.

(c)Any provision relating to or terms of a Term Note not set forth herein, including such Term Note’s Initial Payment Date, Initial Principal Amount, the identity of the related Investment Pool and the related CUSIP number, will be set forth in the related Notice of Conversion.

(d)The form of the Notes will be established pursuant to the provisions of this Indenture.  The Notes will be distinguished from each other in such manner reasonably satisfactory to the Indenture Trustee, as the Issuer may determine.

Section 4.02Denominations.  The Notes will be issuable in such denominations as will be provided in the provisions of this Indenture.  The currency shall be in United States dollars.  In the absence of any such provisions with respect to the Notes, the Notes will be issued in minimum denominations of $100,000 and integral multiples of $1.

Section 4.03Execution, Authentication and Delivery and Dating.  (a) The Notes will be executed on behalf of the Issuer by an Authorized Officer of the Issuer.  The signature of any officer of the Issuer on the Notes may be manual or facsimile or may be given by other electronic means.

(b)Notes bearing the manual, facsimile or other electronic signatures of individuals who were at the time of execution an Authorized Officer of the Issuer will bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices before the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

(c)At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer along with an Issuer Certificate requesting authentication to the Indenture Trustee for authentication; and the Indenture Trustee will authenticate and deliver such Notes as in this Indenture provided and not otherwise.

(d)Before any such authentication and delivery, the Indenture Trustee will be entitled to receive any opinion or certificate relating to the issuance of the Notes required to be furnished pursuant to Section 4.10.

(e)The Indenture Trustee will not be required to authenticate such Notes if the issue thereof will adversely affect the Indenture Trustee’s own rights, duties or immunities under the Notes and this Indenture.

(f)Unless otherwise provided in the form of Note, all Notes will be dated the date of their authentication.

(g)No Note will be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a Certificate of Authentication substantially in the form provided for herein executed by the Indenture Trustee by manual signature of an authorized signatory, and such certificate upon any Note will be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 4.04Registration, Transfer and Exchange.  (a) The Indenture Trustee shall maintain at its principal executive office (or such other office or agency as it may designate by notice to each Noteholder), a register for the Notes in which the Indenture Trustee shall record the name and address of the Person in whose name the Notes have been issued (including the name and address of each transferee) and the principal amount (and stated interest) of Notes held by such Person (the “Note Register”). The Indenture Trustee shall keep the Note Register open and available at all times during normal business hours for inspection of any Holder or their respective representatives.  The Note Register may be maintained in electronic format.  The entries in the Note Register shall be conclusive absent manifest error, and the Issuer, the Holders and any assignees shall treat each Person whose name is recorded in the Note Register pursuant to the terms hereof as Holder hereunder for all purposes of this Indenture except as otherwise provided in Section 10.02.

Notwithstanding anything to the contrary contained herein, the Notes (including Global Notes) and this Indenture are registered obligations and the right, title and interest of each Holder and their assignees in and to such Notes (or any rights under this Indenture) shall be transferable only upon notation of such transfer in the Note Register or in the Book Entry System.  The Note Registrar shall make all notations of transfer requested by any Holder promptly, but in any event no later than two (2) Business Days after receiving such a request by a Holder. The Notes shall only evidence a Holder’s or their assignee’s right, title and interest in and to the related Notes, and in no event is any such Note to be considered a bearer instrument or obligation.  This Section 4.04 shall be construed so that the Notes are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations promulgated thereunder.

Each Noteholder, or Note Owner that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Issuer, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Notes or other obligations under the Transaction Documents (the “Participant Register”); provided, that, no Holder shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any  Transaction Document) to any Person other than the Issuer except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or to the extent required pursuant to Section 4.11 or Section 4.12 and any Certificate of Variable Funding Note Noteholder or Certificate of Term Note Owner required under clause vii of Section 4.04(i).  The entries in the Participant Register shall be conclusive absent manifest error, and such Noteholder or Note Owner shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Indenture  notwithstanding any notice to the contrary.

(b)Subject to Section 3.04, upon surrender for transfer of any Registered Note at the office or agency of the Issuer in a Place of Payment, if the requirements of Section 8-401(a) of the UCC are met, the Issuer will execute, and, upon receipt of such surrendered Note, the Indenture Trustee will authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Notes of any authorized denominations, of a like aggregate Initial Principal Amount and (if such Registered Note is a Term Note) Term Note Maturity Date and of like terms.

(c)All Notes issued upon any transfer or exchange of Notes will be the valid and legally binding obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

(d)Every Note presented or surrendered for transfer or exchange will be duly indorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Note Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

(e)Unless otherwise provided in the Note to be transferred or exchanged, no service charge will be made on any Noteholder for any transfer or exchange of Notes, but the Issuer and the Indenture Trustee may (unless otherwise provided in such Note) require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes before the transfer or exchange will be complete.

(f)None of the Issuer, the Note Registrar or the Indenture Trustee shall be required (i) to issue, register the transfer of or exchange any Notes during a period beginning at the opening of business 15 days before the day of selection of Notes to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption of Registered Notes so selected for redemption or (ii) to register the transfer or exchange of any Notes or portions thereof so selected for redemption.

(g)The Notes have not been registered under the Securities Act or any state securities law.  None of the Issuer, the Master Servicer, any Asset Servicer, the Note Registrar or the Indenture Trustee is obligated to register the Notes under the Securities Act or any other securities or “Blue Sky” laws or to take any other action not otherwise required under this Indenture to permit the transfer of any Note without registration.

(h)Each Note issued pursuant to this Indenture shall be fully assignable; provided, however, that no transfer of any Note or any interest therein (including by pledge or hypothecation) shall be made except in compliance with the restrictions on transfer set forth in this Section 4.04 (including the applicable legend to be set forth on the face of each Note as provided in the form of Note attached as an exhibit hereto) and in a transaction exempt from the registration requirements of the Securities Act and applicable State securities or “Blue Sky” laws.  The transfer of the Notes and of beneficial interests in the Notes shall be restricted to transfers to a person (A)(x) that the transferor reasonably believes is a “qualified institutional buyer” (a “QIB”) within the meaning thereof in Rule 144A under the Securities Act (“Rule 144A”) in the form of beneficial interests in the 144A Global Note and (y) that is aware that the resale or other transfer is being made in reliance on Rule 144A or (B) that is not a United States Person but that the transferor reasonably believes is an Institutional Accredited Investor or a QIB in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, in the form of beneficial interests in the applicable Regulation S Global Note.

(i)Each Noteholder, by its acceptance of its Note, and each Note Owner and other Person who acquires a beneficial interest or participation interest in a Note (each, a “Note Interest”), by its acceptance of its Note Interests, shall be deemed to have acknowledged, represented to and agreed with the Issuer as follows:

i.

It understands and acknowledges that the Notes and Note Interests will be offered and may be resold (A) in the United States to QIBs pursuant to Rule 144A in the form of beneficial interests in the Rule 144A Global Note or (B) outside the United States to non United States Persons pursuant to Regulation S under the Securities Act who are Institutional Accredited Investors or QIBs, initially in the form of beneficial interests in the Temporary Regulation S Global Note.  As set forth in Section 3.08, beneficial interests in the Temporary Regulation S Global Note may be exchanged for beneficial interests in the Permanent Regulation S Global Note.  It understands and acknowledges that, if it seeks to effect a transfer to a non-United States Person under Regulation S under the Securities Act, it shall (i) not take any action that would constitute “directed selling efforts” or that would cause it to be or become a “distributor” or to enter into contractual arrangements with a “distributor” (as to each such term, under and as defined in Regulation S under the Securities Act) and (ii) effect such transfer in compliance with Rule 904 of Regulation S under the Securities Act.

ii.

It understands that the Notes have not been and will not be registered under the Securities Act or any State or other applicable securities law and that the Notes and Note Interests, may not be offered, sold, pledged or otherwise transferred unless registered pursuant to, or exempt from registration under, the Securities Act and any State or other applicable securities law.

iii.	It has had access to such financial and other information concerning the Issuer and the Notes as it has deemed necessary in connection with its decision to purchase the Note or Note Interest.

iv.	It acknowledges that the Notes will bear a legend to the following effect unless the Issuer determines otherwise, consistent with applicable law:

“THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE, OR ANY INTEREST OR PARTICIPATION HEREIN, MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) TO THE ISSUER OR, WITH THE WRITTEN CONSENT OF THE ISSUER, TO AN AFFILIATE OF THE ISSUER, (2) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QIB”) PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS AN ACCREDITED INVESTOR AS DEFINED IN ANY OF PARAGRAPHS (1), (2), (3) AND (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT AND ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS (AN “IAI”) OR A QIB PURCHASING FOR ITS OWN ACCOUNT OR AN IAI OR A QIB PURCHASING FOR THE ACCOUNT OF ANOTHER IAI OR QIB.  EACH NOTE OWNER BY ACCEPTING A BENEFICIAL INTEREST IN THIS NOTE UNDERSTANDS AND ACKNOWLEDGES THAT, IF IT SEEKS TO EFFECT A TRANSFER TO A NON-UNITED STATES PERSON UNDER REGULATION S UNDER THE SECURITIES ACT, IT SHALL (I) NOT TAKE ANY ACTION THAT WOULD CONSTITUTE “DIRECTED SELLING EFFORTS” OR THAT WOULD CAUSE IT TO BE OR BECOME A “DISTRIBUTOR” OR TO ENTER INTO CONTRACTUAL ARRANGEMENTS WITH A “DISTRIBUTOR” (AS TO EACH SUCH TERM, UNDER AND AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (II) EFFECT SUCH TRANSFER IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.  EACH NOTE OWNER BY ACCEPTING A BENEFICIAL INTEREST IN THIS NOTE (A) UNLESS SUCH PERSON ACQUIRED THIS NOTE IN A TRANSFER DESCRIBED IN CLAUSE (1) ABOVE, IS DEEMED TO REPRESENT THAT IT IS A QIB PURCHASING FOR ITS OWN ACCOUNT, A QIB PURCHASING FOR THE ACCOUNT OF ANOTHER QIB, AN IAI PURCHASING FOR ITS OWN ACCOUNT OR AN IAI PURCHASING FOR THE ACCOUNT OF ANOTHER IAI AND (B) IS

DEEMED TO REPRESENT THAT IT IS NOT ACQUIRING OR HOLDING THIS NOTE WITH THE “PLAN ASSETS” OF (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A PLAN DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (III) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR A PLAN IN SUCH ENTITY OTHER THAN AN INSURANCE COMPANY GENERAL ACCOUNT (AS DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95‑60) WHOSE UNDERLYING ASSETS INCLUDE LESS THAN 25% “PLAN ASSETS” AND FOR WHICH THE PURCHASE AND HOLDING OF THIS NOTE IS ELIGIBLE FOR AND SATISFIES ALL CONDITIONS FOR RELIEF UNDER PTCE 95‑60 OR (IV) AN EMPLOYEE BENEFIT PLAN OR PLAN THAT IS NOT SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE, IF SUCH ACQUISITION OR HOLDING WOULD RESULT IN A NON‑EXEMPT PROHIBITED TRANSACTION UNDER, OR A NON‑EXEMPT VIOLATION OF, ANY APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE.

PRIOR TO PURCHASING ANY NOTES, PURCHASERS SHOULD CONSULT COUNSEL WITH RESPECT TO THE AVAILABILITY AND CONDITIONS OF EXEMPTION FROM THE RESTRICTIONS ON RESALE OR TRANSFER.  THE ISSUER HAS NOT AGREED TO REGISTER THE NOTES UNDER THE SECURITIES ACT, TO QUALIFY THE NOTES UNDER THE SECURITIES LAWS OF ANY STATE OR TO PROVIDE REGISTRATION RIGHTS TO ANY PURCHASERS.

AS SET FORTH HEREIN, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.”

v.

If it is acquiring any Note or Note Interest, as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the acknowledgments, representations and agreements contained herein on behalf of each such account.

vi.

It (A)(i) is a QIB, (ii) is aware that the sale to it is being made in reliance on Rule 144A and if it is acquiring such Note or Note Interest for the account of another QIB, such other QIB is aware that the sale is being made in reliance on Rule 144A and (iii) is acquiring such Note or Note Interest for its own account or for the account of a QIB, or (B) (i) is an IAI or a QIB, (ii) is not a United States Person and is purchasing such Note or Note Interest in an offshore transaction meeting the requirements of Rule

904 of Regulation S and if it is acquiring such Note or Note Interest for the account of another IAI or a QIB, such other IAI or QIB is aware that the sale is being made in reliance on Regulation S and (iii) is acquiring such Note or Note Interest for its own account or for the account of another IAI or a QIB.

vii.

If it is acquiring a Variable Funding Note or a Note Interest in a Variable Funding Note, it has completed a Certificate of Variable Funding Note Noteholder in the form of Exhibit E hereto and has delivered such completed Certificate to the Indenture Trustee, the Note Registrar and the Issuer.  If it is acquiring a Note Interest in a Term Note, it has completed a Certificate of Term Note Owner in the form of Exhibit F hereto and has delivered such completed certificate to the Indenture Trustee, the Note Registrar and the Issuer. It acknowledges and agrees to the transfer restrictions and the reporting obligations set forth in such certificate, and it understands that (i) the Indenture Trustee, or the Note Registrar if a different Person than the Indenture Trustee, will monitor the total number of holders of beneficial interests in the Variable Funding Notes and the Term Notes, (ii) the Issuer is required to limit the number of such holders of beneficial interests in order to assure that will not cause the Issuer  to be treated as an entity taxable as a corporation for U.S. federal income tax purposes, and (iii) under certain circumstances a transfer of a Note or Note Interest may not occur without the Issuer’s consent.

viii.

It is purchasing the Note or Note Interest for its own account, or for one or more investor accounts for which it is acting as fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirements of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell such Note or any Note Interest pursuant to the provisions of this Indenture.

ix.

It agrees that if in the future it should offer, sell or otherwise transfer such Note or Note Interest, it will do so only (A) to the Issuer, (B) pursuant to Rule 144A to a person it reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, purchasing for its own account or for the account of a QIB, whom it has informed that such offer, sale or other transfer is being made in reliance on Rule 144A, or (C) in an offshore transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act to a person it reasonably believes is an IAI or a QIB, purchasing for its own account or for the account of another IAI or a QIB.

x.

With respect to any foreign purchaser claiming an exemption from United States income or withholding tax, it has delivered to the Indenture Trustee a true and complete Form W-8BEN, W-8BEN-E or W-8ECI, indicating such exemption or any successor or other forms and documentation as may be sufficient under the applicable regulations for claiming such exemption.

xi.

It acknowledges that the Issuer and others will rely on the truth and accuracy of the foregoing certificates, acknowledgments, representations and agreements, and agrees that if any of the foregoing certificates, acknowledgments, representations and agreements deemed to have been made by it are no longer accurate, it shall promptly notify the Issuer.

xii.	It acknowledges that transfers of the Notes or any Note Interest shall otherwise be subject in all respects to the restrictions applicable thereto contained in this Indenture.
xiii.

It is not acquiring or holding the Notes with the “plan assets” of (i) an employee benefit plan (as defined in Section 3(3) of ERISA that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, (iii) an entity whose underlying assets include “plan assets” by reason of investment by an employee benefit plan or a plan in such entity other than an insurance company general account (as defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60) whose underlying assets include less than 25% “plan assets” and for which the purchase and holding of the Notes is eligible for and satisfies all conditions for relief under PTCE 95‑60 or (iv) an employee benefit plan or plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code, if such acquisition or holding would result in a non-exempt prohibited transaction under, or a non-exempt violation of, any applicable law that is substantially similar to Title I of ERISA or Section 4975 of the Code.

xiv.

If it is acquiring the Notes or any Note Interest in an “offshore transaction” (as defined in Regulation S under the Securities Act), it acknowledges that the Notes will initially be represented by the Temporary Regulation S Global Note and that transfers thereof or any interest or participation therein are restricted as set forth in this Indenture.

xv.	It understands that the Temporary Regulation S Global Note will bear a legend to the following effect unless the Issuer determines otherwise, consistent with applicable law:

“THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE REFERRED TO BELOW.”

Any transfer, resale, pledge or other transfer of any of the Notes or any Note Interest contrary to the restrictions set forth above, in any Certificate of Variable Funding Note

Noteholder or Certificate of Term Note Owner, and elsewhere in this Indenture shall be deemed void ab initio by the Issuer and the Indenture Trustee.

(j)Each Noteholder of any Notes understands and acknowledges that the Issuer has structured this Indenture and the Notes with the intention that the Notes will qualify under applicable tax law as indebtedness of the Issuer, and the Issuer and each Noteholder by acceptance of its Note agree to treat the Notes (or interests therein) as indebtedness for purposes of federal, State, local and foreign income or franchise taxes or any other applicable tax.

(k)Each Noteholder or Note Owner of any Notes, by the purchase of such Note or its acceptance of a beneficial interest therein, acknowledges and agrees that, subject to the provisions of Section 2.07 of the Note Purchase Agreement, interest on the Notes will be treated as United States source interest, and, as such, United States withholding tax may apply.  Each such Noteholder or Note Owner further agrees, upon request, to provide any certifications that may be required under applicable law, regulations or procedures to evidence its status and understands that if it ceases to provide requested documentation, payments to it under the Notes may be subject to United States withholding tax and each Noteholder acknowledges and agrees that the Indenture Trustee shall have the right (without liability) to deduct and withhold any required U.S. withholding tax, including under FATCA, pursuant to applicable law. Without limiting the foregoing, if a payment made under this Indenture would be subject to United States federal withholding tax imposed by FATCA if the recipient of such payment were to fail to comply with FATCA (including the requirements of Code Sections 1471(b) or 1472(b), as applicable), such recipient shall deliver to the Issuer, with a copy to the Indenture Trustee, at the time or times prescribed by the Code and at such time or times reasonably requested by the Issuer or the Indenture Trustee, such documentation prescribed by the Code (including as prescribed by Code Section 1471(b)(3)(C)(i)) and such additional documentation reasonably requested by the Issuer or the Indenture Trustee to comply with their respective obligations under FATCA, to determine that such recipient has complied with such recipient’s obligations under FATCA, or to determine the amount to deduct and withhold from such payment. For these purposes, “FATCA” means Section 1471 through 1474 of the Code and any regulations or official interpretations thereof (including any revenue ruling, revenue procedure, notice or similar guidance issued by the U.S. Internal Revenue Service thereunder as a precondition to relief or exemption from taxes under such Sections, regulations and interpretations), any agreements entered into pursuant to Code Section 1471(b)(1), and including any amendments made to FATCA after the date of this Indenture.

(l)None of the Issuer, the Indenture Trustee, any agent of the Indenture Trustee, any Payment Agent or the Note Registrar will have any responsibility or liability for any aspect of the records relating to or payment made on account of beneficial ownership of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership.

(m)The Issuer initially appoints Bankers Trust to act as Note Registrar for the Registered Notes on its behalf, and Bankers Trust by its execution of this Indenture hereby accepts such appointment.  Under no circumstances will the Note Registrar have any responsibility for the Participant Register.  The Issuer may at any time and from time to time authorize any Person to act as Note Registrar in place of the Indenture Trustee with respect to any Notes issued under this Indenture.

(n)The Indenture Trustee shall maintain a register of the holders of Notes and Note Interests, based upon the Certificates of Variable Funding Note Noteholders and Certificates of Term Note Owners delivered to the Indenture Trustee as provided in clause vii of Section 4.04(i).  Upon the request of the Issuer, the Indenture Trustee shall report to the Issuer the aggregate number of Term Note Owners (including for such purpose the maximum number of Term Note Partners (as defined in the Certificate of Term Note Owner) and the aggregate number of Variable Funding Note Noteholders.  In monitoring such issuances and transfers and providing such reports, the Indenture Trustee shall rely solely and exclusively (without any duty to make further inquiry, including any duty to inquire whether a holder holds for the account of one or more other persons) on the Certificates of Variable Funding Note Noteholders and Certificates of Term Note Owners received pursuant to the terms of this Indenture and as contemplated herein.

(o)For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer agrees to provide to any Noteholder and to any prospective purchaser of Notes designated by such Noteholder, upon the request of such Noteholder or prospective purchaser, any information required to be provided to such Holder or prospective purchaser to satisfy the conditions set forth in Rule 144A(d)(4) under the Securities Act.

Notwithstanding anything to the contrary contained herein, each Note and this Indenture may be amended or supplemented to modify the restrictions on and procedures for resale and other transfers of the Notes to reflect any change in applicable law or regulation (or the interpretation thereof) or in practices relating to the resale or transfer of restricted securities generally.  Each Noteholder shall, by its acceptance of such Note, have agreed to any such amendment or supplement.

(p)Each Noteholder shall have the right at any time to sell one or more participations to any Person (other than Enova or any of its Affiliates) in all or any part of the Funding Commitment, the Notes or in any other obligation, so long as such Person agrees to be subject to the confidentiality provisions contained in the Transaction Documents.  No such participation arrangement shall relieve the Noteholder of any of its obligations under the Transaction Documents, including the Funding Commitment.  The holder of any such participation, other than an Affiliate of the Noteholder granting such participation, shall not be entitled to require the Noteholder to take or omit to take any action hereunder except the consent of each participant shall be required to the same extent as if such participant were a Noteholder with respect to any amendment, modification, termination, waiver or consent that would (i) extend the final scheduled maturity of any Funding Commitment or Note in which such participant is participating, or reduce or waive the rate or extend or waive the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post‑default increase in interest rates) or reduce or waive the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that an increase in any Funding Commitment or Note shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Issuer of any of its rights and obligations under this Indenture, (iii) release all or substantially all of the Collateral under the Transaction Documents (except as expressly provided in the Transaction Documents) supporting the Notes hereunder in which such participant is participating, (iv) otherwise be required of any Noteholder under Section 10.02 hereof, (v) waive or declare an Event of Default hereunder without the consent of the Majority Holders or, where applicable, all Noteholders, in either case treating all participants as Holders for such purpose, (vi) result in a change to the priority of payments set forth in Article V hereof in a manner adverse to a participant, (vii) increase any fees payable to the Administrative Agent pursuant to Article VI hereof, or (viii) amend any of the affirmative or negative covenants set forth in Article XI hereof, as applicable, in a manner more adverse to a participant than it is to a Noteholder.  The Issuer agrees that each participant shall be entitled to the benefits of the Note Purchase Agreement to the same extent as if it were a Noteholder and had acquired its interest by assignment pursuant to clause (h) of this Section 4.04; provided, (i) a participant shall not be entitled to receive any greater payment under Sections 2.06 and 2.07 of the Note Purchase Agreement than the applicable Noteholder would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the Issuer's prior written consent, (ii) a participant shall not be entitled to the benefits of Section 2.07 of the Note Purchase Agreement unless such participant complies with Section 2.07(f) as though it were a Noteholder by providing such documentation to the participating Noteholder and (iii) such participant complies with the certification requirements specified in Section 2.07(b) thereof and the refund requirements in Section 2.07(g) thereof.  Notwithstanding any participation made hereunder (i) such selling Noteholder’s obligations under this Indenture shall remain unchanged, (ii) such selling Noteholder shall remain solely responsible to the other parties hereto for the performance of its obligations hereunder, and (iii) except as set forth above, the Enova Parties, the Administrative Agent, the Indenture Trustee and any other Noteholders shall continue to deal solely and directly with such selling Noteholder in connection with such selling Noteholder’s rights and obligations under this Indenture, and such selling Noteholder shall retain the sole right to enforce the obligations of the Enova Parties under this Indenture and to approve, without the consent of or consultation with any participant, any amendment, modification or waiver of any provision of this Indenture; provided, however, if the Issuer is provided notice of the sale of the participation to such participant, then during the occurrence and continuance of an Event of Default, the participant (to the extent of its interest in any Notes) shall have the right to exercise any remedies hereunder and vote any claims with respect to the Issuer or the Notes in any bankruptcy, insolvency or similar type of proceeding of the Issuer.  .

Section 4.05Mutilated, Destroyed, Lost and Stolen Notes.  (a) If (i) any mutilated Note is surrendered to the Indenture Trustee or the Note Registrar, or the Issuer, the Note Registrar or the Indenture Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Issuer, the Note Registrar or the Indenture Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a protected purchaser (as defined in Article 8 of the UCC), the Issuer will execute and upon its request the Indenture Trustee will authenticate and deliver in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor, Term Note Maturity Date and Initial Principal Amount, bearing a number not contemporaneously Outstanding.

(b)In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note in full as provided hereunder.

(c)Upon the issuance of any new Note under this Section 4.05, the Issuer and the Indenture Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

(d)Every new Note issued pursuant to this Section 4.05 in lieu of any destroyed, lost or stolen Note will constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note will be at any time enforceable by anyone, and will be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(e)The provisions of this Section 4.05 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 4.06Payment of Principal and Interest; Payment Rights Preserved; Withholding Taxes.  (a) Unless otherwise provided with respect to such Note pursuant to Section 4.01, principal and interest payable on any Registered Note will be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the most recent Record Date.

(b)Subject to clause (a), each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note will carry the rights to interest accrued or principal accreted and unpaid, and to accrue or accrete, which were carried by such other Note.

(c)Subject to the provisions of Section 2.07 of the Note Purchase Agreement, the right of any Noteholder to receive interest on or principal of any Note shall be subject to any applicable withholding or deduction imposed pursuant to the Internal Revenue Code or other applicable tax law, including foreign withholding and deduction.  Subject to the provisions of Section 2.07 of the Note Purchase Agreement, any amounts properly so withheld or deducted shall be treated as actually paid to the appropriate Noteholder.

(d)Holders of a beneficial interest in Notes sold in reliance on Regulation S as Temporary Regulation S Global Notes are prohibited from receiving payments or from exchanging beneficial interests in such Temporary Regulation S Global Notes for Permanent Regulation S Global Notes until the furnishing of a certificate, substantially in the form of Exhibit I attached hereto, certifying that the beneficial owner of the Temporary Regulation S Global Note is a non-United States Person (a “Regulation S Certificate”) as provided in Section 3.08(b).

Section 4.07Persons Deemed Owners.  The Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person who is proved to be the owner of such Note pursuant to Section 1.04(c) as the owner of such Note for the purpose of receiving payment of principal of and (subject to Section 4.06) interest on such Note and, subject to Section 10.02, for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

Section 4.08Cancellation.  All Notes surrendered for payment, redemption, transfer, conversion or exchange will, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee with notification of such surrender, redemption, transfer, conversion or exchange to Issuer and, if not already canceled and if accompanied by such Officer's Certificate and Opinion of Counsel as Indenture Trustee may require, will be promptly canceled by it simultaneously with such payment, redemption, transfer, conversion or exchange.  No Note may be surrendered (including any surrender in connection with any abandonment, donation, gift, contribution or other event or circumstance) except for payment as provided herein, or for registration of transfer, exchange or redemption, or for replacement in connection with any Note mutilated, defaced or deemed lost or stolen.  The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered will be promptly canceled by the Indenture Trustee.  No Note will be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 4.08, except as expressly permitted by this Indenture.  The Indenture Trustee will dispose of all canceled Notes in accordance with its customary procedures and, upon Issuer’s request, will deliver a certificate of such disposition to the Issuer.

Section 4.09Termination.  Each Note shall be considered to be paid in full, the Holders of such Note shall have no further right or claim, and the Issuer shall have no further obligation or liability with respect to such Note on the earliest to occur of (i) the Optional Redemption Date and a payment of the applicable Optional Redemption Amount, (ii) the date on which the Outstanding Principal Amount with respect to such Note, and all Noteholder Monthly Interest on such Note, is paid in full and (iii) the date on which all of the Collateral is sold and the proceeds in respect thereof applied in accordance with Section 7.05, in each case after giving effect to all deposits, allocations, reimbursements, reallocations, sales of Collateral and payments to be made in connection therewith.

Section 4.10Issuance of Notes.  (a) The Issuer shall issue the Initial Term Note and the initial Variable Funding Notes on the Closing Date, so long as the following conditions precedent are satisfied:

(i)on the Closing Date, the Issuer delivers to the Indenture Trustee an Issuer Certificate to the effect that:

(A)all instruments furnished to the Indenture Trustee conform to the requirements of this Indenture and constitute sufficient authority hereunder for the Indenture Trustee to authenticate and deliver such Notes;

(B)the form and terms of the Initial Term Note and the initial Variable Funding Notes have been established in conformity with the provisions of this Indenture; and

(C)such other matters as the Indenture Trustee may reasonably request;

(ii)on the Closing Date, the Issuer delivers to the Indenture Trustee an Issuer Certificate certifying that all laws and requirements with respect to the execution and delivery by the Issuer of such Notes have been complied with, the Issuer has the power and authority to issue such Notes and such Notes have been duly authorized and delivered by the Issuer and, assuming due authentication and delivery by the Indenture Trustee, constitute legal, valid and binding obligations of the Issuer enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity) and entitled to the benefits of this Indenture, equally and ratably with all other Outstanding Notes, if any, subject to the terms of this Indenture;

(iii)on or prior to the Closing Date, the Issuer will have delivered to the Indenture Trustee and the Noteholders an opinion regarding tax matters reasonably acceptable to the Majority Holders, which addresses items including (i) the debt for tax status of the Notes and (ii) that the Issuer will not be treated as an association (or publicly traded partnership) taxable as a corporation; and

(iv)the conditions specified herein are satisfied.

(b)The Issuer and the Indenture Trustee will not be required to provide prior notice to or to obtain the consent of any Noteholder in order to issue a Term Note A or Term Note B, nor will the Issuer be subject to the conditions set forth above in Section 4.10(a)(i)-(iv) in order to issue a Term Note A or Term Note B.

(c)With respect to the issuance of each Term Note A or Term Note B, as applicable, in connection with a Conversion Date, as contemplated in Section 4.12, the Outstanding Principal Amount of all Notes Outstanding (after giving effect to such issuance) shall not exceed the Maximum Principal Amount.

Section 4.11Variable Funding Note.

(a)On the Closing Date, upon satisfaction of the conditions set forth in Section 4.10(a), the Issuer shall execute and deliver to the Indenture Trustee for authentication, the notes designated as the “Variable Funding Notes,” each substantially in the form of Exhibit A hereto.

(b)Each Variable Funding Note shall be delivered in definitive form and registered in the name of a Variable Funding Note Noteholder.

(c)The first Payment Date with respect to the Variable Funding Notes shall be the Initial Payment Date.

(d)During the Revolving Period, pursuant to Section 2.04 of the Note Purchase Agreement, the Variable Funding Note Noteholders shall make Advances.

(e)All Advances shall be remitted to the Issuer pursuant to instructions provided by the Issuer in the applicable Funding Request.

(f)In connection with any Advance made pursuant to the Note Purchase Agreement, the Indenture Trustee, or the Note Registrar if a different Person than the Indenture Trustee, pursuant to an Issuer Certificate setting forth for each Advance, (i) the date on which such Advance was made, (ii) the amount of such Advance, and (iii) the Outstanding Principal Amount of the Variable Funding Notes as of such date after giving effect to such Advance shall annotate the Note Register to reflect such date, Advance amount and Variable Funding Note Stated Principal Amount as of such date after giving effect to such Advance.

(g)On each Conversion Date during the Revolving Period, the Issuer shall execute and deliver an authenticated Term Note A and Term Note B in accordance with Section 4.12 in an Initial Principal Amount equal to the portion of the Outstanding Principal Amount of the Variable Funding Notes at the end of the related Collection Period that is proportionately attributable to (x) in the case of such Term Note A, the Term Note A Collateral Advance Amount for such Collection Period and (y) in the case of such Term Note B, the Term Note B Collateral Advance Amount for such Collection Period.  Amounts advanced under the Variable Funding Notes shall be repaid in kind by the issuance of such Term Notes. Each Holder of a Variable Funding Note will receive its allocable share of beneficial interest in such Term Notes based upon, and in an amount equal to, its ratable share of the Variable Funding Note Stated Principal Amount as of such Conversion Date. Immediately following each issuance and repayment, the Variable Funding Note Stated Principal Amount shall be reduced by the Initial Principal Amount of such Term Notes and such reduction shall be annotated by the Indenture Trustee on the Variable Funding Notes.  As of the end of each Collection Period associated with such Conversion Date and following the issuance of Term Notes, no additional Eligible Receivables may be allocated to the respective Term Note Investment Pools created by such conversion.

(h)On each Payment Date, the Indenture Trustee shall apply, pursuant to Section 5.04 hereof, Collections to make payment to each Variable Funding Note Noteholder in an amount equal to its allocable share of the Variable Funding Note Payment Amount.  Except as provided in Section 13.08 hereof with respect to final distribution, distributions to the Variable Funding Note Noteholder shall be made by wire transfer to a bank account, such bank account to be designated by the Variable Funding Note Noteholders prior to such Payment Date, without presentation or surrender of the Variable Funding Note or the making of any notation thereon.

(i)The Variable Funding Notes shall be secured by the Collateral, and in connection with the sale of Collateral following an Event of Default, the Variable Funding Note Noteholder shall be entitled to its pro rata share of proceeds.  Any payment of principal and interest on the Variable Funding Notes, however, shall be based solely on the performance of the Receivables relating to the Variable Funding Note Investment Pool, and, except as otherwise set forth in Section 5.04, shall not be dependent on the Receivables related to any other Investment Pool or market or other credit events that are independent of such Receivables.

(j)There shall at no time be more than one Variable Funding Note Investment Pool outstanding.

(k)The Holder of a Variable Funding Note shall have no further right or claim, and the Issuer shall have no further obligation or liability with respect to such Variable Funding Note on the earlier to occur of (i) the date on which Collateral is sold and the proceeds in respect thereof applied in accordance with Section 7.05 hereof, and (ii) the Funding Period Termination Date, in each case after giving effect to all deposits, allocations, reimbursements, reallocations, sales of Collateral and payments to be made in connection therewith.

Section 4.12Term Notes.

(a)On the Closing Date, the Issuer shall issue the Initial Term Note. On each Conversion Date (x) the Eligible Receivables in the related Variable Funding Note Investment Pool that constitute Term Note A Collateral shall be allocated into a Term Note A Investment Pool and (y) the Eligible Receivables in the related Variable Funding Note Investment Pool that constitute Term Note B Collateral shall be allocated into a Term Note B Investment Pool. On each Conversion Date, subject to Section 4.12(b) below, the aggregate Outstanding Principal Amount of the Variable Funding Notes will be converted into a Term Note A and Term Note B, which shall be in the form of a Global Note substantially in the form of Exhibit B hereto, to be executed and delivered by the Issuer, authenticated by the Indenture Trustee and issued in the Initial Principal Amounts determined as specified in Section 4.11(g).  Each Term Note shall be delivered in the form of a Global Note.

(b)On each Conversion Date, the Issuer shall deliver, or shall cause to be delivered, a Notice of Conversion to the Indenture Trustee, which will (i) include the schedule of Receivables related to the Term Note A Investment Pool or Term Note B Investment Pool, as applicable, for such Term Note, and (ii) certify that all laws and requirements with respect to the execution and delivery by the Issuer of such Term Notes have been complied with, the Issuer has the power and authority to issue such Notes and such Notes have been duly authorized and delivered by the Issuer and, assuming due authentication and delivery by the Indenture Trustee, constitutes a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity) and entitled to the benefits of this Indenture, equally and ratably with all other Outstanding Notes, if any, subject to the terms of this Indenture.

(c)Each Term Note shall be issued in minimum denominations of $100,000 and integral multiples of $1.

(d)Except as otherwise provided in Section 13.08, distributions hereunder to Term Note Noteholders shall be made pursuant to Section 5.04 to the clearing agency with respect to which each Term Note is registered, in immediately available funds.

(e)Following the issuance of a Term Note pursuant to this Section 4.12, the Issuer may not add any additional Eligible Receivables purchased by the Issuer after the applicable Conversion Date to the related Term Note A Investment Pool or Term Note B Investment Pool.

(f)Each Term Note shall be secured by the Collateral, and in connection with the sale of Collateral following an Event of Default, each Term Note Noteholder shall be entitled to its pro rata share of proceeds. The payment of principal and interest on each Term Note, however, shall, except as otherwise provided in Section 5.04, be solely based on the performance of the Receivables included in the related Term Note Investment Pool and shall not be dependent on the Receivables related to any other Investment Pool or market or credit events that are independent of such Receivables.

(g)Subject to any amounts due under any of the other Transaction Documents (other than indemnities and reimbursement obligations for which a claim has not yet been asserted), each Term Note shall be considered to be paid in full, the Holders of such Term Note shall have no further right or claim, and the Issuer shall have no further obligation or liability with respect to such Term Note on the earliest to occur of (i) the Optional Redemption Date and payment of the applicable Optional Redemption Amount, (ii) the date on which the Outstanding Principal Amount with respect to such Term Note, and all Term Note Monthly Interest on such Term Note, is paid in full, and (iii) the date on which all of the Collateral is sold and the proceeds in respect thereof applied in accordance with Section 7.05 of the Indenture, in each case after giving effect to all deposits, allocations, reimbursements, reallocations, sales of Collateral and payments to be made in connection therewith.

[END OF ARTICLE IV]

Article V

ISSUER ACCOUNTS; INVESTMENTS; ALLOCATIONS; APPLICATION

Section 5.01Collections.  Except as otherwise expressly provided in this Indenture, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance from any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture including all funds and other property payable to the Indenture Trustee in connection with the Collateral.  The Indenture Trustee will hold all such money and property received by it as part of the Collateral and will apply it as provided in this Indenture.

Section 5.02Collection Account; Distributions from Collection Account.  (a) On or before the date hereof, the Issuer shall cause to be established and maintained an Eligible Deposit Account (the “Collection Account”) in the name of the Indenture Trustee as a securities account with the Securities Intermediary in accordance with Section 2.11, bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Indenture Trustee and the Noteholders.  All collections and distributions received pursuant to Section 2.02 of the Servicing Agreement shall be credited to the Collection Account.  The Collection Account shall be under the control of the Securities Intermediary for the benefit of the Indenture Trustee and the Noteholders in accordance with Section 2.11.  If, at any time (i) the institution holding the Collection Account ceases to be an Eligible Institution, the Issuer shall notify the Indenture Trustee, and the Issuer (or the Master Servicer) shall within thirty (30) Business Days establish (or cause to be established) a new Collection Account that is an Eligible Deposit Account and shall transfer (or cause to be transferred) any funds or other property from such Collection Account to such new Collection Account or (ii) the Issuer determines for any reason that the Collection Account should be held at a different Eligible Institution, then upon prior notice to the Indenture Trustee, the Issuer shall establish or cause to be established a new Collection Account that is an Eligible Deposit Account and shall transfer (or cause to be transferred) any funds or other property from such Collection Account to such new Collection Account.  From the date each such new Collection Account is established, it shall be the “Collection Account.”  Prior to or at the time of the establishment of any Collection Account (whether the initial Collection Account or any successor Collection Account), the Issuer shall (I) deliver to the Indenture Trustee an Officer’s Certificate specifying the Eligible Institution at which the Collection Account is maintained and the account number of the Collection Account, and (II) Deliver the Collection Account to the Indenture Trustee.

(b)All payments to be made from time to time by or on behalf of the Indenture Trustee to Noteholders out of available funds in the Collection Account pursuant to this Indenture will be made by the Indenture Trustee or by the Paying Agent (if a different Person than the Indenture Trustee) not later than 2:00 p.m., New York City time, on the applicable Payment Date or earlier, if necessary, but only to the extent of available funds in the Collection Account at the time the Indenture Trustee or the Paying Agent (if a different Person than the Indenture Trustee) makes payments to Noteholders.

(c)Except as provided in Section 13.08 hereof with respect to final distribution, distributions to a Variable Funding Note Noteholder shall be made by wire transfer to a bank account, such bank account to be designated by the Variable Funding Note Noteholder prior to such Payment Date, without presentation or surrender of the Variable Funding Note or the making of any notation thereon.

Section 5.03Investment of Funds in the Collection Account.  (a) Funds credited to the Collection Account may (unless otherwise stated in this Indenture) be invested and reinvested by the Indenture Trustee at the direction of the Issuer in one or more Eligible Investments. The Issuer may authorize the Indenture Trustee to make specific investments pursuant to instructions, in such amounts as the Issuer will specify.  Notwithstanding the foregoing, funds held by the Indenture Trustee in the Collection Account will be invested at the direction of the Issuer in Eligible Investments that will mature in each case no later than the Business Day preceding the date on which such funds in the Collection Account are scheduled to be transferred or distributed by the Indenture Trustee pursuant to this Indenture (or as necessary to provide for timely payment of principal or interest on the applicable Payment Date).  The Indenture Trustee shall not have any investment discretion with respect to the Collection Account or any funds therein and shall have no liability with respect to the Eligible Investments selected by the Issuer or any losses resulting therein.

(b)All funds from time to time credited to the Collection Account pursuant to this Indenture and all investments made with such funds, if any, will be held by the Indenture Trustee in the Collection Account as part of the Collateral as herein provided, subject to withdrawal by the Indenture Trustee for the purposes specified herein.

(c)Funds and other property in the Collection Account will not be commingled with any other funds or property of the Issuer or the Indenture Trustee.

(d)On the applicable Reporting Date, all interest and earnings (net of losses and investment expenses), if any, on funds credited to the Collection Account will be applied as specified herein.  For purposes of determining the availability of funds or the balance in the Collection Account for any reason under this Indenture (other than for the distribution of funds in accordance with Section 5.04), investment earnings on such funds, if any, shall be deemed not to be available or on deposit.

Subject to Section 8.01(d), the Indenture Trustee will not in any way be held liable by reason of any insufficiency in Collection Account resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee’s own failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity, in accordance with their terms.

(e)The Issuer hereby directs that funds credited to the Collection Account will be invested and reinvested by the Indenture Trustee at the direction of the Issuer, to the fullest extent practicable, in investments described in clause (b) of “Eligible Investments,” upon the occurrence of any of the following events:

(i)the Issuer will have failed to give investment directions to the Indenture Trustee; or

(ii)an Event of Default will have occurred and is continuing but no Notes have been declared due and payable pursuant to Section 7.02.

(f)If the Issuer does not give direction to the Indenture Trustee, funds on deposit in the Collection Account shall remain uninvested

Section 5.04Application of Available Collections on Deposit in the Collection Account.  The Master Servicer shall instruct the Indenture Trustee or the Paying Agent (if a Person different than the Indenture Trustee) to apply on each Payment Date, the available Collections related to each Note (based solely on the performance of the Receivables included in the Investment Pool related to such Note) on deposit in the Collection Account with respect to such Payment Date to make the following distributions allocable to each such Note in the following priority:

(a)on a pro rata basis in accordance with the amounts owed, to the Indenture Trustee, the Verification Agent and the Variable Funding Note Noteholders, respectively, their allocable share of the sum of the Term Note Fee Allocation Amounts attributable to each Term Note;

(b)to the Master Servicer, the Servicing Fee owing with respect to such Payment Date;

(c)to the Backup Servicer, an amount equal to the sum of the Term Note Backup Servicing Fees attributable to each Term Note;

(d)to the Holder of each Variable Funding Note (as of the Conversion Date occurring approximately 45 days prior to such Payment Date), its allocable share of the Variable Funding Note Payment Amount owing with respect to such Payment Date;

(e)(i) with respect to each Term Note, an amount equal to the Term Note Monthly Interest for such Payment Date owing thereunder, for distribution to the applicable Holder of a Term Note or (ii) if such Payment Date is an Optional Redemption Date, then with respect to such Term Note, the applicable Optional Redemption Amount, for distribution to the applicable Holder of a Term Note;

(f)with respect to each Term Note, an amount equal to the Term Note Monthly Principal for such Payment Date owing thereunder, for distribution to the applicable Holder of a Term Note;

(g)with respect to each Term Note (i) for which the Term Note Amortization Date has occurred, (ii) for which any breach of an Investment Pool Collateral Performance Trigger with respect to the related Term Note Investment Pool has occurred and is continuing,  (iii) for which any LTV Event has occurred, (iv) for which the Term Note Monthly Interest owing to such Term Note on such Payment Date pursuant to clauses (e) above has not been paid in full or (v) for which the Variable Funding Note Payment Amount owing to each Variable Funding Note on such Payment Date pursuant to clause (d) above has not been paid in full, all Collections remaining after the payments specified in the foregoing clauses (a) through (f) shall be distributed pro rata on the basis of each such Term Note’s Outstanding Principal Amount (after taking into account all prior distributions made on such Payment Date, and provided, however, that no Collections shall be applied pursuant to clause (h) below until all amounts due and owing within this clause (g) are satisfied): (A) to any Term Note which has reached its Term Note Amortization Date or for which any breach of an Investment Pool Collateral Performance Trigger with respect to the related Term Note Investment Pool has occurred until the Outstanding Principal Amount of such Term Note equals zero, (B) to any Term Note for which an LTV Event has occurred until the LTV for such Term Note is no longer higher than the LTV as of the prior Payment Date, (C) to any Term Note for which the Term Note Monthly Interest owing to such Term Note on such Payment Date above has not  been paid in full until the Term Note Monthly Interest owing to such Term Note on such Payment Date has been paid in full, and (D) to any Variable Funding Note for which the Variable Funding Note Payment Amount owing to each Variable Funding Note on such Payment Date above has not been paid in full until the Variable Funding Note Payment Amount owing to each Variable Funding Note on such Payment Date above has been paid in full;

(h)an amount equal to that needed to pay any other obligations of the Issuer under the Transaction Documents shall be applied to pay such obligations to each Person to whom such amount is owed, pro rata according to the respective amounts owed; and

(i)to the Issuer, any remaining amounts.

For the avoidance of any doubt, (i) pursuant to Section 4.11(i) any payment of principal and interest on the Variable Funding Notes shall be based solely on the performance of the Receivables relating to the Variable Funding Note Investment Pool for the related Collection Period and shall not be dependent on the Receivables related to any other Investment Pool or market or other credit events that are independent of such Receivables, and (ii) pursuant to Section 4.12(f) (except as set forth in clause (g) above), any payment of principal and interest on each Term Note shall be based solely on the performance of the Receivables included in the related Term Note Investment Pool and shall not be dependent on the Receivables related to any other Investment Pool or market or other credit events that are independent of such Receivables.

Section 5.05Determination of LIBOR.

(a)On each LIBOR Determination Date, the Indenture Trustee shall determine the interest rate to use in the definition of One-Month LIBOR for the related Interest Period, which interest rate shall be the per annum interest rate for deposits in United States dollars for a period equal to one-month that appears on Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, on such date.  Upon such determination, the Indenture Trustee shall notify the Master Servicer of LIBOR for such LIBOR Determination Date.  If such rate does not appear on Reuters Screen LIBOR01 Page, the rate for the LIBOR Determination Date shall be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 A.M., London time, on that day to prime banks in the London interbank market for a period equal to one-month commencing on the first day of such Interest Period.  The Master Servicer shall request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If at least two (2) such quotations are provided, the rate for that LIBOR Determination Date shall be the arithmetic mean of the quotations.  If fewer than two (2) quotations are provided as requested, the rate for that LIBOR Determination Date shall be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Master Servicer, at approximately 11:00 A.M., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to one-month commencing on the first day of such Interest Period.  If the banks selected by the Master Servicer are not quoting rates as provided in the immediately preceding sentence, LIBOR for such Interest Period shall be LIBOR in effect for the immediately preceding Interest Period.

(b)The Master Servicer shall determine, as applicable, and promptly notify the Issuer, the Administrative Agent and the Noteholders and the Indenture Trustee of, the Note Interest Rate for the applicable Interest Period.  The Note Interest Rate applicable to the then current and the immediately preceding Interest Periods may be obtained by any Noteholder by telephoning the Indenture Trustee at its Corporate Trust Office at (855) 829-8068 or by emailing a request to the Indenture Trustee at CorpTrust@BankersTrust.com.

[END OF ARTICLE V]

Article VI

SATISFACTION AND DISCHARGE; CANCELLATION OF NOTES
HELD BY THE ISSUER

Section 6.01Satisfaction and Discharge of Indenture.  This Indenture will cease to be of further effect with respect to any Notes (except as to any surviving rights of transfer or exchange of Notes expressly provided for herein or in the form of Note), and the Indenture Trustee, on demand of and at the expense of the Issuer, will execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a)the Issuer has paid or caused to be paid all other sums payable under the Indenture with respect to the Notes (including payments to the Indenture Trustee pursuant to Section 8.07); and

(b)the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with or waived in accordance with the terms of this Indenture.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any Notes, the obligations of the Issuer to the Indenture Trustee with respect to such Notes under Section 8.07 and the obligations of the Indenture Trustee under Section 6.02 and Section 11.03 will survive such satisfaction and discharge.

Section 6.02Application of Money.  All money and obligations deposited with the Indenture Trustee pursuant to Section 5.01 or Section 5.03 and all money received by the Indenture Trustee in respect of such obligations will be held in trust and applied by it, in accordance with the provisions of Section 5.04, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Indenture Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment that money and obligations have been deposited with or received by the Indenture Trustee; but that money and obligations need not be segregated from other funds held by the Indenture Trustee except to the extent required by this Indenture or by law.

Section 6.03Cancellation of Notes Held by the Issuer.  If the Issuer holds any Notes, such Notes shall be automatically cancelled and no longer Outstanding. Further, Notes held by Affiliates of the Issuer shall be deemed to be not Outstanding for all voting purposes.

[END OF ARTICLE VI]

Article VII

EVENTS OF DEFAULT AND REMEDIES

Section 7.01Events of Default.  “Event of Default,” wherever used herein, means with respect to any Note any one of the following events (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)with respect to any Note a failure by the Issuer, an Asset Servicer or the Master Servicer to make any payment or deposit when required pursuant to any Transaction Document, in any case on or before the date occurring two (2) Business Days after the date such payment or deposit is due;

(b)(i) the Issuer shall file a petition or commence a proceeding (A) to take advantage of any Debtor Relief Law or (B) for the appointment of a trustee, conservator, receiver, liquidator, or similar official for or relating to the Issuer or all or substantially all of its property, (ii) the Issuer shall consent or fail to object to any such petition filed or proceeding commenced against or with respect to it or all or substantially all of its property, or any such petition or proceeding shall not have been dismissed or stayed within 90 days of its filing or commencement, or a court, agency, or other supervisory authority with jurisdiction shall have decreed or ordered relief with respect to any such petition or proceeding, (iii) the Issuer shall admit in writing its inability to pay its debts generally as they become due, (iv) the Issuer shall make an assignment generally for the benefit of its creditors, or (v) the Issuer shall voluntarily suspend payment of its obligations;

(c)the Issuer becomes an investment company within the meaning of the Investment Company Act;

(d)any Master Servicer Default or Asset Servicer Default;

(e)any event occurs that could reasonably be expected to have a Material Adverse Effect on (i) the Issuer’s ability to make payments under the terms of this Indenture or fulfill its payment obligations under any of the other Transaction Documents, (ii) the validity, collectability or enforceability of the Receivables, or (iii) the Collateral, the Indenture Trustee’s lien on the Collateral or the priority of such lien;

(f)subject to Section 12.01(c), a decree or order is entered by an administrative body (including an administrative order of the Consumer Financial Protection Bureau) or by a court of competent jurisdiction that requires an Enova Entity to pay more than $5,000,000 in civil penalties or finds an Enova Entity engaged in reckless or knowing violations of applicable law, whether or not such decree or order is appealable or is being appealed, in connection with a Consumer Financial Protection Bureau proceeding brought against any Enova Entity;

(g)any representation or warranty made by the Seller, Transferor, Issuer, an Asset Servicer or the Master Servicer under any Transaction Document shall be incorrect and remain unremedied for a period of fifteen (15) Business Days from the discovery by such party or receipt of notice from the Indenture Trustee, the Administrative Agent or any Noteholder;

(h)the Seller, Transferor or Issuer shall fail to perform or observe any affirmative covenant under any Transaction Document and such failure shall remain unremedied for a period of fifteen (15) Business Days from the discovery by such party or receipt of notice from either the Indenture Trustee, the Administrative Agent or any Noteholder;

(i)the Seller, Transferor or Issuer shall fail to perform or observe any negative covenant under any Transaction Document;

(j)the Indenture Trustee shall fail to hold a valid and perfected first-priority security interest in the Receivables;

(k)any Enova Entity (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $***, or (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness referred to in clause (i) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased or redeemed (automatically or otherwise);

(l)the failure to have paid any Term Note in full as of its Term Note Maturity Date;

(m)[Reserved];

(n)the occurrence of a Financial Trigger;

(o)the occurrence of a Regulatory Trigger Event;

(p)unless permitted by Section 7.03 of the Servicing Agreement, Enova, the Issuer, Transferor or the Master Servicer shall enter into any transaction or merger in which it is not the surviving entity, without the prior consent of the Majority Holders;

(q)occurrence of a Material Adverse Effect (as determined by the Majority Holders) with respect to Enova, the Issuer, the Transferor, the Master Servicer and the Originators, taken as a whole;

(r)subject to Section 12.01(c), the occurrence of a Change of Control; or

(s)subject to Section 5.2(e) of the Receives Purchase Agreement and Section 2.02(f) of the Servicing Agreement, the occurrence of a material change to the Credit Policies or Servicing Policies without the prior consent of the Majority Holders.

Section 7.02Acceleration of Maturity.  (a) If an Event of Default described in Section 7.01 occurs and is continuing with respect to a Note (other than with respect to clauses (a) or (b)), then, unless the principal of all the Notes shall have already become due and payable, the Indenture Trustee may (but shall not be required to) provided the Indenture Trustee has actual notice of the occurrence of the Event of Default, or, upon the direction of the Majority Holders provided to the Indenture Trustee, shall declare the Outstanding Principal Amount of the Outstanding Notes and all interest accrued or principal accreted and unpaid (if any) thereon to be due and payable immediately, and upon any such declaration the same will become and will be immediately due and payable, anything in this Indenture or in the Notes to the contrary notwithstanding.

(b)If an Event of Default described in clauses (a) or (b) of Section 7.01 occurs and is continuing, then all the Notes will automatically be and become immediately due and payable by the Issuer, without notice or demand to any Person, and the Issuer will automatically and immediately be obligated to pay off the Notes.

Section 7.03Indenture Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy or other similar proceeding relative to the Issuer or any other obligor upon the Notes or the property of the Issuer or of such other obligor, the Indenture Trustee (irrespective of whether the principal of the Notes will then be due and payable as therein expressed or by declaration or otherwise) will be entitled and empowered by intervention in such proceeding or otherwise:

(i)to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, indemnity, disbursements and advances of the Indenture Trustee, its agents and counsel and all other amounts due the Indenture Trustee under Section 8.07) and of the Noteholders allowed in such judicial proceeding, and

(ii)to collect and receive any funds or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator or other similar official in any such proceeding is hereby authorized by each Noteholder to make such payment to the Indenture Trustee, and in the event that the Indenture Trustee will consent to the making of such payments directly to the Noteholders, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due the Indenture Trustee under Section 8.07.

Nothing herein contained will be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any

Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

Section 7.04Indenture Trustee May Enforce Claims Without Possession of Notes.  All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee will be brought in its own name as trustee, and any recovery of judgment will, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its respective agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 7.05Application of Money Collected.  Any money or other property collected by the Indenture Trustee with respect to a Note pursuant to this Article VII will be applied according to the priority of payments set forth in Section 5.04 at the date or dates fixed by the Indenture Trustee.

Section 7.06Indenture Trustee May Elect to Hold the Collateral.  Following an acceleration of any Note, the Indenture Trustee may elect to continue to hold the Collateral and apply distributions on the Collateral in accordance with the regular distribution provisions set forth in Section 5.04, except that principal will be paid on the accelerated Notes to the extent funds are received and allocated to the accelerated Notes.

Section 7.07Sale of Collateral for Accelerated Notes.

(a)If the Notes are accelerated pursuant to this Indenture following an Event of Default, the Indenture Trustee, at the direction of the Majority Holders, will sell Receivables (or interests therein).

(b)Such a sale will be permitted if at least one of the following conditions is met:

(i)the net proceeds of such sale would be sufficient to pay all amounts due on the Notes together with any unpaid interest and fees; or

(ii)consented to by Holders of at least 66-⅔% of the Outstanding Principal Amount of the Outstanding Notes.

(c)Sale proceeds received with respect to the Notes will be applied as specified in Section 7.05 of this Indenture.

Section 7.08Noteholders Have the Right to Direct the Time, Method and Place of Conducting Any Proceeding for Any Remedy Available to the Indenture Trustee.  The Majority Holders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any power conferred on the Indenture Trustee, subject to Section 7.07(b).  This right may be exercised only if the Indenture Trustee is adequately indemnified by the Holders of such accelerated Notes and if the Majority Holders provide the Indenture Trustee with an Opinion of Counsel acceptable to the

Indenture Trustee upon which Indenture Trustee may conclusively rely that the direction provided by the Noteholders does not conflict with applicable law or this Indenture and the likelihood of the Indenture Trustee incurring liability from acting in reliance thereon, personal or otherwise, is remote.

Section 7.09Limitation on Suits.  To the fullest extent permitted by applicable law, but subject to Section 7.07(b) and Section 7.08, no Holder of any Note will have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee or similar official, or for any other remedy hereunder, unless:

(a)such Holder has previously given notice to the Indenture Trustee of a continuing Event of Default with respect to such Notes;

(b)the Majority Holders have made request to the Indenture Trustee to institute proceedings in respect of such Event of Default in the name of the Indenture Trustee hereunder;

(c)such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; and

(d)the Indenture Trustee, for 30 days after the Indenture Trustee has received such notice, request and offer of indemnity has failed to institute any such proceeding;

it being understood and intended that no one or more Holders of such Notes will have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and proportionate benefit of all the Holders of all such Notes.

Section 7.10Unconditional Right of Noteholders to Receive Principal and Interest; Limited Recourse.  Notwithstanding any other provisions in this Indenture, the Holder of any Note will have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note and to institute suit for the enforcement of any such payment, and such right will not be impaired without the consent of such Holder; provided, however, that the obligation to pay principal of or interest on the Notes or any other amount payable to any Noteholder will be without recourse to the Indenture Trustee or any Affiliate, officer, employee, member or director of any of them, and the obligation of the Issuer to pay principal of or interest on the Notes or any other amount payable to any Noteholder will be subject to the allocation and payment provisions of this Indenture, and limited to amounts available from the Collateral.

Section 7.11Restoration of Rights and Remedies.  If the Indenture Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Issuer, the Indenture Trustee and the Noteholders will, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders will continue as though no such proceeding had been instituted.

Section 7.12Rights and Remedies Cumulative.  No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy will, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.13Delay or Omission Not Waiver.  No delay or omission of the Indenture Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article VII or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 7.14Control by Noteholders.  Subject to Section 7.07(b) and Section 7.08, the Majority Holders will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any power conferred on the Indenture Trustee with respect to the Notes, provided, that:

(a)the Indenture Trustee will have the right to decline to follow any such direction if the Indenture Trustee, being advised by counsel, determines that the Action so directed may not lawfully be taken or would conflict with this Indenture or if the Indenture Trustee in good faith determines that the proceedings so directed would involve it in personal liability or be unjustly prejudicial to the Holders not taking part in such direction, and

(b)the Indenture Trustee may take any other action permitted hereunder deemed proper by the Indenture Trustee which is not inconsistent with such direction.

Section 7.15Waiver of Past Defaults.  The Majority Holders may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences, except consent of the Holder of each Outstanding Note is required if (i) there is a default not theretofore cured in the payment of the principal of or interest on any Note, or (ii) in respect of a covenant or provision hereof which under Article X cannot be modified or amended without the consent of the Holder of each Outstanding Note. Until any Event of Default arising from such default is hereunder waived or cured, and during the continuation of any such Event of Default, the Note Interest Rate shall be increased by 2.50%.

Upon any such waiver, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, for every purpose of this Indenture; but no such waiver will extend to any subsequent or other default or impair any right consequent thereon.

Section 7.16Undertaking for Costs.  All parties to this Indenture agree, and each Holder of any Note by his or her acceptance thereof will be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable and documented attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 7.16 will not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 25% in Outstanding Principal Amount of the Outstanding Notes.

Section 7.17Waiver of Stay or Extension Laws.  The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

[END OF ARTICLE VII]

Article VIII

THE INDENTURE TRUSTEE

Section 8.01Certain Duties and Responsibilities.  (a)  The Indenture Trustee is hereby authorized and directed to enter into the Transaction Documents to which the Indenture Trustee is a party and undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the other Transaction Documents with respect to the Notes, and no implied duties (including fiduciary duties) covenants or obligations will be read into this Indenture against the Indenture Trustee. The permissive right of the Indenture Trustee to do things enumerated in this Indenture shall never be construed as a duty.  Bankers Trust and any Indenture Trustee (if a different Person than Bankers Trust) shall only be responsible for the performance of the express duties outlined herein in whatever capacity, whether as Indenture Trustee, Paying Agent, Securities Intermediary, Authenticating Agent, Note Registrar or otherwise, and it shall not be liable for any action reasonably taken or omitted to be taken by it in any capacity hereunder in good faith or be responsible other than for its own gross negligence or willful default in the performance of those express duties.

(b)In the absence of bad faith on its part, the Indenture Trustee may, with respect to Notes, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee will be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(c)In case an Event of Default with respect to any Notes has occurred and is continuing and for which the Indenture Trustee has actual knowledge, the Indenture Trustee will exercise with respect to such Notes such of the rights and powers vested in it by this Indenture, as the Indenture Trustee in its sole discretion determines are consistent with the terms of this Indenture and use the same degree of care and skill in their exercise, as a corporate trustee would exercise or use under the circumstances in the conduct of such corporate trustee’s own affairs.  Nothing in this subsection (c) shall be construed to limit the effect of subsection (a) of this Section 8.01.

(d)Except to the extent otherwise provided in Section 8.03, no provision of this Indenture will be construed to relieve the Indenture Trustee from liability for its own gross negligence or willful misconduct, except that:

(i)this subsection (d) will not be construed to limit the effect of subsection (a) of this Section 8.01 or Section 8.03;

(ii)the Indenture Trustee will not be liable for any error of judgment made in good faith by an Indenture Trustee Authorized Officer;

(iii)the Indenture Trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Majority Holders relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any power conferred upon the Indenture Trustee, under this Indenture with respect to the Notes; and

(iv)no provision of this Indenture will require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it will have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to the Indenture Trustee against such risk or liability is not reasonably assured to it.

Section 8.02Notice of Defaults.  Within ten (10) Business Days after the occurrence of any default hereunder with respect any Note of which a Responsible Officer of the Indenture Trustee shall have actual knowledge, the Indenture Trustee will transmit by mail to all Noteholders, as their names and addresses appear in the Note Register, notice of such default hereunder known to the Indenture Trustee.  For the purpose of this Section 8.02, the term “default,” with respect any Note, means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Note.

Section 8.03Certain Rights of Indenture Trustee.

(a)The Indenture Trustee may conclusively rely and will be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, including any Officer's Certificate or Opinion of Counsel, whether in its original, facsimile or other electronic form, believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)whenever in the administration of this Indenture the Indenture Trustee deems it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(c)the Indenture Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d)the Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(e)the Indenture Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report,

notice, request, direction, consent, order, bond, debenture or other paper or document, including facts or matters stated in any Officer's Certificate or Opinion of Counsel, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee will determine to make such further inquiry or investigation, it will be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

(f)the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Indenture Trustee will not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(g)the Indenture Trustee will not be responsible for filing any financing statements or continuation statements in connection with the Notes, but will cooperate with the Issuer in connection with the filing of such financing statements or amendments to such financing statements;

(h)the Indenture Trustee shall not be deemed to have notice of any default (including any Master Servicer Default or Asset Servicer Default under the Servicing Agreement) or Event of Default unless a Responsible Officer of the Indenture Trustee has actual knowledge thereof or unless notice of any event which is in fact such a default is received by a Responsible Officer of the Indenture Trustee at the Corporate Trust Office of the Indenture Trustee, and such notice references the Notes and this Indenture (delivery of reports and other information to the Indenture Trustee shall not constitute actual or constructive knowledge or notice of an Event of Default);

(i)the rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder, including its capacity as Indenture Trustee, Paying Agent, Securities Intermediary, Authenticating Agent and Note Registrar, and each agent, custodian and other person employed by the Indenture Trustee to act hereunder;

(j)the Indenture Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(k)the right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty;

(l)the Indenture Trustee may conclusively rely on the authority of any Authorized Officer whose signatures and incumbency have been certified to the Indenture Trustee by any Person to sign an Officer's Certificate or otherwise act on behalf of such Person until Indenture Trustee has received written notice to the contrary and the Indenture Trustee shall have no duty to verify the authenticity of the signature appearing on any Officer's Certificate or other written document purportedly made on behalf of such Person;

(m)the Indenture Trustee shall be protected in relying on any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond debenture or other paper or document which it, in good faith, believes to be genuine and what it purports to be and shall have no duty to inquire or to the genuineness, validity or enforceability thereof; and

(n)to the fullest extent permitted by law and notwithstanding anything in this Indenture to the contrary, the Indenture Trustee shall not be liable under any circumstances for special, indirect, incidental, consequential or punitive damages, however styled, including lost profits, loss of revenue, diminution in value or loss of business.

Section 8.04Not Responsible for Recitals or Issuance of Notes.  The recitals contained herein and in the Notes, except the certificates of authentication, will be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for their correctness.  The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes.  The Indenture Trustee will not be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

Section 8.05May Hold Notes.  The Indenture Trustee, any Paying Agent, the Note Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer with the same rights it would have if it were not Indenture Trustee, Paying Agent, Note Registrar or such other agent and the Issuer and the Noteholders waive any resulting conflict of interest.

Section 8.06Money Held in Trust.  Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds except to the extent required by this Indenture or by law.  The Indenture Trustee will be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

Section 8.07Compensation and Reimbursement; Limit on Compensation Reimbursement and Indemnity.  (a)  The Issuer agrees:

(i)to pay to the Indenture Trustee from time to time reasonable compensation (or, for so long as Bankers Trust is the Indenture Trustee, such amount as has been mutually agreed upon in writing) for all services rendered by it hereunder (which compensation will not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii)to reimburse the Indenture Trustee upon the Indenture Trustee’s request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of the Indenture Trustee’s agents and counsel), except any such expense, disbursement or advance as may be attributable to the Indenture Trustee’s own gross negligence, willful misconduct or bad faith; and

(iii)to indemnify, defend and hold harmless the Indenture Trustee and its officers, directors, employees and agents for, and to hold the Indenture Trustee harmless against, any and all loss, liability, expense, claim, action, suit, damage or injury of any kind and nature whatsoever incurred without gross negligence, willful misconduct or bad faith on the Indenture Trustee’s part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of the Indenture Trustee defending itself against any claim or liability (whether asserted by the Issuer, the Master Servicer, any Asset Servicer, any Holder or any other Person) in connection with the exercise or performance of any of its powers or duties hereunder.

The Indenture Trustee will have no recourse to any asset of the Issuer other than funds available pursuant to Section 7.05.

(b)This Section 8.07 will survive the termination of this Indenture and the resignation, removal or replacement of the Indenture Trustee under Section 8.10.

Section 8.08[RESERVED].

Section 8.09Corporate Indenture Trustee Required; Eligibility.  There will at all times be an Indenture Trustee hereunder with respect to each Note, which will be either a bank or a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia, authorized under such laws to exercise corporate trust powers, and having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or State authority.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.09, the combined capital and surplus of such corporation will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  The Issuer may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Issuer, serve as Indenture Trustee.  If at any time the Indenture Trustee with respect to any Note ceases to be eligible in accordance with the provisions of this Section 8.09, it will, if a Responsible Officer has actual knowledge thereof, resign immediately in the manner and with the effect hereinafter specified in this Article VIII.

Section 8.10Resignation and Removal; Appointment of Successor.  The following provisions shall apply to the resignation or removal of the Indenture Trustee and the appointment of a successor.

(a)No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article VIII will become effective until the acceptance of appointment by the successor Indenture Trustee under Section 8.11.

(b)The Indenture Trustee may resign at any time by giving at least thirty (30) days’ prior notice thereof to the Issuer and Administrative Agent.  If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Indenture Trustee within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(c)The Indenture Trustee may be removed at any time by Action of the Majority Holders, delivered to the Indenture Trustee and to the Issuer and Administrative Agent.  If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Indenture Trustee within 30 days after the giving of such notice of removal, the Indenture Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(d)If at any time:

(i)the Indenture Trustee ceases to be eligible under Section 8.09 and fails to resign after request therefor by the Issuer or by any such Noteholder, or

(ii)the Indenture Trustee is adjudged bankrupt or insolvent or a receiver of the Indenture Trustee or of its property is appointed or any public officer takes charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuer may remove the Indenture Trustee, or (B) subject to Section 7.17, any Noteholder who has been a bona fide Holder of a Note for at least 6 months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

(e)If the Indenture Trustee resigns, is removed or becomes incapable of acting, the Issuer will promptly appoint a successor Indenture Trustee.  If, within sixty (60) days after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Indenture Trustee has not been appointed, then an Indenture Trustee may thereupon be appointed by Act of the Majority Holders delivered to the Issuer and the retiring Indenture Trustee.  The successor Indenture Trustee so appointed will, forthwith upon its acceptance of such appointment, become the successor Indenture Trustee.  If no successor Indenture Trustee shall have been so appointed by the Issuer or the Noteholders and accepted appointment in the manner hereinafter provided, the resigning or removed Indenture Trustee or any Noteholder who has been a bona fide Holder of a Note for at least 6 months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(f)The Issuer will give notice of each resignation and each removal of the Indenture Trustee and each appointment of a successor Indenture Trustee to each Noteholder as provided in Section 1.06.  To facilitate delivery of such notice, upon request by the Issuer, the Note Registrar shall provide to the Issuer a list of the relevant Registered Noteholders.  Each notice will include the name of the successor Indenture Trustee and the address of its principal Corporate Trust Office.

Section 8.11Acceptance of Appointment by Successor.  Every successor Indenture Trustee appointed hereunder will execute, acknowledge and deliver to the Issuer and to the predecessor Indenture Trustee an instrument accepting such appointment and thereupon the resignation or removal of the predecessor Indenture Trustee will become effective, and such successor Indenture Trustee, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the predecessor Indenture Trustee; but, on request of the Issuer or the successor Indenture Trustee, such predecessor Indenture Trustee will, upon payment of its reasonable charges, if any, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the predecessor Indenture Trustee, and will duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such predecessor Indenture Trustee hereunder, subject nevertheless to its Lien, if any, provided for in Section 8.07 and the payment of all costs, fees and expenses of the Indenture Trustee.  Upon request of any such successor Indenture Trustee, the Issuer will execute any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts.

In case of the appointment hereunder of a successor Indenture Trustee with respect to the Notes, the Issuer, the predecessor Indenture Trustee and each successor Indenture Trustee with respect to the Notes will execute and deliver a supplement to this Indenture which will contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Indenture Trustee with respect to the Notes shall be vested in the successor Indenture Trustee.

No successor Indenture Trustee will accept its appointment unless at the time of such acceptance such successor Indenture Trustee will be qualified and eligible under this Article VIII.

Section 8.12Merger, Conversion, Consolidation or Succession to Business.  Any entity into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, will be the successor of the Indenture Trustee hereunder, provided such entity shall be otherwise qualified and eligible under this Article VIII, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  The Indenture Trustee shall give prompt notice of such merger, conversion, consolidation or succession to the Issuer.  In case any Notes shall have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had itself authenticated such Notes.

Section 8.13[RESERVED].

Section 8.14Appointment of Authenticating Agent.  At any time when any of the Notes remain Outstanding the Indenture Trustee, with the approval of the Issuer, may appoint an Authenticating Agent or Agents which will be authorized to act on behalf of the Indenture Trustee to authenticate Notes issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 4.06, and Notes so authenticated will be entitled to the benefits of this Indenture and will be valid and obligatory for all purposes as if authenticated by the Indenture Trustee hereunder.  Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Indenture Trustee or the Indenture Trustee’s Certificate of

Authentication, such reference will be deemed to include authentication and delivery on behalf of the Indenture Trustee by an Authenticating Agent and a Certificate of Authentication executed on behalf of the Indenture Trustee by an Authenticating Agent.  Each Authenticating Agent will be acceptable to the Issuer and will at all times be an Entity organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as an Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and, if other than the Issuer itself, subject to supervision or examination by federal or State authority.  If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 8.14, the combined capital and surplus of such Authenticating Agent will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time an Authenticating Agent will cease to be eligible in accordance with the provisions of this Section 8.14, such Authenticating Agent will resign immediately in the manner and with the effect specified in this Section 8.14.  The initial Authenticating Agent for the Notes will be Bankers Trust.

Any entity into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Authenticating Agent will be a party, or any entity succeeding to the corporate agency or corporate trust business of an Authenticating Agent, will continue to be an Authenticating Agent, provided such entity will be otherwise eligible under this Section 8.14, without the execution or filing of any paper or any further act on the part of the Indenture Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Indenture Trustee and to the Issuer.  The Indenture Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent will cease to be eligible in accordance with the provisions of this Section 8.14, the Indenture Trustee, with the approval of the Issuer, may appoint a successor Authenticating Agent and will give notice to each Noteholder as provided in Section 1.06.  Any successor Authenticating Agent upon acceptance of its appointment hereunder will become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent will be appointed unless eligible under the provisions of this Section 8.14.

The Indenture Trustee agrees to pay to each Authenticating Agent (other than an Authenticating Agent appointed at the request of the Issuer from time to time) reasonable compensation for its services under this Section 8.14, and the Indenture Trustee will be entitled to be reimbursed for such payments, subject to the provisions of Section 8.07.

If an appointment of an Authenticating Agent, other than the Indenture Trustee, is made pursuant to this Section 8.14, the Notes may have endorsed thereon, in lieu of the Indenture Trustee’s Certificate of Authentication, an alternate Certificate of Authentication in the following form:

This is one of the Notes designated therein referred to in the within-mentioned Indenture.

Bankers Trust Company, as Indenture Trustee

By:	As Authenticating Agent
By:	Authorized Signatory

Section 8.15Tax Returns.  In the event that the Issuer shall be required to file tax returns, the Issuer shall prepare or shall cause to be prepared and executed such tax returns.  The Issuer shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Noteholders and shall deliver such information to the Indenture Trustee at least five days prior to the date it is required by law to be distributed to Noteholders.  The Indenture Trustee, upon request, will furnish the Issuer with all such information in the possession of the Indenture Trustee as may be reasonably requested and required in connection with the preparation of all tax returns of the Issuer.  In no event shall the Issuer or the Indenture Trustee be personally liable for any liabilities, costs or expenses of the Issuer or any Noteholder arising under any tax law, including federal, State or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto arising from a failure to comply therewith).

Section 8.16Representations, Warranties and Covenants of the Indenture Trustee.  The Indenture Trustee represents, warrants and covenants that:

(i)The Indenture Trustee is an entity validly existing in good standing under the applicable laws of the jurisdiction of its organization;

(ii)The Indenture Trustee has full corporate power and authority to execute, deliver and perform its obligations under this Indenture and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Indenture and other Transaction Documents to which it is a party;

(iii)Each of this Indenture and the other Transaction Documents to which it is a party has been duly executed and delivered by the Indenture Trustee and constitutes its legal, valid and binding obligation in accordance with its terms subject to bankruptcy and equitable principles;

(iv)No consent, approval, license, exemption of or filing or registration with, giving of notice to, or other authorization of or by, any Iowa or federal court, administrative agency or other governmental authority governing the Indenture Trustee’s trust powers is or shall be required in connection with the execution, delivery or performance by the Indenture Trustee of this Indenture and each other Transaction Document to which it is a party for the valid consummation of the transactions contemplated hereby or thereby;

(v)There is no action, suit, proceeding or investigation pending or, to the knowledge of the Indenture Trustee, threatened against or affecting the Indenture

Trustee before or by any court, administrative agency or other governmental authority that brings into question the validity of the transactions contemplated hereby, or that might result in any Material Adverse Effect; and

(vi)The execution, delivery and performance by the Indenture Trustee of this Indenture and each of the Transaction Documents to which it is a party does not and shall not (i) violate any provision of any law, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Indenture Trustee or (ii) violate any provision of its charter documents.

Section 8.17Appointment of Co-Trustee or Separate Indenture Trustee.  (a)  Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuer Estate may at the time be located, the Indenture Trustee shall have the power and shall execute and deliver all instruments, subject to the prior consent of the Issuer, which consent shall not be unreasonably withheld, conditioned or delayed to appoint one or more Persons reasonably acceptable to the Issuer to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Issuer Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Issuer Estate, or any part thereof, and, subject to the other provisions of this Section 8.17, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.09 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.10.

(b)Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Issuer Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VIII.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee.  Every such instrument shall be filed with the Indenture Trustee and an executed copy delivered to the Issuer.

(d)Any separate trustee or co-trustee may at any time appoint the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

[END OF ARTICLE VIII]

Article IX

LISTS, REPORTS BY INDENTURE
TRUSTEE AND ISSUER

Section 9.01Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders.  The Issuer will furnish or cause to be furnished to the Indenture Trustee:

(a)not more than ten (10) days after each Record Date, in such form as the Indenture Trustee may reasonably require, a list of the names and addresses of the Noteholders as of such date, and

(b)at such other times as the Indenture Trustee may request, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than fifteen (15) days before the time such list is furnished;

provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

Section 9.02Preservation of Information; Communications to Noteholders.

(a)The Indenture Trustee will preserve, in as current a form as is reasonably practicable, the names and addresses of Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 9.01 or in the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar.  The Indenture Trustee may destroy any list furnished to it as provided in Section 9.01 upon receipt of a new list so furnished.

(b)Every Holder of Notes, by receiving and holding the same, agrees with the Issuer and the Indenture Trustee that neither the Issuer nor the Indenture Trustee will be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Notes in accordance with Section 9.01, regardless of the source from which such information was derived, and that the Indenture Trustee will not be held accountable by reason of mailing any material pursuant to a request made under Section 9.01.

[END OF ARTICLE IX]

Article X

AMENDMENTS

Section 10.01Amendments Without Consent of Noteholders.  Without the consent of the Holders of any Notes, at any time and from time to time, upon delivery of an Issuer Tax Opinion and upon delivery by the Issuer to the Indenture Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have a Material Adverse Effect and is not reasonably expected to have a Material Adverse Effect at any time in the future, the Issuer may amend this Indenture in form reasonably satisfactory to the Indenture Trustee, for any of the following purposes:

(a)to add to the covenants of the Issuer, or to surrender any right or power herein conferred upon the Issuer by the Issuer, for the benefit of the Holders of the Notes (and if such covenants or the surrender of such right or power are to be for the benefit of less than all Notes, stating that such covenants are expressly being included or such surrenders are expressly being made solely for the benefit of one or more specified Notes); or

(b)to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein; or

(c)to evidence and provide for the acceptance of appointment by another corporation as a successor Indenture Trustee hereunder and to add to or change any of the provisions of this Indenture as will be necessary or advisable to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, pursuant to Section 8.11; or

(d)[Reserved]; or

(e)to provide for additional forms of credit enhancement for the Notes; or

(f)to comply with any applicable regulatory, accounting, securities or tax laws, rules, regulations or requirements that in the reasonable judgment of the Issuer would otherwise result in a Material Adverse Effect to the Issuer; or

(g)to qualify for sale treatment of the transactions contemplated by the Receivables Purchase Agreement under generally accepted accounting principles.

The Indenture Trustee may, but shall not be obligated to, enter into any amendments which, in its determination, adversely affects the Indenture Trustee’s rights, duties, benefits, protections, indemnities, privileges or immunities under this Indenture or otherwise.

Section 10.02Amendments with Consent of Noteholders.  In addition to any amendment permitted pursuant to Section 10.01 hereof, with the consent of the Majority Holders affected by such amendment of this Indenture by Act of said Holders delivered to the Issuer and the Indenture Trustee, the Issuer, and the Indenture Trustee, as applicable, upon delivery of an Issuer Tax Opinion may enter into an amendment of this Indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such amendment will, without the consent of the Holder of each Outstanding Note affected thereby:

(a)waive or change the scheduled payment date of any payment of interest on any Note, or change the Term Note Amortization Date or the Term Note Maturity Date of any Term Note;

(b)waive or reduce the Initial Principal Amount of, or the interest rate on any Note, or change the method of computing the Outstanding Principal Amount in a manner that is adverse to the Holder of any Note; or change the provisions of this Indenture relating to the application of proceeds of any Collateral to the payment of principal of or interest on any Notes; or change any place where, or the coin or currency in which, Notes or the principal thereof or interest or any distribution thereon is payable;

(c)impair the right to institute suit for the enforcement of any payment on any Note;

(d)amend the definition of Advance Conditions, Initial Term Note Advance Rate, Term Note A Advance Rate, Term Note B Advance Rate, Aggregate Collateral Performance Triggers, Aggregate Cumulative Delinquency Ratio, Aggregate Cumulative Delinquency Trigger, Aggregate Cumulative Net Loss Ratio, Aggregate Cumulative Net Loss Trigger, Aggregate Original Receivable Principal Balance, Term Note A Borrowing Base, Term Note B Borrowing Base, Change of Control, Excess Concentration Limits, Financial Trigger, Investment Pool Collateral Performance Triggers, Investment Pool Cumulative Delinquency Ratio, Investment Pool Cumulative Delinquency Trigger, Investment Pool Cumulative Net Loss Ratio, Investment Pool Cumulative Net Loss Trigger, Term Note A LTV Percentage, Term Note B LTV Percentage, Initial Term Note LTV Percentage, Majority Holders, Maximum Advance Amount, Maximum Principal Amount, Performance Trigger, Funding Period Termination Date and Regulatory Trigger Event;

(e)modify the percentage in Outstanding Principal Amount of the Outstanding Notes, the consent of whose Holders is required for any such amendment, or the consent of whose Holders is required for any waiver of compliance with the provisions of this Indenture or of defaults hereunder and their consequences, provided for in this Indenture;

(f)modify any of the provisions of this Section 10.02 or Section 7.16, except to increase any percentage of Holders required to consent to any such amendment or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(g)permit the creation of any lien or other encumbrance on the Collateral that is prior to the lien in favor of the Indenture Trustee for the benefit of the Holders of such Notes or permit the release of Collateral except as expressly permitted by this Indenture and the Transaction Documents;

(h)consent to the assignment by the Issuer of its rights under the Transaction Documents except as expressly permitted under the Transaction Documents;

(i)change any Place of Payment where any principal of, or interest on, any Note is payable; or

(j)change the method of computing the amount of principal of, or interest on, any Note on any date.

An amendment of this Indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of a particular Note, or which modifies the rights of the Holders of such Notes with respect to such covenant or other provision, will be deemed not to affect the rights under this Indenture of the Holders of any other Notes.

It will not be necessary for any Act of Noteholders under this Section 10.02 to approve the particular form of any proposed amendment, but it will be sufficient if such Act will approve the substance thereof.

Section 10.03Execution of Amendments.  In executing or accepting the additional trusts created by any amendment of this Indenture permitted by this Article  X or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee will be provided with, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied.  The Indenture Trustee may, but will not (except to the extent required in the case of an amendment entered into under Section 10.01(f)) be obligated to, enter into any such amendment which affects the Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 10.04Effect of Amendments.  Upon the execution of any amendment of this Indenture under this Article X, this Indenture will be modified in accordance therewith, and such amendment will form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder will be bound thereby to the extent provided therein.

Section 10.05Reference in Notes.  Notes authenticated and delivered after the execution of any amendment of this Indenture pursuant to this Article X may, and will if required by the Indenture Trustee, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such amendment.  If the Issuer will so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such amendment may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

[END OF ARTICLE X]

Article XI

REPRESENTATIONS, WARRANTIES AND COVENANTS OF ISSUER

The Issuer hereby represents, warrants, and covenants to the Indenture Trustee and each of the Noteholders as of the date hereof, and as of (and as a condition to any Advance occurring on) each Advance Date, in each case with reference to the facts and circumstances then existing, as follows:

Section 11.01Payment of Principal and Interest.  With respect to each Note, the Issuer will duly and punctually pay the principal of and interest on such Note in accordance with its terms and this Indenture, and will duly comply with all the other terms, agreements and conditions contained in, or made in this Indenture for the benefit of, the Notes.  The payment of principal and interest on each Note will be primarily based on the performance of the Receivables pledged to each respective Investment Pool and will not be contingent on market or credit events that are independent of the Receivables.

Section 11.02Financial Statements and Reports and Other Information.  The Issuer shall deliver, or shall cause to be delivered, or make available, as applicable, the following to the Indenture Trustee who shall deliver to any Noteholder upon request:

(b)unaudited consolidated quarterly financial statements (within 45 days of the end of the fiscal quarter) and audited consolidated annual statements (within 120 days of the end of each fiscal year) of Enova and its Consolidated Subsidiaries.

(c)on each Reporting Date, a report summarizing pool performance, Eligible Receivables and cash flow information, Excess Concentration Limits, Investment Pool Collateral Performance Triggers and Aggregate Collateral Performance Triggers and the calculation of the Financial Triggers;

(d)on each Reporting Date, a data tape that includes the performance of all Receivables;

(e)an annual statement of compliance and auditor’s report regarding the servicing platform of the Master Servicer, to be delivered on or before March 31 of each year beginning in 2017;

(f)two days prior to each Advance Date and at such other times as the Majority Holders shall reasonably request, a Borrowing Base Certificate, the execution and delivery of which shall in each instance constitute a representation and warranty by the Issuer that each Eligible Receivable included therein satisfies the Eligibility Criteria as of the related Eligibility Date; and

(g)such financial and other information as the Majority Holders may reasonably request, all of which shall be provided in a format reasonably satisfactory to the Majority Holders, provided, that, any such financial or other information must be publicly available.

Section 11.03Maintenance of Office or Agency.  The Issuer will maintain an office or agency in each Place of Payment where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  The Issuer will give prompt notice to the Indenture Trustee of the location, and of any change in the location, of such office or agency.  If at any time the Issuer will fail to maintain such office or agency or will fail to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Issuer hereby appoints the Indenture Trustee its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all of such purposes specified above and may constitute and appoint one or more Paying Agents for the payments of such Notes, in one or more other cities, and may from time to time rescind such designations and appointments; provided, however, that no such designation, appointment or rescission shall in any matter relieve the Issuer of its obligations to maintain an office or agency in each Place of Payment for any Notes for such purposes.  The Issuer will give prompt notice to the Indenture Trustee of any such designation or rescission and of any change in the location of any such other office or agency.  Unless and until the Issuer rescinds one or more of such appointments, the Issuer hereby appoints the Indenture Trustee, at its Corporate Trust Office, as its Paying Agent.

Section 11.04Certain Negative Covenants.  Until the satisfaction and discharge of this Indenture pursuant to Section 6.01, the Issuer shall not:

(a)claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts withheld in good faith from such payments under the Internal Revenue Code or other applicable tax law including foreign withholding);

(b)permit the validity or effectiveness of this Indenture to be impaired, or permit the lien in favor of the Indenture Trustee created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby or by the other Transaction Documents;

(c)permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien in favor of the Indenture Trustee created by this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof;

(d)permit the lien in favor of the Indenture Trustee created by this Indenture not to constitute a valid first priority perfected security interest in the Collateral;

(e)voluntarily dissolve or liquidate;

(f)establish or maintain an account that is not the Collection Account, except for as otherwise permitted in the Transaction Documents;

(g)at any time fail to be wholly owned by the Transferor, unless it obtains the prior consent of the Majority Holders; or

(h)terminate any Servicing Agreement or the Backup Servicing Agreement, or (b) designate a replacement master servicer or an asset servicer other than the Backup Servicer, in each case without the consent of the Majority Holders or as otherwise expressly provided in the Transaction Documents.

Section 11.05Litigation.  The Issuer shall deliver to the Indenture Trustee,  and the Noteholders upon obtaining actual knowledge of (i) the institution of, or non-frivolous threat of, an adverse proceeding against the Issuer, or (ii) any material development of any adverse proceeding against the Issuer that, if adversely determined, is reasonably likely to result in a judgment in an amount in excess of $50,000, or which seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, notice thereof together with such other information as may be reasonably available to the Issuer to enable the Indenture Trustee, the Noteholders and their counsel to evaluate such matters.

Section 11.06Money for Note Payments to Be Held in Trust.  The Paying Agent (if a different Person than the Indenture Trustee), on behalf of the Indenture Trustee, will make distributions to Noteholders from the Collection Account and will report the amounts of such distributions to the Indenture Trustee.  Any Paying Agent will have the revocable power to withdraw funds from the Collection Account for the purpose of making the distributions referred to above.  The Indenture Trustee may revoke such power and remove the Paying Agent if the Indenture Trustee determines in its sole discretion that the Paying Agent has failed to perform its obligations under this Indenture in any material respect.  The Paying Agent upon removal will return all funds in its possession to the Indenture Trustee.

The Issuer will cause each Paying Agent (if a different Person than the Indenture Trustee) for any Note to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent will agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it so agrees), subject to the provisions of this Section 11.06, that such Paying Agent will:

(a)hold all sums held by it for the payment of principal of or interest on such Notes in trust for the benefit of the Persons entitled thereto until such sums will be paid to such Persons or otherwise disposed of as herein provided;

(b)if such Paying Agent is not the Indenture Trustee, give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon such Notes) in the making of any such payment of principal or interest on such Notes;

(c)if such Paying Agent is not the Indenture Trustee, at any time during the continuance of any such default, upon the request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(d)immediately resign as a Paying Agent and, if such Paying Agent is not the Indenture Trustee, forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards described in this Section 11.06 required to be met by a Paying Agent at the time of its appointment; and

(e)comply with all requirements of the Internal Revenue Code or any other applicable tax law with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to any Note or for any other purpose, pay, or by an Officer’s Certificate direct any Paying Agent to pay, to the Indenture Trustee all sums held in trust by the Issuer or such Paying Agent in respect of each and every Note as to which it seeks to discharge this Indenture or, if for any other purpose, all sums so held in trust by the Issuer in respect of all Notes, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent will be released from all further liability with respect to such money.

Any money deposited with the Indenture Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable will be paid to the Issuer upon request in an Officer’s Certificate, or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease.  The Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer give to the Holders of the Notes as to which the money to be repaid was held in trust, as provided in Section 1.06, a notice that such funds remain unclaimed and that, after a date specified in the notice, which will not be less than 30 days from the date on which the notice was first mailed or published to the Holders of the Notes as to which the money to be repaid was held in trust, any unclaimed balance of such funds then remaining will be paid to the Issuer free of the trust formerly impressed upon it.

Each Paying Agent will at all times have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by a United States federal or State authority.  If such Paying Agent publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 11.06, the combined capital and surplus of such Paying Agent will be deemed to be its combined capital and surplus as set forth in its most recent report of condition as so published.

Section 11.07Statement as to Compliance.  The Issuer will deliver to the Indenture Trustee and each Noteholder, on or before March 31 of each year, beginning in 2017, a statement signed by an Authorized Officer of the Issuer stating that:

(a)a review of the activities of the Issuer during the prior year and of the Issuer’s performance under this Indenture and under the terms of the Notes has been made under such Authorized Officer’s supervision; and

(b)to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied in all material respects with all conditions and covenants under this Indenture throughout such year, or, if there has been a material default in the fulfillment of any such condition or covenant (without regard to any grace period or requirement of notice), specifying each such default known to such Authorized Officer and the nature and status thereof.

Section 11.08Legal Existence.  The Issuer shall preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity, and maintain all necessary licenses and approvals, in each jurisdiction in which it does business, except where the failure to preserve and maintain such existence, rights, franchises, privileges, qualifications, licenses and approvals would not have a Material Adverse Effect.

Section 11.09Further Instruments and Acts.  Upon the reasonable request of the Indenture Trustee or as reasonably necessary, the Issuer will execute and deliver such further instruments and do such further acts (including, but not limited to, disclosing or causing to be disclosed information) as may be reasonably necessary or advisable to carry out more effectively the purpose of this Indenture.

Section 11.10Compliance with Laws.  The Issuer will comply with the requirements of all applicable laws the noncompliance with which would, individually or in the aggregate, adversely affect the ability of the Issuer to perform its obligations under the Notes or this Indenture in any material respect.

Section 11.11Notice of Events of Default.  The Issuer agrees to give the Indenture Trustee notice of each Event of Default hereunder promptly following discovery of such Event of Default(s) by the Issuer.

Section 11.12Sales of Receivables.  Notwithstanding anything to the contrary herein or in the other Transaction Documents, the Issuer shall be entitled to sell, transfer or dispose of any Receivable (i) in connection with a repurchase of Receivables pursuant to Section 3.2 of the Receivables Purchase Agreement, Section 2.5 of the Sale Agreement, Section 3.2 of the Sale Agreement or Section 7.01 of the Servicing Agreement, (ii) if the inclusion of such Receivable in the Variable Funding Note Investment Pool would exceed an Excess Concentration Limit or (iii) if such Receivable is a Charged-Off Receivable, provided, however, that the with respect to this clause (iii) any purchaser of a Charged-Off Receivable must be consented to by the Majority Holders (which consent shall not be unreasonably withheld, conditioned or delayed and which consent if not affirmatively granted or denied within fifteen (15) Business Days of any such request for consent shall be deemed given).

Section 11.13Investment Company Act.  The Issuer is not, and will not be as a result of the issuance and sale of the Notes, an “investment company” or a company “controlled by” a registered investment company within the meaning of the Investment Company Act, and relies on Rule 3a-7 of the Investment Company Act for its exemption from registration under the Investment Company Act, although additional exemptions or exceptions may apply.

Section 11.14Volcker Rule.  The Issuer is structured so as not to be a "covered fund" under the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the "Volcker Rule."

[END OF ARTICLE XI]

Article XII

OPTIONAL REPURCHASE OF NOTES

Section 12.01Optional Redemption or Release.

(a)Prior to the Funding Period Termination Date, except as provided in Section 12.01(c), no Term Note may be redeemed or prepaid in full or in part.

(b)On any Payment Date following the Funding Period Termination Date and upon delivering notice to the Indenture Trustee and the Noteholders no less than fifteen (15) Business Days prior to such prepayment, the Issuer may prepay the Term Notes in full on the first Payment Date following delivery of such notice to the Indenture Trustee and the Noteholders by remitting to the Collection Account an amount equal to the applicable Optional Redemption Amount.

(c)On any Payment Date if an event described under Section 7.01(f) or Section 7.01(r), as applicable, has occurred, such event will not be an Event of Default for purposes of this Indenture, if the Issuer prepays the Term Notes in full on or prior to the first Payment Date that is at least ten (10) Business Day after such event by remitting to the Collection Account an amount equal to (A) the aggregate Outstanding Principal Amount of the Notes, (B) all accrued and unpaid interest on the Notes owing on such Payment Date, and (C) all accrued and unpaid fees, expenses, indemnity amounts and other amounts owing under the Indenture (other than indemnities and reimbursement obligations for which  claim has not yet been asserted); provided, however, that in connection with any such cure five (5) Business Days prior notice shall be delivered to the Indenture Trustee and the Noteholders.

(d)On any Payment Date following the Funding Period Termination Date on which the Outstanding Principal of the Notes is less than 10% of the Outstanding Principal of the Notes as determined as of the Funding Period Termination Date, then the Issuer will have the option to repurchase all of the Notes by remitting to the Collection Account an amount equal to (A) the aggregate Outstanding Principal Amount of the Notes, (B) all accrued and unpaid interest on the Notes owing on such Payment Date, and (C) all accrued and unpaid fees, expenses, indemnity amounts and other amounts owing under the Indenture (other than indemnities and reimbursement obligations for which a claim has not yet been asserted); provided, however, that in connection with any such optional repurchase thirty (30) days prior notice shall be delivered to the Indenture Trustee and the Noteholders.

Section 12.02Release of Receivables.  On any Business Day, upon (a) the deposit by the Issuer (or the Transferor on behalf of the Issuer) of an amount equal to the Ineligible Receivables Release Price or Receivable Repurchase Price, as applicable (in each case as certified by the Issuer pursuant to clause (b)) to the Collection Account and (b) the delivery of an Officer’s Certificate complying with the requirements of Section 1.02 by the Issuer to the Indenture Trustee that each of the conditions set forth in Section 3.2 of the Receivables Purchase Agreement, Section 2.5 of the Sale Agreement, Section 3.2 of the Sale Agreement or Sections

2.07 or 7.01 of the Servicing Agreement, as applicable, have been satisfied, the Indenture Trustee shall release from the lien of this Indenture any Receivable sold pursuant to and in accordance with Section 11.12 or any other sale expressly authorized by the Transaction Documents.

[END OF ARTICLE XII]

Article XIII

MISCELLANEOUS

Section 13.01No Petition.  The Indenture Trustee, by entering into this Indenture, agrees, to the fullest extent permitted by applicable law, that at no time shall it commence, or join in commencing, a bankruptcy case or other insolvency or similar proceeding under the laws of any jurisdiction against the Issuer or the Transferor; provided, that nothing contained herein shall prohibit the Indenture Trustee from filing a proof of claim in any such proceeding.

Section 13.02Obligations.  No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee in its individual capacity or (ii) any holder of a beneficial interest in the Issuer. Except to the extent expressly otherwise provided in this Indenture, neither the Indenture Trustee nor any beneficiary of the Issuer or any of their respective officers, directors, employers or agents will have any liability with respect to this Indenture, and recourse of any Noteholder may be had solely to the Collateral.

Section 13.03[RESERVED].

Section 13.04Tax Treatment.  The Issuer and the Noteholders agree that the Notes are intended to be debt for federal, State and local income and franchise tax purposes and agree to treat the Notes accordingly for all such purposes, unless otherwise required by a taxing authority.  Each Noteholder further agrees that it will cause any Note Owner acquiring an interest in a Note through it to comply with this Indenture as to treatment as indebtedness under applicable tax law as described in this Section 13.04.  The Issuer and the Enova Entities shall use all commercially reasonable efforts, as necessary, to ensure that all the Notes are treated as debt for U.S. federal income tax purposes at all times.

Section 13.05[Reserved].

Section 13.06Alternate Payment Provisions.  Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment or notice that is different from the methods provided for in this Indenture for such payments or notices.  The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments or notices, as applicable, to be made in accordance with such agreements.

Section 13.07Termination of Issuer.  The Issuer and the respective obligations and responsibilities of the Indenture Trustee created hereby (unless otherwise specified and other than the obligation of the Indenture Trustee to make payments to Noteholders as hereinafter set forth) shall terminate upon payment in full of the Notes and all other amounts due and owing under the Transaction Documents (other than indemnities and reimbursement obligations for which a claim has not yet been asserted).

Section 13.08Final Distribution.  (a)  The Issuer shall give the Indenture Trustee at least 45 days’ notice of the Payment Date on which any Noteholders may surrender their Notes for payment of the final distribution on and cancellation of such Notes.  Not later than the fifth day of the month in which the final distribution in respect of such Note is payable to Noteholders, the Indenture Trustee shall provide notice to Noteholders of such Note specifying (i) the date upon which final payment of such Note will be made upon presentation and surrender of such Note at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made only upon presentation and surrender of such Notes at the office or offices therein specified.  The Indenture Trustee shall give such notice to the Note Registrar and the Paying Agent at the time such notice is given to Noteholders.

(b)Notwithstanding a final distribution to any Noteholders of Notes (or the termination of the Issuer), except as otherwise provided in this paragraph, all funds then on deposit in the Collection Account allocated to such Noteholders shall continue to be held in trust for the benefit of such Noteholders, and the Paying Agent or the Indenture Trustee shall pay such funds to such Noteholders upon surrender of their Notes, if certificated.  In the event that all such Noteholders shall not surrender their Notes for cancellation within 6 months after the date specified in the notice from the Indenture Trustee described in paragraph (a), the Indenture Trustee shall give a second notice to the remaining such Noteholders to surrender their Notes for cancellation and receive the final distribution with respect thereto.  If within one year after the second notice all such Notes shall not have been surrendered for cancellation, the Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Noteholders concerning surrender of their Notes, and the cost thereof shall be paid out of the funds in the Collection Account.  The Indenture Trustee and the Paying Agent shall pay to the Issuer any monies held by them for the payment of principal or interest that remains unclaimed for two years.  After payment to the Issuer, Noteholders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person.

Section 13.09Termination Distributions.  Upon the dissolution of the Issuer, the Indenture Trustee shall release, assign and convey to the members of the Issuer, or any of their designees, without recourse, representation or warranty, all of its right, title and interest in the Collateral, whether then existing or thereafter created, all monies due or to become due and all amounts received or receivable with respect thereto (including all moneys then held in the Collection Account) and all proceeds thereof, except for amounts held by the Indenture Trustee pursuant to Section 13.08(b).  The Indenture Trustee shall execute and deliver such instruments of transfer and assignment provided to it, in each case without recourse, as shall be reasonably requested by the Issuer in order to vest in the members of the Issuer, or any of their designees, all right, title and interest which the Indenture Trustee had in the Collateral.

Section 13.10Third Party Beneficiaries.  Each Noteholder is an express third party beneficiary of this Indenture and shall be entitled to enforce this Indenture as if it were a party hereto; provided, however, that any exercise of such rights by a Noteholder shall be subject to and limited by any conflicting position taken by the Majority Holders.

Section 13.11Notices.  Any notice or other communication to any party in connection with this Indenture shall be in writing and shall be sent by manual delivery, electronic transmission, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified in Part III of Appendix A.

Section 13.12Force Majeure.  In no event shall the Indenture Trustee or the Issuer be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Indenture Trustee and the Issuer shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.13Patriot Act.  The parties hereto acknowledge that, in accordance with Section 326 of the USA PATRIOT Act, Bankers Trust, in order to fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that  identifies each person or legal entity that establishes a relationship or opens an account. The Issuer agrees that it will provide Bankers Trust with such information as it may reasonably request in order for Bankers Trust to satisfy the requirements of the USA PATRIOT Act

[END OF ARTICLE XIII]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

EFR 2016-1, LLC

By:	/s/ David A. Fisher Name: David A. Fisher Title: President

BANKERS TRUST COMPANY,                       as Indenture Trustee, Paying Agent and Note Registrar and not in its individual capacity

By:	/s/ Melissa A. Stover, Esq. Name: Melissa A. Stover, Esq. Title: Managing Director,

Institutional Trust Services

BANKERS TRUST COMPANY,              as Securities Intermediary

By:	/s/ Melissa A. Stover, Esq. Name: Melissa A. Stover, Esq. Title: Managing Director,

Institutional Trust Services

[Signature Page To Indenture]

EXHIBIT A

[FORM OF VARIABLE FUNDING NOTE]

No. R-[__]$[_____]

EFR 2016-1, LLC

VARIABLE FUNDING NOTE

FOR VALUE RECEIVED, EFR 2016-1, LLC (the “Issuer”) for value received, hereby promises to pay to [__] (the “Payee”), or its registered assigns, on or before [__], an amount up to TWENTY MILLION DOLLARS ($20,000,000).

Issuer also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of (i) that certain Note Purchase Agreement, dated as of January 15, 2016 (as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Note Purchase Agreement”), by among the Issuer, the Master Servicer, Jefferies Funding LLC, as Administrative Agent, an Initial Term Note Noteholder and as a Variable Funding Note Noteholder, ***, as an Initial Term Note Noteholder and Variable Funding Note Noteholder, ***, as an Initial Term Note Noteholder and Variable Funding Note Noteholder and the other Variable Funding Note Noteholders from time to time party thereto, and (ii) that certain Indenture, dated as of January 15, 2016 (as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Indenture”), by and between the Issuer and the Indenture Trustee. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Note Purchase Agreement and the Indenture, as applicable.

This Variable Funding Note is the “Variable Funding Note” referred to in the Indenture and is issued pursuant to and entitled to the benefits of the Indenture, to which reference is hereby made for a more complete statement of the terms and conditions under which the Variable Funding Note evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Variable Funding Note shall be made in lawful money of the United States of America in same day funds at the location in writing for such purpose by the Payee. Unless and until an assignment agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been duly executed and delivered in accordance with the Note Purchase Agreement and accepted by the Variable Funding Note Noteholder and recorded in the Register, the Issuer, each Variable Funding Note Noteholder shall be entitled to deem and treat the Payee as the owner and holder of this Variable Funding Note and the obligations evidenced hereby. The Payee hereby agrees, by its acceptance hereof, that before disposing of this Variable Funding Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Variable Funding Note shall not limit or otherwise affect the obligations of the Issuer hereunder with respect to payments of principal of or interest on this Variable Funding Note.

This Variable Funding Note is subject to mandatory prepayment as provided in the Note Purchase Agreement and the Indenture, as applicable.

The Issuer, the Indenture Trustee and any agent of the Issuer, shall treat the person in whose name this Note is registered as the owner hereof for all purposes, and none of the Issuer, the Indenture Trustee, nor any agent of the Issuer, shall be affected by notice to the contrary.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS

Upon the occurrence and during the continuation of an Event of Default, the unpaid balance of the principal amount of this Variable Funding Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Indenture.

The terms of this Variable Funding Note are subject to amendment only in the manner provided in the Indenture.

No reference herein to the Indenture and no provision of this Variable Funding Note or the Indenture shall alter or impair the obligations of the Issuer, which are absolute and unconditional, to pay the principal of and interest on this Variable Funding Note at the place, at the respective times, and in the currency herein prescribed and in the Indenture and the Note Purchase Agreement.

The Issuer promises to pay all reasonable and documented out-of-pocket costs and expenses, including reasonable and documented out-of-pocket attorneys’ fees, all as provided in the Indenture or Note Purchase Agreement, as applicable, incurred in connection with the collection and enforcement of this Variable Funding Note. The Issuer and any endorsers of this Variable Funding Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, and demand notice of every kind.

Each Noteholder, by its acceptance of its Note, acknowledges and agrees that the indebtedness and obligations represented by the Notes is solely the obligation of the Issuer and is payable solely from the Collateral.

IN WITNESS WHEREOF, the Issuer has caused this Variable Funding Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above

EFR 2016-1, LLC,
as Issuer

By:

Name:

Title:

Dated: [            ], 20[  ]

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Variable Funding Note described in the within-mentioned Indenture.

Bankers Trust Company, as Indenture Trustee

By: ________________________

Authorized Signatory

Dated: [            ], 20[  ]

TRANSACTIONS ON

VARIABLE FUNDING NOTE

Date	Amount of Advance Made This Date	Variable Funding Note Stated Principal Amount This Date

EXHIBIT B

[FORM OF] TERM NOTE [A][B]

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE, OR ANY INTEREST OR PARTICIPATION HEREIN, MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) TO THE ISSUER OR, WITH THE WRITTEN CONSENT OF THE ISSUER, TO AN AFFILIATE OF THE ISSUER, OR (2) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QIB”) PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS AN ACCREDITED INVESTOR AS DEFINED IN ANY OF PARAGRAPHS (1), (2), (3) AND (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT AND ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS (AN “IAI”) OR A QIB PURCHASING FOR ITS OWN ACCOUNT OR AN IAI OR A QIB PURCHASING FOR THE ACCOUNT OF ANOTHER IAI OR A QIB.  EACH NOTE OWNER BY ACCEPTING A BENEFICIAL INTEREST IN THIS NOTE UNDERSTANDS AND ACKNOWLEDGES THAT, IF IT SEEKS TO EFFECT A TRANSFER TO A NON-UNITED STATES PERSON UNDER REGULATION S UNDER THE SECURITIES ACT, IT SHALL (I) NOT TAKE ANY ACTION THAT WOULD CONSTITUTE “DIRECTED SELLING EFFORTS” OR THAT WOULD CAUSE IT TO BE OR BECOME A “DISTRIBUTOR” OR TO ENTER INTO CONTRACTUAL ARRANGEMENTS WITH A “DISTRIBUTOR” (AS TO EACH SUCH TERM, UNDER AND AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (II) IT SHALL EFFECT SUCH TRANSFER IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.  EACH NOTE OWNER BY ACCEPTING A BENEFICIAL INTEREST IN THIS NOTE (A) UNLESS SUCH PERSON ACQUIRED THIS NOTE IN A TRANSFER DESCRIBED IN CLAUSE (1) ABOVE, IS DEEMED TO REPRESENT THAT IT IS A QIB PURCHASING FOR ITS OWN ACCOUNT, A QIB PURCHASING FOR THE ACCOUNT OF ANOTHER QIB, AN IAI PURCHASING FOR ITS OWN ACCOUNT OR AN IAI PURCHASING FOR THE ACCOUNT OF ANOTHER IAI AND (B) IS DEEMED TO REPRESENT THAT IT IS NOT ACQUIRING OR HOLDING THIS NOTE WITH THE “PLAN ASSETS” OF (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME

SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A PLAN DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) WHICH IS SUBJECT TO SECTION 4975 OF THE CODE, (III) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR A PLAN IN SUCH ENTITY OTHER THAN AN INSURANCE ISSUER GENERAL ACCOUNT (AS DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95‑60) WHOSE UNDERLYING ASSETS INCLUDE LESS THAN 25% “PLAN ASSETS” AND FOR WHICH THE PURCHASE AND HOLDING OF THIS NOTE IS ELIGIBLE FOR AND SATISFIED ALL CONDITIONS FOR RELIEF UNDER PTCE 95‑60 OR (IV) AN EMPLOYEE BENEFIT PLAN OR PLAN THAT IS NOT SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE, IF SUCH ACQUISITION OR HOLDING WOULD RESULT IN A NON‑EXEMPT PROHIBITED TRANSACTION UNDER, OR A NON‑EXEMPT VIOLATION OF, ANY APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE.

PRIOR TO PURCHASING ANY TERM NOTES, PURCHASERS SHOULD CONSULT COUNSEL WITH RESPECT TO THE AVAILABILITY AND CONDITIONS OF EXEMPTION FROM THE RESTRICTIONS ON RESALE OR TRANSFER.  THE ISSUER HAS NOT AGREED TO REGISTER THE TERM NOTES UNDER THE SECURITIES ACT, TO QUALIFY THE TERM NOTES UNDER THE SECURITIES LAWS OF ANY STATE OR TO PROVIDE REGISTRATION RIGHTS TO ANY PURCHASERS.

AS SET FORTH HEREIN, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

UNLESS THIS TERM NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY TERM NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS TERM NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST THE ISSUER, OR JOIN IN ANY INSTITUTION AGAINST THE ISSUER OF, ANY BANKRUPTCY PROCEEDING UNDER ANY UNITED STATES

FEDERAL OR STATE BANKRUPTCY OR OTHER SIMILAR LAW NOW OR HEREAFTER IN EFFECT IN CONNECTION WITH ANY OBLIGATIONS RELATING TO THE TERM NOTE OR THE TRANSACTION DOCUMENTS.

THE HOLDER OF THIS TERM NOTE, BY ACCEPTANCE OF THIS TERM NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS TERM NOTE, BY THE ACQUISITION OF A BENEFICIAL INTEREST HEREIN, AGREE TO TREAT THE TERM NOTE AS INDEBTEDNESS OF THE ISSUER FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON OR MEASURED BY INCOME.

$[__________] [mm/dd/yy]	CUSIP NO. []

FOR VALUE RECEIVED, EFR 2016-1, LLC (the “Issuer”) promises to pay [NOTEHOLDER] (the “Payee”), or its registered assigns, on or before [__][__], 20[__], [DOLLARS] ($[__]).

Issuer also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Indenture, dated as of January 15, 2016 (as it may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Indenture”), by and between the Issuer and the Indenture Trustee. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in Part I of Appendix A of the Indenture.

This Term Note [A][B] is one of the “Notes” referred to in the Indenture and is issued pursuant to and entitled to the benefits of the Indenture, to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Note [A][B] evidenced hereby was made and is to be repaid. Final payment of this Note is due and owing on the Maturity Date.

All payments of principal and interest in respect of this Term Note [A][B] shall be made in lawful money of the United States of America. This Term Note [A][B] is subject to prepayment at the option of the Issuer, each as provided in the Indenture.

THIS TERM NOTE [A][B] AND THE RIGHTS AND OBLIGATIONS OF THE ISSUER AND THE PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

Upon the occurrence and during the continuation of an Event of Default, the unpaid balance of the principal amount of this Term Note [A][B], together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Indenture.

The terms of this Term Note [A][B] are subject to amendment only in the manner provided in the Indenture.

No reference herein to the Indenture and no provision of this Term Note [A][B] or the Indenture shall alter or impair the obligations of the Issuer, which are absolute and unconditional, to pay the principal of and interest on this Term Note [A][B] at the place, at the respective times, and in the currency herein prescribed and in the Indenture.

The Issuer promises to pay all reasonable and documented out-of-pocket costs and expenses, including reasonable and documented out-of-pocket attorneys’ fees, all as provided in the Indenture, incurred in connection with the collection and enforcement of this Term Note [A][B]. The Issuer and any endorsers of this Term Note [A][B] hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, and demand notice of every kind.

IN WITNESS WHEREOF, the Issuer has caused this Term Note [A][B] to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

EFR 2016-1, LLC,

   as Issuer

By:________________________
      Authorized Signatory

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Term Notes described in the within-mentioned Indenture.

Bankers Trust Company,

     as Indenture Trustee

By: ________________________

Authorized Signatory

Dated: [            ], 20[  ]

REVERSE OF NOTE [A][B]

This Term Note [A][B] is one of the Term Notes of a duly authorized issue of Term Notes of EFR 2016-1, LLC (the “Issuer”), designated as its [___] Note (herein called the “Note”), all issued under the Indenture, dated as of January 15, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), by and between the Issuer and Bankers Trust Company (the “Indenture Trustee”).  This Note is subject to all terms of the Indenture.  All terms used in this Note that are defined in Part I of Appendix A of the Indenture, shall have the meanings assigned to them in or pursuant to Part I of Appendix A of the Indenture, as so supplemented or amended.

This Note is secured by the Collateral, and in connection with the sale of Collateral following an Event of Default the Noteholder will be entitled to its’ pro rata share of proceeds.  The payment of principal and interest on this Note, however, shall be solely based on the performance of the Receivables related to this Notes Investment Pool and, except as otherwise set forth in Section 5.04 of the Indenture, shall not be dependent on the Receivables related to any other Investment Pool or market or credit events that are independent of such financial assets.

Interest on this Note shall accrue at the rate of One-Month LIBOR plus 7.75% per annum and will be calculated on the basis of a year of 360 days and the actual number of days in the related Interest Period.

Principal of this Note will be payable on each Payment Date pursuant to Section 5.04 of the Indenture.

“Payment Date” means the 15th day of each calendar month, or, if any such 15th day is not a Business Day, the next succeeding Business Day, commencing in February, 2016.

Any installment of interest and principal, if any, or any other amount, payable on this Note which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name this Note is registered.  This Note will be registered in the name of the nominee of the Depositor (Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by Cede & Co.  All reductions in the principal amount of this Note effected by any payments of installments of principal made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not such payment is noted hereon.  If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will provide notice of the termination as provided in the Indenture and this Note shall be entitled to the final payment only upon presentation and surrender of this Note at the Indenture Trustee’s principal Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes.  On any payment of interest or principal being made, details of such payment shall be entered by the Indenture Trustee on behalf of the Issuer in Schedule A hereto.

The principal amount of this Note, to the extent not previously paid, shall be due and payable on the Term Note Maturity Date.  Notwithstanding the foregoing, the entire unpaid principal amount of this Note may be due and payable, if not previously paid, on the date on which an Event of Default described in Section 7.01 of the Indenture shall have occurred and be continuing, if the Notes have been declared immediately due and payable as provided in Section 7.02 of the Indenture.

This Note may not be redeemed or prepaid, except as provided in the Indenture. If this Note is prepaid prior to the Term Note [A][B] Amortization Date, the Issuer shall remit to the Collection Account for payment to the Noteholder an amount equal to the applicable Optional Redemption Amount. If this Note is prepaid after the Term Note [A][B] Amortization Date, the Issuer shall remit to the Collection Account for payment to the Noteholder an amount equal to the Outstanding Principal Amount of such Term Note [A][B] as of the Optional Redemption Date, plus all interest accrued and unpaid as of the date of prepayment.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees.

On any redemption, purchase, exchange or cancellation of any of this Note, details of such redemption, purchase, exchange or cancellation shall be entered by the Indenture Trustee in Schedule B hereto recording any such redemption, purchase, exchange or cancellation.  Upon any such redemption, purchase, exchange or cancellation, the principal amount of this Note shall be reduced or increased, as appropriate, by the principal amount so redeemed, purchased, exchanged or canceled.

Principal of, interest on and all other amounts payable on or in respect of this Note constitutes limited recourse obligations of the Issuer.  The Holders of this Note has recourse to the Issuer only to the extent of the Collateral, and following realization of the Collateral, any claims of the Holders of this Note shall be extinguished and shall not revive thereafter.  Neither the Issuer, nor any of its respective agents, members, partners, beneficiaries, officers, directors, employees or any Affiliate of any of them or any of their respective successors or assigns or any other Person or entity shall be personally liable for any amounts payable, or performance due, under this Note or the Indenture.  It is understood that the foregoing provisions of this paragraph shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is secured by the Collateral, or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by this Note or secured by the Indenture until such Collateral has been realized whereupon any outstanding indebtedness or obligation shall be extinguished. It is further understood that the foregoing provisions of this paragraph shall not limit the right of any Person to name the Issuer as party defendant in any action, suit or in the exercise of any other remedy under this Note or in the Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against the Issuer.

The Noteholder by acceptance of this Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee in its individual capacity, any holder of a beneficial interest in the Issuer or the Indenture Trustee or of any successor or assign of the Indenture Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and the Note Registrar and any agent of the foregoing may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee, the Note Registrar nor any such agent of the foregoing shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of this Note under the Indenture at any time by the Issuer pursuant to Sections 10.01 and 10.02 of the Indenture.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

This Note is issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Transaction Documents, neither the Indenture Trustee in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Indenture Trustee for the sole purpose of binding the interests of the Indenture Trustee in the assets of the Issuer.  The Holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Transaction Documents, in the case of an Event of Default under the Indenture the Holder shall have no claim against any of the entities described in the first sentence of this paragraph for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the Collateral pledged by the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:      *

Signature Guaranteed

* NOTE:  The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

SCHEDULE A

PART I

INTEREST PAYMENTS

Interest Payment Date	Date of Payment	Total Amount of Interest Payable	Amount of Interest Paid	Confirmation of payment by or on behalf of the Issuer

[__], 20[__]	__________	______________	____________	________________
[__], 20[__]	__________	______________	____________	________________

[continue numbering until the appropriate number of interest payment dates for this Note is reached]

PART II

PRINCIPAL PAYMENTS

Principal Payment Date	Total Amount Payable	Total Amount Paid	Confirmation of payment by or on behalf of the Issuer

[__], 20[__]	_______________	______________	_____________________
[__], 20[__]	_______________	______________	_____________________

[continue numbering until the appropriate number of installment dates for this Note is reached]

SCHEDULE B

SCHEDULE OF EXCHANGES OR REDEMPTIONS OR PURCHASES AND CANCELLATIONS

The following increases or decreases in principal amount of this Note, or redemptions, purchases or cancellations of this Note have been made:

Date of exchange, or redemption or purchase or cancellation	Increase or decrease in principal amount of this Note due to exchanges	Remaining principal amount of this Note following such exchange, or redemption or purchase or cancellation	Notation made by or on behalf of the Issuer
________________	________________	________________	_____________
________________	________________	________________	_____________
________________	________________	________________	_____________

EXHIBIT C

FORM OF NOTICE OF CONVERSION

[Date]

Bankers Trust Company

as Indenture Trustee

Attn: EFR 2016-1, LLC

[__]

Telephone No.: [__]

Reference is made to that certain Indenture, dated as of January 15, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), between EFR 2016-1, LLC, as issuer (the “Issuer”), and Bankers Trust Company, as indenture trustee (in such capacity, the “Indenture Trustee”) and as securities intermediary.  Unless otherwise indicated, all terms defined in Part I of Appendix A to the Indenture have the same respective meanings when used herein.

Pursuant to Section 4.12(b) of the Indenture, you are hereby notified as follows:

(a)  on the date hereof (the “Conversion Date”), the aggregate Outstanding Principal Amount of the Variable Funding Notes relating to the Variable Funding Note Investment Pool identified on Schedule I hereto  will be converted into a Term Note [A][B] (the “Term Note [A][B]”) substantially in the form of Exhibit B to the Indenture;

(b)the Initial Payment Date with respect to the Term Note [A][B] will be [____], 20[__]; and

(c)the initial Outstanding Principal Amount with respect to the Term Note [A][B] will be $[______].

The Issuer hereby certifies that all laws and requirements with respect to the execution and delivery by the Issuer of the Term Note [A][B] have been complied with, the Issuer has the trust power and authority to issue the Term Note [A][B] and the Term Note [A][B] has been duly authorized and delivered by the Issuer and, assuming due authentication and delivery by the Indenture Trustee, constitutes a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity) and entitled to the benefits of the Indenture, equally and ratably with all other Outstanding Notes, if any, subject to the terms of the Indenture. If the Term Note [A][B] is a Global Note, the Issuer has delivered a completed Representations for Rule 144A Securities to the Depository Trust Company (“DTC”) Letter of Representations substantially in the form of Exhibit 1 hereto (the “144A Rider”) to DTC and DTC has approved such 144A Rider.

IN WITNESS WHEREOF, the Issuer has executed this Notice of Conversion on the date set forth above.

EFR 2016-1, LLC

By:

Name:

Title:

SCHEDULE I

Schedule of Receivables

EXHIBIT 1

DTC Issuer Letter of Representations for Rule 144A Securities

EXHIBIT D

FORM OF BORROWING BASE CERTIFICATE

Enova Lending Services, LLC. as Master Servicer - Page 1
Borrowing Base Certificate

By delivery of this certificate, the Issuer hereby certifies the accuracy and completeness of all information included herein

Request Date:[ ]

Advance Date:[ ]

Conversion Date for Monthly Period:[ ]

Has the Funding Period Termination Date Occurred?[YES/NO]

I.Variable Funding Note Availability / Balance Overview
Variable Funding Note Principal Balance (prior)	[ ]
Paydowns (since prior borrowing base)	[ ]
Term Note Conversion (since prior borrowing base)	[ ]
Variable Funding Note Investment Pool	[ ]
Term Notes Outstanding (entire facility)	[ ]
Total Facility Amount	[ ]
Maximum Variable Funding Note Amount	[ ]
Maximum Facility Amount	[ ]
Facility Availability	[ ]
Increase to Variable Funding Note Principal Balance	[ ]
Breakdown of Variable Funding Note Investors	% of Variable Funding Note	Investor Allocation
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
Increase to Variable Funding Note Principal Balance	[ ]
Ending Variable Funding Note Principal Balance	[ ]
Term Note A Advance Rate	***%
Term Note B Advance Rate	***%
Net Eligible Receivables Balance A
Net Eligible Receivables Balance B
Variable Funding Note Borrowing Base A
Variable Funding Note Borrowing Base B

II.Receivables Overview
Outstanding Receivables Balance (Variable Funding Note Investment Pool)	[ ]
Reduction in Eligible Receivables due to Excess Concentration Limits	[ ]
Reduction in Eligible Receivables due to Non-Verified	[ ]
Repurchased/Removed Eligible Receivables	[ ]
Outstanding Net Eligible Receivables Balance (Variable Funding Note Investment Pool)	[ ]

Eligibility Criteria

Eligibility Criteria	Reduction in Eligible Receivable Balance	Amount in Pool	Breach?
No portion of any scheduled payment on such Receivable is more than *** days past due	[________]	[________]	[YES/NO]
Such Receivable has an original term to maturity of no more than 60 months	[________]	[________]	[YES/NO]
Such Receivable has an Outstanding Receivable Principal Balance equal to or less than $10,000	[________]	[________]	[YES/NO]
Such Receivable has an Annual Percentage Rate that is greater than or equal to ***%, and no greater than 99.0%	[________]	[________]	[YES/NO]
At least one Obligor with respect to such Receivable has a *** score, if applicable, that is greater than or equal to ***	[________]	[________]	[YES/NO]
Payments under such Receivable are due in Dollars	[________]	[________]	[YES/NO]

Such Receivable is a valid, legal, binding and enforceable obligation of the Obligor (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity)

	[________]	[________]	[YES/NO]
Such Receivable shall be payable in equal scheduled installments (other than with respect to the last scheduled installment) without bullet maturity or balloon payment	[________]	[________]	[YES/NO]
Such Receivable shall have been originated in all material respects in compliance with all applicable laws (including all Governmental Rules)	[________]	[________]	[YES/NO]
Such Receivable shall not, along with the related Contract or other loan documents, violate any applicable laws	[________]	[________]	[YES/NO]
Such Receivable is not a Charged-Off Receivable at the time such Receivable is sold to the Issuer and as of the applicable Conversion Date	[________]	[________]	[YES/NO]
Such Receivable shall not be evidenced by a judgment or have been reduced to judgment	[________]	[________]	[YES/NO]
Such Receivable shall have been originated in accordance with the Credit Policy	[________]	[________]	[YES/NO]
The related Obligor is not bankrupt or deceased	[________]	[________]	[YES/NO]
The related Obligor is a natural person	[________]	[________]	[YES/NO]
The related Obligor is an individual who is a permitted debtor under applicable state laws and is not an employee or Affiliate of the Originator or any Bank Originator	[________]	[________]	[YES/NO]

Unless originated by a Bank Originator, at the time of the origination of such Receivable the Obligor is residing in ***; provided, however, that even if originated by a Bank Originator, at the time of the origination of such Receivable the Obligor is not residing in *** to the extent the interest rate associated with such Receivable would be usurious

	[________]	[________]	[YES/NO]

Such Receivable is secured by a fully executed Contract with the Obligor	[________]	[________]	[YES/NO]

The Master Servicer, in its capacity as Custodian, has certified that the related Receivable Files are complete and has delivered the imaged copies of the documents to be verified by the Verification Agent to the Verification Agent

	[________]	[________]	[YES/NO]

The Verification Agent has completed its verification of imaged copies of the Verifiable Collateral Documents pursuant to its verification process within two (2) Business Days of the Master Servicer providing such imaged copies to the Verification Agent

	[________]	[________]	[YES/NO]
The Indenture Trustee, upon acquisition of such Receivable by the Issuer, shall have a perfected, first-priority security interest therein, subject to Permitted Liens	[________]	[________]	[YES/NO]
Such Receivable and the related Contract shall not have been modified (other than a Permitted Modification) from its original terms in any material respect	[________]	[________]	[YES/NO]
The related Contract does not prohibit the sale, transfer or assignment of such Receivable to the extent such prohibition is enforceable	[________]	[________]	[YES/NO]
Such Receivable will be owned by the Purchaser free and clear of any adverse claims, subject to Permitted Liens	[________]	[________]	[YES/NO]
Such Receivable shall not be a revolving line of credit	[________]	[________]	[YES/NO]
Such Receivable is the liability of an Obligor who is residing in the United States	[________]	[________]	[YES/NO]

Such Receivable represents the undisputed, bona fide transaction created by the lending of money by the Originator or a Bank Originator in the ordinary course of business and completed in accordance with the terms and provisions contained in the related Contract

	[________]	[________]	[YES/NO]
Such Receivable, if resulting from a Refinancing, is an Eligible Refinancing Receivable	[________]	[________]	[YES/NO]

The representations and warranties of the Seller in respect of such Receivable under clauses (c), (f), (h), (i), (l), (m) and (n) of Section 3.1 of the Receivables Purchase Agreement are true and correct

	[________]	[________]	[YES/NO]

Excess Concentration

Excess Concentration Limit	Reduction in Eligible Receivable Balance	Amount in Pool	Concentration Limit	Breach?

With respect to Eligible Receivables that are Term Note A Collateral included in the Variable Funding Note Investment Pool, as of the date any such Eligible Receivables are transferred to the Issuer the percentage of the Outstanding Principal Balance of such Eligible Receivables with an original principal balance of greater than $*** is less than or equal to ***%

	[________]	[________]	TBD Based on definition of Excess Concentration Limits	[YES/NO]

With respect to Eligible Receivables that are Term Note A Collateral included in the Variable Funding Note Investment Pool, as of the date any such Eligible Receivables are transferred to the Issuer the percentage of the Outstanding Principal Balance of such Eligible Receivables with an original term to maturity greater than *** months is less than or equal to ***%

	[________]	[________]	TBD Based on definition of Excess Concentration Limits	[YES/NO]

With respect to Eligible Receivables that are Term Note B Collateral included in the Variable Funding Note Investment Pool, as of the date any such Eligible Receivables are transferred to the Issuer the percentage of the Outstanding Principal Balance of such Eligible Receivables with an original principal balance of greater than $*** is less than or equal to ***%

	[________]	[________]	TBD Based on definition of Excess Concentration Limits	[YES/NO]

With respect to Eligible Receivables that are Term Note B Collateral included in the Variable Funding Note Investment Pool, as of the date any such Eligible Receivables are transferred to the Issuer the percentage of the Outstanding Principal Balance of such Eligible Receivables with an original term to maturity greater than *** months is less than or equal to ***%

	[________]	[________]	TBD Based on definition of Excess Concentration Limits	[YES/NO]

With respect to Eligible Receivables that are included in any Investment Pool, as of the date any such Eligible Receivables are transferred to the Issuer the percentage of the Outstanding Principal Balance of Eligible Receivables with a *** Score of less than *** is less than ***%

	[________]	[________]	TBD Based on definition of Excess Concentration Limits	[YES/NO]

With respect to Eligible Receivables in any Investment Pool, the percentage of the Outstanding Principal Balance of such Eligible Receivables that derive from a Contract that has been the subject of a Permitted Modification under Section 2.02(d)(v) and (vi) of the Servicing Agreement is less than or equal to ***%

	[________]	[________]	TBD Based on definition of Excess Concentration Limits	[YES/NO]

With respect to Eligible Receivables in any Investment Pool, the percentage of the Outstanding Principal Balance of such Eligible Receivables that originate from any given State is less than or equal to ***%

[________]	[________]	TBD Based on definition of Excess Concentration Limits	[YES/NO]

EXHIBIT E

FORM OF CERTIFICATE OF VARIABLE FUNDING NOTE NOTEHOLDER

CERTIFICATE OF VARIABLE FUNDING NOTE NOTEHOLDER

_____  __, 201_

[__]

Attn: EFR 2016-1, LLC

[__]

[__]

Re:EFR 2016-1, LLC Variable Funding Notes

Reference is hereby made to the Indenture, dated as of January 15, 2016 (the “Indenture”), between EFR 2016-1, LLC (the “Issuer”) and Bankers Trust Company, as Indenture Trustee and Securities Intermediary (the “Indenture Trustee”).  All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in Appendix A to the Indenture.

The undersigned (the “Variable Funding Note Noteholder”) hereby certifies, represents and warrants to and agrees with the Indenture Trustee, and for the benefit of the Issuer, that:

(1)This letter relates to the Variable Funding Note issued to the undersigned and having the Initial Principal Amount and [other identifying information] specified on Schedule 1 hereto.

(2)The Variable Funding Note Noteholder shall timely furnish the Issuer or its agents any U.S. federal income tax form or certification (e.g.,  IRS Forms W-9, W-8BEN, W-8BEN-E or W-8ECI, or any successors to such IRS forms, or any documentation related to FATCA) that is required by the Indenture or that the Issuer or its agents may reasonably request, and the Variable Funding Note Noteholder shall update or replace such form or certification in accordance with its terms or its subsequent amendments.  It agrees to provide any certification or information that is reasonably requested by the Issuer (x) to permit the Issuer or its agents to make payments to it without, or at a reduced rate of, withholding, (y) to enable the Issuer or its agents to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer receive payments on its assets, or (z) to enable the Issuer or its agents to satisfy reporting and other obligations in respect of the Notes under the Code and Treasury Regulations.

(3)The Variable Funding Note Noteholder agrees to treat the Notes as debt for all U.S. federal income tax purposes and shall take no action inconsistent with such treatment unless required by law.

(4)The Variable Funding Note Noteholder agrees to comply with the following provisions:

(a)The Variable Funding Note Noteholder will not (A) acquire, sell, transfer, assign, pledge or otherwise dispose of its Variable Funding Note (or any interest therein that is described in Treasury Regulations section 1.7704-1(a)(2)(i)(B)) on or through (x) a United States national, regional or local securities exchange, (y) a foreign securities exchange or (z) an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers (including the National Association of Securities Dealers Automated Quotation System) ((x), (y) and (z), collectively, an

“Exchange”) or (B) cause its Variable Funding Note or any interest therein to be marketed on or through an Exchange.

(b)The Variable Funding Note Noteholder will not enter into any financial instrument payments on which, or the value of which, is determined in whole or in part by reference to the Variable Funding Note, or the Issuer (including the amount of the Issuer’s distributions or interest on the Variable Funding Note, the value of the Issuer’s assets, or the result of the Issuer’s operations), or any contract that otherwise is described in Treasury Regulations section 1.7704-1(a)(2)(i)(B).  For the purposes of this Certificate, the terms “financial instrument” and “contract” shall not include (i) the Variable Funding Notes or any interest with respect to the Variable Funding Notes; (ii) any arrangement described in paragraph 4(c) immediately below; or (iii) any non-convertible debt instrument described in Treasury Regulations section 1.7704-1(a)(2)(ii).

(c)The Variable Funding Note Noteholder is the sole holder of the Variable Funding Note. If the Variable Funding Note Noteholder is a partnership, grantor trust or S corporation, such Variable Funding Note Noteholder represents and covenants as set forth below (as indicated by checking the applicable box):

☐

no more than 50% of the value of any person’s interest in such partnership, grantor trust or S corporation is attributable to the Variable Funding Note Noteholder’s interests in all Notes issued by the Issuer

☐

no more than [____] persons will be treated as “partners” in the Issuer under Treasury Regulation section 1.7704-1(h)(3) solely by reason of the Variable Funding Note Noteholder’s  ownership of the Variable Funding Note (without duplication after taking into account any such person being a “partner” in the Issuer by virtue of its ownership of another Variable Funding Note or Term Note Interest) (such Persons being “Variable Funding Note Partners”)

(d)The Variable Funding Note Noteholder agrees that it may not directly or indirectly assign, participate, pledge, hypothecate, rehypothecate, exchange or otherwise dispose of or transfer in any manner (each a “Transfer”) its interest in the Variable Funding Notes unless:  (A) each transferee of such Transfer delivers a Certificate of Variable Funding Note Noteholder in accordance with the Indenture and this Certificate and (B) such Transfer does not violate the transfer restrictions set forth in the Indenture.  Any purported Transfer that does not satisfy the above mentioned conditions shall be null, void and of no effect. Notwithstanding the foregoing, a Variable Funding Note Noteholder (or a transferee thereof in a transaction described in either of the following two clauses) (i) may engage in any repurchase transaction the subject matter of which is a Variable Funding Note or any beneficial interest therein and (ii) may pledge a Variable Funding Note or any beneficial interest therein, in either case so long as doing so will not result in any Person (other than the Variable Funding Note Noteholder) being treated for U.S. federal income tax purposes as the owner of all or any portion of a Variable Funding Note or interest therein.

(e)The Variable Funding Note Noteholder agrees that the Indenture Trustee shall monitor the issuances and transfers of Variable Funding Notes and shall report to the Issuer upon request the aggregate number of Variable Funding Note Noteholders (including for such purpose the maximum number of Variable Funding Note Partners).   In monitoring such issuances and transfers and providing such reports, the Indenture Trustee shall rely solely and exclusively (without any duty to make further inquiry, including any duty to inquire whether a holder holds for the account of one or more other persons) on the Certificates of Variable Funding Note Noteholders received pursuant to the terms of the Indenture and as contemplated herein.

(f)In the event that (i) the aggregate number of beneficial holders of the Term Notes and the Variable Funding Notes (as determined in accordance with Treasury Regulation section 1.7704-1(h)) would exceed 85 as a result of a proposed Transfer or (ii) if any Transfer would otherwise cause the Issuer to be unable to rely on the “private placement” safe harbor of Treasury Regulations Section 1.7704-1(h), then such Transfer, as applicable, will be void and of no force or effect, unless (a) the Issuer shall have provided its written consent to such Transfer and (b) if the Issuer so requests, the Variable Funding Note Noteholder shall have provided the Issuer with an opinion of nationally recognized tax counsel, in form and substance satisfactory to the Issuer, that such Transfer will not cause the Issuer  to be treated as an entity taxable as a corporation for U.S. federal income tax purposes.

(g)The Variable Funding Note Noteholder is not acquiring or holding a Variable Funding Note with the “plan assets” of (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”)) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code that is subject to Section 4975 of the Internal Revenue Code, (iii) an entity whose underlying assets include “plan assets” by reason of investment by an employee benefit plan or a plan in such entity other than an insurance company general account (as defined in Prohibited Transaction Class Exemption (“PTCE”) 95‑60) whose underlying assets include less than 25% “plan assets” and for which the purchase and holding of the Transferred Notes is eligible for and satisfies all conditions for relief under PTCE 95‑60 or (iv) an employee benefit plan or plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Internal Revenue Code, if such acquisition or holding would result in a non‑exempt prohibited transaction under, or a non‑exempt violation of, any applicable law that is substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

The Variable Funding Note Noteholder understands that the representations, warranties and covenants contained in paragraphs (4)(a) through (f) are intended to permit the Issuer to rely, if necessary, on the “private placement” safe harbor from classification as a publicly traded partnership in U.S. Treasury Regulations Section 1.7704-1(h).

(5)The Variable Funding Note Noteholder certifies that the following information is correct:

Its taxpayer identification number is ________________.

Its fiscal year for federal income tax purposes ends in ____________.

Its address for notices is:_____________________.

(6)The Variable Funding Note Noteholder acknowledges that the Issuer, the Indenture Trustee, and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements and agrees that, if any of the acknowledgements, representations or warranties made or deemed to have been made by it in connection with its purchase of the Variable Funding Notes are no longer accurate, it will promptly notify the Issuer and the Indenture Trustee.

[VARIABLE FUNDING NOTE NOTEHOLDER]

By:
Name:
Title:

Schedule 1

to

Certificate from Variable Funding Note Noteholder

Identification of Variable Funding Note(s) Held by Variable Funding Note Noteholder

Name of Variable Funding Note Noteholder: __________________________________

Variable Funding Note(s) Held by Variable Funding Note Noteholder
Variable Funding Note Register No.	Issuance Date	Maximum Principal Balance	Interest Acquired From

EXHIBIT F

FORM OF CERTIFICATE OF TERM NOTE OWNER

CERTIFICATE OF TERM NOTE OWNER

_____  __, 201_

[__]

Attn: EFR 2016-1, LLC

[__]

Re:EFR 2016-1, LLC Term Notes

Reference is hereby made to the Indenture, dated as of January 15, 2016 (the “Indenture”), between EFR 2016-1, LLC (the “Issuer”) and Bankers Trust Company, as Indenture Trustee and Securities Intermediary (the “Indenture Trustee”).  All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in Appendix A to the Indenture.

The undersigned (the “Term Note Owner”) hereby certifies, represents and warrants to and agrees with the Indenture Trustee, and for the benefit of the Issuer, that:

(1)This letter relates to each beneficial interest in an aggregate original principal amount specified on Schedule 1 hereto (the “Original Principal Amount”) of each Term Note having the Conversion Date, Term Note designation and CUSIP number identified on such Schedule 1  (each, a “Term Note Interest”).  The Term Note Owner intends to acquire each such Term Note Interest by one of the following means:

(i) the Term Note Owner acquired an Initial Term Note on the Closing Date;

(ii)the Term Note Owner is a Variable Funding Note Noteholder and will receive the Term Note Interest on the related Conversion Date directly from the Issuer pursuant to Section 4.12 of the Indenture (a “Conversion”);

(iii) the Term Note Owner intends to purchase the Term Note Interest on the related Conversion Date from a Variable Funding Note Noteholder (a “Conversion Date Purchase”); or

(iv)the Term Note Owner intends to purchase the Term Note Interest following the Conversion Date from a Term Note Owner (a “Secondary Purchase”).

(2)The Term Note Owner wishes to effect each such Conversion, Conversion Date Purchase or Secondary Purchase (each, a “Note Interest Acquisition”).

(3)The Term Note Owner shall timely furnish the Issuer or its agents any U.S. federal income tax form or certification (e.g.,  IRS Forms W-9, W-8BEN, W-8BEN-E or W-8ECI, or any successors to such IRS forms, or any documentation related to FATCA) that is required by the Indenture or that the Issuer or its agents may reasonably request, and the Term Note Owner shall update or replace such form or certification in accordance with its terms or its subsequent amendments.  It agrees to provide any certification or information that is reasonably requested by the Issuer (x) to permit the Issuer or its agents to make payments to it without, or at a reduced rate of, withholding, (y) to enable the Issuer or its agents to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer receive payments on its assets, or (z) to enable the Issuer or its agents to satisfy reporting and other obligations in respect of the Notes under the Code and Treasury Regulations.

(4)The Term Note Owner agrees to treat the Notes as debt for all U.S. federal income tax purposes and shall take no action inconsistent with such treatment unless required by law.

(5)The Term Note Owner agrees to comply with the following provisions:

The Term Note Owner will not (A) acquire, sell, transfer, assign, pledge or otherwise dispose of any of its Term Note Interests (or any interest therein that is described in Treasury Regulations section 1.7704-1(a)(2)(i)(B)) on or through (x) a United States national, regional or local securities exchange, (y) a foreign securities exchange or (z) an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers (including the National Association of Securities Dealers Automated Quotation System) ((x), (y) and (z), collectively, an “Exchange”) or (B) cause any of its Term Note Interests or any interest therein to be marketed on or through an Exchange.

The Term Note Owner will not enter into any financial instrument payments on which, or the value of which, is determined in whole or in part by reference to the Term Note Interests, or the Issuer (including the amount of the Issuer’s distributions or interest on the Term Note Interests, the value of the Issuer’s assets, or the result of the Issuer’s operations), or any contract that otherwise is described in Treasury Regulations section 1.7704-1(a)(2)(i)(B).  For the purposes of this Certificate, the terms “financial instrument” and “contract” shall not include (i) the Term Notes or any interest with respect to the Term Notes; (ii) any arrangement described in paragraph 5(c) immediately below; or (iii) any non-convertible debt instrument described in Treasury Regulations section 1.7704-1(a)(2)(ii).

The Term Note Owner is the sole holder of the Term Note Interest. If the Term Note Owner is a partnership, grantor trust or S corporation, such Term Note Owner represents and covenants as set forth below (as indicated by checking the applicable box):

☐	no more than 50% of the value of any person’s interest in such partnership, grantor trust or S corporation is attributable to the Term Note Owner’s interests in all Notes issued by the Issuer
☐

no more than [____] persons will be treated as “partners” in the Issuer under Treasury Regulation section 1.7704-1(h)(3) solely by reason of the Term Note Owner’s  ownership of the Term Note Interest (without duplication after taking into account any such person being a “partner” in the Issuer by virtue of its ownership of another Term Note Interest or a Variable Funding Note) (such Persons being “Term Note Partners”).

The Term Note Owner agrees that it may not directly or indirectly assign, participate, pledge, hypothecate, rehypothecate, exchange or otherwise dispose of or transfer in any manner (each a “Transfer”) its interest in the Term Note Interests unless:  (A) each transferee of such Transfer delivers a Certificate of Term Note Owner in accordance with the Indenture and this Certificate and (B) such Transfer does not violate the transfer restrictions set forth in the Indenture.  Any purported Transfer that does not satisfy the above mentioned conditions shall be null, void and of no effect. Notwithstanding the foregoing, a Term Note Owner (or a transferee thereof in a transaction described in either of the following two clauses) (i) may engage in any repurchase transaction the subject matter of which is a Term Note or any beneficial interest therein and (ii) may pledge a Term Note or any beneficial interest therein, in either case so long as doing so will not result in any Person (other than the Term Note Owner) being treated for U.S. federal income tax purposes as the owner of all or any portion of a Term Note or interest therein.

The Term Note Owner agrees that the Indenture Trustee shall monitor the issuances and transfers of Term Note Interests and shall report to the Issuer upon request the aggregate number of Term Note Owners (including for such purpose the maximum number of Term Note Partners).   In monitoring such issuances and transfers and providing such reports, the Indenture Trustee shall rely solely and exclusively (without any duty to make further inquiry, including any duty to inquire whether a holder holds for the account of one or more other persons) on the Certificates of Term Note Owners received pursuant to the terms of the Indenture and as contemplated herein.

In the event that (i) the aggregate number of beneficial holders of the Term Notes and the Variable Funding Notes (as determined in accordance with Treasury Regulation section 1.7704-1(h)) would exceed 85 as a result of this proposed Note Interest Acquisition or a proposed Transfer or (ii) if this Note Interest Acquisition or any Transfer would otherwise cause the Issuer to be unable to rely on the “private placement” safe harbor of Treasury Regulations Section 1.7704-1(h), then this Note Interest Acquisition or such Transfer, as applicable, will be void and of no force or effect, unless (a) the Issuer shall have provided its written consent to such Note Interest Acquisition or Transfer and (b) if the Issuer so requests, the Term Note Owner shall have provided the Issuer with an opinion of nationally recognized tax counsel, in form and substance satisfactory to the Issuer, that such Note Interest Acquisition or Transfer will not cause the Issuer  to be treated as an entity taxable as a corporation for U.S. federal income tax purposes.

The Term Note Owner is not acquiring or holding the Term Note Interests with the “plan assets” of (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”)) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code that is subject to Section 4975 of the Internal Revenue Code, (iii) an entity whose underlying assets include “plan assets” by reason of investment by an employee benefit plan or a plan in such entity other than an insurance company general account (as defined in Prohibited Transaction Class Exemption (“PTCE”) 95‑60) whose underlying assets include less than 25% “plan assets” and for which the purchase and holding of the Transferred Notes is eligible for and satisfies all conditions for relief under PTCE 95‑60 or (iv) an employee benefit plan or plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Internal Revenue Code, if such acquisition or holding would result in a non‑exempt prohibited transaction under, or a non‑exempt violation of, any applicable law that is substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

The Term Note Owner understands that the representations, warranties and covenants contained in paragraphs (5)(a) through (f) are intended to permit the Issuer to rely, if necessary, on the “private placement” safe harbor from classification as a publicly traded partnership in U.S. Treasury Regulations Section 1.7704-1(h).

(6)The Term Note Owner certifies that the following information is correct:

Its taxpayer identification number is ________________.

Its fiscal year for federal income tax purposes ends in ____________.

Its address for notices is:_____________________.

(7)The Term Note Owner acknowledges that the Issuer, the Indenture Trustee, and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements and agrees that, if any of the acknowledgements, representations or warranties made or deemed to have been made by it in connection with its purchase of the Term Note Interests are no longer accurate, it will promptly notify the Issuer and the Indenture Trustee.

*****

In the event that (i) subsequent to the date of this Certificate from Term Note Owner, the undersigned Term Note Owner acquires an additional Term Note Interest through any Note Acquisition Interest and (ii) all of the information in this Certificate of Term Note Owner continues to be true and correct, except for the information to be included on Schedule 1 in respect of such additional Term Note Interest, then (in lieu of submitting a new Certificate of  Term Note Owner) the Term Note Owner may execute and deliver to the Indenture Trustee, with a copy to the Issuer, an updated cumulative Schedule 1, and such updated cumulative Schedule 1 shall replace any prior version of Schedule 1, provided that the provisions of Section 5(f) above that may render a Note Acquisition Interest null and void shall apply only to such new Note Acquisition Interest.

[TERM NOTE OWNER]

By:
Name:
Title:

Schedule 1

to Certificate of Term Note Owner

Identification of Term Note Interest(s) Held by Term Note Owner

Name of Term Note Owner: __________________________________

Term Note Interest(s) Held by Term Note Owner
Term Note CUSIP No.	Issuance Date*	Term Note Designation**	Original Principal Balance***	Date Acquired	Means of Acquiring Interest****	Interest Acquired From*****

*For Initial Term Note, list Closing Date; for a Term Note A or Term Note B, list the applicable Conversion Date.

**List the balance of the whole Note, not just the portion acquired by the certifying party.

***Specify Initial Term Note, Term Note A or Term Note B.

**** Specify Conversion, Closing Date Purchase, Conversion Date Purchase or Secondary Purchase, as applicable.

*****For a Closing Date Purchase or a Conversion, list the Issuer. For a Conversion Date Purchase, list the applicable Variable Funding Note Noteholder. For a Secondary Purchase, list the applicable Term Note Owner.

[To be signed under the circumstances described in the last paragraph of the Certificate of Term Note Owner.]

The undersigned Term Note Owner hereby delivers to the Indenture Trustee, with a copy to the Issuer, this updated cumulative Schedule 1, and such updated cumulative Schedule 1 replaces any prior version of Schedule 1 delivered by the undersigned, provided that the provisions of Section 5(f) in the Certificate of Term Note Owner that may render a Note Acquisition Interest null and void shall apply only to such new Note Acquisition Interest.

[TERM NOTE OWNER]

By:
Name:
Title:

EXHIBIT G

[FORM OF] TEMPORARY REGULATION S GLOBAL NOTE

THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW.  THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE, OR ANY INTEREST OR PARTICIPATION HEREIN, MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) TO THE ISSUER OR, WITH THE WRITTEN CONSENT OF THE ISSUER, TO AN AFFILIATE OF THE ISSUER, (2) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QIB”) PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS AN ACCREDITED INVESTOR AS DEFINED IN ANY OF PARAGRAPHS (1), (2), (3) AND (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT AND ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS (AN “IAI”) OR A QIB PURCHASING FOR ITS OWN ACCOUNT OR AN IAI OR A QIB PURCHASING FOR THE ACCOUNT OF ANOTHER IAI OR A QIB.  EACH NOTE OWNER BY ACCEPTING A BENEFICIAL INTEREST IN THIS NOTE UNDERSTANDS AND ACKNOWLEDGES THAT, IF IT SEEKS TO EFFECT A TRANSFER TO A NON-UNITED STATES PERSON UNDER REGULATION S UNDER THE SECURITIES ACT, IT SHALL (I) NOT TAKE ANY ACTION THAT WOULD CONSTITUTE “DIRECTED SELLING EFFORTS” OR THAT WOULD CAUSE IT TO BE OR BECOME A “DISTRIBUTOR” OR TO ENTER INTO CONTRACTUAL ARRANGEMENTS WITH A “DISTRIBUTOR” (AS TO EACH SUCH TERM, UNDER AND AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (II) IT SHALL EFFECT SUCH TRANSFER IN COMPLIANCE WITH RULE 904 OF

REGULATION S UNDER THE SECURITIES ACT.  EACH NOTE OWNER BY ACCEPTING A BENEFICIAL INTEREST IN THIS NOTE (A) UNLESS SUCH PERSON ACQUIRED THIS NOTE IN A TRANSFER DESCRIBED IN CLAUSE (1) ABOVE, IS DEEMED TO REPRESENT THAT IT IS A QIB PURCHASING FOR ITS OWN ACCOUNT, A QIB PURCHASING FOR THE ACCOUNT OF ANOTHER QIB, AN IAI PURCHASING FOR ITS OWN ACCOUNT OR AN IAI PURCHASING FOR THE ACCOUNT OF ANOTHER IAI AND (B) IS DEEMED TO REPRESENT THAT IT IS NOT ACQUIRING OR HOLDING THIS NOTE WITH THE “PLAN ASSETS” OF (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A PLAN DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) WHICH IS SUBJECT TO SECTION 4975 OF THE CODE; (III) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR A PLAN IN SUCH ENTITY OTHER THAN AN INSURANCE ISSUER GENERAL ACCOUNT (AS DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60) WHOSE UNDERLYING ASSETS INCLUDE LESS THAN 25% “PLAN ASSETS” AND FOR WHICH THE PURCHASE AND HOLDING OF THIS NOTE IS ELIGIBLE FOR AND SATISFIED ALL CONDITIONS FOR RELIEF UNDER PTCE 95-60 OR (IV) AN EMPLOYEE BENEFIT PLAN OR PLAN THAT IS NOT SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE, IF SUCH ACQUISITION OR HOLDING WOULD RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER, OR A NON-EXEMPT VIOLATION OF, ANY APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE.

PRIOR TO PURCHASING ANY NOTES, PURCHASERS SHOULD CONSULT COUNSEL WITH RESPECT TO THE AVAILABILITY AND CONDITIONS OF EXEMPTION FROM THE RESTRICTIONS ON RESALE OR TRANSFER.  THE ISSUER HAS NOT AGREED TO REGISTER THE NOTES UNDER THE SECURITIES ACT, TO QUALIFY THE NOTES UNDER THE SECURITIES LAWS OF ANY STATE OR TO PROVIDE REGISTRATION RIGHTS TO ANY PURCHASERS.

AS SET FORTH HEREIN, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS  NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

.

REGISTERED$[__]*

No. __

CUSIP NO.: [__]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST THE ISSUER, OR JOIN IN ANY INSTITUTION AGAINST THE ISSUER OF, ANY BANKRUPTCY PROCEEDING UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR OTHER SIMILAR LAW NOW OR HEREAFTER IN EFFECT IN CONNECTION WITH ANY OBLIGATIONS RELATING TO THIS NOTE OR THE TRANSACTION DOCUMENTS.

THE HOLDER OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE, BY THE ACQUISITION OF A BENEFICIAL INTEREST HEREIN, AGREE TO TREAT THIS NOTE AS INDEBTEDNESS OF THE ISSUER FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON OR MEASURED BY INCOME.

*	Denominations of $100,000 and in integral multiples of $1.00 in excess thereof.

EFR 2016-1, LLC
TEMPORARY REGULATION S GLOBAL NOTE

EFR 2016-1, LLC (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, subject to the following provisos, a principal sum up to [___] ($[__]) payable on each Payment Date from the Collections on deposit in the Collection Account pursuant to Section 5.04 of the Indenture; provided, however, the entire unpaid principal amount of this Note shall be due and payable on the [Month][Year] Payment Date (the “Term Note Maturity Date”); provided further, however, that the aggregate principal sum of the Regulation S Global Notes and the Rule 144A Global Note shall not exceed the principal sum of $[__].  The Issuer will pay principal of and interest on this Note in the manner specified on the reverse hereof.  The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligations of the Issuer, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed and in the Indenture.

The Issuer promises to pay all reasonable and documented out-of-pocket costs and expenses, including reasonable and documented out-of-pocket attorneys’ fees, all as provided in the Indenture, incurred in connection with the collection and enforcement of this Note.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed, manually or in facsimile, by its Authorized Officer.

EFR 2016-1, LLC, as Issuer
By:
Name:
Title:

Date: ___________  ___, 20[__]

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Bankers Trust Company,
not in its individual capacity but solely as Indenture Trustee

By:

Name:

Title:

Date: ___________  ___, 20[__]

[REVERSE OF NOTE]

This Note is one of Temporary Regulation S Global Notes of a duly authorized issue of Notes of EFR 2016-1, LLC (the “Issuer”), designated as its [NAME OF SECURITY] (herein called the “Note”), all issued under an Indenture, dated as of January 15, 2016, (such indenture, as supplemented or amended, is herein called the “Indenture”), by and between the Issuer and Bankers Trust Company, as Indenture Trustee (the “Indenture Trustee”).  This Note is subject to all terms of the Indenture.  All terms used in this Note that are defined in Part I of Appendix A of the Indenture, shall have the meanings assigned to them in or pursuant to Part I of Appendix A of the Indenture.

This Note is secured by the Collateral, and in connection with the sale of Collateral following an Event of Default the Noteholder will be entitled to its’ pro rata share of proceeds.  The payment of principal of and interest on this Note, however, shall be solely based on the performance of the Receivables related to this Note’s Investment Pool and, except as otherwise set forth in Section 5.04 of the Indenture, shall not be dependent on Receivables related to any other Investment Pool or market or credit events that are independent of such financial assets.

Interest on this Note shall accrue at the Note Interest Rate, and will be calculated on the basis of a year of 360 days and the actual number of days in the related Interest Period.

Interest on and principal of this Note will be payable on each Payment Date pursuant to Section 5.04 of the Indenture.

“Payment Date” means the 15th day of each calendar month, or, if any such 15th day is not a Business Day, the next succeeding Business Day, commencing in [MONTH][YEAR].

Any installment of interest and principal, if any, or any other amount, payable on this Note which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name this Note is registered on the Record Date, by check mailed first-class, postage prepaid to such Person’s address as it appears on the Note Register on such Record Date, (i) except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee, and (ii) except for (A) the final installment of principal payable with respect to this Note on a Payment Date and (B) the redemption price for this Note called for redemption pursuant to Section 12.01 of the Indenture, in each case shall be payable as set forth below.  All reductions in the principal amount of this Note effected by any payments of installments of principal made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not such payment is noted hereon.  If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will provide notice of the termination as provided in the Indenture and this Note shall be entitled to the final payment only upon presentation and surrender of this Note at the Indenture Trustee’s principal Corporate Trust Office.  On any payment of interest or principal being made, details of such payment shall be entered by the Indenture Trustee on behalf of the Issuer in Schedule A hereto.

The principal amount of this Note, to the extent not previously paid, shall be due and payable on the Term Note Maturity Date.  Notwithstanding the foregoing, the entire unpaid principal amount of this Note may be due and payable, if not previously paid, on the date on which an Event of Default described in Section 7.01 of the Indenture shall have occurred and be continuing, if the Notes have been declared immediately due and payable as provided in Section 7.02 of the Indenture.

This Note may not be redeemed or prepaid, except as provided in the Indenture. If this Note is prepaid prior to its Term Note Amortization Date, the Issuer shall remit to the Collection Account for payment to the Noteholder an amount equal to the applicable Optional Redemption Amount.  If this Note is prepaid after its related Term Note Amortization Date, the Issuer shall remit to the Collection Account for payment to the Noteholder an amount equal to the Outstanding Principal Amount of such Term Note as of the Optional Redemption Date, plus all interest accrued and unpaid as of such Optional Redemption Date.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees.

On any redemption, purchase, exchange or cancellation of any of the Notes represented by this Temporary Regulation S Global Note, details of such redemption, purchase, exchange or cancellation shall be entered by the Indenture Trustee in Schedule A hereto recording any such redemption, purchase, exchange or cancellation and shall be signed on, by or on behalf of the Issuer.  Upon any such redemption, purchase, exchange or cancellation, the principal amount of this Temporary Regulation S Global Note and the Notes represented by this Temporary Regulation S Global Note shall be reduced or increased, as appropriate, by the principal amount so redeemed, purchased, exchanged or canceled.

This Temporary Regulation S Global Note may be exchanged, in whole or in part (free of charge), for the Permanent Regulation S Global Note in the form set out in Exhibit H to the Indenture upon the later of (i) the Exchange Date and (ii) the furnishing of the Regulation S Certificate.

Principal of, interest on and all other amounts payable on or in respect of this Note constitutes limited recourse obligations of the Issuer.  The Holders of this Note has recourse to the Issuer only to the extent of the Collateral, and following realization of the Collateral, any claims of the Holders of this Note shall be extinguished and shall not revive thereafter.  Neither the Issuer, nor any of its respective agents, members, partners, beneficiaries, officers, directors, employees or any Affiliate of any of them or any of their respective successors or assigns or any other Person or entity shall be personally liable for any amounts payable, or performance due, under this Note or the Indenture.  It is understood that the foregoing provisions of this paragraph shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is secured by the Collateral, or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by this Note or secured by the Indenture until such Collateral has been realized whereupon any outstanding indebtedness or obligation shall be extinguished.  It is further understood that the foregoing provisions of this paragraph shall not limit the right of any Person to name the Issuer as party defendant in any action, suit or in the exercise of any other remedy under this Note or in the Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against the Issuer.

The Noteholder by acceptance of this Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee in its individual capacity, any holder of a beneficial interest in the Issuer or the Indenture Trustee or of any successor or assign of the Indenture Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and the Note Registrar and any agent of the foregoing may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee, the Note Registrar nor any such agent of the foregoing shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of this Note under the Indenture at any time by the Issuer pursuant to Section 10.01 and Section 10.02 of the Indenture.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

This Note is issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Transaction Documents, neither the Indenture Trustee in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Indenture Trustee for the sole purpose of binding the interests of the Indenture Trustee in the assets of the Issuer.  The Holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Transaction Documents, in the case of an Event of Default under the Indenture the Holder shall have no claim against any of the entities described in the first sentence of this paragraph for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the Collateral pledged by the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:      *

Signature Guaranteed:

* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

SCHEDULE A

SCHEDULE OF EXCHANGES
FOR NOTES REPRESENTED BY THE PERMANENT
REGULATION S GLOBAL NOTE OR THE RULE 144A
GLOBAL NOTE, OR REDEMPTIONS OR PURCHASES AND CANCELLATIONS

The following exchanges of a part of this Temporary Regulation S Global Note for the Permanent Regulation S Global Note or the Rule 144A Global Note, in whole or in part, or redemptions, purchases or cancellation of this Temporary Regulation S Global Note have been made:

Date of exchange, or redemption or purchase or cancellation

Part of principal amount of this Temporary Regulation S Global Note exchanged for Notes represented by the Permanent Regulation S Global Note or the Rule 144A Global Note, or redeemed or purchased or canceled

		Remaining principal amount of this Temporary Regulation S Global Note following such exchange, or redemption or purchase or cancellation	Amount of interest paid with delivery of the Permanent Regulation S Note	Notation made by or on behalf of the Issuer

___________	________________	______________	_____________	_____________
___________	________________	______________	_____________	_____________
___________	________________	______________	_____________	_____________

EXHIBIT H

[FORM OF] PERMANENT REGULATION S GLOBAL NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW.  THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE, OR ANY INTEREST OR PARTICIPATION HEREIN, MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) TO THE ISSUER OR, WITH THE WRITTEN CONSENT OF THE ISSUER, TO AN AFFILIATE OF THE ISSUER, (2) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QIB”) PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS AN ACCREDITED INVESTOR AS DEFINED IN ANY OF PARAGRAPHS (1), (2), (3) AND (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT AND ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS (AN “IAI”) OR A QIB PURCHASING FOR ITS OWN ACCOUNT OR AN IAI OR A QIB PURCHASING FOR THE ACCOUNT OF ANOTHER IAI OR A QIB.  EACH NOTE OWNER BY ACCEPTING A BENEFICIAL INTEREST IN THIS NOTE UNDERSTANDS AND ACKNOWLEDGES THAT, IF IT SEEKS TO EFFECT A TRANSFER TO A NON-UNITED STATES PERSON UNDER REGULATION S UNDER THE SECURITIES ACT, IT SHALL (I) NOT TAKE ANY ACTION THAT WOULD CONSTITUTE “DIRECTED SELLING EFFORTS” OR THAT WOULD CAUSE IT TO BE OR BECOME A “DISTRIBUTOR” OR TO ENTER INTO CONTRACTUAL ARRANGEMENTS WITH A “DISTRIBUTOR” (AS TO EACH SUCH TERM, UNDER AND AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (II) IT SHALL EFFECT SUCH TRANSFER IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.  EACH NOTE OWNER BY ACCEPTING A BENEFICIAL INTEREST IN THIS NOTE (A) UNLESS SUCH PERSON ACQUIRED THIS NOTE IN A TRANSFER DESCRIBED IN CLAUSE (1) ABOVE, IS DEEMED TO REPRESENT THAT IT IS A QIB PURCHASING FOR ITS OWN ACCOUNT, A QIB PURCHASING FOR THE ACCOUNT OF ANOTHER QIB, AN IAI PURCHASING FOR ITS OWN ACCOUNT OR AN IAI OR A QIB PURCHASING FOR THE ACCOUNT OF ANOTHER IAI AND (B) IS DEEMED TO REPRESENT THAT IT IS NOT ACQUIRING OR HOLDING THIS NOTE WITH THE “PLAN ASSETS” OF (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A

PLAN DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) WHICH IS SUBJECT TO SECTION 4975 OF THE CODE; (III) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR A PLAN IN SUCH ENTITY OTHER THAN AN INSURANCE ISSUER GENERAL ACCOUNT (AS DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60) WHOSE UNDERLYING ASSETS INCLUDE LESS THAN 25% “PLAN ASSETS” AND FOR WHICH THE PURCHASE AND HOLDING OF THIS NOTE IS ELIGIBLE FOR AND SATISFIED ALL CONDITIONS FOR RELIEF UNDER PTCE 95-60 OR (IV) AN EMPLOYEE BENEFIT PLAN OR PLAN THAT IS NOT SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE, IF SUCH ACQUISITION OR HOLDING WOULD RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER, OR A NON-EXEMPT VIOLATION OF, ANY APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE.

PRIOR TO PURCHASING ANY NOTES, PURCHASERS SHOULD CONSULT COUNSEL WITH RESPECT TO THE AVAILABILITY AND CONDITIONS OF EXEMPTION FROM THE RESTRICTIONS ON RESALE OR TRANSFER.  THE ISSUER HAS NOT AGREED TO REGISTER THE NOTES UNDER THE SECURITIES ACT, TO QUALIFY THE NOTES UNDER THE SECURITIES LAWS OF ANY STATE OR TO PROVIDE REGISTRATION RIGHTS TO ANY PURCHASERS.

AS SET FORTH HEREIN, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS  NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED$[__]*

No. __

CUSIP NO.: [__]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST THE ISSUER, OR JOIN IN ANY INSTITUTION AGAINST THE ISSUER OF, ANY BANKRUPTCY PROCEEDING UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR OTHER SIMILAR LAW NOW OR HEREAFTER IN EFFECT IN CONNECTION WITH ANY OBLIGATIONS RELATING TO THIS NOTE OR THE TRANSACTION DOCUMENTS.

THE HOLDER OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE, BY THE ACQUISITION OF A BENEFICIAL INTEREST HEREIN, AGREE TO TREAT THIS NOTE AS INDEBTEDNESS OF THE ISSUER FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON OR MEASURED BY INCOME.

.

*	Denominations of $100,000 and in integral multiples of $1.00 in excess thereof.

EFR 2016-1, LLC
PERMANENT REGULATION S GLOBAL NOTE

EFR 2016-1, LLC (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, subject to the following provisos, a principal sum up to [___] ($[__]) payable on each Payment Date from the Collections on deposit in the Collection Account pursuant to Section 5.04 of the Indenture; provided, however, the entire unpaid principal amount of this Note shall be due and payable on the [Month][Year] Payment Date (the “Term Note Maturity Date”); provided further, however, that the aggregate principal sum of the Regulation S Global Notes and the Rule 144A Global Note shall not exceed the principal sum of $[__].  The Issuer will pay principal of and interest on this Note in the manner specified on the reverse hereof.  The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligations of the Issuer, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed and in the Indenture.

The Issuer promises to pay all reasonable and documented out-of-pocket costs and expenses, including reasonable and documented out-of-pocket attorneys’ fees, all as provided in the Indenture, incurred in connection with the collection and enforcement of this Note.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed, manually or in facsimile, by its Authorized Officer.

EFR 2016-1, LLC, as Issuer
By:
Name:
Title:

Date: ___________  ___, 20[__]

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Bankers Trust Company,
not in its individual capacity but solely as Indenture Trustee

By:

Name:

Title:

Date: ___________  ___, 20[__]

[REVERSE OF NOTE]

This Note is one of Permanent Regulation S Global Notes of a duly authorized issue of Notes of EFR 2016-1, LLC (the “Issuer”), designated as its [NAME OF SECURITY] (herein called the “Note”), all issued under an Indenture, dated as of January 15, 2016 (such indenture, as supplemented or amended, is herein called the “Indenture”), by and between the Issuer and Bankers Trust Company, as Indenture Trustee (the “Indenture Trustee”).  This Note is subject to all terms of the Indenture. All terms used in this Note that are defined in Part I of Appendix A of the Indenture, shall have the meanings assigned to them in or pursuant to Part I of Appendix A of the Indenture.

This Note is secured by the Collateral, and in connection with the sale of Collateral following an Event of Default the Noteholder will be entitled to its’ pro rata share of proceeds.  The payment of principal of and interest on this Note, however, shall be solely based on the performance of the Receivables related to this Note’s Investment Pool and, except as otherwise set forth in Section 5.04 of the Indenture, shall not be dependent on Receivables related to any other Investment Pool or market or credit events that are independent of such financial assets.

Interest on this Note shall accrue at the Note Interest Rate, and will be calculated on the basis of a year of 360 days and the actual number of days in the related Interest Period.

Interest on and principal of this Note will be payable on each Payment Date pursuant to Section 5.04 of the Indenture.

“Payment Date” means the 15th day of each calendar month, or, if any such 15th day is not a Business Day, the next succeeding Business Day, commencing in [MONTH][YEAR].

Any installment of interest and principal, if any, or any other amount, payable on this Note which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name this Note is registered on the Record Date, by check mailed first-class, postage prepaid to such Person’s address as it appears on the Note Register on such Record Date, (i) except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee, and (ii) except for (A) the final installment of principal payable with respect to this Note on a Payment Date and (B) the redemption price for this Note called for redemption pursuant to Section 12.01 of the Indenture, in each case shall be payable as set forth below.  All reductions in the principal amount of this Note effected by any payments of installments of principal made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not such payment is noted hereon.  If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will provide notice of the termination as provided in the Indenture and this Note shall be entitled to the final payment only upon presentation and surrender of this Note at the Indenture Trustee’s principal Corporate Trust Office.  On any payment of interest or principal being made, details of such payment shall be entered by the Indenture Trustee on behalf of the Issuer in Schedule A hereto.

The principal amount of this Note, to the extent not previously paid, shall be due and payable on the Term Note Maturity Date.  Notwithstanding the foregoing, the entire unpaid principal amount of this Note may be due and payable, if not previously paid, on the date on which an Event of Default described in Section 7.01 of the Indenture shall have occurred and be continuing, if the Notes have been declared immediately due and payable as provided in Section 7.02 of the Indenture.

This Note may not be redeemed or prepaid, except as provided in the Indenture.  If this Note is prepaid prior to its Term Note Amortization Date, the Issuer shall remit to the Collection Account an amount equal to the applicable Optional Redemption Amount.  If this Note is prepaid after its related Term Note Amortization Date, the Issuer shall remit to the Collection Account an amount equal to the Outstanding Principal Amount of such Term Note as of the Optional Redemption Date, plus all interest accrued and unpaid as of such Optional Redemption Date.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees.

On any redemption, purchase, exchange or cancellation of any of the Notes represented by this Permanent Regulation S Global Note, details of such redemption, purchase, exchange or cancellation shall be entered by the Indenture Trustee in Schedule B hereto recording any such redemption, purchase, exchange or cancellation and shall be signed on, by or on behalf of the Issuer.  Upon any such redemption, purchase, exchange or cancellation, the principal amount of this Permanent Regulation S Global Note and the Notes represented by this Permanent Regulation S Global Note shall be reduced or increased, as appropriate, by the principal amount so redeemed, purchased, exchanged or canceled.

Principal of, interest on and all other amounts payable on or in respect of this Note constitutes limited recourse obligations of the Issuer.  The Holders of this Note has recourse to the Issuer only to the extent of the Collateral, and following realization of the Collateral, any claims of the Holders of this Note shall be extinguished and shall not revive thereafter.  Neither the Issuer, nor any of its respective agents, members, partners, beneficiaries, officers, directors, employees or any Affiliate of any of them or any of their respective successors or assigns or any other Person or entity shall be personally liable for any amounts payable, or performance due, under this Note or the Indenture.  It is understood that the foregoing provisions of this paragraph shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is secured by the Collateral, or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by this Note or secured by the Indenture until such Collateral has been realized whereupon any outstanding indebtedness or obligation shall be extinguished.  It is further understood that the foregoing provisions of this paragraph shall not limit the right of any Person to name the Issuer as party defendant in any action, suit or in the exercise of any other remedy under this Note or in the Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against the Issuer.

The Noteholder by acceptance of this Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee in its individual capacity, any holder of a beneficial interest in the Issuer or the Indenture Trustee or of any successor or assign of the Indenture Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and the Note Registrar and any agent of the foregoing may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee, the Note Registrar nor any such agent of the foregoing shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of this Note under the Indenture at any time by the Issuer pursuant to Section 10.01 and Section 10.02 of the Indenture.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

This Note is issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Transaction Documents, neither the Indenture Trustee in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Indenture Trustee for the sole purpose of binding the interests of the Indenture Trustee in the assets of the Issuer.  The Holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Transaction Documents, in the case of an Event of Default under the Indenture the Holder shall have no claim against any of the entities described in the first sentence of this paragraph for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the Collateral pledged by the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:      *

Signature Guaranteed:

* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

SCHEDULE A

PART I

INTEREST PAYMENTS

Interest Payment Date	Date of Payment	Total Amount of Interest Payable	Amount of Interest Paid	Confirmation of payment by or on behalf of the Issuer

[__], 20[__]	_________	_____________	____________	____________________
[__], 20[__]	_________	_____________	____________	____________________

[continue numbering until the appropriate number of interest payment dates for this Note is reached]

PART II

PRINCIPAL PAYMENTS

Principal Payment Date	Total Amount Payable	Total Amount Paid	Confirmation of payment by or on behalf of the Issuer

[__], 20[__]	_______________	______________	_____________________
[__], 20[__]	_______________	______________	_____________________

[continue numbering until the appropriate number of installment dates for this Note is reached]

SCHEDULE B

SCHEDULE OF EXCHANGES BETWEEN THIS PERMANENT REGULATION S GLOBAL
NOTE AND THE RULE 144A GLOBAL NOTE,
OR REDEMPTIONS OR PURCHASES AND CANCELLATIONS

The following increases or decreases in principal amount of this Permanent Regulation S Global Note, or redemptions, purchases or cancellations of this Permanent Regulation S Global Note have been made:

Date of exchange, or redemption or purchase or cancellation	Increase or decrease in principal amount of this Permanent Regulation S Global Note due to exchanges between the Rule 144A Global Note and this Permanent Regulation S Global Note	Remaining principal amount of this Permanent Regulation S Global Note following such exchange, or redemption or purchase or cancellation	Notation made by or on behalf of the Issuer
________________	________________	________________	_____________
________________	________________	________________	_____________
________________	________________	________________	_____________

EXHIBIT I

[FORM OF] CERTIFICATION TO BE GIVEN BY

HOLDER OF BENEFICIAL INTEREST IN A

TEMPORARY REGULATION S GLOBAL NOTE

(Pursuant to Section 3.09(b) of the Indenture)

Re:EFR 2016-1, LLC [NAME OF SECURITY]

[Euroclear Bank S.A./N.V., as operator of the Euroclear

System] [Clearstream, Luxembourg, société anonyme]

Notes, CINS No. ______________ ISIN No. ______________

Reference is hereby made to the Indenture, dated as of January 15, 2016, (the “Indenture”), by and between EFR 2016-1, LLC, as Issuer (the “Issuer”) and Bankers Trust Company, as Indenture Trustee (the “Indenture Trustee”).  Capitalized terms used herein and not otherwise defined have the meanings set forth in Appendix A to the Indenture.

[For purposes of acquiring a beneficial interest in the Permanent Regulation S Global Note upon the expiration of the Distribution Compliance Period,] [For purposes of receiving payments under the Temporary Regulation S Global Note,*] the undersigned holder of a beneficial interest in the Temporary Regulation S Global Note issued under the Indenture certifies that (a) it is not a U.S. person as defined by Regulation S under the Securities Act and (b) it is an accredited investor as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) of Regulation D under the Securities Act and any entity in which all of the equity owners of such holder come within such paragraphs.

We undertake to advise you promptly by telex on or prior to the date on which you intend to submit your corresponding certification relating to the Notes held by you if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certificate applies as of such date.

We understand that this certificate is required in connection with certain securities laws of the United States of America.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceedings.  This certificate and the statements contained herein are made for your benefit and the health of the Issuer and the Noteholders.

*	Select, as applicable.

I-1

Dated:  __________________, ____

By:__________________________

as, or as agent for, the
holder of a beneficial interest
in the Notes to which this
certificate relates.

I-2

EXHIBIT J

[FORM OF] EUROCLEAR AND CLEARSTREAM CERTIFICATE

(Pursuant to Section 3.08(b) of the Indenture)

Re:EFR 2016-1, LLC [NAME OF SECURITY]

Bankers Trust Company,

as Indenture Trustee

______________

______________

______________

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount of the Notes set forth below (our “Member Organizations”) substantially to the effect set forth in the Indenture, dated as of January 15, 2016 (the “Indenture”), EFR 2016-1, LLC, as Issuer (the “Issuer”) and Bankers Trust Company, as Indenture Trustee (the “Indenture Trustee”), U.S. $__________ principal amount of the above-captioned Notes held by us or on our behalf are beneficially owned by non-U.S. person(s).  As used in this paragraph, the term “U.S. person” has the meaning given to it by Regulation S under the United States Securities Act.

We further certify that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any interest in the Notes identified above are no longer true and cannot be relied upon as of the date hereof.

[On Exchange Date: We hereby acknowledge that no portion of the Temporary Regulation S Global Note shall be exchanged for an interest in the Permanent Regulation S Global Note (as each such term is defined in the Indenture) with respect to the portion thereof for which we have not received the applicable certifications from our Member Organizations.]*

[On __________________ and upon any other payments under the Temporary Regulation S Global Note:  We hereby agree to hold (and return to the [                        ] upon request) any payments received by us on the Temporary Regulation S Global Note (as defined in the Indenture) with respect to the portion thereof for which we have not received the applicable certifications from our Member Organizations.]*

We understand that this certification is required in connection with certain securities laws of the United States of America.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we

J-1

irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:___________________**

[EUROCLEAR BANK S.A./N.V., as

Operator of the Euroclear System

or

Clearstream, Luxembourg, société anonyme]

By:_________________________

Name:

Title:

J-2

APPENDIX A

DEFINITIONS/RULES OF CONSTRUCTION/NOTICE INFORMATION

Appendix A-1

APPENDIX A

PART I.  Definitions

When used in the Transaction Documents, unless otherwise defined therein, the following words and phrases shall have the following meanings:

“Accession Agreement” shall mean an Accession Agreement to the Intercreditor Agreement, executed by and among Enova, the Intercreditor Agent and the new party to be joined to the Intercreditor Agreement.

“Account Holder” shall mean CNU, together with its successors and permitted assigns, in its capacity as such under and pursuant to the terms of the Intercreditor Agreement.

“Act” when used with respect to any Noteholder, shall have the meaning specified in Section 1.04(a) of the Indenture.

“Action” when used with respect to any Noteholder, shall have the meaning specified in Section 1.04(a) of the Indenture.

“Additional Advance Fee” shall mean, with respect to each Requested Advance in excess of twice per calendar week, $***.

“Administrative Agent” shall mean Jefferies.

“Administrative Fee” shall mean $*** per month.

“Advance” shall have the meaning specified in Section 2.04(d) of the Note Purchase Agreement.

“Advance Conditions” shall mean, with respect to any Requested Advance (unless otherwise specified) to be made under the Note Purchase Agreement, the condition that each of the following shall be satisfied:

(a)the Funding Period Termination Date have not have occurred;

(b)no Event of Default shall have occurred and be continuing;

(c)the Issuer shall deliver, or shall cause to be delivered, to the Administrative Agent, with a copy to each Variable Funding Note Noteholder, an executed Funding Request no later than 12:00 p.m., New York City time, two (2) Business Days prior the proposed Advance Date, and the certifications made therein shall be true and correct in all material respects;

(d)the Issuer shall deliver, or shall cause to be delivered, to each Variable Funding Note Noteholder, a Borrowing Base Certificate no later than two (2) Business Days prior to the proposed Advance Date;

(e)the Issuer shall deliver, or shall cause to be delivered, an Officer’s Certificate to the Administrative Agent certifying (i) that the Issuer is in full compliance with the provisions of the Transaction Documents to which it is a party and (ii) that as of the Advance Date all of the Advance Conditions (save this clause (c)(ii)) have been satisfied;

(f)the Master Servicer shall deliver an Officer’s Certificate to the Administrative Agent certifying that the Receivable Files relating to the Eligible Receivables to be pledged in connection with such Advance are complete;

(g)no later than two (2) Business Days prior to the proposed Advance Date, the Master Servicer shall deliver, or otherwise make available, imaged copies of the Verifiable Collateral Documents to the Verification Agent;

(h)the Verification Agent shall deliver an Officer’s Certificate to the Administrative Agent verifying the imaged copies of the Verifiable Collateral Documents;

(i)each Requested Advance shall be in an amount of at least $1,000,000;

(j)for any Advance Date occurring more than forty-five (45) days after the Closing Date (x) the Successor Servicing Agreement shall be in full force and effect or (y) the conditions set forth in Section 13(c)(ii)(y) of the Backup Servicing Agreement shall have been satisfied;

(k)as of the Advance Date, the LTV for any Term Note (as of its most recent Payment Date), is not higher than the LTV for such Term Note as of its respective Conversion Date; and

(l)no later than the first Advance Date occurring thirty (30) or more days after the Closing Date, a comprehensive Credit Policy and a comprehensive Servicing Policy, in each case acceptable to the Majority Holders in their sole discretion, shall be delivered to each Noteholder and shall replace the Credit Policy and the Servicing Policy delivered on the Closing Date and attached as exhibits to the respective Transaction Documents and shall thereafter be deemed to be the Credit Policy and Servicing Policy in effect as of such date of delivery.

“Advance Date” shall be any Business Day specified in the related Funding Request and shall be the date on which the Variable Funding Note Noteholders fund a Requested Advance.

“Advance Date Receivables Schedule” shall have the meaning set forth in Section 9.02(a) of the Servicing Agreement.

“Affiliate” shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” shall mean the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Cumulative Delinquency Ratio” shall mean, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is equal to (i) the aggregate Outstanding Receivable Principal Balance of all Delinquent Receivables (for the avoidance of doubt, in determining the aggregate Outstanding Receivable Principal Balance of all Delinquent Receivables, this shall include the aggregate Outstanding Receivable Principal Balance of any and all Delinquent Receivables repurchased by the Transferor at its option pursuant to Section 2.5 of the Sale Agreement), and the denominator of which is equal to (ii) the aggregate Outstanding Receivable Principal Balance of all Eligible Receivables.

“Aggregate Cumulative Delinquency Trigger” shall occur with respect to a Collection Period in the event that the Aggregate Cumulative Delinquency Ratio on the last day of a Collection Period is greater than ***%.

“Aggregate Original Receivable Principal Balance” shall mean, as of any date of determination, the sum of the Original Receivable Principal Balances of all Eligible Receivables sold to the Issuer through such date.

“Agreement” shall have, with respect to any Transaction Document, the meaning set forth in the preamble thereto.

“Amortization Date” shall mean any Term Note Amortization Date or the Variable Funding Note Amortization Date.

“Annual Percentage Rate” shall mean, with respect to a Receivable, the annual rate of finance charges stated in the Contract related to such Receivable.

“Asset Servicer” shall mean, at any time, each Person then appointed as such pursuant to Section 2.01 of the Servicing Agreement or by virtue of a Joinder Supplement, together with its successors and permitted assigns in such capacity.  The initial Asset Servicer shall be ELS.

“Asset Servicer Default” shall have the meaning set forth in Section 8.02 of the Servicing Agreement.

“Asset Servicer Termination Date” shall have the meaning set forth in Section 2.01(a) of the Servicing Agreement.

“Asset Servicer Termination Notice Date” shall have the meaning set forth in Section 8.04(b) of the Servicing Agreement.

“Audit” shall have the meaning specified in Section 3.04(a) of the Servicing Agreement.

“Authenticating Agent” shall mean any Person authorized by the Indenture Trustee to authenticate Notes under Section 8.14 of the Indenture.

“Authorized Officer” shall mean, with respect to any specified Person, the chief executive officer, the president, the secretary, the chief financial officer, the chief investment officer or any vice president of such Person.

“Average Variable Funding Note Balance” shall mean for all of the Variable Funding Notes and any Interest Period, the sum of the Outstanding Principal Amount of all such Variable Funding Notes on each day in such Interest Period divided by the number of calendar days elapsed in such Interest Period.

“Backup Servicer” shall mean First Associates, or any independent third party selected by the Master Servicer, with the consent of the Majority Holders, in their reasonable discretion, to perform monitoring functions with respect to the Serviced Receivables.

“Backup Servicing Agreement” shall mean that certain Backup Servicing Agreement, dated as of January 15, 2016, among the Backup Servicer, the Master Servicer, the Asset Servicers, the Transferor, the Verification Agent and the Issuer.

“Backup Servicing Fee” shall have the meaning specified in Section 4 the Backup Servicing Agreement.

“Bank Originated Receivable” shall have the meaning specified in Section 6.14 of the Receivables Purchase Agreement.

“Bank Originator” shall have the meaning specified in Section 6.14 of the Receivables Purchase Agreement.

“Bank Originator Credit Policy” shall mean the credit policies and procedures of the Bank Originator[s] that are substantially consistent with the Credit Policy.

“Bank Originator Sale Agreement” shall have the meaning specified in Section 6.14 of the Receivables Purchase Agreement.

“Bank Secrecy Act” shall mean the Currency and Foreign Transactions Reporting Act of 1970, 84 Stat. 1114-2.

“Bankers Trust” shall mean Bankers Trust Company, an Iowa banking corporation.

“Benefit Plan” shall mean an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to the provisions of Title I of ERISA, a “plan” described in and subject to Section 4975 of the Code, or an entity whose underlying assets include “plan assets” by reason of an employee benefit plan’s or plan’s investment in the entity.

“Blocked Account Control Agreement” shall mean the Blocked Account Control Agreement, dated as of January 15, 2016, by and among the Intercreditor Agent, the Account Holder and U.S. Bank National Association, as the depositary bank.

“Book-Entry System” shall have the meaning specified in Section 3.05 of the Indenture.

“Borrowing Base Certificate” shall mean a certificate, in the form set forth in Exhibit D to the Indenture or otherwise in a form satisfactory to the Variable Funding Note Noteholders, which the Issuer shall deliver or cause to be delivered to the Variable Funding Note Noteholders, which (i) sets forth the calculation of the Variable Funding Note Borrowing Base A and the Variable Funding Note Borrowing Base B, as applicable (including a calculation of each component thereof) as of the related Cutoff Date, (ii) reflects the Receivables sold to the Issuer in connection with the related Requested Advance, (iii) sets forth the Excess Concentration Limits, the Eligibility Criteria, the Outstanding Principal Amount of the Notes and the Maximum Principal Amount and (iv) certifies the accuracy and completeness of all information included therein.

“Business Day” shall mean any day other than (a) a Saturday or Sunday or (b) any other day on which national banking associations or state banking institutions in New York, New York, Des Moines, Iowa or any other state in which the principal executive office of the Corporate Trust Office is located, are authorized or are obligated by law, executive order or governmental decree to be closed.

“Capital Stock” shall mean, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock in any Person that is a corporation, each class of partnership interest in any Person that is a partnership, and each class of membership interest in any Person that is a limited liability company, and any right to subscribe for or otherwise acquire any such equity interests.

“Cash Equivalents” shall mean, as of any date of determination, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date, (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A‑1 from S&P or at least P‑1 from Moody’s, (c) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A‑1 from S&P or at least P‑1 from Moody’s, (d) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (i) has all or substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s.

“Certificate of Authentication” shall mean the certificate of authentication of the Indenture Trustee, the form of which is described in Section 3.03 of the Indenture or the alternative certificate of authentication of the Authenticating Agent, the form of which is described in Section 8.14 of the Indenture.

“Certificate of Term Note Owner” shall mean a certificate substantially in the form of Exhibit F to the Indenture.

“Certificate of Variable Funding Note Noteholder” shall mean a certificate substantially in the form of Exhibit E to the Indenture.

“Change of Control” shall mean, with respect to (i) any of the Transferor, the Issuer or the Master Servicer failing to be a wholly owned, direct or indirect, Subsidiary of Enova and (ii) with respect to Enova, an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of Enova or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the equity securities of Enova entitled to vote for members of the board of directors or equivalent governing body of Enova on a fully-diluted basis.

“Charged-Off Receivable” shall mean (a) with respect to the Variable Funding Note Investment Pool, any Receivable which has been charged off or deemed uncollectible by the Issuer or the related Asset Servicer in accordance with the Servicing Policy (including because of fraud), as applicable, and (b) with respect to any Term Note Investment Pool, any Receivable which is *** or more days past due or which has otherwise been charged-off or deemed uncollectible by the Issuer or the applicable Asset Servicer in accordance with the Servicing Policy (including because of fraud), as applicable.

“Clearing Agency Custodian” shall mean the entity maintaining possession of the Global Notes for the Depository.

“Clearstream” shall mean Clearstream, Luxembourg, société anonyme, a professional depository incorporated under the laws of Luxembourg, and its successors and permitted assigns in such capacity.

“Closing” shall have the meaning specified in Section 3.01 of the Note Purchase Agreement.

“Closing Date” shall mean January 15, 2016.

“Closing Date Material Adverse Change” shall mean a material adverse change in (a) the business operations, assets, condition (financial or otherwise), liabilities of the Issuer or any Enova Entity since November 30, 2015, (b) the ability of the Issuer or any Enova Entity to fully and timely perform its material obligations under any of the Transaction Documents to which it is a party, or (c) the legality, validity, binding effect, or enforceability against the Issuer or any Enova Entity of the Transaction Documents.

“CNU” shall mean CNU Online Holdings, LLC, a Delaware limited liability company.

“Collateral” shall have the meaning specified in the Granting Clause of the Indenture.

“Collection Account” shall have the meaning specified in Section 5.02(a) of the Indenture.

“Collection Period” shall mean, with respect to each Payment Date, the period from and including the first day of the calendar month immediately preceding such Payment Date to and including the last day of such calendar month; provided, however, that the initial Collection Period shall be from the Closing Date to and including the last day of the calendar month preceding the month in which the Initial Payment Date occurs.

“Collection Receipt Accounts” shall mean the accounts (1) bearing account number ***, held by the Account Holder on behalf of the Master Servicer, and (2) bearing account number ***, held by the Account Holder on behalf of the Master Servicer, which are subject to the Blocked Account Control Agreement, and for which an Obligor may remit payment under its applicable Contract.

“Collections” shall mean all cash collections received in respect of the Receivables, including all Scheduled Receivable Payments, all non-scheduled payments, all prepayments, all late fees, all other fees, Net Insurance Proceeds, all Net Liquidation Proceeds, Optional Redemption Amounts, investment earnings, residual proceeds, payments received under any personal guaranty with respect to such Receivables and all other payments received with respect to such Receivables.

“Commodity Exchange Act” shall mean the Commodity Exchange Act of 1936.

“Consolidated Subsidiaries” shall mean, as of any date of determination, all Subsidiaries of Enova which are included in the consolidated financial statements of Enova.

“Consumer Laws” shall mean all federal, state and local consumer credit laws, collection agency laws, fair trading or fair dealing laws, laws relating to privacy and confidential information and all other consumer protection laws relating to the conduct of the business of an Asset Servicer, laws requiring the licensing or registration of sale finance companies, loan companies, lenders or collection agencies or collection agents or any assignee of the foregoing, and any rules, regulations or interpretations of the foregoing laws.

“Contract” shall mean a small consumer loan agreement, customer loan agreement, consumer installment loan agreement or promissory note, relating to a fixed rate, fully amortizing, unsecured installment loan made to an Obligor and originated or acquired by the Seller or a Bank Originator.

“Conversion Date” shall mean, with respect to any calendar month commencing during the Revolving Period (other than a calendar month in which no Advances were made), the earlier to occur of (i) the last day of such calendar month (or, if such last day is not a Business Day, then as of the opening of business on the next succeeding Business Day) and (ii) the Funding Period Termination Date.

“Corporate Trust Office” shall mean the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of the Indenture is located at 453 7th Street, Des Moines, IA 50309, Attention: EFR 2016-1, LLC, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Issuer).

“Credit Policy” or “Credit Policies” shall mean (i) the credit policies and practices and underwriting guidelines of the Seller and the Originators that are attached as Appendix B-1 to the Receivables Purchase Agreement and (ii) the Bank Originator Credit Policy, which may be attached as Appendix B-2 to the Receivables Purchase Agreement pursuant to Section 6.14 thereof, in each case as either such policy or both such policies may be amended, modified or supplemented from time to time in compliance with the Receivables Purchase Agreement.

“Cumulative Net Losses” shall mean, as of any date of determination and with respect to any Investment Pool, the excess of (a) the aggregate Outstanding Receivable Principal Balance of all Charged-Off Receivables (for the avoidance of doubt, in determining the aggregate Outstanding Receivable Principal Balance of all Charged-Off Receivables, this shall include the aggregate Outstanding Receivable Principal Balance of any and all Charged-Off Receivables repurchased by the Transferor at its option pursuant to Section 2.5 of the Sale Agreement), over (b) all Net Liquidation Proceeds received on or prior to such date with respect to such Investment Pool.

“Custodian” shall mean, at any time, the Person then appointed as such pursuant to Section 9.01 of the Servicing Agreement, which shall initially be ELS.

“Cutoff Date” shall mean with respect to any Receivables, the date specified as the “Cutoff Date” of such Receivables in the applicable First Step Assignment or Second Step Assignment.

“Debtor Relief Laws” shall mean (a) the Federal Bankruptcy Code and (b) all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets, assignment for the benefit of creditors and similar debtor relief laws from time to time in effect in any jurisdiction affecting the rights of creditors generally or the right of creditors of banks.

“Delinquent Receivable” shall mean any Eligible Receivable which is *** to *** days past due and is not a Charged-Off Receivable.

“Defaulting Variable Funding Note Noteholder” shall mean any Variable Funding Note Noteholder, as reasonably determined by the Issuer, that has (a) failed, within two Business Days of the date required to be funded by it under the Note Purchase Agreement, to fund its portion of any Advance when required thereunder, (b) notified the Issuer, the Master Servicer, the Administrative Agent, or any Noteholder in writing that it does not intend to comply with all or part of its funding obligations under the Note Purchase Agreement (c) otherwise failed to pay over to the Administrative Agent or any other Noteholder any amount required to be paid by it under the Note Purchase Agreement within three Business Days of the date when due, or (d) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided, that a Variable Funding Note Noteholder shall not be a Defaulting Variable Funding Note Noteholder under clause (d) above solely by virtue of the ownership or acquisition of any ownership interest in such Variable Funding Note Noteholder or a parent company thereof or the exercise of control over a Variable Funding Note Noteholder or parent company thereof by a Governmental Authority or instrumentality thereof; provided, however, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person.

“Deliver” or “Delivery” shall mean the taking of the following steps by the Issuer:

(a)with respect to such of the Collateral as constitutes an instrument, causing the Indenture Trustee, or the Custodian on its behalf, to take possession in the State of Iowa of such instrument, indorsed to the Indenture Trustee or in blank by an effective indorsement;

(b)with respect to such of the Collateral as constitutes tangible chattel paper, goods, a negotiable document, or money, causing the Indenture Trustee or the Custodian on its behalf, to take possession in the State of Iowa of such tangible chattel paper, goods, negotiable document, or money;

(c)with respect to such of the Collateral as constitutes a certificated security in bearer form, causing the Indenture Trustee or the Custodian on its behalf, to acquire possession in the State of Iowa of the related security certificate;

(d)with respect to such of the Collateral as constitutes a certificated security in registered form, causing the Indenture Trustee or the Custodian on its behalf, to acquire possession in the State of Iowa of the related security certificate, indorsed to the Indenture Trustee or in blank by an effective indorsement, or registered in the name of the Indenture Trustee, upon original issue or registration of transfer by the issuer of such certificated security;

(e)with respect to such of the Collateral as constitutes an uncertificated security, causing the issuer of such uncertificated security to register the Indenture Trustee as the registered owner of such uncertificated security;

(f)with respect to such of the Collateral as constitutes a security entitlement, causing the Securities Intermediary to indicate by book entry that the financial asset relating to such security entitlement has been credited to the Collection Account;

(g)with respect to such of the Collateral as constitutes a deposit account, causing such deposit account to be maintained in the name of the Indenture Trustee and causing the bank with which such deposit account is maintained to agree with the Indenture Trustee and the Issuer that (i) such bank will comply with instructions originated by the Indenture Trustee directing disposition of the funds in such deposit account without further consent of any other person or entity, (ii) such bank will not agree with any person or entity other than the Indenture Trustee to comply with instructions originated by any person or entity other than the Indenture Trustee, (iii) such deposit account and the property credited thereto will not be subject to any lien, security interest, encumbrance, or right of set-off in favor of such bank, other than those for ordinary fees and expenses and for reimbursement of returned items, (iv) such agreement will be governed by the laws of the State of New York, and (v) the State of New York will be the bank’s jurisdiction of such bank for purposes of Article 9 of the New York UCC;

(h)with respect to any other Collateral, causing to be filed with the Secretary of State of the State of Delaware a properly completed UCC financing statement that names the Issuer as debtor and the Indenture Trustee as secured party and that covers such Collateral; or

(i)in the case of each of paragraphs (a) through (h) above, such additional or alternative procedures as may hereafter become appropriate to grant a first priority perfected security interest in such items of the Collateral to the Indenture Trustee, consistent with applicable law or regulations.

In each case of Delivery pursuant to paragraphs (f) or (g), the Indenture Trustee is directed by the Issuer to enter into and execute all agreements necessary to accomplish Delivery.  The Indenture Trustee shall make appropriate notations on its records indicating that each item of the Collateral is held by the Indenture Trustee pursuant to and as provided in the Indenture.

Effective upon Delivery of any item of the Collateral, the Indenture Trustee shall be deemed to have acknowledged that it holds such item of the Collateral as Indenture Trustee for the benefit of the Noteholders. Any additional or alternative procedures for accomplishing “Delivery” for purposes of paragraph (i) of this definition shall be permitted only upon delivery to the Indenture Trustee of an Opinion of Counsel to the effect that such procedures are appropriate to grant a first priority perfected security interest in the applicable type of collateral to the Indenture Trustee.

“Depository” shall mean, with respect to any Note issuable or issued as a Global Note, an organization registered as a “clearing agency” pursuant to the Securities Exchange Act or other applicable statute or regulation.  The Initial Depository shall be DTC.

“Distribution Compliance Period” shall mean, with respect to each Term Note, the period commencing on the Conversion Date for such Term Note and ending on the fortieth (40th) day following such Conversion Date.

“Dollar,” “$” or “U.S. $” shall mean lawful money of the United States.

“DTC” shall mean The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Securities Exchange Act.

“DWAC” shall have the meaning specified in Section 3.09 of the Indenture.

“Eligibility Criteria” shall mean the criteria set forth on Appendix A of the Receivables Purchase Agreement.

“Eligibility Date” shall mean, with respect to any Receivable, each of (i) the date on which such Receivable was initially transferred to the Issuer and (ii) the Cutoff Date with respect to such Receivable.

“Eligible Deposit Account” shall mean either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account.

“Eligible Institution” shall mean a depository institution (which may be the Indenture Trustee or any Affiliate thereof) organized under the laws of the United States, any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank).  If so qualified, the Master Servicer may be considered an Eligible Institution for the purposes of this definition.

“Eligible Investments” shall mean negotiable instruments, investment property, or deposit accounts which evidence:

(a)direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

(b)demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies (including an affiliate of the Indenture Trustee) organized under the laws of the United States of America, any state thereof or the District of Columbia (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, that at the time of the investment or contractual commitment to invest therein, the short-term debt of such depository institution or trust company are rated by each of S&P and Moody’s in its highest rating category;

(c)commercial paper (having original or remaining maturities of no more than thirty (30) days), that shall be rated, at the time of the investment or contractual commitment to invest therein, by each of S&P and Moody’s in its highest rating category;

(d)demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC;

(e)bankers’ acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in clause (b) above; or

(f)time deposits (having maturities not later than the Reporting Date) other than as referred to in clause (b) above, with a Person the commercial paper of which shall be rated by each of S&P and Moody’s in its highest rating category.

“Eligible Receivable” shall mean a Receivable with respect to which the Eligibility Criteria are satisfied as of the applicable Eligibility Date; provided, however, that any Receivable which is an Excluded Receivable, or a Charged-Off Receivable shall cease to constitute an Eligible Receivable.

“Eligible Refinancing Receivable” shall mean a Receivable originated or acquired in connection with a Refinancing as to which the refinanced Serviced Receivable’s status was current with no amounts past due.

“ELS” shall mean Enova Lending Services, LLC, a Delaware limited liability company.

“Enova” shall mean Enova International, Inc., a Delaware corporation, together with its successors and permitted assigns.

“Enova Entities” shall mean each of Enova and each Subsidiary of Enova.

“Enova Finance 5” shall mean Enova Finance 5, LLC, a Delaware limited liability company.

“Enova Party” shall mean each of Enova, CNU, ELS, any Asset Servicer, Enova Finance 5, the Issuer and each Originator.

“Entity” shall mean any Person other than an individual or government (including any agency or political subdivision thereof).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974.

“Euroclear” shall mean Euroclear Bank S.A./N.V., as operator of the Euroclear System, and its successors and assigns in such capacity.

“Event of Default” shall have the meaning specified in Section 7.01 of the Indenture.

“Excess Concentration Limits” shall mean, as of the date indicated in such clause, the following limitations with respect to the Eligible Receivables on such date:

(a)with respect to Eligible Receivables that are Term Note A Collateral included in the Variable Funding Note Investment Pool, as of the date any such Eligible Receivables are transferred to the Issuer:

(1)the percentage of the Outstanding Principal Balance of such Eligible Receivables with an original principal balance of greater than $*** is less than or equal to ***%;

(2)the percentage of the Outstanding Principal Balance of such Eligible Receivables with an original term to maturity greater than *** months is less than or equal to ***%;

(3)the weighted average *** Score of the Eligible Receivables is not less than ***;

(4)the weighted average annual percentage rate for the Eligible Receivables is not less than ***%;

(b)with respect to Eligible Receivables that are Term Note B Collateral included in the Variable Funding Note Investment Pool, as of the date any such Eligible Receivables are transferred to the Issuer:

(1)the percentage of the Outstanding Principal Balance of such Eligible Receivables with an original principal balance of greater than $*** is less than or equal to ***%;

(2)the percentage of the Outstanding Principal Balance of such Eligible Receivables with an original term to maturity greater than *** months is less than or equal to ***%;

(3)the weighted average *** Score of the Eligible Receivables is not less than ***;

(4)the weighted average annual percentage rate for the Eligible Receivables is not less than ***%;

(c)with respect to Eligible Receivables that are included in any Investment Pool, as of the date any such Eligible Receivables are transferred to the Issuer the percentage of the Outstanding Principal Balance of Eligible Receivables with a *** Score of less than *** is less than ***%;

(d)with respect to Eligible Receivables in any Investment Pool, the percentage of the Outstanding Principal Balance of such Eligible Receivables that derive from a Contract that has been the subject of a Permitted Modification under Section 2.02(d)(v) and (vi) of the Servicing Agreement is less than or equal to ***%; and

(e)with respect to Eligible Receivables in any Investment Pool, the percentage of the Outstanding Principal Balance of such Eligible Receivables that originate from the largest State on a percentage basis is less than or equal to ***% and the Outstanding Principal Balance of such Eligible Receivables that originate from the second largest State on a percentage basis is less than or equal to ***%.

In the event that a Receivable that would otherwise be an Eligible Receivable exceeds an Excess Concentration Limit, it shall be deemed an Excluded Receivable and will no longer be an Eligible Receivable for purposes of inclusion in the Net Eligible Receivables Balance A or Net Eligible Receivables Balance B of the related Variable Funding Note Investment Pool (prior to conversion to a Term Note), and the Transferor shall be entitled to repurchase any such Excluded Receivable pursuant to Section 2.5(c) of the Sale Agreement.

“Excess Receivables” shall have the meaning set forth in Section 2.5(c) of the Sale Agreement.

“Excess Receivables Purchase Date” shall have the meaning set forth in Section 2.5(c) of the Sale Agreement.

“Excess Receivables Purchase Price” shall mean, with respect to any Excess Receivable and any date of determination, the sum of (a) an amount equal the Outstanding Receivable Principal Balance of such Excess Receivable, (b) all accrued and unpaid interest on the Outstanding Receivable Principal Balance of such Excess Receivable at the applicable Annual Percentage Rate related to such Excess Receivable through the date on which such Excess Receivable is purchased, and (c) all costs and expenses incurred by the Issuer and the Indenture Trustee in connection with the optional purchase of such Excess Receivable by the Transferor pursuant to Section 2.5(c) of the Sale Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Date” shall mean the last day of the Distribution Compliance Period.

“Excluded Receivable” shall mean a Receivable ineligible for inclusion as an Eligible Receivable because it exceeds an Excess Concentration Limit, and, if so designated, may be repurchased by the Transferor pursuant to Section 2.5(c) of the Sale Agreement.

“Excluded Taxes” shall have the meaning set forth in Section 2.07(a) of the Note Purchase Agreement.

“Executive Orders” shall mean any legally binding orders given by the President of the United States, acting as the head of the executive branch thereof, to any United States federal administrative agencies.

“Fair Valuation” shall mean in respect of any entity the value of the consolidated assets of such entity on the basis of the amount which may be realized by a willing seller within a reasonable time through collection or sale of such assets at market value on a going concern basis to an interested buyer who is willing to purchase under ordinary selling conditions in an arm’s-length transaction.

“FATCA” shall have the meaning specified in Section 4.04(k) of the Indenture.

“FATCA Administrator” shall have the meaning specified in Section 5(d) of the Issuer LLC Agreement.

“Federal Bankruptcy Code” shall mean Title 11 of the United States Code.

“Financial Trigger” shall mean an event arising upon the occurrence of either a Net Worth Trigger or a Liquidity Trigger.

“First Associates” shall mean First Associates Loan Servicing, LLC, a Delaware limited liability company.

“First Step Assignment” shall mean a First Step Assignment from Seller to the Purchaser with respect to the Receivables and Other Conveyed Property to be conveyed by Seller to the Purchaser on any Purchase Date, in substantially the form of Exhibit A to the Receivables Purchase Agreement.

***

“Funding Commitment” shall mean, as to each Variable Funding Note Noteholder, the obligation of such Variable Funding Note Noteholder to fund its ratable share of Advances, on the Closing Date and on each Advance Date, up to but not exceeding the amount set forth under such Variable Funding Note Noteholder’s name on its signature page to the Note Purchase Agreement, or the most recent Joinder Agreement executed after the Closing Date, as applicable.

“Funding Period Termination Date” shall mean the earlier to occur of (i) the Variable Funding Note Amortization Date, (ii) an Aggregate Cumulative Delinquency Trigger, (iii) a Regulatory Trigger Event, (iv) an Event of Default, (v) the date as of which ***% or more of the aggregate Outstanding Principal Balance of the Notes has been subject to a breach of an Investment Pool Collateral Performance Trigger, or (vi) a material adverse change in the financial condition or operations of Enova. No new Receivables will be funded after the Funding Period Termination Date.

“Funding Request” shall mean a request, in an amount that (i) is a multiple of $100,000, (ii) is not less than $1,000,000 and (iii) is not greater than the excess of the Maximum Principal Amount over the Outstanding Principal Amount of the Notes, for a Requested Advance delivered by the Issuer, or on behalf of the Issuer by the Master Servicer, to the Administrative Agent, with a copy to the Indenture Trustee, two (2) Business Days prior to the proposed Advance Date, substantially in the form of Exhibit A to the Note Purchase Agreement.

“GAAP” shall mean generally accepted accounting principles in effect in the United States of America (or, in the case of foreign Subsidiaries with significant operations outside the United States of America, in effect from time to time in their respective jurisdictions of organization or formation) applied on a consistent basis, subject, however, in the case of determination of compliance with the Net Worth Trigger, to the provisions of Part II of this Appendix A.

“Global Note” shall mean either (i) a Rule 144A Global Note or (ii) a Regulation S Global Note, issued pursuant to Section 3.04 of the Indenture.

“Governmental Actions” shall mean any and all consents, approvals, permits, orders, authorizations, waivers, exceptions, administrative actions, subpoenas, lawsuits, variances, civil investigative demands, investigations or inquiries by, exemptions or licenses of, or registrations, declarations or filings with, any Governmental Authority required under any Governmental Rules.

“Governmental Authority” shall mean any governmental department, commission, board, bureau, agency, court or other instrumentality of any nation, state, province, territory, commonwealth, municipality or other political subdivision thereof having jurisdiction over the Person in question.

“Governmental Rules” shall mean any and all laws, statutes, codes, rules, regulations, guidelines, advisories, ordinances, orders, opinions, writs, decrees and injunctions of any Governmental Authority and any and all legally binding conditions, standards, prohibitions, requirements and judgments of any Governmental Authority.

“Holder” shall mean a Noteholder or Note Owner.

“Increased Costs Amount” shall mean, for each Interest Period, an amount equal to the sum of (a) the aggregate amount payable to a Variable Funding Note Noteholder pursuant to Sections 2.06 and 2.07 of the Note Purchase Agreement in respect of such Interest Period and (b) the aggregate of such amounts owing to such Variable Funding Note Noteholder with respect to prior Interest Periods which remain unpaid.

“Indebtedness” shall mean, as applied to any Person, without duplication, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (i) due more than six (6) months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar instrument, (e) all indebtedness secured by any lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, (f) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, (g) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (h) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof, (i) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (A) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (B) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (A) or (B) of this clause (i), the primary purpose or intent thereof is as described in clause (h) above, and (j) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, whether entered into for hedging or speculative purposes.

“Indemnified Party” (a) with respect to the Servicing Agreement, shall have the meaning set forth in Section 7.01(b) of the Servicing Agreement, and (b) with respect to the Note Purchase Agreement, shall have the meaning set forth in Section 7.01(a) of the Note Purchase Agreement.

“Indenture” shall mean the Indenture, dated as of January 15, 2016, between the Issuer and the Indenture Trustee.

“Indenture Trustee” shall mean the Person named as the Indenture Trustee in the first paragraph of the Indenture, acting not in its individual capacity but solely as Indenture Trustee, until a successor Indenture Trustee is appointed pursuant to the applicable provisions of the Indenture, and thereafter “Indenture Trustee” shall mean and includes each Person who is then an Indenture Trustee thereunder.  The initial Indenture Trustee shall be Bankers Trust.

“Indenture Trustee Authorized Officer” shall mean, when used with respect to the Indenture Trustee, any vice president, any assistant vice president or trust officer, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also shall mean, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Indenture Trustee Fee” shall mean such amount per annum as set forth in a fee letter between the Indenture Trustee and Enova, plus all indemnification amounts payable pursuant to the terms of the Indenture, and all other reasonable fees and expenses incurred by the Indenture Trustee in connection with the Transaction Documents (including any expenses or indemnification amounts payable by the Indenture Trustee pursuant to the terms of the Blocked Account Control Agreement).

“Independent Accountants” shall mean any nationally recognized firm of independent certified public accountants registered with the Public Company Accounting Oversight Board and otherwise acceptable to the Indenture Trustee.

“Ineligible Receivable” shall mean as of any date of determination, a Receivable that would not be an Eligible Receivable if such date was the Eligibility Date.

“Ineligible Receivables Release Price” shall mean, with respect to the Ineligible Receivables to be repurchased on a Receivables Repurchase Date, the aggregate amount of the Receivable Repurchase Prices related to such Ineligible Receivables.

“Initial Noteholders” shall mean Jefferies, *** and ***, collectively in their roles as the Initial Term Note Noteholders and as the Variable Funding Note Noteholders.

“Initial Payment Date” shall mean (a) with respect to the Initial Term Note, February 16, 2016, (b) with respect to the Variable Funding Note, March 15, 2016 and (b) with respect to any Term Note A or Term Note B, the date specified in the related Notice of Conversion, which for the avoidance of doubt, shall be determined as follows: (x) with respect to such Initial Payment Date when the Conversion Date is the last day of the calendar month in which such Investment Pool was created, the fifteenth (15th) day of the calendar month succeeding the calendar month that immediately follows the calendar month in which such Conversion Date occurs, and (y) with respect to such Initial Payment Date when the Conversion Date is the first Business Day of the calendar month immediately following the calendar month in which such Investment Pool was created, the fifteenth (15th) day of the calendar month immediately following the calendar month in which such Conversion Date occurs.

“Initial Principal Amount” shall mean, with respect to any Note, the initial principal amount stated on the face of such Note.

“Initial Term Note” shall mean, the Term Note issued on the Closing Date with an initial Outstanding Principal Amount of $107,361,000.

“Initial Term Note Advance Rate” shall mean 80%.

“Initial Term Note Amortization Date” shall mean the earlier to occur of (a) the Payment Date that is thirty six calendar months after the Closing Date (January 15, 2019) and (b) the date on which an Event of Default occurs.

“Initial Term Note Investment Pool” shall mean the separate pool of Receivables allocated to the Initial Term Note, as provided in Section 2.10(d) of the Note Purchase Agreement.

“Initial Term Note LTV Percentage” shall mean (i) with respect to any Payment Date on or prior to the first Payment Date on which the LTV of the Initial Term Note has been reduced to ***%, ***% and (ii) with respect to any Payment Date following the first Payment Date on which the LTV of the Initial Term Note has been reduced to ***%, the lesser of (x) the LTV of the Initial Term Note on the immediately preceding Payment Date and (y) ***%.

“Initial Term Note Maturity Date” shall mean with respect to the Initial Term Note the Payment Date that is forty eight calendar months after the Closing Date (January 15, 2020).

“Initial Term Note Noteholders” shall mean Jefferies, *** and ***, collectively in their capacities as the Holders of the Initial Term Note under the Note Purchase Agreement.

“Initial Term Note Optional Redemption Premium Rate” shall mean a percentage equal to the product of (i) ***% and (ii) a fraction, the numerator of which is equal to the excess of (a) *** over (b) the number of Payment Dates from the Conversion Date related to such Term Note to and including the Optional Redemption Date, and the denominator of which is equal to ***.

“Initial Term Note Purchase Price” shall have the meaning set forth in Section 2.10 of the Note Purchase Agreement.

“Insolvency Event” shall mean, with respect to a specified Person, (a) the institution of a proceeding or the filing of a petition against such Person seeking the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case or proceeding under any Debtor

Relief Laws seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such proceeding or petition, decree or order shall remain unstayed or undismissed for a period of thirty (30) consecutive days or an order or decree for the requested relief is earlier entered or issued, or (b) the commencement by such Person of a voluntary case or proceeding under any applicable Debtor Relief Laws or the consent by such Person to the entry of an order for relief in an involuntary case or proceeding under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Inspection” shall have the meaning specified in Section 3.04(c) of the Servicing Agreement.

“Institutional Accredited Investor” shall mean an accredited investor as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) of Regulation D under the Securities Act and any entity in which all of the equity owners come within such paragraphs.

“Intercreditor Agent” shall mean Bankers Trust, in its capacity as the Agent under and pursuant to the terms of the Intercreditor Agreement.

“Intercreditor Agreement” shall mean the Intercreditor Agreement re Collection Receipt Accounts, dated as of January 15, 2016, by and among Enova, the Master Servicer, Enova Finance 5, the Issuer, the Account Holder, the Indenture Trustee and the Intercreditor Agent, and such other Persons as may become parties thereto by executing an Accession Agreement.

“Interest Period” shall mean, (a) with respect to each Term Note and any Payment Date, the period from and including the Payment Date immediately preceding such Payment Date (or in the case of the Initial Payment Date for the Initial Term Note, from and including the Closing Date and in the case of the Initial Payment Date for a Term Note A or Term Note B from and including the applicable Conversion Date) to but excluding such Payment Date, and (b) with respect to a Variable Funding Note and any Payment Date, the period from and including the first day of the calendar month (or in the case of the Initial Payment Date from and including the Closing Date) in which the Variable Funding Note Investment Pool for such Variable Funding Note was created, to but excluding the related Conversion Date immediately preceding such Payment Date.

“Internal Revenue Code” or “Code” shall mean the Internal Revenue Code of 1986.

“Interpretation” as used in Section 2.06 of the Note Purchase Agreement shall mean, with respect to any law or regulation, the interpretation or application of such law or regulation by any Governmental Authority (including any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government), central bank, accounting standards board, financial services industry advisory body or any comparable entity.

“Investment Company Act” shall mean the Investment Company Act of 1940.

“Investment Pool” shall mean a Variable Funding Note Investment Pool or a Term Note Investment Pool, as applicable.

“Investment Pool Advance Amount” shall mean the aggregate amount of outstanding Advances related to the applicable Investment Pool.

“Investment Pool Collateral Performance Triggers” shall mean the Investment Pool Cumulative Net Loss Trigger and the Investment Pool Cumulative Delinquency Trigger.

“Investment Pool Cumulative Delinquency Ratio” shall mean, as of any date of determination with respect to an Investment Pool, the percentage equivalent of a fraction, the numerator of which is equal to (i) the aggregate Outstanding Receivable Principal Balance of all Delinquent Receivables in the related Investment Pool (for the avoidance of doubt, in determining the aggregate Outstanding Receivable Principal Balance of all Delinquent Receivables, this shall include the aggregate Outstanding Receivable Principal Balance of any and all Delinquent Receivables repurchased by the Transferor at its option pursuant to Section 2.5 of the Sale Agreement), and the denominator of which is equal to (ii) the aggregate Outstanding Receivable Principal Balance of all Eligible Receivables sold to the Issuer and included in the related Investment Pool through such date.

“Investment Pool Cumulative Delinquency Trigger” shall occur with respect to a Collection Period in the event that the Investment Pool Cumulative Delinquency Ratio on the last day of a Collection Period (i) for the Initial Term Note Collateral Investment Pool is greater than ***%, (ii) for a Term Note A Collateral Investment Pool is greater than ***% and (iii) for a Term Note B Collateral Investment Pool is greater than ***%.

“Investment Pool Cumulative Net Loss Ratio” shall mean, as of any date of determination and with respect to an Investment Pool, the percentage equivalent of a fraction, the numerator of which is equal to (i) the Cumulative Net Losses for the related Investment Pool and the denominator of which is equal to (ii) the sum of the Original Receivable Principal Balance of all Receivables sold to the Issuer and included in the related Investment Pool through such date.

“Investment Pool Cumulative Net Loss Trigger” shall occur with respect to a Collection Period and an Investment Pool in the event that the Investment Pool Cumulative Net Loss Ratio for such Investment Pool on the last day of the Collection Period set forth below is greater than the corresponding Trigger Level set forth below:

Elapsed Months Since Creation of Investment Pool	Trigger Level for Initial Term Note Investment Pool Cumulative Net Loss Ratio	Trigger Level for Term Note A Investment Pool Cumulative Net Loss Ratio	Trigger Level for Term Note B Investment Pool Cumulative Net Loss Ratio

1	***%	***%	***%
2	***%	***%	***%
3	***%	***%	***%
4	***%	***%	***%
5	***%	***%	***%
6	***%	***%	***%
7	***%	***%	***%
8	***%	***%	***%
9	***%	***%	***%
10	***%	***%	***%
11	***%	***%	***%
12	***%	***%	***%
13	***%	***%	***%
14	***%	***%	***%
15	***%	***%	***%
16	***%	***%	***%
17	***%	***%	***%
18	***%	***%	***%
19	***%	***%	***%
20	***%	***%	***%
21	***%	***%	***%
22	***%	***%	***%
23	***%	***%	***%
24	***%	***%	***%

25	***%	***%	***%
26	***%	***%	***%
27	***%	***%	***%
28	***%	***%	***%
29	***%	***%	***%
30	***%	***%	***%
31	***%	***%	***%
32	***%	***%	***%
33	***%	***%	***%
34	***%	***%	***%
35	***%	***%	***%
36	***%	***%	***%
37	***%	***%	***%
38	***%	***%	***%
39	***%	***%	***%
40	***%	***%	***%
41	***%	***%	***%
42	***%	***%	***%
43	***%	***%	***%
44	***%	***%	***%
45	***%	***%	***%

“Issuer” shall mean EFR 2016-1, LLC, a Delaware limited liability company.

“Issuer Certificate” shall mean a certificate (including an Officer’s Certificate) signed by the Issuer, delivered to the Indenture Trustee relating to, among other things, the issuance of a Note.  Wherever the Indenture requires that an Issuer Certificate be signed also by an accountant or other expert, such accountant or other expert (except as otherwise expressly provided in the Indenture) may be an employee of the Transferor.

“Issuer Estate” shall mean all right, title and interest of the Issuer in, under and to the Sales Agreement, the property and rights assigned to the Issuer pursuant to Article II of the Sale Agreement, all funds on deposit from time to time in the Collection Account and all other property of the Issuer from time to time, including any rights of the Issuer pursuant to the Sale Agreement and the Servicing Agreement.

“Issuer LLC Agreement” shall mean the limited liability company agreement of EFR 2016-1, LLC, dated as of December 18, 2015, as amended by Amendment No. 1 thereto, dated as of January 6, 2016, and amended and restated as of January 15, 2016 by Enova Finance 5 and Bernard J. Angelo, as further amended, restated, supplemented or otherwise modified from time to time.

“Issuer Tax Opinion” shall mean, with respect to any action, an Opinion of Counsel to the effect that, for United States federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of any Outstanding Note that was characterized as debt at the time of its issuance, (b) such action will not cause the Issuer to be treated as an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any Holder of any such Note.

“Jefferies” shall mean Jefferies Funding LLC.

“Joinder Agreement” shall mean any Joinder Agreement, in substantially the form of Exhibit C to the Servicing Agreement or Exhibit B to the Note Purchase Agreement, as applicable.

“LIBOR Business Day” shall mean any day other than a Saturday, Sunday or any other day on which banks in London are required or authorized to be closed.

“LIBOR Determination Date” shall mean January 13, 2016 for the period from and including the Closing Date to but excluding the Record Date, and for every other Interest Period, the second LIBOR Business Day prior to the commencement of such Interest Period.

“Lien” shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment or other arrangement having the practical effect of any of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

“Liquidity” shall mean, as of any date of determination, an amount equal to the sum of (i) all unrestricted cash on hand, plus (ii) all Cash Equivalents.

“Liquidity Trigger” shall occur if the Liquidity of Enova is less than $***.

“Losses” shall have the meaning set forth in Section 7.01(a) of the Note Purchase Agreement.

“LTV” shall mean, as of a Payment Date and with respect to any Term Note, the ratio of the aggregate Outstanding Principal Amount of such Term Note on such Payment Date (after giving effect to the distribution of Term Note Monthly Principal to be made to such Term Note pursuant to Section 5.04(f) of the Indenture) to the Outstanding Receivable Principal Balance of the Eligible Receivables (which for the avoidance of any doubt shall not include any Ineligible Receivable or Excluded Receivable, nor any Receivable which is sixty (60) or more days past due) in the related Investment Pool as of the end of the related Collection Period.

“LTV Event” shall mean for any Term Note, as of any date of determination after a Term Notes respective Conversion Date (or the Closing Date in case of the Initial Term Note), that the LTV for such Term Note is higher than the LTV as of the preceding Payment Date.

“Majority Holders” shall mean the Holders holding in the aggregate more than 66 2/3% of the Outstanding Principal Amount of all Outstanding Notes; provided, that solely for purposes of this definition, the Outstanding Principal Amount of any Notes as to which a Defaulting Variable Funding Note Noteholder is the Holder shall be disregarded (and subtracted from the Outstanding Principal Amount of all Notes) until such time as the relevant Variable Funding Note Noteholder no longer constitutes a Defaulting Variable Funding Note Noteholder.

“Master Servicer” shall mean, at any time, the Person then appointed pursuant to Section 3.01 of the Servicing Agreement, together with its successors and permitted assigns in such capacity.  The initial Master Servicer shall be ELS.

“Master Servicer Default” shall have the meaning set forth in Section 8.01 of the Servicing Agreement.

“Master Servicer Termination Date” shall have the meaning set forth in Section 3.01 of the Servicing Agreement.

“Master Servicer Termination Notice Date” shall have the meaning set forth in Section 8.03(b) of the Servicing Agreement.

“Material Adverse Effect” shall mean, a material adverse effect on (a) the business, operations, assets, condition (financial or otherwise) or liabilities of a specified Person, (b) the ability or prospects of a specified Person to fully and timely perform its obligations under the Transaction Documents, (c) the legality, validity, binding effect, or enforceability against a specified Person of any Transaction Document to which it is a party, or (d) the rights, remedies and benefits, taken as a whole, available to, or conferred upon, any Noteholder, the Issuer or the Indenture Trustee under any Transaction Document.

“Maturity Date” shall mean the earlier of (i) Term Note Maturity Date of the last Term Note and (ii) the Payment Date occurring in October 2020.

“Maximum Advance Amount” shall mean, as of any date of determination prior to the Funding Period Termination Date the least of (a) an amount equal to the Maximum Principal Amount, minus the sum of (x) the aggregate Outstanding Principal Amount of all Outstanding Term Notes and (y) the Variable Funding Note Stated Principal Amount, (b) $20,000,000, and (c) (A) to the extent relating to Term Note A Collateral, then the Variable

Funding Note Borrowing Base A and (B) to the extent relating to Term Note B Collateral, then the Variable Funding Note Borrowing Base B, and thereafter, zero.

“Maximum Principal Amount” shall mean $175,000,000.

“Monthly Servicing Report” shall mean a report in substantially the form of Exhibit B to the Servicing Agreement, or otherwise in a form reasonably acceptable to the Administrative Agent, the Issuer, the Transferor and the Master Servicer and including each of the items set forth in Section 3.03(a) of the Servicing Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc., and any successor thereto.

“Net Eligible Receivables Balance A” shall mean, as of any date of determination with respect to the Variable Funding Note Investment Pool, an amount equal to the aggregate Outstanding Receivable Principal Balance of Eligible Receivables in such Variable Funding Note Investment Pool that constitute Term Note A Collateral (as of the Eligibility Date for each such Eligible Receivable) after giving effect to the Outstanding Receivable Principal Balance of Eligible Receivables to be transferred to the Issuer on the related Advance Date that are Term Note A Collateral.

“Net Eligible Receivables Balance B” shall mean, as of any date of determination with respect to the Variable Funding Note Investment Pool, an amount equal to the aggregate Outstanding Receivable Principal Balance of Eligible Receivables in such Variable Funding Note Investment Pool that constitute Term Note B Collateral (as of the Eligibility Date for each such Eligible Receivable) after giving effect to the Outstanding Receivable Principal Balance of Eligible Receivables to be transferred to the Issuer on the related Advance Date that are Term Note B Collateral.

“Net Equity Proceeds” shall mean, with respect to the issuance or sale of any Capital Stock of any Person, the cash proceeds received by such Person in connection with such transaction after deducting therefrom the aggregate, without duplication, of the following amounts to the extent properly attributable to such transaction: reasonable legal fees, accounting fees, underwriting fees, investment banking fees and other reasonable and customary fees and expenses, in each case, to the extent paid, payable or reimbursed by such Person.

“Net Income” shall mean, with respect to any period, the net income or loss of Enova and its Consolidated Subsidiaries for such period, determined in accordance with GAAP; provided that there shall be excluded from such calculation the income or loss of any Person (other than a Subsidiary) of which the Enova or any Subsidiary owns Capital Stock, except to the extent of the amount of dividends or other distributions actually paid to Enova or any of the Subsidiaries during such period.

“Net Insurance Proceeds” shall mean, with respect to a claim related to the Transaction Documents, an amount equal to: (a) any cash payments or proceeds received by the Issuer, an Asset Servicer or the Master Servicer in respect of any covered loss under any policy of insurance required under the Transaction Documents; provided, however, that any cash payments or proceeds in respect of any covered loss under the employee fidelity insurance policy required under the Transaction Documents included under this clause (a) shall not exceed $2,500,000 in the aggregate, minus (b) any actual and reasonable costs incurred or to be incurred by the Issuer, an Asset Servicer or the Master Servicer in connection with the adjustment or settlement of any claims of the Issuer, an Asset Servicer or the Master Servicer in respect thereof, minus (c) any actual and reasonable costs of repairing or replacing the subject of such covered loss.

“Net Liquidation Proceeds” shall mean, with respect to an Investment Pool, the aggregate amount of recoveries on (or proceeds from sales of) Charged-Off Receivables, net of any reasonable collection agency fees, legal fees, sales commissions and other reasonable costs related to the collection of recoveries.

“Net Worth” shall mean, as of any date, the total shareholder’s equity (including Capital Stock (including preferred stock), additional paid-in capital, and retained earnings after deducting treasury stock) which would appear on a balance sheet of Enova and its Subsidiaries on a consolidated basis prepared as of such date in accordance with GAAP, but excluding all other comprehensive income or losses resulting from foreign currency translation adjustments or derivative value fluctuation.

The “Net Worth Trigger” will occur if Enova permits Net Worth to be less than the sum of (i) $***, plus (ii) ***% of Net Income (with no deduction for net losses during any quarterly period) earned in each fiscal quarter of Enova ending on or after December 31, 2015, plus (iii) ***% of the Net Equity Proceeds received by Enova and its Subsidiaries from the issuance and sale of Capital Stock of Enova or any of its Subsidiaries (other than an issuance to Enova or its wholly-owned Subsidiaries), including any conversion of debt securities of Enova into such Capital Stock after December 31, 2015 to the extent of any increase in Net Worth resulting therefrom.

“Non-U.S. Certificate” shall have the meaning specified in Section 3.08(b) of the Indenture.

“Note” or “Notes” shall mean any note or notes authenticated and delivered from time to time under the Indenture, and (a) with respect to any Term Note, such Term Note shall be substantially in the form of Exhibit B to the Indenture, and (b) with respect to the Variable Funding Note, such Variable Funding Note shall be substantially in the form of Exhibit A to the Indenture.

“Note Interest” shall mean a beneficial interest in a Note.

“Note Interest Rate” shall mean, for any Interest Period, a per annum rate equal to One-Month LIBOR plus 7.75%; provided, however, that upon the occurrence and during the continuation of an Event of Default, the Note Interest Rate shall be increased by 2.50%.

“Note Owner” shall mean the beneficial owner of an interest in a Global Note.

“Note Purchase Agreement” shall mean the Note Purchase Agreement, dated as of January 15, 2016, by and among the Issuer, the Master Servicer, the Administrative Agent, the

Initial Noteholders and the other Variable Funding Note Noteholders from time to time party thereto.

“Note Register” shall have the meaning specified in Section 4.04(a) of the Indenture.

“Note Registrar” shall mean the Person who keeps the Note Register specified in Section 4.04(a) of the Indenture. The initial Note Registrar shall be Bankers Trust.

“Noteholder” or “Noteholders” shall mean a Variable Funding Note Noteholder or a Term Noteholder, as applicable, in whose name such Note is registered in the Note Register.

“Noteholder Monthly Interest” shall mean Variable Funding Note Monthly Interest or Term Note Monthly Interest, as applicable.

“Notice of Conversion” shall mean each notice, substantially in the form of Exhibit C to the Indenture, delivered from the Issuer to the Indenture Trustee on each Conversion Date.

“Obligor” shall mean, with respect to each Receivable, the borrower under the related Contract or any other Person who owes or may be liable (whether primarily or secondarily) for payments under such Receivable.

“Obligor Due Date” shall mean, with respect to a Receivable, each date in a calendar month on which an installment payment is due from the Obligor.  By way of example, if an Obligor’s installment payment is due on the 14th day of each month, then the 14th is the Obligor Due Date; if an installment payment is due on each of the 14th and the 28th of each month, then each of the 14th and 28th is an Obligor Due Date.

“OFAC” shall have the meaning set forth in Section 6.01(l) of the Servicing Agreement.

“Officer’s Certificate” shall mean a certificate on behalf of any Person that is signed by any Authorized Officer or vice president or more senior officer of such Person and which states that the certifications set forth in such certificate are based upon the results of a due inquiry into the matters in question conducted by or under the supervision of the signing officer and that the facts stated in such certifications are true and correct to the best of the signing officer’s knowledge.

“One-Month LIBOR” shall mean, for any Interest Period, a per annum interest rate determined by the Indenture Trustee for such Interest Period in accordance with Section 5.05 of the Indenture; provided, however, that One-Month LIBOR for any Interest Period will not be less than 1.00%.

“Opinion of Counsel” shall mean a written opinion of counsel, who may be an employee of or counsel to the Transferor or the Master Servicer. As to any factual matters relevant to such opinion, such counsel shall be permitted to rely upon an Officer’s Certificate to establish such factual matters, unless such counsel knew or in the exercise of reasonable care should have known, any of such factual matters are erroneous.

“Optional Redemption Amount” shall mean, with respect to a redemption of the Notes pursuant to Section 12.01 of the Indenture on a Payment Date, an amount equal to (i) with respect to a redemption pursuant to Section 12.01(b) of the Indenture, the sum of (A) the aggregate Outstanding Principal Amount of the Notes, (B) all accrued and unpaid interest on the Notes owing on such Payment Date, (C) all accrued and unpaid fees, expenses, indemnity amounts and other amounts owing under the Indenture, and (D) the Optional Redemption Premium, if any, or (ii) with respect to a redemption pursuant to Sections 12.01(c) or (d) of the Indenture, the applicable amount specified in such section.

“Optional Redemption Date” shall mean the date on which the Issuer remits to the Collection Account the Optional Redemption Amount pursuant to Section 12.01 of the Indenture.

“Optional Redemption Premium” shall mean, with respect to a redemption of the Notes on a Payment Date pursuant to Section 12.01(b) of the Indenture, an amount equal to the product of (i) the Outstanding Principal Amount of the Notes immediately prior to such Payment Date and (ii) the applicable Optional Redemption Premium Rate.

“Optional Redemption Premium Rate” shall mean, as applicable, the Initial Term Note Optional Premium Rate, Term Note A Optional Premium Rate or Term Note B Optional Premium Rate..

“Original Receivable Principal Balance” shall mean, with respect to a Receivable, as of the date such Receivable is sold to the Issuer, the outstanding principal balance owed by the Obligor on such Receivable.

“Originator” shall mean each of the Persons executing the Transfer Agreement in the capacity of an Originator on the signature pages thereto and each Person that executes a joinder supplement to become an Originator, together in each case with its successors and permitted assigns in such capacity.

“Other Conveyed Property” shall mean (a) with respect to the Seller all property conveyed by the Seller to the Purchaser pursuant to Sections 2.1(a)(ii) through (iv) of the Receivables Purchase Agreement and each related First Step Assignment, (b) with respect to the Transferor, all property conveyed by the Transferor to the Issuer pursuant to Sections 2.1(a)(ii) through (iv) of the Sale Agreement and each related Second Step Assignment and (c) with respect to a Bank Originator all property conveyed by a Bank Originator to the Seller or any Originator of a type described in Sections 2.1(a)(ii) through (iv) of the Receivables Purchase Agreement.

“Other Taxes” shall mean any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment or deposit required to be made under the Note Purchase Agreement or the Indenture or from the execution, delivery or registration of, or otherwise with respect to, any of the foregoing.

“Outstanding,” shall mean, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture, except:

(a)any Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to Section 4.08 of the Indenture, or canceled by the Issuer and delivered to the Indenture Trustee pursuant to Section 4.08 of the Indenture;

(b)any Notes for whose full payment (including principal and interest) or redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes; provided, that if such Notes are to be redeemed, notice of such redemption has been duly given if required pursuant to the Indenture, or provision therefor satisfactory to the Indenture Trustee has been made;

(c)any Notes which are canceled pursuant to Section 6.03 of the Indenture; and

(d)any Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture, or which will have been paid pursuant to the terms of Section 4.05 of the Indenture (except with respect to any such Note as to which proof satisfactory to the Indenture Trustee is presented that such Note is held by a person in whose hands such Note is a legal, valid and binding obligation of the Issuer).

For purposes of determining the amounts of deposits, allocations, reallocations or payments to be made, unless the context clearly requires otherwise, references to “Notes” will be deemed to be references to “Outstanding Notes.”  In determining whether the Holders of the requisite principal amount of such Outstanding Notes have taken any Action, Notes beneficially owned by the Issuer or any Affiliate of the Issuer will be disregarded and deemed not to be Outstanding.  In determining whether the Indenture Trustee will be protected in relying upon any such Action, only Notes which an Indenture Trustee Authorized Officer knows to be owned by the Issuer or any Affiliate of the Issuer will be so disregarded.  Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee creates to the satisfaction of the Indenture Trustee the pledgee’s right to act as owner with respect to such Notes and that the pledgee is not the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or such other obligor.

“Outstanding Principal Amount” shall mean at any time with respect to any Note, the aggregate principal amount of such Note Outstanding on such date.

“Outstanding Receivable Principal Balance” shall mean, with respect to a single Receivable, the outstanding amount of principal owed by the Obligor or Bank Originator (with respect to participation interests in Bank Originated Receivables sold by a Bank Originator), as applicable, on such Receivable on such date, and with respect to an Investment Pool, the aggregate amount of principal owed by each Obligor on each Receivable attributable to such Investment Pool on such date.

“Ownership Share” shall have the meaning set forth in Section 2.09(b) of the Note Purchase Agreement.

“Participant Register” shall have the meaning set forth pursuant to Section 8.03(c) of the Note Purchase Agreement.

“Paying Agent” shall mean any Person authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer as provided in the Indenture.  The initial Paying Agent shall be Bankers Trust.

“Payment Date” shall mean the 15th day of each calendar month, or, if any such 15th day is not a Business Day, the next succeeding Business Day, commencing with respect to each Note on such Note’s respective Initial Payment Date.

“Payment Deferral” shall mean, with respect to a Serviced Receivable and a related Obligor, the deferral of a scheduled installment payment from such Obligor’s next Obligor Due Date to a new Obligor Due Date, following the Obligor Due Date that theretofore had been the final scheduled maturity date of such Serviced Receivable.  The period between the original final scheduled maturity date and such new Obligor Due Date shall be no longer than ninety-five (95) calendar days.

“Payment Plan Receivable” shall have the meaning set forth in Section 2.02(d) of the Servicing Agreement.

“Performance Trigger” shall mean an event arising upon the occurrence of any Investment Pool Collateral Performance Trigger or any Aggregate Cumulative Delinquency Trigger.

“Permanent Regulation S Global Note” shall mean a Note issued in global form, which bears a legend generally to the effect that sales of such Note or interests therein may be made only to Institutional Accredited Investors or QIBs in global form in an “offshore transaction” (within the meaning of Regulation S under the Securities Act), substantially in the form of Exhibit H to the Indenture.

“Permitted Liens” shall mean liens imposed by law for taxes, assessments or other governmental charges.

“Permitted Modification” shall have the meaning set forth in Section 2.02(d) of the Servicing Agreement.

“Person” shall mean any person or entity, including any individual, corporation, limited liability company, partnership (general or limited), joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of any nature, whether or not a legal entity.

“Place of Payment” shall mean, with respect to any Note issued under the Indenture, the city or political subdivision so designated with respect to such Note in accordance with the provisions of the Indenture.

“Predecessor Notes” of any particular Note shall mean every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 4.05 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note will be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Privacy Laws” shall have the meaning set forth in Section 11.12(b) of the Servicing Agreement.

“Protected Party” shall have the meaning set forth in Section 11.12(a) of the Servicing Agreement.

“protected purchaser” shall have the meaning set forth in Section 8-303 of the applicable UCC, and provided that the requirements of Section 8-405 of the applicable UCC are met.

“Public Company Accounting Oversight Board” shall mean the nonprofit corporation established by Congress through the Sarbanes-Oxley Act of 2002 to oversee the audits of public companies in order to, amongst other things, protect the interest of investors.

“Purchase Date” shall mean each Business Day on which the Purchaser or the Issuer, as applicable, acquires Receivables from the Seller or the Transferor, as applicable, pursuant to the terms of the Receivables Purchase Agreement or the Sale Agreement, as applicable.

“Purchase Price” shall mean, with respect to each Receivable and related Other Conveyed Property transferred to the Purchaser by the Seller pursuant to the Receivables Purchase Agreement on any Purchase Date, an amount equal to the Outstanding Receivable Principal Balance of such Receivable as of such Purchase Date.

“Purchaser” shall mean the Transferor, in its capacity as the purchaser under the Receivables Purchase Agreement, together with its successors and permitted assigns in such capacity.

“OIB” shall have the meaning specified in Section 4.04(b) of the Indenture.

“Ratable Portion” shall have the meaning set forth in Section 2.04(d) of the Note Purchase Agreement.

“Receivable” shall mean a consumer loan represented by a Contract, and all rights and obligations thereunder, including the obligation of an Obligor to make payments thereunder, originated or acquired by the Seller or a Bank Originator and subsequently sold by the Seller to the Purchaser, pursuant to the terms of the Receivables Purchase Agreement.  For the avoidance of doubt, each “Serviced Receivable” constitutes a “Receivable.”

“Receivable File” shall mean, with respect to each Receivable, the file to be (a) delivered to the Master Servicer pursuant to the Receivables Purchase Agreement, containing the following documents: (i) the original, fully executed copy of the related Contract (which shall include the truth-in-lending disclosure), which shall on the related Purchase Date be payable to the Seller, (ii) original, fully executed copies of any non-negotiable promissory note and any guaranty related to such Receivable, if applicable, (iii) original, fully executed copies of any modifications, amendments, supplements or addendums to the original Contract and all other agreements and documents-related to such Contract, and (iv) such other documents as the Purchaser, Issuer or Indenture Trustee may reasonably require from time to time, and (b) maintained by the Custodian pursuant to Article IX of the Servicing Agreement.

“Receivable Modification” shall have the meaning set forth in Section 2.02(d) of the Servicing Agreement.

“Receivables Purchase Agreement” shall mean that certain receivables purchase agreement dated as of January 15, 2016, by and between the Seller and the Purchaser.

“Receivables Repurchase Date” shall mean the day that an optional receivables repurchase pursuant to Section 2.5(b) of the Sale Agreement occurs.

“Receivable Repurchase Price” shall mean, with respect to any Receivable and any date of determination, an amount equal to the sum of (a) the Outstanding Receivable Principal Balance of such Receivable, plus (b) all accrued and unpaid interest on the Outstanding Receivable Principal Balance of such Receivable at the applicable Annual Percentage Rate related to such Receivable through the date on which such Receivable is repurchased.

“Recipient” shall have the meaning set forth in Section 2.07(a) of the Note Purchase Agreement.

“Record Date” shall mean, for the interest or principal payable on any Note on any applicable Payment Date, the last day of the calendar month immediately preceding such Payment Date.

“Reference Banks” shall mean four (4) major banks in the London interbank market selected by the Master Servicer.

“Refinancing” shall mean, those occurrences when an Originator enters into (or acquires) a new consumer loan arrangement with an Obligor, whereby the new loan arrangement, and the Eligible Receivables related thereto, derived from such Obligor extinguished a previously existing Serviced Receivable.

“Registered Note” shall mean a Note issued in registered form.

“Registered Noteholder” shall mean a Holder of a Registered Note.

“Regulation S Certificate” shall have the meaning specified in Section 4.06(d) of the Indenture.

“Regulation S Global Note” shall mean either a Temporary Regulation S Global Note or the Permanent Regulation S Global Note.

“Regulatory Trigger Event” shall be deemed to have occurred if, (i) commencement by any governmental authority of any inquiry or investigation (which for the avoidance of doubt excludes any routine inquiry or investigation) through the issuance of subpoena, civil investigative demand, or other administrative or judicial method of discovery, legal action or proceeding, against any Enova Entity challenging such person’s authority to originate, hold, own, service, pledge or enforce any Receivables with respect to the residents of any jurisdiction, or otherwise alleging any noncompliance with or violation of any Governmental Rule or Governmental Rules by any Enova Entity with such jurisdiction’s applicable laws related to originating, holding, pledging, servicing or enforcing such Receivable or otherwise related to such Receivables, which inquiry, investigation, legal action or proceeding either (a) is not released or terminated in a manner acceptable to the Majority Holders in their reasonable discretion within one hundred eighty (180) calendar days of commencement thereof, and would reasonably be expected to have a Material Adverse Effect, as determined by the Majority Holders in their reasonable discretion, or (b) results in the issuance or entering of any stay, order, judgment, cease and desist order, injunction, temporary restraining order, or other judicial or non-judicial sanction, order or ruling against any Enova Entity related in any way to the originating, holding, pledging, servicing or enforcing of any Receivable or rendering the Receivables Purchase Agreement unenforceable in such respective jurisdiction, the effect of which would reasonably be expected to have a Material Adverse Effect, as determined by the Majority Holders in their reasonable discretion; provided that, in each case, upon the favorable resolution (whether by judgment, withdrawal of such action or proceeding or settlement of such action or proceeding) of such inquiry, investigation, action or proceeding as determined by the Majority Holders in their reasonable discretion and confirmed by notice from the Majority Holders, such Regulatory Trigger Event shall cease to exist immediately upon such determination by the Majority Holders.

“Related Receivables” shall mean, with respect to a Purchase Date, the Receivables set forth in the .csv file delivered in connection with the applicable First Step Assignment or Second Step Assignment, as applicable, executed and delivered by the Seller or the Transferor, as applicable, with respect to such Purchase Date.

“Related Receivables File” shall mean the .csv file setting forth the Receivables with respect to a Purchase Date, which is delivered in connection with the applicable First Step Assignment or Second Step Assignment, as applicable, and executed and delivered by the Seller or the Transferor, as applicable.

“Replacement Receivables” shall have the meaning set forth in Section 2.5(b) of the Sale Agreement.

“Reporting Date” shall mean a date on or before the tenth calendar day of each month (or if the tenth calendar day of any given month is not a Business Day, the next following Business Day).

“Requested Advance” shall have the meaning specified in Section 2.04(a) of the Note Purchase Agreement.

“Responsible Officer” shall mean any officer within the Corporate Trust Office of the Indenture Trustee, including any director, vice president, assistant vice president, assistant treasurer, assistant secretary, or any other officer of such Person, as applicable, customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of the Indenture and the other Transaction Documents on behalf of the Indenture Trustee.

“Reuters Screen LIBOR01 Page” shall mean the display page currently designated as page LIBOR01 on the Reuters Screen (or such other page as may replace that page on the Bloomberg terminal for the purpose of displaying comparable rates or prices).

“Revolving Period” shall mean the period commencing on the Closing Date and ending on the Funding Period Termination Date.

“Rule 144A Global Note” shall mean a Note issued in global form, which bears a legend generally to the effect that sales of such Note or interests therein may be made only to QIBs in transactions exempt from the registration requirements of the Securities Act in reliance on Rule 144A, substantially in the form of Exhibit B to the Indenture.

“S&P” shall mean Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services, LLC business, and any successor thereto.

“Sale Agreement” shall mean the Sale Agreement, dated January 15, 2016 between the Transferor and the Issuer.

“Sanctions” shall mean economic or financial sanctions or trade embargos imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State.

“Schedule of Asset Servicer Serviced Receivables” shall have the meaning set forth in Section 2.05(a) of the Servicing Agreement.

“Schedule of Receivables” shall mean (i) collectively, all of the schedules of Receivables purchased by the Purchaser pursuant to the Receivables Purchase Agreement and each First Step Assignment, with each such individual Schedule to be attached as Schedule A to the related First Step Assignment, as amended or supplemented from time to time upon each transfer of Receivables or otherwise in accordance with the terms of the Receivables Purchase Agreement or (ii) collectively, all of the schedules of Receivables purchased by the Issuer pursuant to the Sale Agreement and each Second Step Assignment, with each such individual Schedule to be attached as Schedule A to the related Second Step Assignment, as amended or supplemented from time to time upon each transfer of Receivables or otherwise in accordance with the terms of the Sale Agreement, as applicable.

“Schedule of Serviced Receivables” shall have the meaning set forth in Section 3.03 of the Servicing Agreement.

“Scheduled Receivable Payment” shall mean, for any Collection Period and for any Receivable, the amount indicated in the Contract relating to such Receivable as required to be paid by the Obligor in such Collection Period.  If after the Closing Date the Obligor’s obligation under such Receivable with respect to a Collection Period has been modified so as to differ from the amount specified in such Receivable as a result of (a) the order of a court in a proceeding relating to Debtor Relief Laws as to which the Obligor is a debtor, (b) the application of the Servicemembers Civil Relief Act of 2003, or (c) modifications or extensions of the Receivable permitted by the Transaction Documents, the Scheduled Receivable Payment with respect to such Collection Period shall refer to the Obligor’s payment obligation with respect to such Collection Period as so modified.

“Second Step Assignment” shall mean a Second Step Assignment from the Transferor to the Issuer with respect to the Receivables and Other Conveyed Property to be conveyed by the Transferor to the Issuer on any Purchase Date, in substantially the form of Exhibit A to the Sale Agreement.

“Securities Act” shall mean the Securities Act of 1933.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934.

“Securities Intermediary” shall have the meaning specified in Section 2.11(a) of the Indenture, together with its successors and permitted assigns in such capacity. The initial Securities Intermediary shall be Bankers Trust.

“Security Interest” shall mean the security interest granted pursuant to the Granting Clause of the Indenture.

“Seller” shall mean Enova, in its capacity as the seller pursuant to the Receivables Purchase Agreement, together with its successors and permitted assigns in such capacity.

“Senior Indebtedness” shall mean, all indebtedness of an Enova Entity for borrowed money, whether outstanding on the Closing Date or thereafter incurred, unless the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such obligations are subordinated in right of payment to any other indebtedness for borrowed money of such Enova Entity.

“Serviced Receivables” shall mean all Receivables set forth on the Schedule of Serviced Receivables; provided, however, that upon the repurchase of such Receivable in accordance with the terms of the Receivables Purchase Agreement, the Sale Agreement, the Servicing Agreement, or any other Transaction Document, such repurchased Receivable shall no longer constitute a Serviced Receivable.

“Servicing Agreement” shall mean the Servicing Agreement, dated as of January 15, 2016, by and among the Master Servicer, the Asset Servicers, the Custodian, the Issuer, the Indenture Trustee, the Transferor and the Verification Agent.

“Servicing Fee”  shall mean an amount, with respect to the Master Servicer and for each Payment Date, equal to the sum of (i) the Variable Funding Note Servicing Fee and (ii) the sum of the Term Note Servicing Fees attributable to each Term Note.

“Servicing Fee Rate” shall mean 2.50%.

“Servicing Policy” shall mean, the collections policy and the payment plan policy of the Master Servicer and the Asset Servicers, as such policies may be amended, modified or supplemented from time to time in compliance with the Servicing Agreement.

“Servicing Standard” shall have the meaning set forth in Section 2.01(b) of the Servicing Agreement.

“Solvent” shall mean, with respect to any Person, as of any date of determination, both (a)(i) the sum of such Person’s debt (including contingent liabilities) does not exceed the assets of such Person, at Fair Valuation, (ii) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date, and (iii) such entity has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Documents” shall mean, with respect to any Receivable File, the following documents required to be contained in such Receivable File:

(a)the original, fully executed copy of the related Contract (which shall include the truth-in-lending disclosure), which shall originally be payable to the related Asset Servicer;

(b)original, fully executed copies of any non-negotiable promissory note and any guaranty related to such Receivable, if applicable;

(c)original, fully executed copies of any modifications, amendments, supplements or addendums to the original Contract and all other agreements and documents relating to such Contract; and

(d)such other documents not otherwise described in (a) through (c) above as the Issuer, Indenture Trustee (at the direction of the Majority Holders), or the Custodian may reasonably require from time to time.

“State” shall mean any one of the 50 states of the United States of America or the District of Columbia.

“Subordinated Indebtedness” shall mean indebtedness for borrowed money of an Enova Entity which is expressly subordinated in right of repayment to all Senior Indebtedness of such Enova Entity pursuant to customary terms for senior subordinated indebtedness or subordinated indebtedness.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Successor Asset Servicing Transfer Date” shall have the meaning set forth in Section 8.04(a) of the Servicing Agreement.

“Successor Asset Servicer” shall mean the Backup Servicer or any other successor to an Asset Servicer appointed pursuant to Section 8.04(a) of the Servicing Agreement.

“Successor Master Servicer” shall mean the Backup Servicer or any other successor to the Master Servicer appointed pursuant to Section 8.03(a) of the Servicing Agreement.

“Successor Servicing Agreement” shall mean the Successor Servicing Agreement, dated on or about January 26, 2016, entered into by First Associates, the Issuer, the Indenture Trustee, the Custodian and the Verification Agent.

“Taxes” shall mean, all present or future taxes, levies, imposts, duties, deductions, withholding (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Temporary Regulation S Global Note” shall mean a Note issued in global form, which bears a legend generally to the effect that sales of such Note or interests therein may be made only to Institutional Accredited Investors in global form in an “offshore transaction” (within the meaning of Regulation S under the Securities Act), substantially in the form of Exhibit G to the Indenture.

“Term Note” shall mean a Note other than a Variable Funding Note, including the Initial Term Note, any Term Note A or any Term Note B, as applicable.

“Term Note A” shall mean a Term Note, the Investment Pool for which is comprised of Term Note A Collateral.

“Term Note A Advance Rate” shall mean ***%.

“Term Note A Amortization Date” shall mean, with respect to a Term Note A, the earlier to occur of (a) the Payment Date that is *** calendar months after the Conversion Date on which such Term Note A was issued and (b) the date on which an Event of Default occurs.

“Term Note A Collateral” shall mean Eligible Receivables with an interest rate equal to or less than 36.0%.

“Term Note A Collateral Advance Amount” shall mean, as of the close of business on the last day of each Variable Funding Note Collection Period, an amount equal to the product of (i) the Outstanding Receivable Principal Balance of Eligible Receivables in the Variable Funding Note Collateral Pool that are Term Note A Collateral (measured, as to each Eligible Receivable, as of its Eligibility Date) and (ii) the Term Note A Advance Rate.

“Term Note A Investment Pool” shall mean each separate pool of Term Note A Collateral allocated to a Term Note A.

“Term Note A LTV Percentage” shall mean (i) with respect to any Payment Date on or prior to the first Payment Date on which the LTV of the Term Note A has been reduced to ***%, ***% and (ii) with respect to any Payment Date following the first Payment Date on which the LTV of the Term Note A has been reduced to ***%, the lesser of (x) the LTV of the Term Note A on the immediately preceding Payment Date and (y) ***%.

“Term Note A Maturity Date” shall mean with respect to a Term Note A the Payment Date that is *** calendar months after the related Conversion Date.

“Term Note A Optional Redemption Premium Rate” shall mean a percentage equal to the product of (i) ***% and (ii) a fraction, the numerator of which is equal to the excess of (a) *** over (b) the number of Payment Dates from the Conversion Date related to such Term Note to and including the Optional Redemption Date, and the denominator of which is equal to ***.

“Term Note Administrative Fee”  shall mean with respect to each Payment Date the portion of the Administrative Fee payable to the Variable Funding Note Noteholders (such fee to be allocated between the Variable Funding Note Noteholders in accordance with the Outstanding Principal Amount of each respective Variable Funding Note as of the end of the related Collection Period) that is allocable to each Term Note, and shall be an amount equal to the product of (i) the Administrative Fee due and payable on such Payment Date and (ii) a fraction, the numerator of which is the Outstanding Principal Amount of such Term Note, and the denominator of which is the aggregate Outstanding Principal Amount of all Outstanding Term Notes, in each case measured as of the last day of the Collection Period immediately preceding such Payment Date; such fee to be specified in the Monthly Servicing Report delivered to the Indenture Trustee on each Reporting Date.

“Term Note Amortization Date” shall mean the Initial Term Note Amortization Date, a Term Note A Amortization Date or a Term Note B Amortization Date, as applicable.

“Term Note Available Collections” shall mean, with respect to any Payment Date and a Term Note Investment Pool, an amount equal to the Collections received during the related Collection Period with respect to such Term Note Investment Pool, and with respect to the first Payment Date for each Term Note following the Conversion Date, the Term Note Available Collections shall also include the related Variable Funding Note Available Collections.

“Term Note B” shall mean a Term Note, the Investment Pool for which is comprised of Term Note B Collateral.

“Term Note B Advance Rate” shall mean ***%.

“Term Note B Amortization Date” shall mean with respect to a Term Note B, the earlier to occur of (a) the Payment Date that is *** calendar months after the Conversion Date on which such Term Note B was issued and (b) the date on which an Event of Default occurs.

“Term Note B Collateral” shall mean Eligible Receivables with an interest rate greater than 36.0%.

“Term Note B Collateral Advance Amount” shall mean, as of the close of business on the last day of each Variable Funding Note Collection Period, an amount equal to the product of (i) the Outstanding Receivable Principal Balance of Eligible Receivables in the Variable Funding Note Collateral Pool that are Term Note B Collateral (measured, as to each Eligible Receivable, as of its Eligibility Date) and (ii) the Term Note B Advance Rate.

“Term Note B Investment Pool” shall mean each separate pool of Term Note B Collateral allocated to a Term Note B.

“Term Note B LTV Percentage” shall mean (i) with respect to any Payment Date on or prior to the first Payment Date on which the LTV of the Term Note B has been reduced to ***%, ***% and (ii) with respect to any Payment Date following the first Payment Date on which the LTV of the Term Note B has been reduced to ***%, the lesser of (x) the LTV of the Term Note B on the immediately preceding Payment Date and (y) ***%.

“Term Note B Maturity Date” shall mean with respect to a Term Note B the Payment Date that is *** calendar months after the related Conversion Date.

“Term Note B Optional Redemption Premium Rate” shall mean a percentage equal to the product of (i) ***% and (ii) a fraction, the numerator of which is equal to the excess of (a) *** over (b) the number of Payment Dates from the Conversion Date related to such Term Note to and including the Optional Redemption Date, and the denominator of which is equal to ***.

“Term Note Backup Servicing Fee” shall mean with respect to each Payment Date the portion of the Backup Servicing Fee payable to the Backup Servicer that is allocable to each Term Note, and shall be an amount equal to the product of (i) the Backup Servicing Fee due and payable on such Payment Date and (ii) a fraction, the numerator of which is the Outstanding Principal Amount of such Term Note, and the denominator of which is the aggregate Outstanding Principal Amount of all Outstanding Term Notes, in each case measured as of the last day of the Collection Period immediately preceding such Payment Date; such fee to be specified in the Monthly Servicing Report delivered to the Indenture Trustee on each Reporting Date.

“Term Note Fee Allocation Amount” shall mean with respect to each Term Note an amount equal to the sum of the (i) Term Note Administrative Fee, (ii) Term Note Indenture Trustee Fee, and (iii) Term Note Verification Fee.

“Term Note Indenture Trustee Fee” shall mean with respect to each Payment Date the portion of the Indenture Trustee Fee payable to the Indenture Trustee that is allocable to each Term Note, and shall be an amount equal to the product of (i) the Indenture Trustee Fee due and payable on such Payment Date and (ii) a fraction, the numerator of which is the Outstanding Principal Amount of such Term Note, and the denominator of which is the aggregate Outstanding Principal Amount of all Outstanding Term Notes, in each case measured as of the last day of the Collection Period immediately preceding such Payment Date; such fee to be specified in the Monthly Servicing Report delivered to the Indenture Trustee on each Reporting Date.

“Term Note Investment Pool” shall mean any of the Initial Term Note Investment Pool, any Term Note A Investment Pool or any Term Note B Investment Pool, which shall be constituted as described in Sections 2.09(e) and 2.10(d) of the Note Purchase Agreement.

“Term Note Maturity Date” shall mean the latest of the last Term Note A Maturity Date, the last Term Note B Maturity Date or the Initial Term Note Maturity Date.

“Term Note Monthly Interest” shall mean, with respect to any Payment Date for each Term Note, an amount equal to (a) the product of (i) (x) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (y) the Note Interest Rate in effect for the related Interest Period and (ii) the Outstanding Principal Amount of such Term Note as of the close of business on the Record Date, plus (b) any amounts described in clause (a) above, or portion thereof, previously due but not paid to such Term Note Noteholder on a prior Payment Date.

“Term Note Monthly Principal” shall mean with respect to each Payment Date for each Term Note, an amount equal to:

(i) prior to the applicable Term Note Amortization Date or any breach of an Investment Pool Collateral Performance Trigger with respect to the related Term Note Investment Pool, the lesser of:

(a) an amount equal to (x) the Term Note Available Collections minus (y) an amount equal to the sum of the portions that are allocable to such Term Note in respect of the amounts paid pursuant to clauses (a) through (e) of Section 5.04 of the Indenture; and

(b) the amount by which the Outstanding Principal Amount of such Term Note exceeds the product of (x) the Initial Term Note LTV Percentage, Term Note A LTV Percentage or Term Note B LTV Percentage, as applicable, and (y) the Outstanding Receivable Principal Balance of the Eligible Receivables (which for the avoidance of any doubt shall not include any Ineligible Receivable or Excluded Receivable, nor any Receivable which is sixty (60) or more days past due) in the related Term Note Investment Pool as of the last day of the related Collection Period, and

(ii) after the applicable Term Note Amortization Date, an acceleration of the Notes pursuant to Section 7.02 of the Indenture or any breach of an Investment Pool Collateral Performance Trigger with respect to the related Term Note Investment Pool, an amount equal to (x) the Term Note Available Collections minus (y) an amount equal to the sum of the portions that are allocable to such Term Note in respect of the amounts paid pursuant to clauses (a) through (e) of Section 5.04 of the Indenture on such Payment Date until such Term Notes Outstanding Principal Amount equals zero.

“Term Note Noteholder” shall mean the Person in whose name a Term Note is registered in the Note Register.

“Term Note Servicing Fee” shall mean with respect to each Payment Date the portion of the Servicing Fee payable to the Servicer that is allocable to each Term Note, and shall be an amount equal to the product of (i) 1/12th of the Servicing Fee Rate (or in the case of the Initial Payment Date for the Initial Term Note, a fraction, the numerator of which is the actual number of days in the related Interest Period (based on a 30-day calendar month) and the denominator of which is 360) multiplied by (ii) the Outstanding Receivable Principal Balance of the Eligible Receivables of the related Term Note Investment Pool, measured as of the last day of the Collection Period related to such Payment Date; such fee to be specified in the Monthly Servicing Report delivered to the Indenture Trustee on each Reporting Date.

“Term Note Verification Fee” shall mean with respect to each Payment Date the portion of the Verification Fee payable to the Verification Agent that is allocable to each Term Note, and shall be an amount equal to the product of (i) the Verification Fee due and payable on such Payment Date and (ii) a fraction, the numerator of which is the Outstanding Principal Amount of such Term Note, and the denominator of which is the aggregate Outstanding Principal Amount of all Outstanding Term Notes, in each case measured as of the last day of the Collection Period immediately preceding such Payment Date; such fee to be specified in the Monthly Servicing Report delivered to the Indenture Trustee on each Reporting Date.

“Term Noteholder” shall mean any Person that is a Holder of a Term Note.

“Total Assets” shall mean any and all tangible assets and properties, including cash, securities, accounts and contract rights,  accounted for as assets under GAAP (but excluding all intangible assets).

“Total Indebtedness” shall mean all liabilities, obligations and indebtedness for borrowed money including obligations evidenced by bonds, debentures, notes or other similar instruments of any nature, and all obligations under any agreement (contingent or otherwise) accounted for as indebtedness under GAAP, provided that Total Indebtedness shall exclude Subordinated Indebtedness.

“Transaction Documents” shall mean the Transfer Agreement, the Receivables Purchase Agreement, the Sale Agreement, the Servicing Agreement, the Backup Servicing Agreement, the Issuer LLC Agreement, the Transferor LLC Agreement, the Indenture, the Blocked Account Control Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Funding Request, each First Step Assignment, each Second Step Assignment, each Note and with respect to any Term Note A or Term Note B, the related Notice of Conversion.

“Transfer Agreement” shall mean the Transfer Agreement, dated as of January 15, 2016, by and among Enova and each of the Originators party thereto.

“Transferor” shall mean Enova Finance 5, in its capacity as the transferor pursuant to the Sale Agreement, together with its successors and permitted assigns in such capacity.

“Transferor LLC Agreement” shall mean the limited liability company agreement of Enova Finance 5, dated as of September 15, 2015 and amended and restated as of January 15, 2016 by CNU and Bernard J. Angelo, as further amended, restated, supplemented or otherwise modified from time to time.

“Treasury Regulations” shall mean the regulations, including proposed or temporary regulations, promulgated under the Internal Revenue Code.  References to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939.

“UCC” shall mean the Uniform Commercial Code, as in effect in the State of New York or any other relevant jurisdiction.

“United States Regulations” shall mean 31 C.F.R. Part 357, Subpart B; 12 C.F.R. Part 615, Subparts O, R and S; 12 C.F.R. Part 987; 12 C.F.R. Part 1511; 24 C.F.R. Part 81, Subpart H; 31 C.F.R. Part 354; 18 C.F.R. Part 1314; and 24 C.F.R. Part 350.

“Unused Fee” shall have the meaning specified in Section 2.08 of the Note Purchase Agreement.

“Variable Funding Note” or “Variable Funding Notes” shall mean the note or notes authenticated and delivered pursuant to the Indenture, substantially in the form of Exhibit A to the Indenture.

“Variable Funding Note Amortization Date” shall mean the earlier to occur of (a) the Payment Date that is nine calendar months after the Closing Date (or October 17, 2016) and (b) the date on which an Event of Default occurs.

“Variable Funding Note Available Collections” shall mean, with respect to any Payment Date and a Variable Funding Note Investment Pool, an amount equal to the Collections received during the related Variable Funding Note Collection Period in respect of such Variable Funding Note Investment Pool.

“Variable Funding Note Borrowing Base” shall mean, as of any date on which Eligible Receivables are transferred to the Issuer for inclusion in a Variable Funding Note

Investment Pool, an amount equal to the sum, as of such date, of the Variable Funding Note Borrowing Base A and the Variable Funding Note Borrowing Base B.

“Variable Funding Note Borrowing Base A” shall mean, as of any date of determination, an amount equal to the Term Note A Advance Rate multiplied by the Net Eligible Receivables Balance A.

“Variable Funding Note Borrowing Base B” shall mean, as of any date of determination, an amount equal to the Term Note B Advance Rate multiplied by the Net Eligible Receivables Balance B.

“Variable Funding Note Collection Period” shall mean, with respect to a Variable Funding Note Investment Pool, the Collection Period during which the Eligible Receivables comprising such Variable Funding Note Investment Pool are transferred to the Issuer.

“Variable Funding Note Investment Pool” shall mean, with respect to a Collection Period during the Revolving Period, the Eligible Receivables that have been purchased by the Issuer with proceeds of Advances made during such Collection Period, as contemplated by Section 2.04(g) of the Note Purchase Agreement.

“Variable Funding Note Maximum Principal Amount” shall mean $20,000,000.

“Variable Funding Note Monthly Interest” shall mean, with respect to each Payment Date, an amount equal to the product of (i)(x) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (y) the Note Interest Rate in effect for the related Interest Period and (ii) the Average Variable Funding Note Balance.

“Variable Funding Note Noteholder” shall mean each Initial Noteholder and any other Person that becomes a Holder of a Variable Funding Note and executes a Joinder Agreement to become a signatory to the Note Purchase Agreement in such capacity.

“Variable Funding Note Payment Amount” shall mean, with respect to each Payment Date, an amount equal to the sum of (i) the Variable Funding Note Monthly Interest, (ii) the Unused Fee and (iii) any Increased Costs Amounts (which amount shall be allocable to the related Term Note Investment Pool for which such Payment Date is its Initial Payment Date (occurring approximately 45 days after the related Conversion Date)).

“Variable Funding Note Purchase Price” shall have the meaning set forth in Section 2.02 of the Note Purchase Agreement.

“Variable Funding Note Servicing Fee” shall mean, with respect to each Payment Date for the Variable Funding Note, the portion of the Servicing Fee payable to the Servicer that is allocable to the Variable Funding Note, and shall be an amount equal to the product of (a) 1/12th of the Servicing Fee Rate (or, in the case of the Initial Payment Date for the Variable Funding Note, a fraction, the numerator of which is the actual number of days in the related Interest Period (based on a 30-day calendar month) and the denominator of which is 360) multiplied by (ii) the daily average Outstanding Receivable Principal Balance of the Eligible

Receivables of the Variable Funding Note Investment Pool, measured as of the last day of the calendar month in which such Variable Funding Note Investment Pool was created; such fee to be specified in the Monthly Servicing Report delivered to the Indenture Trustee on each Reporting Date.

“Variable Funding Note Stated Principal Amount” shall mean, on any date of determination, an amount equal to the aggregate amount of all Advances made during the related Collection Period on or prior to such date of determination with respect to the Variable Funding Note, after giving effect to any Advance to be made on such date of determination.

“Verifiable Collateral Documents” shall mean, with respect to each Serviced Receivable, the related Contract and, if applicable, the non-negotiable promissory note and any guaranty related to such Serviced Receivable, together with any other items mutually agreed upon by the Master Servicer and the Indenture Trustee.

“Verification Agent” shall mean First Associates, in its capacity as verification agent, or any successor thereto acceptable to the Majority Holders.

“Verification Fee” shall have the meaning set forth in Section 9 of the Backup Servicing Agreement.

***

“Weighted Average Fixed Interest Rate” shall mean the Annual Percentage Rate for all outstanding Eligible Receivables (excluding the Excluded Receivables) included in an Investment Pool from the Closing Date through such date of determination, weighted on the basis of the Outstanding Receivable Principal Balance as of the Cutoff Date stated in the related Borrowing Base Certificate.

“Weighted Average Original Term” shall mean the original term to maturity of all outstanding Eligible Receivables (excluding the Excluded Receivables) including in an Investment Pool from the Closing Date through such date of determination, weighted on the basis of the Outstanding Receivable Principal Balance as of the Cutoff Date stated in the related Borrowing Base Certificate.

PART II.  Rules of Construction

For all purposes of each Transaction Document, except as otherwise expressly provided or unless the context otherwise requires:

(1)Number.  The plural as well as the singular of all terms defined herein shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined in such certificate or other document

(2)Accounting Terms.  All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” or “GAAP” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation;

(3)Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in the Transaction Documents, and the Master Servicer, the Issuer, the Transferor or the Indenture Trustee, at the direction of the Majority Holders, shall so request, the Master Servicer, the Issuer, the Transferor and the Indenture Trustee shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Master Servicer shall provide to the Issuer, the Transferor and the Indenture Trustee financial statements and other documents required under the Transaction Documents or as reasonably requested under the Transaction Documents setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP; provided, however, if the Master Servicer, the Issuer, the Transferor and the Indenture Trustee are not able to agree to an amendment of such ratio or requirement by the thirtieth (30th) day after the receipt by the applicable party of such request, then from and after such thirtieth (30th) day, (i) none of the Master Servicer, the Issuer, the Transferor and the Indenture Trustee shall be required to negotiate in good faith in respect of such change in GAAP, and (ii) such ratio or requirement shall be computed in accordance with the Transaction Documents in conformity with GAAP as then in effect as of the Closing Date.  Notwithstanding anything to the contrary herein, all leases of any Person that are or would be characterized as operating leases in accordance with GAAP immediately prior to the Closing Date (wither or not such operating leases were in effect on such date) shall continue to be accounted for as operating leases (and not as capital leases) for purposes of this rule of construction regardless of any change in GAAP following the Closing Date that would otherwise require such leases to be re-characterized as capital leases.

(4)UCC.  Unless the context otherwise requires, terms defined in the New York UCC and not otherwise defined herein shall have the meanings set forth in the New York UCC;

(5)Hereof.  All references to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of the related Transaction Document as originally executed.  The words “herein,” “hereof” and “hereunder”

and other words of similar import refer to the respective agreement as a whole and not to any particular Article, Section or other subdivision;

(6)Beneficial Interest. Any reference in the Transaction Documents to a “beneficial interest” in a security also shall mean, unless the context otherwise requires, a security entitlement with respect to such security, and any reference herein to a “beneficial owner” or “beneficial holder” of a security also shall mean, unless the context otherwise requires, the holder of a security entitlement with respect to such security. Any reference in the Transaction Documents to money or other property that is to be deposited in or is on deposit in a securities account shall also mean that such money or other property is to be credited to, or is credited to, such securities account, and any reference herein or in any Transaction Document to money that is to be credited to or is credited to a deposit account shall also mean that such money is to be deposited in, or is on deposit in, such deposit account;

(7)Amendments.  Any agreement, instrument or statute defined or referred to in the Transaction Documents or in any instrument or certificate delivered in connection herewith shall mean such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein;

(8)Successors.  References to a Person are also to its permitted successors and assigns;

(9)Or.  Unless the context otherwise requires, “or” is not exclusive;

(10)Including.  “Including” and words of similar import will be deemed to be followed by “without limitation”; and

(11)Time Periods.  Unless otherwise stated, in the computation of a period of time from a specified date to a later specified date, the word “from” shall mean “from and including” and the words “to” and “until” each shall mean “to but excluding.”

(12)Lien.  Unless otherwise stated, references herein and the other Transaction Documents to the priority of the Liens held by the Indenture Trustee or the Noteholders or representations and warranties or covenants prohibiting the creation of Liens by the Issuer shall, in each case, be qualified by, and subject to, the existence of Permitted Liens (which, for the avoidance of doubt, shall be permitted hereunder and the other Transaction Documents).

PART III.  Notice Addresses and Procedures

All requests, demands, directions, consents, waivers, notices, authorizations and communications provided or permitted under any Transaction Document to be made upon, given or furnished to or filed with the Transferor, the Master Servicer, each Asset Servicer, the Verification Agent, the Backup Servicer, the Administrative Agent, the Note Registrar, the Intercreditor Agent, the Paying Agent, the Securities Intermediary, Jefferies, ***, ***, the other Noteholders, the Indenture Trustee, the Issuer or the Custodian shall be in writing, personally delivered, sent by facsimile or email, in each case with a copy to follow via first class mail or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt:

(a)	in the case of the Seller or any Originator, at the following address:

Enova International, Inc.
175 West Jackson Boulevard
Suite 1000
Chicago, IL  60604
Attention: Lisa M. Young, General Counsel
Telephone No.: (312) 568-4200
E-mail: lyoung@enova.com

(b)	in the case of the Transferor, at the following address:

Enova Finance 5, LLC
175 West Jackson Boulevard
Suite 1000
Chicago, IL  60604
Attention: Robert Clifton, Chief Financial Officer
Telephone No.: (312) 568-4200
E-mail: rclifton@enova.com

with a copy to:

Enova International, Inc.
175 West Jackson Boulevard
Suite 1000
Chicago, IL  60604
Attention: Lisa M. Young, General Counsel
Telephone No.: (312) 568-4200
E-mail: lyoung@enova.com

(c)	in the case of the Issuer, at the following address:

EFR 2016-1, LLC
175 West Jackson Boulevard
Suite 1000
Chicago, IL  60604
Attention: Robert Clifton, Chief Financial Officer
Telephone No.: (312) 568-4200
E-mail: lyoung@enova.com

with a copy to:

Enova International, Inc.
175 West Jackson Boulevard
Suite 1000
Chicago, IL  60604
Attention: Lisa M. Young, General Counsel
Telephone No.: (312) 568-4200
E-mail: lyoung@enova.com

(d)	in the case of the Master Servicer, the initial Asset Servicer, or the Custodian, at the following address:

Enova Lending Services, LLC
175 West Jackson Boulevard
Suite 1000
Chicago, IL  60604
Attention: Lisa M. Young, General Counsel
Telephone No.: (312) 568-4200
E-mail: lyoung@enova.com

with a copy to:

Enova International, Inc.
175 West Jackson Boulevard
Suite 1000
Chicago, IL  60604
Attention: Lisa M. Young, General Counsel
Telephone No.: (312) 568-4200
E-mail: lyoung@enova.com

(e)	in the case of Jefferies, at the following address:

Jefferies Funding LLC
520 Madison Avenue
New York, NY  10022
Attention: General Counsel
Facsimile: (646) 786-5691
Telephone No.: (212) 284-2300

(f)	in the case of the Backup Servicer and the Verification Agent, at the following address

First Associates Loan Servicing, LLC
15373 Innovation Drive
San Diego, CA  92128
Attention:  Larry Chiavaro
Telephone No.:  (631) 243-2516
E-mail: lchiavaro@1stassociates.com

(g)	in the case of the Indenture Trustee, the Intercreditor Agent, the Paying Agent, the Note Registrar and the Securities Intermediary, at the following address:

Bankers Trust Company

453 7th Street

Des Moines, Iowa 50309
Attn: Corporate Trust Department
Telephone No.: (855) 829-8068

(h)	in the case of ***, at the following address:

***

with a copy to:

***

(i)	in the case of ***, at the following address:

***

The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee and the Indenture Trustee shall likewise promptly transmit any notice received by it from the Noteholders to the Issuer.

With respect to any Monthly Servicing Report sent to the Indenture Trustee pursuant to Section 3.03 of the Servicing Agreement, the Master Servicer shall not be required to send a copy of such communication via first class mail or mailed by certified mail-return receipt requested unless requested by the Indenture Trustee and in the absence of any such request, any email or facsimile of any Monthly Servicing Report otherwise sent in accordance with the instructions above shall be deemed to have been duly delivered upon receipt thereof by the Indenture Trustee.

Where any Transaction Document provides for notice to Noteholders of any condition or event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if it is in writing and mailed, first-class, postage prepaid to each Noteholder affected by such condition or event, at such Person's address as it appears on the Note Register not later than the latest date, and not earlier than the earliest date, prescribed in such Transaction Document for the giving of such notice.  If notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholders shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

Exhibit 10.2

NOTE PURCHASE AGREEMENT+

Dated as of January 15, 2016

by and among:

ENOVA LENDING SERVICES, LLC,

as the Master Servicer,

EFR 2016-1, LLC,

as the Issuer,

and

JEFFERIES FUNDING LLC,

as the Administrative Agent, as an Initial Term Note Noteholder and as a Variable Funding Note Noteholder

***,

as an Initial Term Note Noteholder and as a Variable Funding Note Noteholder

***,

as an Initial Term Note Noteholder and as a Variable Funding Note Noteholder

and

the other Variable Funding Note Noteholders from time to time party hereto

+Confidential Treatment Requested.  Confidential portions of this document have been redacted and have been separately filed with the Securities and Exchange Commission.

***Indicates confidential material redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the redacted material.

-i-

(continued)

EXHIBITS

EXHIBIT A	FORM OF FUNDING REQUEST
EXHIBIT B	FORM OF JOINDER AGREEMENT

-ii-

NOTE PURCHASE AGREEMENT, dated as of January 15, 2016 (this “Agreement”), by and among Enova Lending Services, LLC, as master servicer (the “Master Servicer”), EFR 2016-1, LLC, as issuer (the “Issuer”), Jefferies Funding LLC (“Jefferies”), as administrative agent (in such capacity, the “Administrative Agent”), as an Initial Term Note Noteholder and as a Variable Funding Note Noteholder, ***, as an Initial Term Note Noteholder and as a Variable Funding Note Noteholder, ***, as an Initial Term Note Noteholder and as a Variable Funding Note Noteholder (such Initial Term Note Noteholders and Variable Funding Note Noteholders, collectively, the “Initial Noteholders”), and any other party that becomes a Variable Funding Note Noteholder and party hereto after the date hereof.

In consideration of the representations, warranties and agreements herein contained, the parties hereto hereby agree as follows:

Article I
DEFINITIONS

Section 1.01Definitions

.  Whenever used in this Agreement and unless the context requires a different meaning, capitalized terms used herein and not otherwise expressly defined herein shall have the meanings assigned to such terms in Part I of Appendix A to the Indenture, dated as of the date hereof, between the Issuer and Bankers Trust, as the indenture trustee (the “Indenture Trustee”) and the securities intermediary (the “Securities Intermediary”), which is incorporated by reference herein and made a part hereof.  The rules of construction set forth in Part II of such Appendix A shall be applicable to this Agreement.

Article II
PURCHASE AND SALE; PURCHASE COMMITMENT

Section 2.01Purchase and Sale of the Variable Funding Note

.  On the terms, and in reliance on the covenants, representations, warranties and agreements herein set forth, the Issuer agrees to sell, transfer and deliver to each of the initial Variable Funding Note Noteholders, and each of the initial Variable Funding Note Noteholders agree to purchase from the Issuer, at the Closing, a Variable Funding Note to be issued on the Closing Date (the “Variable Funding Notes”), each with an Outstanding Principal Amount initially of $0, but up to an aggregate amount for all such Variable Funding Notes not to exceed the Variable Funding Note Maximum Principal Amount.

Section 2.02Variable Funding Note Purchase Price

.  Each Variable Funding Note is to be purchased at an initial purchase price (the “Variable Funding Note Purchase Price”) equal to $0, representing 100% of the aggregate initial Outstanding Principal Amount.

Section 2.03Increases in the Variable Funding Note Stated Principal Amount

.  Subject to the terms and conditions of Section 4.11 of the Indenture, each Variable Funding Note Noteholder shall from the Closing Date to the Funding Period Termination Date fund its share of each Requested Advance sought by the Issuer in accordance with the procedures described in Section 2.04; provided, however, that at no time shall the Variable Funding Note Stated Principal Amount for the Outstanding Variable Funding Notes exceed such Variable Funding Note Noteholders’ aggregate Funding Commitments.

1

Section 2.04Requested Advances

.

(a)During the Revolving Period and subject to the terms and conditions hereof and in the Indenture, the Issuer may request, from time to time, but no more than *** per calendar week (unless otherwise agreed to by the Administrative Agent and the Variable Funding Note Noteholders and subject to an Additional Advance Fee for each additional Requested Advance beyond the first two, such fee to be allocated between the Variable Funding Note Noteholders in accordance with their respective Ratable Portions), that the Variable Funding Note Noteholders advance to the Issuer an amount in the aggregate (a “Requested Advance”) that is a multiple of $100,000 and that is not less than $1,000,000.  After giving effect to the Requested Advance, (i) the aggregate Outstanding Principal Amount of the Notes shall not exceed the Maximum Principal Amount, (ii) the Outstanding Principal Amount of the Variable Funding Notes shall not exceed the Variable Funding Note Borrowing Base and (iii) the Outstanding Principal Amount of the Variable Funding Notes shall not exceed the Maximum Advance Amount.

(b)Whenever the Issuer requests that the Variable Funding Note Noteholders make a Requested Advance, the Issuer shall deliver, or shall cause to be delivered on its behalf, to the Administrative Agent, as the designated representative of all Variable Funding Note Noteholders, an executed Funding Request, substantially in the form of Exhibit A hereto, no later than 12:00 p.m., New York City time, two Business Days prior to the proposed Advance Date, and shall satisfy the terms and conditions set forth herein, in the Funding Request and in the Indenture.  Notwithstanding anything to the contrary contained herein, if any Requested Advance is not made by reason of an Advance Condition, or a condition in the Funding Request or the Indenture not being satisfied on the date specified by the Issuer in its Funding Request, the Issuer shall indemnify each Variable Funding Note Noteholder against any loss, cost or expense incurred by such Variable Funding Note Noteholder as a result of such occurrence, including any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Variable Funding Note Noteholder to fund such anticipated Advance, but excluding any loss attributable to lost profits or consequential damages.

(c)[Reserved.]

(d)Each Variable Funding Note Noteholder shall fund the percentage of the Requested Advance (its “Ratable Portion”) determined by dividing (i) the amount of such Variable Funding Note Noteholder’s Funding Commitment by (ii) the aggregate Funding Commitments of all Variable Funding Note Noteholders.  Subject to satisfaction of the Advance Conditions, each Variable Funding Note Noteholder shall deliver immediately available funds in an amount (an “Advance”) equal to its Ratable Portion of the Requested Advance to an account specified by the Issuer no later than 3:00 p.m., New York City time, on the applicable Advance Date.

(e)The Revolving Period shall expire on the Funding Period Termination Date and no new Advances shall be funded after such date.

(f)No portion of any Advance shall be funded with “plan assets” of any Benefit Plan.

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(g)During the Revolving Period, the Eligible Receivables purchased by the Issuer with the proceeds of an Advance made pursuant to this Section 2.04 shall be allocated to the Variable Funding Note Investment Pool for the related Collection Period.  In connection with the issuance of Term Notes on the Conversion Date for such Collection Period, as contemplated by Section 2.09 of this Agreement and Sections 4.11 and 4.12 of the Indenture, such Eligible Receivables shall be allocated to a Term Note A Investment Pool or a Term Note B Investment Pool and shall cease to be allocated to the Variable Funding Note Investment Pool.

Section 2.05Payment of Variable Funding Note Payment Amount

.  On each Payment Date each Variable Funding Note Noteholder shall receive, pursuant to Section 5.04 of the Indenture, an amount equal to Ownership Share of the Variable Funding Note Payment Amount.

Section 2.06Increased Costs Amounts

.  If due to the introduction of or any change in or in the Interpretation of any law or regulation or the imposition of any guideline or request from any central bank or other Governmental Authority, in each case after the date hereof, there shall be an increase in the cost to any Variable Funding Note Noteholder of making, funding or maintaining any investment in a Variable Funding Note or any interest therein, as the case may be (other than by reason of any Interpretation of or change in laws or regulations relating to Excluded Taxes), such Variable Funding Note Noteholder shall promptly submit to the Issuer and the Master Servicer, a certificate prepared in good faith setting forth in reasonable detail, the calculation of such increased costs incurred by such Variable Funding Note Noteholder.  In determining such amount, such Variable Funding Note Noteholder may use any reasonable averaging and attribution methods, consistent with the averaging and attribution methods generally used by such Variable Funding Note Noteholder in determining amounts of this type.  The amount of increased costs set forth in such certificate (which certificate shall, in the absence of manifest error, be prima facie evidence as to such amount) shall be included in the Increased Costs Amount to be paid on the Payment Date with respect to (a) the first full Interest Period immediately succeeding the date on which the certificate specifying the amount owing was delivered and (b) to the extent remaining outstanding, each Interest Period thereafter until paid in full.  Failure on the part of any Variable Funding Note Noteholder to demand compensation for any amount pursuant to this Section 2.06 for any period shall not constitute a waiver of such Variable Funding Note Noteholder’s right to demand compensation for such period; provided that the Issuer shall not be required to compensate a Variable Funding Note Noteholder pursuant hereto for any reductions in return on capital or assets incurred during any fiscal quarter ended more than one hundred eighty (180) days prior to the date that such Variable Funding Note Noteholder makes its request for additional amounts pursuant to this Section 2.06.

Section 2.07Taxes

.

(a)Any and all payments and deposits required to be made hereunder or under the Indenture, any Note or any other Transaction Document by or on behalf of the Issuer or the Indenture Trustee to or for the benefit of any Noteholder (each, a “Recipient”) shall be made free and clear of and without deduction for any Taxes, unless required by applicable law.  In the case of any Recipient, (a) Taxes imposed on, or measured by net income (however denominated) of each Noteholder, franchise taxes, or branch profit Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office in the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are

3

Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Note or any other Transaction Document), (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Noteholder with respect to an applicable interest in a Note or any other Transaction Document pursuant to a law in effect on the date on which such Noteholder acquires such interest in the Note or other Transaction Document, except to the extent that, pursuant to this Section 2.07, amounts with respect to such Taxes were payable to such Noteholder’s assignor immediately before such Noteholder became a party hereto, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.07(f), and (d) any U.S. federal withholding Taxes imposed under FATCA, shall be referred to herein as “Excluded Taxes.”  If the Issuer, the Indenture Trustee or an applicable withholding agent shall be required by law (as determined in the good faith discretion of such Person) to deduct any Taxes from or in respect of any sum required to be paid or deposited hereunder, under the Indenture or under any other Transaction Document to or for the benefit of any Noteholder, then, (i) the Issuer, the Indenture Trustee or any other applicable withholding agent (as appropriate) shall make such deductions, (ii) the Issuer, the Indenture Trustee, the Paying Agent or any other applicable withholding agent (as appropriate) shall timely pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iii) unless such Tax is an Excluded Tax, the sum payable by the Issuer or the Indenture Trustee (as applicable) shall be increased with funds provided by the Issuer as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.07) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)The Issuer shall promptly reimburse and indemnify each Recipient for the full amount of Taxes (other than Excluded Taxes) and Other Taxes (including any Taxes (other than Excluded Taxes) or Other Taxes imposed on amounts payable under this Section 2.07) paid by the Recipient and any reasonable expenses, penalties and interest arising therefrom or with respect thereto.  Each Noteholder agrees to promptly notify the Issuer and the Master Servicer, of any payment of such Taxes (other than Excluded Taxes) or Other Taxes made by it and, if practicable, any request, demand or notice received in respect thereof prior to such payment.  A certificate as to the amount of such payment or liability pursuant to this Section 2.07(b) submitted to the Issuer by such Recipient setting forth in reasonable detail the basis for and the calculation thereof shall be conclusive absent manifest error.

(c)The Issuer shall timely pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes.

(d)Within thirty (30) days after the date of any payment of Taxes, Excluded Taxes or Other Taxes, the Issuer will furnish to the applicable Recipient the original or a certified receipt evidencing payment thereof.

(e)Any amounts payable to any Noteholder pursuant to this Section 2.07 shall be included in the Increased Costs Amount for amounts payable pursuant to Section 2.07(b), the

4

first full Interest Period immediately succeeding the date on which the certificate specifying the amount owing was delivered and to the extent remaining outstanding, each Interest Period thereafter until paid in full.

(f)Any Noteholder shall deliver to the Issuer on or prior to the date on which such Noteholder becomes a Noteholder under this Agreement (and from time to time thereafter upon the reasonable request of the Issuer), executed copies of IRS Form W-9 if such Noteholder is a U.S. Person (as defined in Section 7701(a)(30) of the Code) or, if such Noteholder is not a U.S. Person (as defined in Section 7701(a)(30) of the Code), the applicable IRS Form W-8 or other applicable tax compliance certificate.

(g)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.07 (including by the payment of additional amounts pursuant to this Section 2.07), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.07 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.07(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 2.07(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.07(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)Without prejudice to the survival of any other agreement of the Issuer hereunder, the agreements and obligations of the parties contained in this Section 2.07 shall survive the termination of this Agreement.

Section 2.08Unused Fee

.  On each Payment Date from the Initial Payment Date until the Funding Period Termination Date, the Issuer shall pay to the Variable Funding Note Noteholders a fee (the “Unused Fee”) equal to the product of: (a) the excess of (i) the lesser of (A) an amount equal to the Maximum Principal Amount, minus the sum of (x) the aggregate Outstanding Principal Amount of all Outstanding Term Notes and (y) the daily average of the Variable Funding Note Stated Principal Amount during the applicable Collection Period, and (B) $20,000,000, over (ii) the daily average of the Variable Funding Note Stated Principal Amount during the applicable Collection Period; (b) a per annum rate of ***%; and (c) a fraction, the numerator of which is the actual number of days (based on a 30-day calendar month) in the related Collection Period and the denominator of which is 360, payable in arrears on each Payment Date.

5

Section 2.09Term Note Conversion.

(a)The Advances made during each Collection Period shall be repaid in kind on the related Conversion Date pursuant to this Section 2.09 and Sections 4.11 and 4.12 of the Indenture, as provided herein and therein, enabling additional Advances to be made following such Conversion Date during the Revolving Period.

(b)On each Conversion Date, the Issuer shall execute and deliver an authenticated Term Note A and an authenticated Term Note B, in accordance with Section 4.12 of the Indenture in the respective Initial Principal Amounts determined as provided in Section 4.11(g) of the Indenture.  Each such Term Note shall be delivered in the form of a Global Note attached as Exhibit B to the Indenture.  Each Variable Funding Note Noteholder shall be an initial Note Owner of each such Term Note, and each Variable Funding Note Noteholder’s beneficial ownership share (its “Ownership Share”) of each such Term Note shall be equal to a fraction (1) the numerator of which is the Outstanding Principal Amount of its Variable Funding Note and (2) the denominator of which is the Outstanding Principal Amount of all Variable Funding Notes, in each case as of the end of the related Collection Period.

(c)Upon the issuance of the Term Notes pursuant to Section 4.12 of the Indenture, the Outstanding Principal Amount of each Variable Funding Note shall be reduced by its Ownership Share of the aggregate Initial Principal Amount of the Term Notes delivered pursuant to Section 2.09(a).

(d)With respect to each Term Note other than the Initial Term Note, prior to each Conversion Date the Administrative Agent shall obtain a CUSIP number for the Term Note to be issued and shall promptly provide such number to the Indenture Trustee and the Issuer.

(e)On each Conversion Date, the Receivables allocated to the Variable Funding Note Investment Pool shall be reallocated as follows: (i) all such Receivables constituting Term Note A Collateral shall be allocated to a Term Note A Investment Pool to be associated with the Term Note A that is issued on such Conversion Date; and (ii) all such Receivables constituting Term Note B Collateral shall be allocated to a Term Note B Investment Pool to be associated with the Term Note B that is issued on such Conversion Date.

Section 2.10Purchase and Sale of the Initial Term Note.

(a)On the terms, and in reliance on the covenants, representations, warranties and agreements herein set forth, the Issuer agrees to sell, transfer and deliver to the Indenture Trustee, and the Initial Term Note Noteholders agree to purchase from the Issuer, at the Closing, the Initial Term Note in the Initial Principal Amount of $107,361,000.

(b)The Initial Principal Amount of the Initial Term Note will not exceed the product of (x) the Outstanding Receivable Principal Balance of the Initial Term Note Investment Pool and (y) the Initial Term Note Advance Rate.

(c)The purchase price that each Initial Term Note Noteholder shall pay for its beneficial interest in the Initial Term Note (its “Initial Term Note Purchase Price”) shall be the amount set forth beneath the signature of such Initial Term Note Noteholder on this Agreement.

6

Each Initial Term Note Noteholder shall wire its allocable share of the Initial Term Note Purchase Price on the Closing Date to the Indenture Trustee per the following wiring instructions:

Bankers Trust

Des Moines, IA

ABA#: 073000642

Acct#: 801119

Reference: FBO Enova Intl

The Indenture Trustee will confirm receipt of the entire Initial Term Note Purchase Price prior to Closing and as a condition precedent to any proceeds being released to an Enova Entity.

(d)With respect to the Initial Term Note, prior to the Closing Date, the Administrative Agent shall obtain a CUSIP number for the Initial Term Note and shall promptly provide such number to the Indenture Trustee and the Issuer.

(e)The Initial Term Note Investment Pool shall be composed of the Eligible Receivables described on a schedule delivered to the Administrative Agent no later than the Business Day preceding the Closing Date.

Section 2.11Defaulting Variable Funding Note Noteholders

.

(a)Notwithstanding anything to the contrary contained in this Agreement, if any Variable Funding Note Noteholder becomes a Defaulting Variable Funding Note Noteholder, then, until such time as such Variable Funding Note Noteholder is no longer a Defaulting Variable Funding Note Noteholder, to the extent permitted by applicable law, the following provisions shall apply:

(i)such Defaulting Variable Funding Note Noteholder shall not be entitled to receive any Unused Fee or Additional Advance Fee accrued in any period during which such Noteholder is a Defaulting Variable Funding Note Noteholder;

(ii)for purposes of determining the Majority Holders, the Funding Commitment of such Defaulting Variable Funding Note Noteholder shall be disregarded (and subtracted from the Outstanding Principal Amount of all Outstanding Notes) until such time as the relevant Variable Funding Note Noteholder no longer constitutes a Defaulting Variable Funding Note Noteholder; and

(iii)such Defaulting Variable Funding Note Noteholder shall have no right to approve or disapprove any amendment, waiver or consent under this Agreement (and any amendment, waiver or consent which by its terms requires the consent of all Noteholders or each affected Noteholder may be effected with the consent of the applicable Variable Funding Note Noteholders other than

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Defaulting Variable Funding Note Noteholders), except that (x) the Funding Commitment of any Defaulting Variable Funding Note Noteholder may not be increased or extended without the consent of such Variable Funding Note Noteholder and (y) any waiver, amendment or modification requiring the consent of all Noteholders or each affected Noteholder that by its terms affects any Defaulting Variable Funding Note Noteholder more adversely than other affected Noteholders shall require the consent of such Defaulting Variable Funding Note Noteholder.

(b)If such Defaulting Variable Funding Note Noteholder purchases at par its pro rata portion of the outstanding Advances of the other Variable Funding Note Noteholders (plus any related losses, costs or expenses subject to indemnification contemplated by Section 2.04(b) and incurred by the selling Variable Funding Note Noteholders), then such Variable Funding Note Noteholder will cease to be a Defaulting Variable Funding Note Noteholder; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Issuer while such Variable Funding Note Noteholder was a Defaulting Variable Funding Note Noteholder; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Variable Funding Note Noteholder to Variable Funding Note Noteholder will constitute a waiver or release of any claim of any party hereunder arising from such Variable Funding Note Noteholder having been a Defaulting Variable Funding Note Noteholder.

Article III
CLOSING

Section 3.01Closing

.  The closing of the purchase and sale of the Initial Term Note and the Variable Funding Notes shall take place at the offices of Orrick, Herrington & Sutcliffe, 1152 15th Street, NW, Washington, DC 20005, on the Closing Date (the “Closing”).

Section 3.02Transactions to be Effected at the Closing

.  At the Closing, (a) each Initial Term Note Noteholder will deliver to the Issuer, by wire transfer of immediately available funds, to a bank account that has been designated by the Issuer at least two (2) Business Days prior to the Closing Date, an amount equal to its respective Initial Term Note Purchase Price, (b) each initial Variable Funding Note Noteholder will deliver to the Issuer, by wire transfer of immediately available funds to a bank account designated by the Issuer at least two (2) Business Days prior to the Closing Date, an amount equal to its respective Variable Funding Note Purchase Price and (c) the Issuer shall (i) deliver to the Indenture Trustee, the Initial Term Note and (ii) to each initial Variable Funding Note Noteholder, its respective Variable Funding Note, as purchased hereunder.

Section 3.03Conditions Precedent

. The effectiveness of this Agreement is subject to the satisfaction at the time of the Closing of each of the following conditions precedent:

(a)Good Standing.  Prior to the Closing Date, the Initial Noteholders shall have received good standing certificates for the Issuer, the Transferor and the Seller issued as of a recent date acceptable to the Initial Noteholders by the Secretary of State of the jurisdiction of such Person’s incorporation or organization.

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(b)Execution and Delivery.  The Issuer, the Indenture Trustee, the Seller, the Transferor, the Backup Servicer and the other parties to the Transaction Documents shall have executed and delivered the Transaction Documents to which they are parties in the same form and substance as previously presented to and approved by the Initial Noteholders.

(c)Performance by the Seller, the Transferor and the Issuer.  The Initial Noteholders shall have received on the Closing Date from each of the Seller, the Transferor and the Issuer, a certificate, dated the Closing Date and signed by executive officers of the Seller, the Transferor and the Issuer, to the effect that (i) each of the representations and warranties of the Seller, the Transferor and the Issuer contained in Article IV and Article V of this Agreement, Article XI of the Indenture and the other Transaction Documents are true and correct as of the Closing Date, (ii) each of the Seller, the Transferor and the Issuer has complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied in this Agreement, the Indenture and the other Transaction Documents, as applicable, on or prior to the Closing Date, and (iii) there has not occurred any change or any development that is likely to result in a change in the condition, financial or otherwise, or in the earnings, business, operations or prospects of any of the Seller, the Transferor or the Issuer that has had or could reasonably be expected to have a Material Adverse Effect.

(d)Opinions of Counsel.  The Initial Noteholders shall have received favorable opinions (addressed to the Initial Noteholders) from counsel to the Seller, the Transferor, the Issuer and the Indenture Trustee, as applicable, dated as of the Closing Date and reasonably satisfactory in form and substance to each Initial Noteholder and their counsel, as to such matters as each Initial Noteholder and their counsel may reasonably request.  Such legal opinions, shall include opinions: (i) from Kirkland & Ellis LLP as to (A) the security interest in the Receivables, (B) corporate and enforceability matters; (C) true sale and non-consolidation of the Transferor with the Seller, the Originators or the Master Servicer; (D) certain tax matters and (E) the Issuer not being a “covered fund” under the Volcker Rule (17 C.F.R. 75.10(b)) (the “Volcker Rule”), (ii) from Nyemaster Goode, P.C. as to certain matters pertaining to the Indenture Trustee, and (iii) Richards, Layton & Finger, P.A. as to certain matters pertaining to (A) limited liability companies and (B) the Issuer’s and Transferor’s authority to file a petition in bankruptcy.

(e)Additional Information.  Prior to the Closing Date, the Issuer, the Transferor and the Seller shall have furnished to the Initial Noteholders such further information, certificates and documents as the Initial Noteholders may reasonably request.

(f)Corporate Documents.  Prior to the Closing Date, the Initial Noteholders shall have received certified copies of resolutions of the Board of Directors of the Seller, the Transferor and the Issuer authorizing or ratifying the execution, delivery and performance, respectively, of the Transaction Documents to which it is a party, together with a certified copy of its articles or certificate of incorporation or certificate of formation, as applicable, and a copy of its limited liability company agreement or by-laws, as applicable.

(g)Approvals.  Prior to the Closing Date, the Initial Noteholders shall have received certified copies of all documents evidencing any necessary corporate action, consents, licenses and governmental approvals with respect to the Transaction Documents.

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(h)Incumbency.  Prior to the Closing Date, the Initial Noteholders shall have received a certificate of the secretary or an assistant secretary of each of the Transferor, the Seller and the Issuer certifying the names of its officer or officers authorized to sign the Transaction Documents to which it is a party.

(i)Search Reports.  Prior to the Closing Date, the Initial Noteholders shall have received a written search report by a search service acceptable to the Initial Noteholders listing all effective financing statements that name the Seller, the Transferor or the Issuer as a debtor or assignor and that are filed in the jurisdictions in which filings were or are to be made pursuant to Section 4.1(i) above and in such other jurisdictions that the Initial Noteholders shall reasonably request, together with copies of such financing statements (none of which shall cover any of the Receivables or the Issuer Estate unless otherwise released as described in Section 4.1(i)(iv)).

(j)Actions or Proceedings.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Authority that would, as of the Closing Date, prevent the issuance or sale of the Notes; and no injunction or order of any Federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes.

(k)Pending Actions or Proceedings.  No material claim or litigation by any Governmental Authority shall be pending, as of the Closing Date, which would be reasonably expected to result in a Material Adverse Effect to the Initial Noteholders, except as disclosed prior to the Closing Date and acceptable to the Initial Noteholders.

(l)Review of Financial Information.  The Initial Noteholders shall have received from the Seller, the Transferor and the Issuer such financial and other information as is reasonably requested by the Initial Noteholders.

(m)Review of Policies and Procedures. The Initial Noteholders shall have received from the Seller, the Transferor and the Issuer such credit policies, collection policies and operating and reporting policies and procedures as are reasonably requested by the Initial Noteholders.

(n)Approvals and Consents.  All Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated by the Transaction Documents and the other documents related thereto shall have been obtained or made.

(o)No Defaults.  No Event of Default has occurred and is continuing.

(p)Representations and Warranties.  The representations and warranties of the Issuer, the Transferor and the Seller set forth in this Agreement and the other Transaction Documents are true and correct as of the Closing Date.

(q)No Material Adverse Change.  As of the Closing Date none of the following shall have occurred (i) a general moratorium on commercial banking activities in New York shall have been declared by the relevant authorities, or (ii) there shall have occurred any outbreak or escalation of hostilities involving the United States, the declaration by the United

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States of a national emergency or any calamity or crisis (economic, financial or otherwise) that, in the Initial Noteholders’ reasonable judgement, materially and adversely affects financial markets, or (iii) there shall have occurred any change in financial markets that, in the Initial Noteholders’ reasonable judgment, is material and adverse, or (iv) any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of Enova or any of its Affiliates or (v) any investigation shall have commenced against Enova or any of its Affiliates that has resulted in a Regulatory Trigger Event.

(r)Credit Committee.The Initial Noteholders shall have received final investment or credit committee approval.

(s)Fees and Expenses.  All due diligence expenses, attorney's fees, search fees, title fees, documentation and filing fees and other fees due to the Initial Noteholders have been paid by the Issuer.

(t)Cash Management System.  The Initial Purchasers shall be satisfied with the Seller's, the Transferor's, the Master Servicer's and the Issuer's cash management systems and the Issuer shall have executed account control agreements satisfactory to the Initial Noteholders.

Section 3.04Conditions Subsequent

.

(a)UCCs.  Within three (3) Business Days of the Closing Date, the Initial Noteholders shall receive (i) acknowledgment copies of proper financing statements, filed within three (3) Business Days of the Closing Date, naming the Seller as debtor/seller, the Transferor as purchaser/secured party and the Indenture Trustee as assignee with respect to Seller’s transfer to the Transferor of an ownership interest in all Receivables and other assets to be transferred to the Transferor pursuant to the Receivables Purchase Agreement, (ii) acknowledgment copies of proper financing statements, filed within three (3) Business Days the Closing Date, naming the Transferor as debtor/seller, the Issuer as purchaser/secured party and the Indenture Trustee as assignee with respect to Transferor’s transfer to Issuer of an ownership interest in all Receivables and other assets to be transferred to the Issuer pursuant to the Sale Agreement, (iii) acknowledgment copies of proper financing statements, filed within three (3) Business Days of the Closing Date, naming Issuer as debtor and the Indenture Trustee as the secured party with respect to the Issuer’s grant of a security interest in the Issuer Estate to the Indenture Trustee, and (iv) executed copies of proper UCC‑3 termination statements necessary to release all liens and other Adverse Claims of any Person (other than the Seller, the Transferor, the Issuer and the Indenture Trustee pursuant to the Transaction Documents) in such Receivables and other assets

Article IV
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ISSUER

The Issuer hereby represents, warrants and covenants to the Initial Noteholders as of the date of this Agreement, and to each Variable Funding Note Noteholder as of (and as a condition to any Advance occurring on) each Advance Date until satisfaction and discharge of the Indenture pursuant to Section 6.01 thereof, in each case with reference to the facts and circumstances then existing, as follows.

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Section 4.01Organization

.  The Issuer has been duly organized and is validly existing, in good standing under the laws of Delaware, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, and has full power and authority to own its properties and conduct its business as currently conducted.  The Issuer shall at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business, except where the failure to preserve and maintain such existence, rights, franchises, privileges, qualifications, licenses and approvals would not have a Material Adverse Effect.

Section 4.02Authority

.  The Issuer has all the requisite power and authority in all material respects to enter into and perform its obligations under the Transaction Documents to which it is a party, to execute and deliver the Notes and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by the Issuer of the Transaction Documents to which it is a party and the consummation by the Issuer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary limited liability company action on the part of the Issuer.  Each of the Transaction Documents have been duly and validly executed and delivered by the Issuer and constitutes a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject to bankruptcy, reorganization, insolvency, receivership, conservatorship, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.  Neither the execution nor the delivery by the Issuer of the Transaction Documents, nor the issuance or delivery by the Issuer of the Notes, nor the consummation by the Issuer of any of the transactions contemplated by the Transaction Documents, nor the fulfillment by the Issuer of the terms of the Transaction Documents will conflict with, or violate, result in a material breach of or constitute a material default (with or without notice or lapse of time, or both) under (a) any term or provision of the constituent documents of the Issuer or any Governmental Rule applicable to the Issuer or (b) any term or provision of any indenture or other agreement or instrument to which the Issuer is a party or by which it or any material portion of its properties are bound, nor will it result in the creation or imposition of any lien, charge or encumbrance upon any of the property of the Issuer pursuant to the terms of any indenture or other such agreement or instrument to which the Issuer is bound.  No Governmental Action is required by or with respect to the Issuer in connection with the execution and delivery of the Transaction Documents by the Issuer or the consummation by the Issuer of the transactions contemplated hereby or thereby.

Section 4.03The Notes

.

(a)Each Variable Funding Note has been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Indenture and delivered to each Variable Funding Note Noteholder in accordance with this Agreement, will be duly and validly issued and outstanding, and will be entitled to the benefits of, as applicable, of the Indenture.  No Event of Default, Regulatory Trigger Event or any event which after any applicable grace period will become an Event of Default or Regulatory Trigger Event, as applicable, is or shall be subsisting in relation to any Variable Funding Note and no event has occurred which would constitute an Event of Default or a Regulatory Trigger Event or any event

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which after any applicable grace period would become an Event of Default or Regulatory Trigger Event, as applicable.

(b)The Initial Term Note as of the Closing Date, and each other Term Note, as of each Conversion Date, has been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Indenture and delivered to the Indenture Trustee in accordance with this Agreement, will be duly and validly issued and outstanding, and will be entitled to the benefits of the Indenture.  No Event of Default, Regulatory Trigger Event or any event which after any applicable grace period will become an Event of Default or Regulatory Trigger Event, as applicable, is or shall be subsisting in relation to the Term Notes and no event has occurred which would constitute an Event of Default or a Regulatory Trigger Event or any event which after any applicable grace period would become an Event of Default or Regulatory Trigger Event, as applicable.

Section 4.04Litigation

. There is no pending or threatened action, suit or proceeding by or against the Issuer before any Governmental Authority or any arbitrator with respect to the Issuer, any of the Transaction Documents, or any of the transactions contemplated herein or therein, or with respect to the Issuer which, in the case of any such action, suit or proceeding with respect to the Issuer if adversely determined, would, in the reasonable judgment of the management of the Issuer have a Material Adverse Effect on the ability of the Issuer to perform its obligations under the Transaction Documents to which it is a party.

Section 4.05Access to Information

. From the Closing Date until the Maturity Date, the Issuer will, during regular business hours, on at least five (5) Business Days’ notice to the Issuer, permit the Variable Funding Note Noteholders, or their agents or representatives collectively, at the expense of the Issuer (subject to the limits imposed in Section 3.04(d) of the Servicing Agreement): (a) to examine all books, records and documents (including computer tapes and disks) in the possession or under the control of the Issuer relating to the Receivables, and (b) to visit the offices and properties of the Issuer for the purpose of examining such materials described in clause (a) above; provided, that prior to the occurrence of an Event of Default, a Master Servicer Default or an Asset Servicer Default, no more than four (4) visits to the offices and property of the Issuer and the Master Servicer pursuant to this Section 4.05 or Section 5.04 for access to the documentation regarding the Receivables shall be collectively made by or on behalf of the Variable Funding Note Noteholders and their representatives, collectively, in any twelve-month period; provided further that after or during the continuance of an Event of Default, a Master Servicer Default or an Asset Servicer Default, a Variable Funding Note Noteholder and its representatives may make more than four (4) visits per twelve-month period as it determines in its sole discretion.

Section 4.06Taxes, Etc.

  Any taxes, fees and other charges of Governmental Authorities imposed upon the Issuer in connection with the execution, delivery and performance by the Issuer of the Transaction Documents or otherwise, have been paid or will be paid by the Issuer at or prior to the Closing Date, to the extent then due.

Section 4.07Disclosure

.  All written information heretofore furnished by the Issuer or any of its representatives, to the Variable Funding Note Noteholders, or any of their representatives, for purposes of or in connection with any Transaction Document, including

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information relating to the Receivables, was true and correct in all material respects (i) on the date such information was furnished by the Issuer or (ii) if such information specifically relates to an earlier date, on such earlier date.

Section 4.08Investment Company Act, Etc.

The Issuer (i) is not a “covered fund” for purposes of Section 13 of the Bank Holding Act of 1956 (commonly referred to as the “Volcker Rule”), and (b) the Issuer is not required to register as an “investment company” under the Investment Company Act. In reaching this conclusion, the Issuer relied on the exemption from the definition of “investment company” contained in Rule 3a-7 under the Investment Company Act, although other exclusions or exemptions may apply.

Section 4.09Commodity Pool

. The Issuer is not an investment trust, syndicate or similar form of enterprise operated for the purpose of trading in commodity interests for purposes of the Commodity Pool definition in the Commodity Exchange Act.

In addition to the foregoing, the representations and warranties of Issuer set forth in any Transaction Document are hereby incorporated herein by reference for the benefit of the Initial Noteholders and the Variable Funding Note Noteholders.

Article V
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MASTER SERVICER

The Master Servicer hereby represents, warrants and covenants with respect to itself and each Enova Party (other than the Issuer) to the Initial Noteholders and hereby reaffirms its representations, warrants and covenants with respect to itself and each Enova Party (other than the Issuer) set forth in all of the other Transaction Documents as of the date of this Agreement, and to the Variable Funding Note Noteholders as of (and as a condition to any Advance occurring on) each Advance Date until satisfaction and discharge of the Indenture pursuant to Section 6.01 thereof, in each case with reference to the facts and circumstances then existing, as follows.

Section 5.01Organization.

  Each Enova Party (other than the Issuer) has been duly organized and is validly existing, in good standing under the laws of the jurisdiction of organization, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, and has full power and authority to own its properties and conduct its business as currently conducted.  Each Enova Party (other than the Issuer) shall at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business.

Section 5.02Authority

.  Each Enova Party (other than the Issuer) has all the requisite power and authority in all material respects to enter into and perform its obligations under the Transaction Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by each Enova Party (other than the Issuer) of the Transaction Documents to which it is a party and the consummation by each Enova Party (other than the Issuer) of the transactions contemplated hereby and thereby have been duly and

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validly authorized by all necessary corporate action on the part of each Enova Party (other than the Issuer).  Each of the Transaction Documents have been duly and validly executed and delivered by each Enova Party (other than the Issuer) and constitutes a legal, valid and binding obligation of each Enova Party (other than the Issuer) enforceable against each Enova Party (other than the Issuer) in accordance with its terms, subject to bankruptcy, reorganization, insolvency, receivership, conservatorship, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.  Neither the execution nor the delivery by each Enova Party (other than the Issuer) of the Transaction Documents, nor the consummation by each Enova Party (other than the Issuer) of any of the transactions contemplated by the Transaction Documents, nor the fulfillment by each Enova Party (other than the Issuer) of the terms of the Transaction Documents will conflict with, or violate, result in a material breach of or constitute a material default (with or without notice or lapse of time, or both) under (a) any term or provision of the constituent documents of an Enova Entity (other than the Issuer) or any Governmental Rule applicable to such Enova Entity or (b) any term or provision of any indenture or other agreement or instrument to which an Enova Entity (other than the Issuer) is a party or by which it or any material portion of its properties are bound, nor will it result in the creation or imposition of any lien, charge or encumbrance upon any of the property of an Enova Entity (other than the Issuer) pursuant to the terms of any indenture or other such agreement or instrument to which such Enova Entity is bound.  No Governmental Action is required by or with respect to any Enova Entity (other than the Issuer) in connection with the execution and delivery of the Transaction Documents by the Enova Entities or the consummation by the Enova Entities of the transactions contemplated hereby or thereby.

Section 5.03Litigation

.  There is no pending or threatened action, suit or proceeding by or against any Enova Entity (other than the Issuer) before any Governmental Authority or any arbitrator with respect to any Enova Entity (other than the Issuer), any of the Transaction Documents, or any of the transactions contemplated herein or therein, or with respect to any Enova Entity (other than the Issuer) which, in the case of any such action, suit or proceeding with respect to an Enova Entity (other than the Issuer) if adversely determined, would, in the reasonable judgment of the management of such Enova Entity have a material adverse effect on the ability of such Enova Entity to perform its obligations under the Transaction Documents to which it is a party.

Section 5.04Access to Information

.  From the Closing Date until the Maturity Date, the Master Servicer will, during regular business hours, on at least five (5) Business Days’ notice to the Master Servicer, permit the Variable Funding Note Noteholders, or their agents or representatives collectively, at the expense of the Issuer (subject to the limits imposed in Section 3.04(d) of the Servicing Agreement ): (a) to examine all books, records and documents (including computer tapes and disks) in the possession or under the control of the Master Servicer relating to the Receivables, and (b) to visit the offices and properties of the Master Servicer for the purpose of examining such materials described in clause (a) above; provided, that prior to the occurrence of an Event of Default, a Master Servicer Default or an Asset Servicer Default, no more than four (4) visits to the offices and property of the Issuer and the Master Servicer pursuant to this Section 5.04 or Section 4.05 for access to the documentation regarding the Receivables shall be collectively made by or on behalf of the Variable Funding Note Noteholders and their representatives, collectively, in any twelve-month period; provided further, that after or during the continuance of an Event of Default, a Master Servicer Default or

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an Asset Servicer Default, any Variable Funding Note Noteholder and its representatives may make more than four (4) visits per twelve-month period as it determines in its sole discretion.

Section 5.05Taxes, Etc.

  Any taxes, fees and other charges of Governmental Authorities imposed upon an Enova Entity (other than the Issuer) in connection with the execution, delivery and performance by such Enova Entity of the Transaction Documents or otherwise, have been paid or will be paid by such Enova Entity at or prior to the Closing Date, to the extent then due.

Section 5.06 Disclosure

.  All written information heretofore furnished by an Enova Entity (other than the Issuer) or any of its representatives, to the Initial Noteholders, the Variable Funding Note Noteholders, or any of their representatives, for purposes of or in connection with any Transaction Document, including information relating to the Receivables, was true and correct in all material respects (i) on the date such information was furnished by such Enova Entity or (ii) if such information specifically relates to an earlier date, on such earlier date.

In addition to the foregoing, the representations and warranties each Enova Enity set forth in the Transaction Documents are hereby incorporated herein by reference for the benefit of the Initial Noteholders and the Variable Funding Note Noteholders.

Article VI
REPRESENTATIONS AND WARRANTIES OF EACH NOTEHOLDER

Each Initial Noteholder and each Variable Funding Note Noteholder severally hereby represents and warrants (as to itself and no other Noteholder) to each of the Issuer and the Master Servicer as of the Closing Date or the date on which it becomes a Variable Funding Note Noteholder pursuant hereto, as follows:

Section 6.01Organization

.  Such Noteholder has been duly incorporated, formed or organized and is validly existing in good standing under the laws of its jurisdiction of incorporation, formation or organization.

Section 6.02Authority

.  Such Noteholder has all requisite power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery by such Noteholder of this Agreement and the consummation by such Noteholder of the transactions contemplated hereby have been duly and validly authorized by all necessary entity action on the part of such Noteholder.  This Agreement has been duly and validly executed and delivered by such Noteholder, and constitutes a legal, valid and binding obligation of such Noteholder, enforceable against such Noteholder, in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.  Neither the execution or delivery by such Noteholder of this Agreement, nor the consummation by such Noteholder of any of the transactions contemplated hereby, nor the fulfillment by such Noteholder of the terms hereof, will conflict with, or violate, result in a material breach of or constitute a material default (with or without notice or lapse of time, or both) under (i) any term or provision of the constituent documents of such Noteholder or any Governmental Rule applicable to such Noteholder, or (ii) any term or provision of any indenture or other agreement or instrument to which such Noteholder is a party or by which such

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Noteholder or any material portion of its properties are bound.  No Governmental Action is required by or with respect to such Noteholder in connection with the execution and delivery of this Agreement by such Noteholder or the consummation by such Noteholder of the transactions contemplated hereby.

Section 6.03Securities Act

.  The Initial Term Note and the Variable Funding Notes purchased pursuant to this Agreement, and any Term Note exchanged pursuant to Section 2.09(a), is acquired by the Person for investment only and not with a view to any public distribution thereof, and such Person will not offer to sell or otherwise dispose of its Note in violation of any of the registration requirements of the Securities Act or any applicable state or other securities laws.  The Person acknowledges that it has no right to require the Issuer to register under the Securities Act or any other securities law its Note.

Section 6.04No Reliance

.  Such Noteholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in its Note and is able to bear the economic risk of such investment.  Each Noteholder has been afforded the opportunity to ask such questions as it deems necessary to make an investment decision, and has received all information it has requested in connection with making such investment decision.  Each Noteholder has, independently and without reliance upon the Administrative Agent or any other Noteholder, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the Receivables and the business, operations, property, financial and other condition and creditworthiness of the Seller, the Transferor and the Issuer and made its own decision to purchase its interest in a Note, and will, independently and without reliance upon the Administrative Agent or any other Noteholder, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Receivables, the Seller, the Transferor and the Issuer.

Section 6.05IAI or QIB.  It is an accredited investor as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) of Regulation D under the Securities Act or an entity in which all of the equity owners come within such paragraphs or a qualified institutional buyer within the meaning of Rule 144A under the Securities Act.

Article VII
INDEMNIFICATION

Section 7.01Indemnification by the Issuer and the Master Servicer

.

(a)The Issuer shall indemnify and hold harmless each Initial Noteholder and each Variable Funding Note Noteholder, their respective Affiliates and their respective officers, directors, employees, stockholders, agents and representatives (each, an “Indemnified Party”), against any and all losses, claims, damages, liabilities or expenses (including legal and accounting fees) (collectively, “Losses”), as incurred (payable promptly upon request), for or on account of or arising from or in connection with or otherwise with respect to any Transaction Document, the financing, ownership, funding or maintenance of the Notes, including any breach

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of any representation or warranty of the Issuer set forth in any Transaction Document or in any certificate delivered pursuant hereto or thereto; provided, however, that the Issuer shall not be required to indemnify any Indemnified Party for any Losses (i) that have resulted from such Indemnified Party’s gross negligence, bad faith or willful misconduct or (ii) arising from any settlement entered into by an Indemnified Party without the Issuer’s prior consent (not to be unreasonably withheld or delayed).  This Section 7.01 shall not apply with respect to Taxes other than Taxes that represent losses, claims, damages or similar expenses arising from any non-Tax claim.

(b)The Master Servicer shall indemnify and hold harmless each Initial Noteholder and each Variable Funding Note Noteholder, their respective Affiliates and their respective officers, directors, employees, stockholders, agents and representatives, against any and all Losses, as incurred (payable promptly upon request), for or on account of or arising from or in connection with or otherwise with respect to any breach of any representation or warranty of the Master Servicer in any Transaction Document or in any certificate delivered pursuant hereto or thereto; provided, however, that the Master Servicer shall not be required to indemnify any Indemnified Party for any Losses (i) that have resulted from such Indemnified Party’s gross negligence, bad faith or willful misconduct or (ii) arising from any settlement entered into by an Indemnified Party without the Master Servicer’s prior consent (not to be unreasonably withheld or delayed).

(c)If any action or proceeding (including any governmental proceeding) is brought or asserted against any Indemnified Party in respect of which indemnity may be sought against the Issuer or the Master Servicer, as applicable, the Indemnified Party shall notify the Issuer or the Master Servicer, as applicable, of the commencement of such action or proceeding; provided, however, that failure to notify the Issuer or the Master Servicer, as applicable, will not relieve the Issuer or the Master Servicer, as applicable, of any liability or obligation hereunder.  Upon receipt of such notice, the Issuer or the Master Servicer, as applicable, shall promptly assume the defense of such action or proceeding, including the employment of counsel satisfactory to the Indemnified Parties in their reasonable judgment and the payment of all related expenses. If upon receipt of notice the Master Servicer fails to promptly assume the defense of such action or proceeding (as determined by the Indemnified Party in its sole discretion), each Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, and the Issuer or the Master Servicer, as applicable, shall assume the fees and expenses of such counsel. Otherwise, each Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in (but not control) the defense thereof, and the Issuer or the Master Servicer, as applicable, shall assume the fees and expenses of such counsel; provided, that the Issuer or Master Servicer, as applicable, shall only assume the fees and expenses of such counsel if a conflict exists with the counsel employed by the Issuer or the Master Servicer, as applicable, and the Issuer or the Master Servicer, as applicable, approves such counsel.

Section 7.02Costs and Expenses

.  The Issuer agrees to pay on demand to each Initial Noteholder and each Variable Funding Note Noteholder, as applicable, all reasonable and documented costs and expenses in connection with the preparation, execution, delivery and administration (including any amendments, waivers or consents) of this Agreement and the other documents to be delivered hereunder or in connection herewith, including (i) the reasonable and

18

documented fees and out-of-pocket expenses of counsel for such Noteholder with respect thereto and with respect to advising such Noteholder as to its respective rights and remedies under this Agreement and the other documents delivered hereunder or in connection herewith, (ii) documented costs and expenses incurred in connection with the purchase by such Noteholder of a Note hereunder, (iii) all other documented fees, costs and expenses incurred by or in connection with the issuance of a Note, and (iv) all reasonable and documented costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement, and the other documents delivered hereunder or in connection herewith.

Article VIII
MISCELLANEOUS

Section 8.01Notices, Etc.

  All requests, demands, directions consents, waivers, notices, authorizations and communications to any party provided for hereunder shall be in writing (including telecopy or electronic transmission) and addressed to such party at the address specified in Part III of Appendix A to the Indenture.  All such notices and other communications shall, when mailed, be effective when transmitted (receipt confirmed).  Any party hereto may change the address or telecopier number to which notices to it are to be sent by notice given to the other parties hereto.

Section 8.02No Waiver; Remedies

.  No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 8.03Binding Effect; Assignability

.

(a)This Agreement shall be binding upon, and inure to the benefit of, the Initial Noteholders, each Variable Funding Note Noteholder, the Issuer, the Master Servicer and their respective successors and permitted assigns.

(b)Neither the Issuer nor the Master Servicer shall assign any of its respective rights and obligations hereunder or any interest herein without the prior consent of the Initial Noteholders and each Variable Funding Note Noteholder.  In connection with any such assignment the assignee shall expressly agree to assume all the obligations of the Issuer or the Master Servicer, as applicable, hereunder and no such assignment made without the prior consent of each such Noteholder shall relieve the Issuer or the Master Servicer, as applicable, of any of its obligations hereunder, and no assignment permitted hereunder shall relieve the Issuer or the Master Servicer, as applicable, from any obligations arising hereunder prior to such assignment (including obligations with respect to breaches of representations and warranties made herein).

(c)Each Initial Noteholder and each Variable Funding Note Noteholders may, at any time, sell, assign, grant undivided participation interests in all or part of the obligations due to it under this Agreement and in respect of its interest in a Note, or otherwise transfer all or

19

part of the obligations due to it under this Agreement and in respect of its interest in a Note without the consent of the Issuer or any of its Affiliates; provided, however, that any such sale, assignment or grant of a participation interest shall be effected in compliance with Section 4.04 of the Indenture.  Each Noteholder that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Issuer, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Notes or other obligations under the Transaction Documents (the “Participant Register”); provided that no Noteholder shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant's interest in any commitments, loans, letters of credit or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Noteholder shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  This Section 8.03(c) shall be construed so that the Notes are at all times maintained in “registered form” within the meanings of Code Sections 163(f), 871(h)(2), and 881(c)(2) and any related regulations (and any successor provisions).

(d)This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Funding Period Termination Date; provided, however, that the rights and remedies with respect to any breach of any representation, warranty or covenant made by the Issuer or Master Servicer pursuant to Article IV and Article V, as applicable, shall be continuing and shall survive any termination of this Agreement.

(e)Each Holder hereby acknowledges that it is subject to and bound by the provisions of Section 3.04 and 11.12 of the Servicing Agreement in accordance with the terms thereof, which shall remain in full force and effect until terminated pursuant to Section 11.07 thereof.

Section 8.04[RESERVED].

Section 8.05Governing Law.

(a)THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

(b)Each party hereto hereby consents and agrees that the state or federal courts located in the Borough of Manhattan in New York City shall have exclusive jurisdiction to hear and determine any claims or disputes between them pertaining to this Agreement or to any matter arising out of or relating to this Agreement; provided, that each party hereto acknowledges that any appeals from those courts may have to be heard by a court located outside

20

of the Borough of Manhattan in New York City. Each party hereto submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each party hereto hereby waives any objection that such party may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.  Each party hereto hereby waives personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaint, and other process may be made by registered or certified mail addressed to such party at its address, and that service so made shall be deemed completed upon the earlier of such party’s actual receipt thereof or three (3) days after deposit in the United States mail, proper postage prepaid.  Nothing in this Section 8.05 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

(c)Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws.  Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all rights to trial by jury in any action, suit, or proceeding brought to resolve any dispute, whether sounding in contract, tort or otherwise, arising out of, or connection with, related to, or incidental to the relationship established among them in connection with this Agreement or the transactions contemplated hereby.

Section 8.06No Proceedings

.

(a)Each of the Issuer and the Master Servicer hereby severally agrees that it will not, acquiesce, petition or otherwise invoke or cause any Initial Noteholder or any Variable Funding Note Noteholder to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against such Noteholder under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Noteholder or any substantial part of its property or ordering the winding-up or liquidation of the affairs of such Noteholder.

(b)The provisions of this Section 8.06 shall survive the termination of this Agreement.

Section 8.07Execution in Counterparts

.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

Section 8.08No Recourse

.

(a)No recourse under or with respect to any obligation, covenant or agreement (including the payment of any fees or any other obligations) of any Initial Noteholder or any Variable Funding Note Noteholder as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any incorporator, affiliate, stockholder, officer, employee or director of any

21

such Noteholder, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise (except to the extent that recourse against any such Person arises from the gross negligence or willful misconduct of such Person); it being expressly agreed and understood, that the agreements of each such Noteholder contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such Noteholder, and that no personal liability whatsoever shall attach to or be incurred by any incorporator, stockholder, affiliate, officer, employee or director of such Noteholder, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of such Noteholder contained in this Agreement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of each incorporator, stockholder, affiliate, officer, employee or director of such Noteholder, or any of them, for breaches by such Noteholder of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, or by statute or constitution, or otherwise, is hereby expressly waived except to the extent that such personal liability of any such Person arises from the gross negligence or willful misconduct of such Person.

(b)The provisions of this Section 8.08 shall survive the termination of this Agreement

Section 8.09[RESERVED].

Section 8.10Administrative Agent’s Reliance

.    Neither the Administrative Agent, nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement or any related agreement, instrument or document except for its or their own gross negligence or willful misconduct.  Without limiting the foregoing, the Administrative Agent:  (a) may consult with legal counsel (including counsel for the Issuer, the Master Servicer or the Indenture Trustee), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any other Noteholder and shall not be responsible to any other Noteholder for any statements, warranties or representations made in or in connection with this Agreement or in connection with any related agreement, instrument or document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any related agreement, instrument or document on the part of the Issuer or the Indenture Trustee or to inspect the property (including the books and records) of the Issuer or the Indenture Trustee; (d) shall not be responsible to any other Noteholder for the due execution, legality, validity, enforceability, genuineness or sufficiency of value of this Agreement or any related agreement, instrument or document; (e) shall not be deemed to be acting as any other Noteholder’s trustee or otherwise in a fiduciary capacity hereunder or in connection with any related agreement, instrument or document; and (f) shall incur no liability under or in respect of this Agreement or any related agreement, instrument or document by acting upon any notice (including notice by telephone), consent, certificate or other instrument (which may be by telex, facsimile or in a PDF file) believed by it to be genuine and signed or sent by the proper party or parties.

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Section 8.11Joinder of Variable Funding Note Noteholders

.  A Person may become a Variable Funding Note Noteholder under this Agreement by purchasing an ownership interest in an outstanding Variable Funding Note and by executing a Joinder Agreement, in the form attached hereto as Exhibit B, among such Person, the Issuer, the Master Servicer and then existing Variable Funding Note Noteholders.  Such Person shall thereupon have all of the rights and obligations of a “Variable Funding Note Noteholder” hereunder.  A Person who holds only a participation interest in a Variable Funding Note shall not be considered a Variable Funding Note Noteholder hereunder based on such interests.

Section 1.01

23

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ENOVA LENDING SERVICES, LLC,
as the Master Servicer
By:/s/ David A. Fisher
Name: David A. Fisher
Title: President
EFR 2016-1, LLC, as Issuer

By:/s/ David A. Fisher
Name: David A. Fisher
Title: President

[Signature Page to Note Purchase Agreement]

JEFFERIES FUNDING LLC, as Administrative Agent, as an Initial Term Note Noteholder and as a Variable Funding Note Noteholder
By:/s/ Brian McGrath
Name: Brian McGrath
Title: EVP
INITIAL TERM NOTE PURCHASE PRICE:$***
FUNDING COMMITMENT: $***

[Signature Page to Note Purchase Agreement]

***, as an Initial Term Note Noteholder and as a Variable Funding Note Noteholder
By: ***
Name: ***
Title: ***
INITIAL TERM NOTE PURCHASE PRICE:$***
FUNDING COMMITMENT: $***

[Signature Page to Note Purchase Agreement]

***, as an Initial Term Note Noteholder and as a Variable Funding Note Noteholder
By: ***
Name: ***
Title: ***
INITIAL TERM NOTE PURCHASE PRICE:$***
FUNDING COMMITMENT: $***

[Signature Page to Note Purchase Agreement]

EXHIBIT A

[FORM OF] FUNDING REQUEST

Reference is made to the Note Purchase Agreement, dated as of January 15, 2016 (as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Note Purchase Agreement”), by and among Enova Lending Services, LLC, as Master Servicer, EFR 2016-1, LLC, as Issuer, Jefferies Funding LLC, as Administrative Agent, as an Initial Term Note Noteholder and as a Variable Funding Note Noteholder, ***, as an Initial Term Note Noteholder and as a Variable Funding Note Noteholder, ***, as an Initial Term Note Noteholder and as a Variable Funding Note Noteholder, and the other Variable Funding Note Noteholders from time to time party thereto.  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Appendix A to the Indenture, dated as of January 15, 2016, by and between the Issuer and Bankers Trust, as Indenture Trustee.

Pursuant to Section 2.04 of the Note Purchase Agreement, the Issuer desires that the Variable Funding Note Noteholders make the following Requested Advance to the Issuer in accordance with the applicable terms and conditions of the Note Purchase Agreement and the Indenture by 3:00 p.m. New York City time on mm/dd/yy (the “Advance Date”):

1.	Requested Advance	$[___,___,___]
2.	Borrowing base availability	$[___,___,___]
3.	Account Number	$[___,___,___]
4.	Routing Number	[___________]

The following table sets forth the computation of borrowing base availability referenced in line 2 above:

(A) Outstanding Principal Balance of Variable Funding Notes (prior to Requested Advance)	$[___,___,___]
(B) Variable Funding Note Borrowing Base (including Receivables to be transferred on Advance Date)	$[___,___,___]
(C) = (B) - (A) = Borrowing base availability	$[___,___,___]

Pursuant to Section 2.04(d) of the Note Purchase Agreement, the following table sets forth the Ratable Portion and the Advance for each Variable Funding Note Noteholder:

Note Number	Variable Funding Note Noteholder	Ratable Portion	Advance
	Jefferies	[__._]%	$[___,___,___]
	***	[__._]%	$[___,___,___]
	***	[__._]%	$[___,___,___]

The Master Servicer and Issuer each hereby certify that:

(i)as of the date set forth in the Borrowing Base Certificate, the Variable Funding Note A Borrowing Base is equal to $[___________], the Variable Funding Note B Borrowing Base is equal to $[__________] and the Investment Pool Advance Amount is equal to $[__________];

(ii)after the Requested Advance has been funded by the Variable Funding Note Noteholders on the Advance Date, the aggregate Outstanding Principal Amount of the Variable Funding Notes as of such Advance Date will not exceed the Maximum Advance Amount then in effect;

(iii)as of the date hereof (prior to the funding of the Requested Advance): (A) the Outstanding Principal Amount of the Variable Funding Notes is equal to $[_____] and (B) the Outstanding Principal Amount of all Term Notes is equal to $[______];

(iv)after making the Advances requested on the Advance Date, the sum of the Variable Funding Note Stated Principal Amount and the Outstanding Principal Amount of all Outstanding Term Notes will not exceed the Maximum Principal Amount;

(v)as of the Advance Date, each Transaction Document is in full force and effect and no provision thereof has been amended, restated, supplemented, modified or waived except in accordance with the related Transaction Document;

(vi)as of the Advance Date, the representations and warranties made by each of the parties contained in each of the Transaction Documents are true and correct in all material respects on and as of such Advance Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date;

(vii)as of the Advance Date, after giving effect to the Requested Advance funded on such Advance Date, no Event of Default will have occurred or will be continuing or with the giving of notice or lapse of time would result from the consummation of the Requested Advance contemplated hereby;

(viii)as of the date hereof and in accordance with the terms of the Servicing Agreement, the Issuer has delivered, or caused the Master Servicer to deliver, to the Verification Agent, imaged copies of the Verifiable Collateral Documents;

(ix)as of the Advance Date, a Closing Date Material Adverse Change with respect to the Enova Entities shall not have occurred; and

(x)as of the Advance Date, each Receivable reflected on the related Borrowing Base Certificate is an Eligible Receivable;

Date:[mm/dd/yy]
EFR 2016-1, LLC
By:
Name:
Title:
ENOVA LENDING SERVICES, LLC,
as the Master Servicer
By:
Name: David A. Fisher
Title: President

EXHIBIT B

[FORM OF] JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of __________, 20__ (this “Joinder Agreement”), by and among [Joining Variable Funding Note Noteholder], as a Variable Funding Note Noteholder (the “Joining Noteholder”), EFR 2016-1, LLC, as Issuer, Jefferies Funding LLC (“Jefferies”), as the Administrative Agent and [_________ (“[Short-Form Name]”), as the Selling Noteholder (as defined below)].

PRELIMINARY STATEMENTS

WHEREAS, this Joinder Agreement is being executed and delivered pursuant to the Note Purchase Agreement, dated as of January 15, 2016 (as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”), by and among the Master Servicer, the Issuer, the Administrative Agent, the Initial Noteholders and the other Variable Funding Note Noteholders party thereto from time to time;

WHEREAS, pursuant to the Agreement, one or more persons may become a Variable Funding Note Noteholder with all the rights and obligations of a Variable Funding Note Noteholder;

WHEREAS, pursuant to the Agreement and a separate assignment and assumption agreement between [Short-Form Name] and Joining Noteholder, [Short-Form Name] wishes to transfer and assign to Joining Noteholder a portion of its rights and obligations as a Variable Funding Note Noteholder and to reduce the Funding Commitment of [Short-Form Name] (in such capacity, the “Selling Noteholder”); and

WHEREAS, the Joining Noteholder wishes to enter into this Joinder Agreement to acquire the rights and undertake the obligations assigned to it by the Selling Noteholder and to become a “Variable Funding Note Noteholder” pursuant to the Agreement.

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, the parties hereto agree as follows:

(a)Defined Terms.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Appendix to the Indenture (as defined by reference in the Agreement).

(b)Joining Noteholder.  The Joining Noteholder is hereby added as a “Variable Funding Note Noteholder” with all the rights and obligations of each other Variable Funding Note Noteholder under the Agreement and agrees to be bound by the terms thereof.  As of the date hereof, the Joining Noteholder hereby makes, as to itself, each of the representations and warranties set forth in Article VI of the Agreement.

(c)Confirmation.  The parties to the Agreement hereby confirm that the Agreement remains in full force and effect and hereby ratifies the acceptance of the Joining Noteholder as “Variable Funding Note Noteholder” as of the date hereof.

(d)Commitment.  The Joining Noteholder and each other Variable Funding Note Noteholder, hereby confirms its obligation to fund its ratable share of Advances on each Advance Date, up to but not exceeding the amount set forth under such Noteholder’s signature hereto.

(e)Principal Amount of Variable Funding Note.  The initial Outstanding Principal Amount of the Joining Noteholder’s Variable Funding Note is $_________.

(f)Governing Law.  THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

(g)Counterparts.  This Joinder Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be duly executed by their respective officers as of the day and year first above written.

EFR 2016-1, LLC, as Issuer

By:
Name: David A. Fisher
Title: President

[Signature Page to Joinder Agreement]

JEFFERIES FUNDING LLC, as Administrative Agent

By:  ________________________

         Name:

         Title:

[________], as the Selling Noteholder

By:  _________________________

         Name:

         Title:

NEW FUNDING COMMITMENT: $[__]

[JOINING VARIABLE FUNDING NOTE NOTEHOLDER],

as the Joining Noteholder

By:  ____________________________

Name:

Title:

FUNDING COMMITMENT: $[__]

[Signature Page to Joinder Agreement]

Exhibit 10.3

RECEIVABLES PURCHASE AGREEMENT+

dated as of January 15, 2016

between

ENOVA FINANCE 5, LLC,
as Purchaser,

and

ENOVA INTERNATIONAL, INC.,
as Seller

+Confidential Treatment Requested.  Confidential portions of this document have been redacted and have been separately filed with the Securities and Exchange Commission.

***Indicates confidential material redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the redacted material.

APPENDIX
Appendix A	-	Eligibility Criteria
Appendix B	-	Enova Credit Policies

EXHIBIT
Exhibit A	-	Form of First Step Assignment

-i-

This RECEIVABLES PURCHASE AGREEMENT, is entered into as of as of January 15, 2016 (as it may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), by and between Enova Finance 5, LLC, a Delaware limited liability company (the “Purchaser”), and Enova International, Inc., a Delaware corporation, as the Seller (the “Seller’).

RECITALS:

WHEREAS, the Purchaser desires to purchase from the Seller, from time to time, certain Receivables arising in connection with certain Contracts;

WHEREAS, the Seller is willing to sell such Receivables and Other Conveyed Property to the Purchaser, from time to time;

WHEREAS, the Purchaser may wish to sell or otherwise transfer on the date hereof and the date of any First Step Assignment such Receivables and Other Conveyed Property to the Issuer; and

WHEREAS, the Issuer may issue debentures, notes, participations, certificates of beneficial interest or other interests or securities to fund its acquisition of such Receivables and Other Conveyed Property.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

Article I

DEFINITIONS

Definitions

.  Whenever used in this Agreement and unless the context requires a different meaning, capitalized terms used herein and not otherwise expressly defined herein shall have the meanings assigned to such terms in Part I of Appendix A to the Indenture, which is incorporated by reference herein and made a part hereof.  The rules of construction set forth in Part II of Appendix A in the Indenture shall apply to this Agreement and be incorporated by reference herein and made a part hereof.

Article II

CONVEYANCE OF RECEIVABLES

Conveyance of Receivables

.

(a)In consideration of the Purchaser’s delivery to, or as may be directed by, the Seller on any Purchase Date of the Purchase Price therefor, the Seller agrees to sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (except as otherwise provided herein) all right, title and interest of the Seller, whether now existing or hereafter arising, in, to and under:

(i)the Related Receivables set forth in the .csv file delivered in connection with each First Step Assignment executed and delivered by the Seller on each Purchase Date and all monies received with respect to such Related Receivables on and after the related Cutoff Date;

(ii)the Receivable File related to each Related Receivable and any and all other Instruments, including Promissory Notes (each as defined in the UCC), if any, and other documents relating to the Related Receivables and the related Obligors acquired by the Seller pursuant to the Transfer Agreement;

(iii)all present and future claims, demands, causes and choses in action in respect of any of the foregoing, including the right for the Purchaser or its assignee to bring any such claim, demand, cause or chose in action in the name of the Seller and the right, title and interest of the Seller in, to and under the Transfer Agreement; and

(iv)all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all cash and non-cash proceeds, and other property consisting of, arising from or relating to all or any part of any of the foregoing.

(b)The Purchaser shall purchase and the Seller shall transfer to the Purchaser the Related Receivables and Other Conveyed Property described in paragraph (a) above only upon the satisfaction of each of the conditions set forth below on or prior to the related Purchase Date:

(i)the Seller shall have provided the Purchaser, each Asset Servicer, the Backup Servicer and the Master Servicer with either access to an FTP website or a copy of a data tape or other electronic file that, in either case, contains information regarding the Related Receivables and shall have provided any information reasonably requested by any of the foregoing with respect to the Seller, any Asset Servicer, the Master Servicer or the Related Receivables, as applicable;

(ii)the Seller shall have deposited into the Collection Account all Collections received (if any) on and after the Cutoff Date in respect of the Related Receivables to be purchased on such Purchase Date;

(iii)as of each Purchase Date, (A) the Seller shall be Solvent and shall not fail to be Solvent as a result of the transfer of the Related Receivables on such Purchase Date, (B) the Seller shall not intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature, (C) such transfers shall not have been made with actual intent to hinder, delay or defraud any Person, and (D) the assets of the Seller shall not constitute unreasonably small capital to carry out its business as then conducted and all businesses and transactions in which it is about to engage;

(iv)no Event of Default shall have occurred and be continuing;

(v)the Funding Period Termination Date shall not have occurred;

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(vi)each of the representations and warranties made by the Seller pursuant to Section 3.1 shall be true and correct as of the related Purchase Date and the Seller shall have performed all obligations required to be performed by it hereunder or in any First Step Assignment on or prior to such Purchase Date;

(vii)the Seller shall have taken all actions required to convey and maintain the ownership interest of the Purchaser in the Related Receivables and Other Conveyed Property;

(viii)no selection procedures adverse to the interests of the Purchaser or the Noteholders shall have been utilized in selecting the Related Receivables to be sold on such Purchase Date;

(ix)no Asset Servicer Default or Master Servicer Default shall have occurred and be continuing;

(x)the Seller shall have delivered each related Receivable File to the Master Servicer no later than two (2) Business Days prior to the requested Purchase Date; and

(xi)the Seller shall have executed and delivered to the Purchaser a First Step Assignment in the form of Exhibit A with respect to the Related Receivables and Other Conveyed Property related thereto to be purchased on such Purchase Date.

Payment of Purchase Price

.

(a)In consideration for the sale of the Related Receivables and Other Conveyed Property described in Section 2.1(a) or the related First Step Assignment, the Purchaser shall, on each Purchase Date on which Related Receivables are transferred hereunder, pay to or upon the order of the Seller the applicable Purchase Price.  The Purchaser and the Seller agree that the Purchase Price paid with respect to any Related Receivables shall represent fair and reasonably equivalent value for the Receivables then sold and purchased.  A portion of the Purchase Price shall be paid to the Seller in immediately available funds and the balance of such purchase shall be paid through a deemed distribution from the Seller of the applicable amount to the equity of the Purchaser (which, if the Purchaser is owned directly by the Seller, shall be effected by a consecutive series of deemed distributions by each intermediate entity in the ownership chain to its subsidiary until such distribution is received by the Purchaser).  The amount of the deemed capital contribution shall be duly recorded by the Seller and the Purchaser.

(b)Immediately upon the conveyance to the Purchaser by the Seller of the Related Receivables and Other Conveyed Property pursuant to Section 2.1 and the related First Step Assignment, all right, title and interest of the Seller in and to such Related Receivables and Other Conveyed Property shall terminate, and all such right, title and interest shall vest in the Purchaser.

Transfers Intended as Sales

.  It is the intention of the Seller and the Purchaser that each transfer and assignment contemplated by this Agreement and each First Step Assignment shall constitute an absolute and irrevocable sale of the Related Receivables and Other Conveyed Property from the Seller to the Purchaser (and not a loan or secured borrowing)

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free and clear of all liens and rights of others and it is intended that the beneficial interest in and title to the Related Receivables and Other Conveyed Property shall not be part of the Seller’s estate in the event of the filing of a petition by or against the Seller under any bankruptcy or insolvency law.  In the event that, notwithstanding the intent of the Seller and the Purchaser, the transfers and assignments contemplated hereby or by any First Step Assignment is held not to be a sale, this Agreement and each First Step Assignment shall constitute a security agreement under applicable law and the Seller hereby grants to the Purchaser a security interest in the Related Receivables and Other Conveyed Property, which security interest has been ultimately assigned to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture.

Article III

THE RECEIVABLES

Representations and Warranties of the Seller as to the Receivables

.  The Seller makes the following representations and warranties to the Purchaser as to the Related Receivables conveyed to the Purchaser pursuant to Section 2.1(a) above, on which the Purchaser relies in purchasing the Related Receivables on any Purchase Date, and on which the Variable Funding Note Noteholders will rely in making Advances under the Variable Funding Note.  All such representations and warranties shall survive the sale, transfer and assignment of the Related Receivables to the Purchaser and the pledge thereof to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture.

(a)Characteristics of Receivables.  Each Related Receivable is an Eligible Receivable in accordance with the Eligibility Criteria and no selection procedures adverse to any party hereto have been utilized in selecting the Related Receivables to be sold hereunder.

(b)Schedule of Receivables.  The information with respect to the Related Receivables set forth in the .csv file delivered in connection with the related First Step Assignment is true and correct in all material respects as of the close of business on the related Cutoff Date.

(c)Compliance With Law.  Each Related Receivable has been originated in compliance with, and complies with, all requirements of applicable federal, State and local laws (including all Governmental Rules) in all material respects.  Each Receivable has been serviced in compliance with all applicable requirements of law in all material respects and all material rights with respect to each Related Receivable are in full force and effect.

(d)No Government Obligor.  None of the Related Receivables are due from the United States of America or any State or from any agency, department or instrumentality of the United States of America or any State.

(e)Receivables in Force.  As of the close of business on the related Cutoff Date no Related Receivable has been satisfied, subordinated or rescinded.

(f)No Amendments.  Except as permitted under the Servicing Agreement or the other Transaction Documents, no Related Receivable has been amended, modified, waived or refinanced.

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(g)No Defenses.  No right of rescission, setoff, counterclaim or defense exists or has been asserted or threatened in writing with respect to any Related Receivable.  The operation of the terms of any Related Receivable or the exercise of any right thereunder will not render such Related Receivable unenforceable in whole or in part and such Related Receivable is not subject to any such right of rescission, setoff, counterclaim, or defense.

(h)Title.  Immediately prior to each transfer and assignment herein contemplated, the Seller had good and marketable title to each Related Receivable and the related Other Conveyed Property and the Seller was the sole owner thereof, free and clear of all liens, claims, encumbrances, security interests, and rights of others, and, immediately upon the transfer thereof to the Purchaser, the Purchaser shall have good and marketable title to the Receivables and the Other Conveyed Property and shall be the sole owner thereof, free and clear of all Liens.

(i)Lawful Assignment; No Consent Required.  No Related Receivable has been originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful the sale, transfer and assignment of such Related Receivable under this Agreement. The Seller has not entered into any agreement that prohibits, restricts or conditions the assignment of any portion of the Related Receivables.  For the validity of such sales, transfers, assignments and pledges, no consent by any Person (that has not been obtained) is required under any agreement or applicable law.

(j)All Filings Made.  All filings (including UCC filings or other actions) necessary in any jurisdiction to give the Purchaser a first priority perfected ownership interest in the Related Receivables and the Other Conveyed Property, including the proceeds of the Related Receivables, shall have been made, given, taken or performed.

(k)Receivable File.  The Seller (i) has caused the Master Servicer to be in possession of the Receivable File related to each Related Receivable and such Receivable File shall be complete in all material respects as of the related Purchase Date and (ii) has, prior to the related Purchase Date, delivered (or caused to be delivered) to the Verification Agent by electronic means, the documents related to each Related Receivable required to be verified by the Verification Agent prior to each Advance.  Each Receivable File shall be in electronic form and there shall be no physical Receivable Files to be delivered.

(l)Valid and Binding Obligation of Obligor.  Each Related Receivable represents the legal, valid and binding obligation in writing of the Obligor thereunder and is enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity) and all parties to the related Contract had full legal capacity to execute and deliver such Contract and all other documents related thereto and to grant any security interest purported to be granted thereby.  No Related Receivable is subject to any right of setoff by the Obligor.

(m)Characteristics of Obligors.  The related Obligor is not, and during the period from the Eligibility Date for each Related Receivable to the applicable Purchase Date, has not become, the subject of an Insolvency Event.

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(n)Full Amount Advanced; No Agreement to Lend.  The full amount of each Related Receivable has been advanced to the related Obligor, and there are no requirements for future advances thereunder.

(o)No Impairment.  Neither the Seller nor the Purchaser has done anything to convey any right to any Person that would result in such Person having a right to payments due under any Related Receivable or otherwise to impair the rights of the Purchaser or the Indenture Trustee in any Related Receivable or the proceeds thereof.

(p)Receivables Not Assumable.  No Related Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations to the Purchaser or the Seller with respect to such Related Receivable.

(q)Servicing.  At all times prior to the Eligibility Date of a Related Receivable, the servicing of such Related Receivable and the collection practices relating thereto have been lawful and in accordance with the Credit Policies and the Servicing Policy; and other than the Master Servicer, the applicable Asset Servicer and the Backup Servicer pursuant to the Transaction Documents, no other person has the right to service such Related Receivable.

(r)Creation of Security Interest.  This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Related Receivables and the Other Conveyed Property in favor of the Purchaser, which security interest is prior to all other Liens (other than Permitted Liens) and is enforceable as such as against creditors of and purchasers from the Seller.

(s)Perfection of Security Interest in Receivables and Other Conveyed Property.  The Seller has caused the filing of all appropriate financing statements and amendments thereto in the proper filing office in the appropriate jurisdictions under applicable law, in order to perfect the first priority security interest in the Related Receivables and the Other Conveyed Property granted to the Purchaser hereunder pursuant to Section 2.3 and the related First Step Assignment.

(t)Unsecured Loan.  Each Related Receivable relates to an unsecured consumer installment loan.

(u)No Other Security Interests by Seller.  Other than the security interest granted to the Purchaser pursuant to Section 2.3 and the related First Step Assignment, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed, any of the Related Receivables or Other Conveyed Property, other than such security interests as are released at or before the conveyance thereof.  The Seller has not authorized the filing of, nor is the Seller aware of, any financing statements filed against the Seller that include a description of collateral covering any portion of the Related Receivables or the Other Conveyed Property, other than any financing statement relating to the security interest granted to the Purchaser hereunder, or that has been terminated or released as to the Related Receivables or the Other Conveyed Property.  As of the close of business on the related Cutoff Date, the Seller is not aware of any judgment or tax lien filings against the Seller.

(v)Records.  On or prior to each Purchase Date, the Seller will have caused its records (including electronic ledgers) relating to each Related Receivable to be conveyed by it on

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such Purchase Date to be clearly and unambiguously marked to reflect that such Related Receivable was conveyed by it to the Purchaser.

(w)Computer Information.  The electronic information made available by the Seller to the Purchaser and the Verification Agent with respect to each Purchase Date is, as of the related Cutoff Date, complete and accurate and includes a description of the same Receivables described in the .csv file delivered in connection  to the related First Step Assignment.

(x)No Pre-existing Indebtedness.  The Seller is not transferring any Related Receivable to the Purchaser in connection with any pre-existing indebtedness.

Repurchase Upon Breach

.  The Seller shall inform the Purchaser and the Indenture Trustee promptly upon the discovery of (or upon receiving notice from the Indenture Trustee or any Noteholder of) any breach of the representations and warranties made by the Seller pursuant to Section 3.1 with respect to any Related Receivables conveyed to the Purchaser pursuant to Section 2.1(a).  Unless the breach shall have been cured within ten (10) Business Days following notice to the Purchaser and the Indenture Trustee, the Seller shall within five (5) Business Days of the end of such ten (10) Business Day period, repurchase the applicable Related Receivable on the date and for the amount specified in the Sale Agreement, without further notice to the Purchaser hereunder.  In consideration of the repurchase of any Related Receivable, the Seller shall remit the Receivable Repurchase Price to the Collection Account on the date of such repurchase.  Upon the deposit of the Receivable Repurchase Price in respect of any such Receivable into the Collection Account, the Purchaser shall cause the Master Servicer to release the related Receivable File and the Purchaser shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by the Seller and delivered to the Purchaser and necessary to vest in the Seller or its designee title to such Receivable.  The sole remedies of the Purchaser under this Agreement with respect to any Receivables as to which a breach of representations and warranties pursuant to Section 3.1 has occurred shall be to enforce the Seller’s obligation to repurchase such Receivables pursuant to this Section 3.2.  The purchase obligations of the Seller under this Section 3.2 shall be continuing and shall survive the termination of the Servicing Agreement and any termination of the Master Servicer.

Article IV

THE PURCHASER

Representations of Purchaser

.  The Purchaser, as of each Purchase Date, hereby represents and warrants that:

(a)The Purchaser is an entity duly formed, validly existing and in good standing under the laws of the State of its organization, is duly qualified to do business and is in good standing in all states where such qualification is required, except in those states where the failure to be so qualified has not had and could not be reasonably expected to have, a Material Adverse Effect, has all necessary limited liability company power and authority to enter into this Agreement and each of the other Transaction Documents to which it is a party and to perform all of its obligations hereunder and thereunder.

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(b)The Purchaser has all requisite right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each other Transaction Document to which it is a party and this Agreement and each other Transaction Document to which the Purchaser is a party are the legal, valid and binding obligations of the Purchaser and are enforceable against the Purchaser in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity).

(c)The execution, delivery and performance by the Purchaser of this Agreement and each of the Transaction Documents to which it is a party does not and shall not (i) violate any provision of any applicable law, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Purchaser, (ii) violate any provision of its formation documents or limited liability company agreement, or (iii) result in a breach of or constitute a default under the terms of any indenture, loan, credit agreement or any other agreement, lease or instrument to which the Purchaser is a party or by which it or any of its assets or properties may be bound or affected; and the Purchaser is not in default of any such law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

(d)No consent, approval, license, exemption of or filing or registration with, giving of notice to, or other authorization of or by, any court, administrative agency or other Governmental Authority is or shall be required in connection with the execution, delivery or performance by the Purchaser of this Agreement and each other Transaction Document for the valid consummation of the transactions contemplated hereby or thereby, other than the filing of financing statements.

(e)There is no action, suit, proceeding or investigation pending or threatened in writing against or affecting the Purchaser before or by any court, administrative agency or other Governmental Authority that brings into question the validity of the transactions contemplated hereby, or that might result in any Material Adverse Effect.

Article V

THE SELLER

Representations of Seller

.  The Seller, as of each Purchase Date, hereby represents and warrants that:

(a)The Seller is a corporation, duly incorporated, validly existing and in good standing under the laws of the state of its organization, is duly qualified to do business and is in good standing as a foreign corporation in all states where such qualification is required, except in those states where the failure to be so qualified has not had and could not be reasonably expected to have, a Material Adverse Effect, has all necessary corporate power and authority to enter into this Agreement and each other Transaction Document to which it is a party and to perform all of its obligations hereunder and thereunder, and the Seller has obtained all necessary licenses, permits, consents or approvals in each jurisdiction in which failure to so qualify or to obtain such

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licenses, permits, consents and approvals would have a Material Adverse Effect on this Agreement or the transactions contemplated hereby or on the ability of the Seller to perform its obligations under this Agreement.

(b)The Seller has all requisite right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each other Transaction Document to which it is a party and this Agreement and each other Transaction Document to which the Seller is a party are the legal, valid and binding obligations of the Seller, and are enforceable against the Seller in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity).

(c)The execution, delivery and performance by the Seller of this Agreement and each other Transaction Document to which it is a party does not and shall not (i) violate any provision of any law, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Seller, (ii) violate any provision of its charter documents, or (iii) result in a breach of or constitute a default under any indenture, loan, credit agreement or any other agreement, lease or instrument to which the Seller is a party or by which it or any of its assets or properties may be bound or affected; and the Seller is not in default of any such law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

(d)All authorizations, consents, orders, filings, notices, or approvals of or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Seller in connection with the execution and delivery by the Seller of this Agreement and the performance by the Seller of the Transactions contemplated by this Agreement have been duly obtained, effected or given and are in full force and effect, other than the filing of financing statements.

(e)No event has occurred and is continuing which constitutes an Event of Default or Regulatory Trigger Event.  There is no action, suit, proceeding or investigation pending or threatened in writing against or affecting the Seller before or by any court, administrative agency or other governmental authority that brings into question the validity of the transactions contemplated hereby or by the other Transaction Documents, or that might result in any Material Adverse Effect.

(f)The Seller is Solvent.  The Seller shall not fail to be Solvent by the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and the capital remaining in the Seller is not now and shall not become unreasonably small to permit the Seller to carry on its business and transactions and all businesses and transactions in which it is about to engage.  The Seller does not intend to, nor does it reasonably believe it shall, incur debts beyond its ability to repay the same as they mature.

(g)Not an Investment Company.  The Seller is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as

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such terms are defined in the Investment Company Act.  The purchase of Related Receivables by the Purchaser hereunder, the application of the proceeds hereof and the consummation of the transactions contemplated by this Agreement will not violate any provision of the Securities Act or the Investment Company Act.

Additional Covenants

.

(a)Sale.  The Seller agrees to treat the conveyances hereunder as sales for all purposes (including legal and bankruptcy purposes) on all relevant books, records, tax returns, financial statements and other applicable documents, and from and after the Purchase Date relating to any Related Receivables, the Seller shall not take any action inconsistent with the Purchaser’s absolute ownership of the Related Receivables and shall not claim any ownership interest in the Related Receivables; provided, that the financial statements of the Purchaser may be consolidated with those of the Seller in accordance with GAAP.  The Seller will not make any transfer of Receivables hereunder if the Seller or the Purchaser is then insolvent or would be rendered insolvent thereby.

(b)Non-Petition.  The Seller covenants and agrees that, to the fullest extent permitted by applicable law, it will not take any action to pursue any remedy against the Purchaser that it may have hereunder, in law, in equity or otherwise, until one (1) year and one (1) day have passed since the date on which all of the Notes have been paid in full.  The Purchaser and the Seller agree that damages will not be an adequate remedy for breach of this covenant and that this covenant may be specifically enforced by the Purchaser.

(c)Cooperation.  If an Event of Default shall have occurred and be continuing, the Seller and the Purchaser shall cooperate with and provide all information and access reasonably requested by the Indenture Trustee or the Noteholders in connection with any actions taken in connection therewith pursuant to the Transaction Documents.

(d)Accounts.  The Seller covenants and agrees it shall not, nor direct any Person to, deposit any Collections with respect to the Related Receivables in any account other than the Collection Account or the Collection Receipt Accounts.

(e)Changes to the Credit Policies.  The Seller shall (i) deliver a written summary on or prior to the tenth calendar day of each month (or if the tenth calendar day of any given month is not a Business Day, the next following Business Day) of the immaterial changes or modifications that have been made to the Credit Policy since delivery of the prior summary delivered pursuant to this Section 5.2(e)(i) (or in the case of the initial summary, since the Closing Date), to the Issuer, the Indenture Trustee and the Verification Agent, and (ii) furnish notice to the Issuer, the Indenture Trustee and the Verification Agent of any material proposed change or modification to the Credit Policy and any such proposed change or modification to the Credit Policy may only be made with the prior consent of the Majority Holders. If an item set forth in the written summary described above in clause (i) is deemed a material change or modification to the Credit Policy by the Majority Holders or if a material change or modification is made to the Credit Policy without the prior consent of the Majority Holders, then the Seller shall within five (5) Business Days of receiving any request to do so from the Indenture Trustee (at the direction of the Majority Holders) repurchase any and all Receivables (i) that were

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originated from the date such change or modification to the Credit Policy was made effective and that were sold to the Purchaser and (ii) that but for such change or modification to the Credit Policy would not have otherwise been an Eligible Receivable.  In consideration of any repurchase hereunder, the Seller shall remit the Receivable Repurchase Price to the Collection Account on the date of such repurchase. Upon the deposit of the Receivable Repurchase Price in respect of any such Receivable into the Collection Account, the Purchaser shall cause the Master Servicer to release the related Receivable File and the Purchaser shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by the Seller and delivered to the Purchaser and necessary to vest in the Seller or its designee title to such Receivable.  No Event of Default arising under Section 7.01(s) of the Indenture shall be deemed to have occurred unless and until payment of the Receivables Purchase Price is not made prior to the end of the five (5) Business Day period as described in this Section 5.2(e).

Financial Covenant of the Seller

.  No Net Worth Trigger has occurred and is continuing.

Liability of the Seller; Indemnities

.

(a)The Seller shall defend, indemnify and hold harmless the Purchaser, the Indenture Trustee, and the Noteholders and their Affiliates and their respective officers, directors, agents and employees for any liability as a result of the failure of a Receivable conveyed to the Purchaser pursuant to Section 2.1(a) above to be originated in compliance with all requirements of law (including any Governmental Rules) and for any breach of any of its representations, warranties, covenants or other agreements contained herein, including:

(i)any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement and any of the Transaction Documents, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Purchaser, not including any taxes asserted with respect to federal or other income taxes arising out of payments on the Notes) and costs and expenses in defending against the same;

(ii)any loss, liability or expense incurred by reason of the Seller’s willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement;

(iii)any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth herein and in the Transaction Documents, except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of such indemnified party;

(iv)any and all costs, expenses, losses, claims, damages and liabilities arising out of or relating to the Seller’s representations and warranties, covenants or other agreements contained herein or in any other Transaction Document to which the Seller is a party; or

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(v)any and all costs, expenses, awards, penalties, fines, damages, levies, reasonable and documented attorney’s fees, or monetary costs of any kind arising out of or relating to any (a) Governmental Action pertaining in any way to the Receivables, or (b) any claim, lawsuit, or arbitration of any kind asserted by a non-governmental party related to the Receivables.

(b)Indemnification under this Section 5.4 shall survive the termination of this Agreement and the other Transaction Documents and shall include reasonable and documented fees and expenses of counsel and other expenses of litigation.  These indemnity obligations shall be in addition to any obligation that the Seller may otherwise have under applicable law, hereunder or under any other Transaction Document.

Notwithstanding any provision of this Section 5.4 or any other provision of this Agreement, nothing in this Agreement shall be construed as to require the Seller to provide any indemnification hereunder or under any other Transaction Document for any costs, expenses, losses, claims, damages or liabilities arising out of, or incurred in connection with, credit losses on or the diminution in value of the Receivables or Other Conveyed Property.

Article VI

MISCELLANEOUS

Notices

.  Except when telephonic notice is expressly authorized by this Agreement, any notice, request, demand, direction, consent, waiver, authorization or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier, electronic mail or United States mail (postage prepaid) addressed to such party at the address specified in Part III of Appendix A to the Indenture.

Prior Agreements Superseded

.  This Agreement, together with the other Transaction Documents, constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter of this Agreement and the other Transaction Documents.

Amendment

.  The parties hereto may not amend, modify or waive any provision hereof without the prior consent of the Indenture Trustee at the direction of the Majority Holders; except that, following the delivery by the Purchaser and Seller to the Indenture Trustee of an Officer’s Certificate to the effect that the Purchaser and Seller reasonably believes that such amendment will not have a Material Adverse Effect and is not reasonably expected to have a Material Adverse Effect at any time in the future, the Purchaser and the Seller may amend this Agreement, for any of the following purposes:

(a)to add to the covenants of the Purchaser or Seller, or to surrender any right or power herein conferred upon the Purchaser or Seller, for the benefit of the Holders of the Notes (and if such covenants or the surrender of such right or power are to be for the benefit of less than all Notes, stating that such covenants are expressly being included or such surrenders are expressly being made solely for the benefit of one or more specified Notes);

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(b)to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein; or

(c)to qualify for sale treatment of the transactions contemplated by this Agreement under generally accepted accounting principles.

Parties Bound

.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of such parties hereto and their respective successors and permitted assigns.

Execution in Counterparts

.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument. The parties agree that the delivery of this Agreement may be effected by means of an exchange of facsimile or other electronic means (including PDF signatures).

Assignment

.  Neither party hereto may assign or delegate its rights, duties or obligations hereunder or interest herein, (i) to any entity which is not a Subsidiary of Enova without (x) the prior consent of the Indenture Trustee at the direction of the Majority Holders and (y) the assignee executing an agreement of assumption to perform every obligation of the assignor under this Agreement and the other Transaction Documents, and (ii) to a Subsidiary of Enova without (y) the assignor delivering an Officer’s Certificate to the Indenture Trustee certifying that such assignment or delegation will not have a Material Adverse Effect on the Noteholders and (x) the assignee executing an agreement of assumption to perform every obligation of the assignor under this Agreement and the other Transaction Documents.  Any assignment or other transfer in violation of this provision shall be void.  Notwithstanding the foregoing, the Purchaser may transfer all of its rights under this Agreement to the Issuer as contemplated in the Sale Agreement.

Severability of Provisions

.  Any provision which is determined to be unconscionable, against public policy or any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Further Instruments

.  Each party hereto shall from time to time authorize, execute or deliver, and shall cause each of its subsidiaries to authorize, execute or deliver, all such amendments, supplements and other modifications hereto and to the other Transaction Documents and all such financing statements or continuation statements, instruments of further assurance and any other instruments, and shall take such other actions, as the Indenture Trustee or the Noteholders reasonably requests and deems necessary or advisable in furtherance of the agreements contained herein.

Governing Law

.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF

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THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

Consent to Jurisdiction

.

(a)ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING HERETO OR ANY OTHER TRANSACTION DOCUMENT, OR ANY OF THE NOTES, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS, (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY HERETO AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 13.11 OF THE INDENTURE AND TO ANY PROCESS AGENT SELECTED BY SUCH PARTY IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER EACH PARTY HERETO IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT, AND (iv) AGREES THAT THE INDENTURE TRUSTEE AND THE NOTEHOLDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY PARTY HERETO IN THE COURTS OF ANY OTHER JURISDICTION.

(b)EACH OF THE PURCHASER AND THE SELLER HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESS PERTAINING TO IT AS SPECIFIED IN SECTION 6.1.  ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY OF THE SELLER OR THE PURCHASER IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE.

Waiver of Jury Trial

.  EACH PARTY HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY DEALINGS BETWEEN IT RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT IT HAS

14

ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT IT WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WAIVER SPECIFICALLY REFERRING TO THIS SECTION 6.11 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE NOTES ISSUED UNDER THE INDENTURE.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Third Party Beneficiaries

.  The Seller acknowledges that the Purchaser has assigned all of its rights, title and interest in and to this Agreement to the Issuer, which has pledged all of its rights, title and interest in and to this Agreement to the Indenture Trustee for the benefit of the Noteholders, and that the Issuer, Indenture Trustee and the Noteholders may enforce this Agreement as if they were parties hereto.  Each of the Issuer, Indenture Trustee and the Noteholders is an intended third party beneficiary of this Agreement and shall be entitled to enforce this Agreement as if it were a party hereto, provided, however, that any exercise of such rights by a Noteholder shall be subject to and limited by any conflicting position taken by the Majority Holders.

Termination of Agreement

.  This Agreement shall terminate and be of no further force or effect upon the termination of the Indenture.

Bank Originator

.  Notwithstanding anything to the contrary in any Transaction Document, the Seller or any Originator may establish a program or platform with one or more insured depository institutions (each a “Bank Originator” and collectively the “Bank Originators”) under which the Seller, any such Originator or the Master Servicer will provide marketing and processing services to facilitate the origination by each Bank Originator of consumer loans represented by Contracts, and all rights and obligations thereunder, including the obligation of an Obligor to make payments thereunder (each constituting a “Bank Originated Receivable”), which each Bank Originator will subsequently sell, together with all Other Conveyed Property of the type described in Section 2.1(a) to the Seller or any such Originator, under one or more sale agreements (each, a “Bank Originator Sale Agreement”); provided, however, that the Majority Holders have provided confirmation that any such Bank Originator is reasonably acceptable to the Majority Holders.  Any Bank Originated Receivables or Other Conveyed Property transferred to the Seller or any Originator by a Bank Originator under a Bank Originator Sale Agreement may be included as Receivables and Other Conveyed Property sold to the Purchaser hereunder so long as:

(a)the Majority Holders have provided confirmation that such Bank Originator Sale Agreement is in form and substance reasonably acceptable to the Majority Holders;

15

(b)the representations and warranties contained in Section 3.1 are true and correct with respect to such Receivables; and

(c)such Bank Originated Receivable satisfies the Eligibility Criteria.

Notwithstanding anything to the contrary in any Transaction Document, a Bank Originator may sell, and the Seller or Originator may purchase from a Bank Originator and sell to the Purchaser, participation interests in Bank Originated Receivables instead of the entire ownership of such Bank Originated Receivables, and such participation interests shall be treated for all purposes hereunder as Receivables.

16

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

ENOVA FINANCE 5, LLC,
as Purchaser

By:  /s/ David A. Fisher

Name:  David A. Fisher

Title:    President

ENOVA INTERNATIONAL, INC.,
as Seller

By:  /s/ David A. Fisher

Name:  David A. Fisher

Title:    President

[Signature Page to Receivables Purchase Agreement]

APPENDIX A
TO RECEIVABLES PURCHASE AGREEMENT

ELIGIBILITY CRITERIA

A Receivable shall constitute an “Eligible Receivable” if it satisfies each of the following criteria as of its Eligibility Date:

1.	No portion of any scheduled payment on such Receivable is more than *** days past due;
2.	Such Receivable has an original term to maturity of no more than 60 months;
3.	Such Receivable has an Outstanding Receivable Principal Balance equal to or less than $10,000;
4.	Such Receivable has an Annual Percentage Rate that is greater than or equal to ***%, and no greater than 99.0%;
5.	At least one Obligor with respect to such Receivable has a *** score, if applicable, that is greater than or equal to ***;
6.	Payments under such Receivable are due in Dollars;
7.

Such Receivable is a valid, legal, binding and enforceable obligation of the Obligor (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity);

8.	Such Receivable shall be payable in equal scheduled installments (other than with respect to the last scheduled installment) without bullet maturity or balloon payment;
9.	Such Receivable shall have been originated in all material respects in compliance with all applicable laws (including all Governmental Rules);
10.	Such Receivable shall not, along with the related Contract or other loan documents, violate any applicable laws;
11.	Such Receivable is not a Charged-Off Receivable at the time such Receivable is sold to the Issuer and as of the applicable Conversion Date;
12.	Such Receivable shall not be evidenced by a judgment or have been reduced to judgment;
13.	Such Receivable shall have been originated in accordance with the Credit Policy;
14.	The related Obligor is not bankrupt or deceased;
15.	The related Obligor is a natural person;

Appendix A-1

16.	The related Obligor is an individual who is a permitted debtor under applicable state laws and is not an employee or Affiliate of the Originator or any Bank Originator;
17.

Unless originated by a Bank Originator, at the time of the origination of such Receivable the Obligor is residing in ***; provided, however, that even if originated by a Bank Originator, at the time of the origination of such Receivable the Obligor is not residing in *** to the extent the interest rate associated with such Receivable would be usurious;

18.	Such Receivable is secured by a fully executed Contract with the Obligor;
19.

The Master Servicer, in its capacity as Custodian, has certified that the related Receivable Files are complete and has delivered the imaged copies of the documents to be verified by the Verification Agent to the Verification Agent;

20.

The Verification Agent has completed its verification of imaged copies of the Verifiable Collateral Documents pursuant to its verification process within two (2) Business Days of the Master Servicer providing such imaged copies to the Verification Agent;

21.	The Indenture Trustee, upon acquisition of such Receivable by the Issuer, shall have a perfected, first-priority security interest therein, subject to Permitted Liens;
22.	Such Receivable and the related Contract shall not have been modified (other than a Permitted Modification) from its original terms in any material respect;
23.	The related Contract does not prohibit the sale, transfer or assignment of such Receivable to the extent such prohibition is enforceable;
24.	Such Receivable will be owned by the Purchaser free and clear of any adverse claims, subject to Permitted Liens;
25.	Such Receivable shall not be a revolving line of credit;
26.	Such Receivable is the liability of an Obligor who is residing in the United States;
27.

Such Receivable represents the undisputed, bona fide transaction created by the lending of money by the Originator or a Bank Originator in the ordinary course of business and completed in accordance with the terms and provisions contained in the related Contract;

28.	Such Receivable, if resulting from a Refinancing, is an Eligible Refinancing Receivable; and
29.	The representations and warranties of the Seller in respect of such Receivable under clauses (c), (f), (h), (i), (l), (m) and (n) of Section 3.1 of this Agreement are true and correct.

Appendix A-2

APPENDIX B
TO RECEIVABLES PURCHASE AGREEMENT

CREDIT POLICIES

Appendix B-1

EXHIBIT A

[FORM OF] FIRST STEP ASSIGNMENT

For value received, in accordance with the Receivables Purchase Agreement, dated as of January 15, 2016 (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Purchase Agreement” between Enova Finance 5, LLC, as Purchaser (the “Purchaser”) and  Enova International, Inc., as Seller (the “Seller”), the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (subject to the obligations set forth herein and in the Purchase Agreement) all right, title and interest of the Seller in and to the following:

(a)the Related Receivables set forth in the .csv file delivered in connection with this Assignment and all monies received with respect to such Related Receivables on and after the related Cutoff Date;

(b)the Receivable File related to each Related Receivable and any and all other Instruments, including Promissory Notes (each as defined in the UCC) and other documents that the Seller (or its designee) kept on file in accordance with its customary procedures relating to the Related Receivables and the related Obligors;

(c)all present and future claims, demands, causes and choses in action in respect of any of the foregoing, including the right for the Purchaser or its assignee to bring any such claim, demand, cause or chose in action in the name of the Seller and the right, title and interest of the Seller in, to and under the Transfer Agreement; and

(d)all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all cash and non-cash proceeds, and other property consisting of, arising from or relating to all or any part of any of the foregoing.

1.Definitions.  All terms defined in the Purchase Agreement (whether directly or by reference to other documents) and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Cutoff Date” means, with respect to the Receivables and the related Other Conveyed Property being conveyed hereby, _____, 20__.

2.Restatement of Representations and Warranties of Seller.  The Seller hereby restates the representations and warranties set forth in Section 3.1 of the Purchase Agreement (with respect to the Related Receivables set forth in the csv file delivered in connection with this Assignment) and Section 5.1 of the Purchase Agreement,  with full force and effect as if the same were fully set forth herein.  The Seller hereby certifies that all conditions precedent set forth in Section 2.1(b) of the Purchase Agreement have been satisfied.

3.Transfer and Assignment Sale of Receivables.  The Seller hereby certifies that the Related Receivables and Other Conveyed Property assigned to the Purchaser hereunder are free and clear of all Liens (other than Permitted Liens and those provided for in the Purchase Agreement) and that the beneficial interest in and title to such Related Receivables and Other

Exhibit A-1

Conveyed Property shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law.  In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby and under the Purchase Agreement is held not to be a sale, the transfer and assignment of such Related Receivables and Other Conveyed Property hereunder shall constitute a grant of a security interest by the Seller to the Purchaser in the property referred to in Section 2 above, which security interest has been assigned to the Indenture Trustee for the benefit of the Noteholders, and this Assignment and the Purchase Agreement shall each constitute a security agreement under applicable law.

4.Further Encumbrance of Receivables and Other Conveyed Property.

(a)Immediately upon the conveyance to the Purchaser by the Seller of the Related Receivables and any item of related Other Conveyed Property hereto, all right, title and interest of the Seller in and to such Related Receivables and Other Conveyed Property shall terminate and all such right, title and interest shall vest in the Purchaser.

(b)Immediately upon the vesting of such Related Receivables and Other Conveyed Property in the Purchaser, the Purchaser shall have assumed the sole right to pledge or otherwise encumber such Related Receivables and related Other Conveyed Property.

5.Governing Law.  THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Exhibit A-2

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed and delivered by a duly authorized officer on the day and year first above written.

ENOVA INTERNATIONAL, INC.
as the Seller

By:

Name:

Title:

Exhibit A-3

EXHIBIT 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, David A. Fisher, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Enova International, Inc.;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) and have:

a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 6, 2016

/s/ David A. Fisher
David A. Fisher
President and Chief Executive Officer

Exhibit A-4

EXHIBIT 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Robert S. Clifton, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Enova International, Inc.;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) and have:

a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 6, 2016

/s/ Robert S. Clifton
Robert S. Clifton
Vice President—Chief Financial Officer and Treasurer

EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Enova International, Inc. (the “Company”) for the quarterly period ended March 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David A. Fisher, President and Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Enova International, Inc. and will be retained by Enova International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

/s/ David A. Fisher
David A. Fisher
President and Chief Executive Officer

Date: May 6, 2016

The foregoing certification is being furnished solely pursuant to the requirements of 18 U.S.C. § 1350 and is not being filed as a part of the Report or as a separate disclosure document.

EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Enova International, Inc. (the “Company”) for the quarterly period ended March 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert S. Clifton, Vice President—Chief Financial Officer and Treasurer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Enova International, Inc. and will be retained by Enova International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

/s/ Robert S. Clifton
Robert S. Clifton
Vice President—Chief Financial Officer and Treasurer

Date: May 6, 2016

The foregoing certification is being furnished solely pursuant to the requirements of 18 U.S.C. § 1350 and is not being filed as a part of the Report or as a separate disclosure document.